                                                                    Exhibit 10.5


                                CREDIT AGREEMENT

                          DATED AS OF October 15, 2002

                                  by and among

                         GOLFSMITH INTERNATIONAL, L.P.,

                            GOLFSMITH NU, L.L.C., and

                              GOLFSMITH USA, L.L.C.

                                  as Borrowers

                                       and

                     THE OTHER PERSONS PARTY HERETO THAT ARE

                          DESIGNATED AS CREDIT PARTIES

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION

                        as Agent, L/C Issuer and a Lender

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO
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                                TABLE OF CONTENTS

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Section 1.     AMOUNTS AND TERMS OF LOANS..................................................       1

        1.1.   Loans.......................................................................       1

        1.2.   Interest and Applicable Margins.............................................       5

        1.3.   Fees........................................................................       7

        1.4.   Payments....................................................................       8

        1.5.   Prepayments.................................................................       8

        1.6.   Maturity....................................................................       9

        1.7.   Eligible Accounts...........................................................       9

        1.8.   Eligible Inventory..........................................................      11

        1.9.   Loan Accounts...............................................................      12

        1.10.  Yield Protection; Illegality................................................      13

        1.11.  Taxes.......................................................................      13

        1.12.  (Intentionally Omitted).....................................................      15

        1.13.  Borrower Representative.....................................................      15

        1.14.  Credit Card Collections.....................................................      15

Section 2.     AFFIRMATIVE COVENANTS.......................................................      15

        2.1.   Compliance With Laws and Contractual Obligations............................      15

        2.2.   Insurance; Damage to or Destruction of Collateral...........................      16

        2.3.   Inspection; Lender Meeting..................................................      17

        2.4.   Organizational Existence....................................................      18

        2.5.   Environmental Matters.......................................................      18

        2.6.   Landlords' Agreements, Mortgagee Agreements, Bailee Letters and
               Real Estate Purchases.......................................................      18

        2.7.   Conduct of Business.........................................................      19

        2.8.   Further Assurances..........................................................      19

        2.9.   (Intentionally Omitted).....................................................      19

        2.10.  Cash Management Systems.....................................................      19

Section 3.     NEGATIVE COVENANTS..........................................................      20

        3.1.   Indebtedness................................................................      20

        3.2.   Liens and Related Matters...................................................      21

        3.3.   Investments.................................................................      21

        3.4.   Contingent Obligations......................................................      22

        3.5.   Restricted Payments.........................................................      22
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        3.6.   Restriction on Fundamental Changes..........................................      23

        3.7.   Disposal of Assets or Subsidiary Stock......................................      23

        3.8.   Transactions with Affiliates................................................      23

        3.9.   Conduct of Business.........................................................      24

        3.10.  Changes Relating to Indebtedness............................................      24

        3.11.  Fiscal Year.................................................................      24

        3.12.  Press Release; Public Offering Materials....................................      24

        3.13.  Subsidiaries................................................................      24

        3.14.  Bank Accounts...............................................................      24

        3.15.  Hazardous Materials.........................................................      25

        3.16.  ERISA.......................................................................      25

        3.17.  (Intentionally Omitted).....................................................      25

        3.18.  Prepayments of Other Indebtedness...........................................      25

        3.19.  Changes to Material Contracts...............................................      25

Section 4.     FINANCIAL COVENANTS/REPORTING...............................................      25

        4.1.   Capital Expenditure Limits..................................................      25

        4.2.   (Intentionally Omitted).....................................................      26

        4.3.   Minimum EBITDA..............................................................      26

        4.4.   (Intentionally Omitted).....................................................      26

        4.5.   Minimum Interest Coverage Ratio.............................................      27

        4.6.   (Intentionally Omitted).....................................................      27

        4.7.   (Intentionally Omitted).....................................................      27

        4.8.   (Intentionally Omitted).....................................................      27

        4.9.   Financial Statements and Other Reports......................................      28

        4.10.  Accounting Terms; Utilization of GAAP for Purposes of Calculations
               Under Agreement.............................................................      31

Section 5.     REPRESENTATIONS AND WARRANTIES..............................................      32

        5.1.   Disclosure..................................................................      32

        5.2.   No Material Adverse Effect..................................................      32

        5.3.   No Conflict.................................................................      32

        5.4.   Organization, Powers, Capitalization and Good Standing......................      32

        5.5.   Financial Statements and Projections........................................      33

        5.6.   Intellectual Property.......................................................      33


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                                   (CONTINUED)
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        5.7.   Investigations, Audits, Etc.................................................      33

        5.8.   Employee Matters............................................................      33

        5.9.   Solvency....................................................................      34

        5.10.  Litigation; Adverse Facts...................................................      34

        5.11.  Use of Proceeds; Margin Regulations.........................................      34

        5.12.  Ownership of Property; Liens................................................      34

        5.13.  Environmental Matters.......................................................      34

        5.14.  ERISA.......................................................................      35

        5.15.  Brokers.....................................................................      36

        5.16.  Deposit and Disbursement Accounts...........................................      36

        5.17.  Agreements and Other Documents..............................................      36

        5.18.  Insurance...................................................................      36

        5.19.  Acquisition Agreement.......................................................      36

Section 6.     DEFAULT, RIGHTS AND REMEDIES................................................      37

        6.1.   Event of Default............................................................      37

        6.2.   Suspension or Termination of Commitments....................................      39

        6.3.   Acceleration and other Remedies.............................................      39

        6.4.   Performance by Agent........................................................      39

        6.5.   Application of Proceeds.....................................................      40

Section 7.     CONDITIONS TO LOANS.........................................................      40

        7.1.   Conditions to Initial Loans.................................................      40

        7.2.   Conditions to All Loans.....................................................      40

Section 8.     ASSIGNMENT AND PARTICIPATION................................................      41

        8.1.   Assignment and Participations...............................................      41

        8.2.   Agent.......................................................................      43

        8.3.   Set Off and Sharing of Payments.............................................      47

        8.4.   Disbursement of Funds.......................................................      47

        8.5.   Disbursements of Advances; Payment..........................................      47

Section 9.     MISCELLANEOUS...............................................................      49

        9.1.   Indemnities.................................................................      49

        9.2.   Amendments and Waivers......................................................      49

        9.3.   Notices.....................................................................      50
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        9.4.   Failure or Indulgence Not Waiver; Remedies Cumulative.......................      51

        9.5.   Marshaling; Payments Set Aside..............................................      51

        9.6.   Severability................................................................      52

        9.7.   Lenders' Obligations Several; Independent Nature of Lenders' Rights.........      52

        9.8.   Headings....................................................................      52

        9.9.   Applicable Law..............................................................      52

        9.10.  Successors and Assigns......................................................      52

        9.11.  No Fiduciary Relationship; Limited Liability................................      52

        9.12.  Construction................................................................      52

        9.13.  Confidentiality.............................................................      53

        9.14.  CONSENT TO JURISDICTION.....................................................      53

        9.15.  WAIVER OF JURY TRIAL........................................................      53

        9.16.  Survival of Warranties and Certain Agreements...............................      54

        9.17.  Entire Agreement............................................................      54

        9.18.  Counterparts; Effectiveness.................................................      54

        9.19.  Replacement of Lenders......................................................      54

        9.20.  Delivery of Termination Statements..........................................      55

        9.21.  Default Purchase Option.....................................................      55

Section 10.    CROSS-GUARANTY..............................................................      57

        10.1.  Cross-Guaranty..............................................................      57

        10.2.  Waivers by Borrowers........................................................      57

        10.3.  Benefit of Guaranty.........................................................      57

        10.4.  Waiver of Subrogation, Etc..................................................      57

        10.5.  Election of Remedies........................................................      58

        10.6.  Limitation..................................................................      58

        10.7.  Contribution with Respect to Guaranty Obligations...........................      58

        10.8.  Liability Cumulative........................................................      59


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                               INDEX OF APPENDICES

Annexes

Annex A               -      Definitions
Annex B               -      Pro Rata Shares and Commitment Amounts
Annex C               -      Closing Checklist
Annex D               -      Pro Forma
Annex E               -      Lenders' Wire Transfer Information
Annex F               -      Cash Management Systems

Exhibits

Exhibit 1.1(a)(i)     -      Revolving Note
Exhibit 1.1(a)(ii)    -      Notice of Revolving Credit Advance
Exhibit 1.2(e)        -      Notice of Continuation/Conversion
Exhibit 3.5(c)        -      Management Services Agreement
Exhibit 4.9(d)(i)     -      LP Borrowing Base Certificate
Exhibit 4.9(d)(ii)    -      NU Borrowing Base Certificate
Exhibit 4.9(d)(iii)   -      USA Borrowing Base Certificate
Exhibit 4.9(k)        -      Compliance Certificate
Exhibit 6.1(o)        -      Inter-Creditor Agreement
Exhibit 8.1           -      Assignment Agreement
Exhibit A1            -      Indenture
Exhibit A2            -      Intercompany Subordination Agreement
Exhibit A3            -      Master Documentary Agreement
Exhibit A4            -      Master Standby Agreement
Exhibit F1            -      Blocked Account Agreement (LP Operating Account)
Exhibit F2            -      Blocked Account Agreement (Other Accounts)

Schedules

Schedule 2.7          -      Corporate and Trade Names
Schedule 3.2          -      Liens
Schedule 3.4          -      Contingent Obligations
Schedule 3.8          -      Affiliate Transactions
Schedule 3.9          -      Business Description
Schedule 5.4(a)       -      Jurisdictions of Organization and Qualifications
Schedule 5.4(b)       -      Capitalization
Schedule 5.6          -      Intellectual Property
Schedule 5.7          -      Investigations and Audits
Schedule 5.8          -      Employee Matters
Schedule 5.10         -      Litigation
Schedule 5.11         -      Use of Proceeds
Schedule 5.12         -      Real Estate
Schedule 5.13         -      Environmental Matters
Schedule 5.14         -      ERISA
Schedule 5.16         -      Deposit and Disbursement Accounts
Schedule 5.17         -      Agreements and Other Documents
Schedule 5.18         -      Insurance

                                CREDIT AGREEMENT

        This CREDIT AGREEMENT is dated as of October 15, 2002 and entered into by and among GOLFSMITH INTERNATIONAL, L.P., a Delaware limited partnership ("LP"), GOLFSMITH NU, L.L.C., a Delaware limited liability company ("NU") and GOLFSMITH USA, L.L.C., a Delaware limited liability company ("USA") (LP, NU and USA are sometimes referred to herein as the "Borrowers" and individually as a "Borrower"), the other persons designated as "Credit Parties" on the signature pages hereof, the financial institutions who are or hereafter become parties to this Agreement as Lenders, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity "GE Capital"), as a Lender, as the initial L/C Issuer and as Agent.

                                R E C I T A L S:

        WHEREAS, Borrowers desire that Lenders extend a revolving credit facility to Borrowers to provide working capital financing for Borrowers; and

        WHEREAS, Borrowers desire to secure all of their Obligations (as hereinafter defined) under the Loan Documents (as hereinafter defined) by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of their personal property, except for Equipment and Fixtures; and

        WHEREAS, Golfsmith International Holdings, Inc., a Delaware corporation ("Holdings"), that indirectly owns all of the Stock of Borrowers is willing to guaranty all of the Obligations and to pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of Golfsmith International, Inc. ("GII"), a Delaware corporation, which either directly or indirectly owns all of the stock of Borrowers and GII's other Subsidiaries to secure the Obligations; and

        WHEREAS, each of GII, GII's Subsidiaries other than Borrowers and Borrowers' Subsidiaries is willing to guaranty all of the Obligations of Borrowers and to grant to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of its personal property, except for Equipment and Fixtures, to secure the Obligations; and

        WHEREAS, all capitalized terms herein shall have the meanings ascribed thereto in Annex A hereto which is incorporated herein by reference.

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Credit Parties, Lenders and Agent agree as follows:

                                   SECTION 1.
                           AMOUNTS AND TERMS OF LOANS

        1.1. Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers and the Other Credit Parties contained herein:

               (a)    Revolving Loans.

                      (i) Each Revolving Lender agrees, severally and not jointly, to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each a "Revolving Credit Advance") requested by Borrower Representative on behalf of the Borrowers hereunder; provided that no Revolving Credit Advance shall be made in an amount less than

$250,000. The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. Revolving Credit Advances may be repaid and reborrowed; provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability. Borrowing Availability may be further reduced by Reserves imposed by Agent in its reasonable credit judgment. Moreover, the Revolving Loan outstanding to any Borrower shall not exceed at any time that Borrower's separate Borrowing Base. All Revolving Loans shall be repaid in full on the Commitment Termination Date. Each Borrower shall execute and deliver to each Revolving Lender a promissory note to evidence the Revolving Loan Commitment of that Revolving Lender. Each promissory note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(i) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Other than pursuant to Section 1.1(a)(ii), if at any time the outstanding Revolving Loans exceed the Aggregate Borrowing Base or which cause the outstanding balance of the Revolving Loan by any Borrower to exceed that Borrower's separate Borrowing Base (any such excess Revolving Loans are herein referred to collectively as "Overadvances"), Lenders shall not be obligated to make Revolving Credit Advances, no additional Letters of Credit shall be issued and, except as provided in Section 1.1(a)(ii) below, Revolving Loans must be repaid immediately and Letters of Credit cash collateralized in an amount sufficient to eliminate any Overadvances. Furthermore, if, at any time, the outstanding balance of the Revolving Loan of any Borrower exceeds that Borrower's separate Borrowing Base, the applicable Borrower shall immediately repay its Revolving Credit Advances in the amount of such excess (and, if necessary, shall provide cash collateral for its Letter of Credit Obligations). All Overadvances shall constitute Index Rate Loans and shall bear interest at the Default Rate. Revolving Loans which are Index Rate Loans may be requested in any amount with one (1) Business Day prior written notice required for funding requests equal to or greater than $5,000,000. For funding requests for such Loans less than $5,000,000, written notice must be provided by 1:00 p.m. (New York time) on the Business Day on which the Loan is to be made. All LIBOR Loans require three (3) Business Days prior written notice. Written notices for funding requests shall be in the form attached as
Exhibit 1.1(a)(ii) ("Notice of Revolving Credit Advance").

                      (ii) If Borrower Representative on behalf of Borrowers requests that Revolving Lenders make, or permit to remain outstanding any Overadvances, Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Overadvances; provided, however, that Agent may not cause Revolving Lenders to make, or permit to remain outstanding, (a) aggregate Revolving Loans in excess of the Maximum Amount or (b) Overadvances in an aggregate amount in excess of 5% of the Revolving Loan Commitment. If an Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Revolving Lenders shall be bound to make, or permit to remain outstanding such Overadvance based upon their Pro Rata Shares of the Revolving Loan Commitments in accordance with the terms of this Agreement. If an Overadvance remains outstanding for more than ninety (90) days during any one hundred eighty (180) day period, Revolving Loans must be repaid immediately in an amount sufficient to eliminate all of such Overadvances. Furthermore, holders of a majority of the Revolving Loan Commitment may prospectively revoke Agent's ability to make or permit Overadvances by written notice to Agent.

               (b) (Intentionally Omitted).

               (c) (Intentionally Omitted).

               (d) Letters of Credit. The Revolving Loan Commitment may, in addition to advances under the Revolving Loan, be utilized, upon the request of Borrower Representative on behalf of the applicable Borrower, for the issuance of Letters of Credit. Immediately upon the issuance by an L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Revolving Lender shall be deemed to have purchased from such L/C Issuer a participation in such

Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Revolving Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Issuance of Letters of Credit shall be subject to the limits of Section 1.1(a).

                      (i) Maximum Amount. The aggregate amount of Letter of Credit Obligations with respect to all Letters of Credit outstanding at any time shall not exceed $1,000,000 ("L/C Sublimit").

                      (ii) Reimbursement. Borrowers shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind (including for purposes of Section 10), to reimburse any L/C Issuer on demand in immediately available funds for any amounts paid by such L/C Issuer with respect to a Letter of Credit, including all reimbursement payments, Fees, Charges, costs and expenses paid by such L/C Issuer. Borrowers hereby authorize and direct Agent, at Agent's option, to debit Borrowers' account (by increasing the outstanding principal balance of the Revolving Credit Advances) in the amount of any payment made by an L/C Issuer with respect to any Letter of Credit. All amounts paid by an L/C Issuer with respect to any Letter of Credit that are not immediately repaid by Borrowers with the proceeds of a Revolving Credit Advance or otherwise shall bear interest at the interest rate applicable to Revolving Loans which are Index Rate Loans plus, at the election of Agent or Requisite Revolving Lenders, an additional two percent (2.00%) per annum. Each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this Section 1.1(d)(ii). In the event Agent elects not to debit Borrowers' account and Borrowers fail to reimburse the L/C Issuer in full on the date of any payment in respect of a Letter of Credit, Agent shall promptly notify each Revolving Lender of the amount of such unreimbursed payment and the accrued interest thereon and each Revolving Lender, on the next Business Day prior to 3:00 p.m. (New York time), shall deliver to Agent an amount equal to its Pro Rata Share thereof in same day funds. Each Revolving Lender hereby absolutely and unconditionally agrees to pay to the L/C Issuer upon demand by the L/C Issuer such Revolving Lender's Pro Rata Share of each payment made by the L/C Issuer in respect of a Letter of Credit and not immediately reimbursed by Borrowers or satisfied through a debit of Borrowers' account. Each Revolving Lender acknowledges and agrees that its obligations pursuant to this subsection in respect of Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including setoff, counterclaim, the occurrence and continuance of a Default or an Event of Default or any failure by Borrowers to satisfy any of the conditions set forth in Section 7.2. If any Revolving Lender fails to make available to the L/C Issuer the amount of such Revolving Lender's Pro Rata Share of any payments made by the L/C Issuer in respect of a Letter of Credit as provided in this Section 1.1(d)(ii), the L/C Issuer shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the Index Rate.

                      (iii) Request for Letters of Credit. Borrower Representative shall give Agent at least three (3) Business Days prior written notice specifying the date a Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary and a description of the transactions proposed to be supported thereby. If Agent informs Borrower Representative that the L/C Issuer cannot issue the requested Letter of Credit directly, such Borrower Representative may request that L/C Issuer arrange for the issuance of the requested Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to Agent, L/C Issuer and Borrower Representative. The issuance of any Letter of Credit under this Agreement shall be subject to the conditions that the Letter of Credit (i) supports a transaction entered into in the ordinary course of business of Borrowers and (ii) is in a form, is for an amount and contains such terms and conditions as are reasonably satisfactory to the L/C Issuer and, in the case of standby letters of credit, Agent. The initial notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit and the Master Standby Agreement or Master Documentary Agreement, as applicable, and an application for a letter of credit, if any, then required by the L/C Issuer completed in a manner satisfactory to such L/C Issuer. If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.

                      (iv) Expiration Dates of Letters of Credit. The expiration date of each Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the thirtieth (30th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one (1) year periods provided that the L/C Issuer has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. The L/C Issuer may elect not to renew any such Letter of Credit and, upon direction by Agent or Requisite Revolving Lenders, shall not renew any such Letter of Credit at any time during the continuance of an Event of Default, provided that, in the case of a direction by Agent or Requisite Revolving Lenders, the L/C Issuer receives such directions prior to the date notice of non-renewal is required to be given by the L/C Issuer and the L/C Issuer has had a reasonable period of time to act on such notice.

                      (v) Obligations Absolute. The obligation of Borrowers to reimburse the L/C Issuer, Agent and Lenders for payments made in respect of Letters of Credit issued by the L/C Issuer shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement, including the following circumstances: (a) any lack of validity or enforceability of any Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document; (c) the existence of any claim, set-off, defense or other right which Borrowers, any of their Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any Letter of Credit, Agent, any L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; or (f) any other act or omission to act or delay of any kind of any L/C Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 1.1(d)(v), constitute a legal or equitable discharge of Borrowers' obligations hereunder.

                      (vi) Obligations of L/C Issuers. Each L/C Issuer (other than GE Capital) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Agent with written notice specifying the amount and intended issuance date of such Letter of Credit and Agent has returned a written acknowledgment of such notice to L/C Issuer. Each L/C Issuer (other than GE Capital) further agrees to provide to Agent: (a) a copy of each Letter of Credit issued by such L/C Issuer promptly after its issuance; (b) a weekly report summarizing available amounts under Letters of Credit issued by such L/C Issuer, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such week and the amount of any unreimbursed draws under such Letters of Credit; and (c) such additional information reasonably requested by Agent from time to time with respect to the Letters of Credit issued by such L/C Issuer. Without limiting the generality of the foregoing, it is expressly understood and agreed by Borrowers that the absolute and unconditional obligation of Borrowers to Agent and Lenders hereunder to reimburse payments made under a Letter of Credit will not be excused by the gross negligence or willful misconduct of the L/C Issuer. However, the foregoing shall not be construed to excuse an L/C Issuer from liability to Borrowers to the extent of any direct damages (as opposed to consequential damages, with Borrowers hereby waiving all claims for any consequential damages to the extent permitted by applicable law) suffered by Borrowers that are subject to indemnification under the Master Standby Agreement or the Master Documentary Agreement.

               (e) Funding Authorization. The proceeds of all Loans made pursuant to this Agreement subsequent to the Closing Date are to be funded by Agent by wire transfer to the account designated by Borrower Representative below (the "Disbursement Account"):

               Bank:           Wells Fargo
               ABA No.:        121000248
               Bank Address:   111 Congress Ave., Austin, Texas
               Account No.:    4496864422
               Account Name:   GOLFSMITH INTERNATIONAL, L.P.

Borrower Representative shall provide Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

        1.2.   Interest and Applicable Margins.

               (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: with respect to the Revolving Credit Advances which are designated as Index Rate Loans, the Index Rate plus the Applicable Revolver Index Margin per annum or, with respect to Revolving Credit Advances which are designated as LIBOR Loans, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum.

        The Applicable Margins are as follows:

         Applicable Revolver Index Margin                                1.00%
         Applicable Revolver LIBOR Margin                                2.50%
         Applicable L/C Margin                                           2.50%


               (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

               (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such Fees and interest are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

               (d) So long as an Event of Default has occurred and is continuing under Section 6.1(a), (f) or (g) and without notice of any kind, or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fee shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fee otherwise applicable hereunder ("Default Rate") and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of

Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand, but in any event, shall be payable on the next regularly scheduled payment date sate forth herein for such Obligation.

               (e) Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans,
(iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of the LIBOR Breakage Fee in accordance with Section 1.3(e) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $250,000 and integral multiples of $100,000 in excess of such amount. Any such election must be made by 1:00 p.m. (New York time) on the 3rd Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 1:00 p.m. (New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto, that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by fax or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.2(e). No Loan shall be made, converted into or continued as a LIBOR Loan, if an Event of Default has occurred and is continuing and Agent or Requisite Lenders have determined not to make or continue any Loan as a LIBOR Loan as a result thereof.

               (f) Notwithstanding anything to the contrary set forth in this
Section 1.2, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.2(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.2(f), a court of competent jurisdiction shall determine by a final, non-appealable order that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess as specified in Section 1.5(e) and thereafter shall refund any excess to Borrowers or as such court of competent jurisdiction may otherwise order.

        1.3.   Fees.

               (a) Fee Letter. Borrowers shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of October 7, 2002, between First Atlantic Capital, Ltd. and GE Capital (as may be amended from time to time, the "GE Capital Fee Letter"), at the times specified for payment therein.

               (b) Unused Line Fee. As additional compensation for the Revolving Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrowers' non-use of available funds in an amount equal to one half of one percent (0.50%) per annum multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan outstanding during the period for which such Fee is due.

               (c) (Intentionally Omitted).

               (d) Letter of Credit Fee. Borrowers agree to pay to Agent for the benefit of Revolving Lenders, as compensation to such Revolving Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first Business Day of each month and on the Commitment Termination Date. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

               (e) LIBOR Breakage Fee. Upon (i) any default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower Representative's delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrowers shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, the LIBOR Breakage Fee.

               (f) (Intentionally Omitted).

               (g) Expenses and Attorneys' Fees. Borrowers agree to promptly pay all fees, charges, costs and expenses (including reasonable attorneys' fees and expenses and the allocated cost of internal legal staff) incurred by Agent in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers. Borrowers agree to promptly pay reasonable documentation charges assessed by Agent for amendments, waivers, consents and any of the documentation prepared by Agent's internal legal staff. Borrowers agree to promptly pay all fees, charges, costs and expenses (including fees, charges, costs and expenses of attorneys, auditors (whether internal or external), appraisers, consultants and advisors and the allocated cost of internal legal staff) incurred by Agent in connection with any Event of Default, work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party. In addition, in connection with any work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party, Borrowers agree to promptly pay all fees, charges, costs and expenses incurred by Lenders for one (1) counsel acting for all Lenders other than Agent. All fees, charges, costs and expenses for which Borrowers are responsible under this Section 1.3(g) shall be deemed part of the Obligations when incurred, payable upon demand or in accordance with the final sentence of Section 1.4 and secured by the Collateral.

        1.4. Payments. All payments by Borrowers of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to Agent, for the benefit of Agent and Lenders, as applicable, by wire transfer to the following account or such other place as Agent may from time to time designate in writing.

                      ABA No. 021-001-033
                      Account Number 502-328-54
                      Bankers Trust Company
                      New York, New York
                      ACCOUNT NAME: GECC/CAF DEPOSITORY
                      Reference:  GE Capital re Golfsmith

Borrowers shall receive credit on the day of receipt for funds received by Agent by 2:00 p.m. (New York time). In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and Fees due hereunder.

        Borrowers hereby authorize Lenders to make Revolving Credit Advances, on the basis of their Pro Rata Shares, for the payment of Scheduled Installments, interest, Fees and expenses, Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Obligations pursuant to Sections 1.5(g) or 6.3.

        1.5.   Prepayments.

               (a) Voluntary Prepayments of Loans. At any time, Borrowers may prepay the Loans, in whole or in part, without premium or penalty subject to the payment of LIBOR Breakage Fees, if applicable.

               (b) (Intentionally Omitted).

               (c) (Intentionally Omitted).

               (d) (Intentionally Omitted).

               (e) Application of Proceeds. Prepayments made by any Borrower pursuant to Section 1.5(a) shall be applied to the Revolving Credit Advances outstanding to that Borrower until the same have been repaid in full but not as a permanent reduction of the Revolving Loan Commitment. Any such prepayment shall be applied first to Index Rate Loans of the type required to be prepaid before application to LIBOR Loans of the type required to be prepaid, in each case in a manner which minimizes any resulting LIBOR Breakage Fee.

               (f) Application of Prepayments from Insurance Proceeds. Prepayments from insurance in accordance with Section 2.2 or condemnation proceeds shall be applied to the Revolving Credit Advances of the Borrower that incurred such casualties with losses but not as a permanent reduction of the Revolving Loan Commitment.

               (g) Letter of Credit Obligations. In the event any Letters of Credit are outstanding at the time that the Revolving Loan Commitment is terminated, Borrowers shall (1) deposit with Agent for the benefit of all Revolving Lenders cash in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any Fees and expenses related thereto and (2) prepay the fee payable under Section 1.3(d) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrowers.

        1.6. Maturity. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations shall become due and payable upon termination of this Agreement. Until all Obligations have been fully paid and satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), the Revolving Loan Commitment has been terminated and all Letters of Credit have been terminated or otherwise secured to the satisfaction of Agent, Agent shall be entitled to retain the security interests in the Collateral granted under the Collateral Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws. Notwithstanding anything contained in this Agreement to the contrary, upon any termination of the Revolving Loan Commitment, all of the Obligations shall be immediately due and payable.

        1.7. Eligible Accounts. All of the Accounts owned by each Borrower and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish or modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Accounts shall not include any Account of any Borrower:

               (a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

               (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

               (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

               (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

               (e) with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

               (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent or the Trustee, on behalf of itself and Lenders;

               (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

               (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

               (i) that is the obligation of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

               (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

               (k) that arises with respect to goods that are delivered on a bill-and-hold, credit hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

               (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                      (i) the Account is not paid within the earlier of: 60 days following its due date or 90 days following its original invoice date;

                      (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                      (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

               (m) that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.7;

               (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

               (o) as to which any of the representations or warranties in the Loan Documents are untrue;

               (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

               (q) to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment;

               (r) to the extent that such Account, together with all other Accounts owing to such Account Debtor and its Affiliates as of any date of determination exceed 10% of all Eligible Accounts of all Borrowers;

               (s) that is payable in any currency other than Dollars; or

               (t) that is otherwise unacceptable to Agent in its reasonable credit judgment.

        1.8. Eligible Inventory. All of the Inventory owned by the Borrowers and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agent shall be "Eligible Inventory" for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Borrower that:

               (a) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders and Liens in favor of the Trustee;

               (b) (i) is not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule (5.12) or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless on or after the ninetieth (90th) day following the Closing Date (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

               (c) is placed on consignment or is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which Agent's Liens have been perfected at origin and destination;

               (d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

               (e) is used (other than trade-ins and other than returns that have been restocked and can be resold as new), excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

               (f) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts (excluding from the foregoing, however, readily saleable golf club components);

               (g) consists of goods which have been returned by the buyer (other than trade-ins and other than returns that have been restocked and can be resold as new);

               (h) is not of a type held for sale in the ordinary course of such Borrower's business;

               (i) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders subject to Permitted Encumbrances;

               (j) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

               (k) consists of any costs associated with "freight-in" charges;

               (l) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

               (m) is not covered by casualty insurance reasonably acceptable to Agent; or

               (n) may not be sold without violation or infringement of the intellectual property rights of others; or

               (o) is otherwise unacceptable to Agent in its reasonable credit judgment.

        1.9. Loan Accounts. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

        1.10.  Yield Protection; Illegality.

               (a) Capital Adequacy and Other Adjustments. In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen
(15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower Representative and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

               (b) Increased LIBOR Funding Costs; Illegality. Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law, rule, regulation, treaty or directive (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans. If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Borrowers shall from time to time within fifteen
(15) days after notice and demand from Agent to Borrower Representative (together with the certificate referred to in the next sentence) pay to Agent, for the account of all such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent on behalf of all such affected Lenders to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

        1.11.  Taxes.

               (a) No Deductions. Any and all payments or reimbursements made hereunder (including any payments made pursuant to Section 10) or under the Notes shall be made free and clear of and without deduction for any and all Charges, taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, excluding such taxes to the extent imposed on Agent's or a Lender's net income by the jurisdiction in which Agent or such Lender is organized. If any Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender or Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made.

               (b) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority:

                      (i) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment Fees or other Fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

                      (ii) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Agent or any such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrowers shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Section 1.11(b), it shall promptly notify Borrower Representative of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrower Representative (with a copy to Agent) shall, absent manifest error, be final, conclusive and binding for all purposes.

               (c) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") shall provide to Borrower Representative and Agent a properly completed and executed IRS Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the IRS of the United States certifying as to such Foreign Lender's entitlement to such exemption with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption"). Prior to becoming a Lender under this Agreement and within fifteen
(15) days after a reasonable written request of Borrower Representative or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent. If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement and does not provide a Certificate of Exemption to Borrower Representative and Agent within the time periods set forth in the preceding sentence, Borrowers shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrowers shall not be required to pay any additional amounts as a result of such withholding, provided that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower Representative and Agent.

        1.12.  (Intentionally Omitted).

        1.13. Borrower Representative. Each Borrower hereby designates GII as its representative and agent on its behalf (in such capacity, the "Borrower Representative") for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as it if the same had been made directly by such Borrower.

        1.14.  Credit Card Collections.

               (a) Annexed hereto is Schedule 1.14, which describes all arrangements to which the Credit Parties are a party as of the date of this Agreement with respect to the payment to the Credit Parties of the proceeds of all credit card charges for sales by the Credit Parties. Borrower Representative may amend Schedule 1.14 so long as (i) such amendment occurs by written notice to Agent not less than thirty (30) days prior to the date on which any new arrangements are to be effective or any existing arrangements are to be terminated, (ii) Agent is reasonably satisfied with any such arrangements, and
(iii) with respect to any new arrangement, Agent has received a notification of such arrangement and is reasonably satisfied therewith.

               (b) Payment of all credit card charges submitted by the Credit Parties to credit card clearinghouses or other processors identified on Schedule
1.14 or otherwise and any other amounts payable to the Credit Parties by such clearinghouses or other processors shall be directed to such deposit account as may be designated by Agent.

                                   SECTION 2.
                              AFFIRMATIVE COVENANTS

        Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

        2.1. Compliance With Laws and Contractual Obligations. Each Credit Party will (a) comply with and shall cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which any Credit Party or any of its Subsidiaries is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of such Credit Party or any of its Subsidiaries other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain and shall cause each of its Subsidiaries to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Credit Party or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a

Material Adverse Effect. This Section 2.1 shall not preclude any Credit Party or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP, subject to Section 3.2. Each Credit Party represents and warrants that it
(i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above.

        2.2.   Insurance; Damage to or Destruction of Collateral.

               (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Schedule 5.18 as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

               (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lenders' interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

               (c) Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $100,000 per instance for any retail location or $250,000 per instance for the headquarters facility located in Austin, Texas, as each Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of each Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance; provided that no such appointment is made with respect to claims arising from loss or destruction of or damage to Equipment or Fixtures. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Each Credit Party shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $100,000 per instance for any retail location or $250,000 per instance for the headquarters facility located in Austin, Texas or more, whether or not covered by insurance. After deducting from any insurance proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.5(f), provided that in the case of insurance proceeds pertaining to any Credit Party other than a Borrower, such insurance proceeds shall be applied to the Loans owing by any Borrower, or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair or restore the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $100,000 per instance for any retail location or $250,000 per instance for the headquarters facility located in Austin, Texas, Agent shall permit the applicable Credit Party to replace, restore or repair the Collateral; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration or repair within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.5(f); provided further that in the case of insurance proceeds pertaining to any Credit Party other than a Borrower, such insurance proceeds shall be applied to the Loans owing by a Borrower. All insurance proceeds that are to be made available to such Borrower to replace, repair or restore the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base of such Borrower or if the loss was of property of a Credit Party other than a Borrower, to the Aggregate Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair or restore Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to such Credit Party to provide funds to replace, repair or restore the Collateral as follows: (i) such Borrower shall request a Revolving Credit Advance or release from the cash collateral account be made to such Borrower or such Credit Party, as applicable, in the amount requested to be released; (ii) so long as the conditions set forth in Section
7.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair or restore the Collateral, such insurance proceeds shall be applied in accordance with Section 1.5(f); provided that in the case of insurance proceeds pertaining to any Credit Party other than a Borrower, such insurance proceeds shall be applied to the Loans owing by a Borrower.

        2.3. Inspection; Lender Meeting. Each Credit Party shall permit any authorized representatives of Agent to visit, audit and inspect any of the properties of such Credit Party and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, each Credit Party will participate and will cause key management personnel of each Credit Party and its Subsidiaries to participate in a meeting with Agent and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent.

        2.4. Organizational Existence. Except as otherwise permitted by Section 3.6, each Credit Party will and will cause its Subsidiaries to at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

        2.5. Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party or any Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to a Credit Party or its Subsidiaries in excess of $25,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Person under its control or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party and its Subsidiaries shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and
(ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

        2.6. Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), the Eligible Inventory at that location shall, in Agent's discretion, be subject to such Reserves as may be established by Agent in its reasonable credit judgment; provided that no such Reserve shall be established due to the absence of a landlord's agreement prior to the ninetieth
(90th) day following the Closing Date. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party or its Subsidiary and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the

Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent) or, unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location; provided, further, that the foregoing shall not apply to the Lincoln Park (Chicago) and Buckhead (Atlanta) store locations scheduled to open shortly following the Closing Date if the relevant Credit Party in each such case delivers a landlord's agreement prior to the ninetieth (90th) day following the date on which such location opens for business. Each Credit Party shall and shall cause its Subsidiaries to timely and fully pay and perform their obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. The Inter-Creditor Agreement shall constitute a mortgagee's agreement as to the mortgages or deeds of trust held by the Trustee.

        2.7. Conduct of Business. Each Credit Party shall at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Schedule 2.7.

        2.8.   Further Assurances.

               (a) Each Credit Party shall, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

               (b) (Intentionally Omitted).

               (c) Each Credit Party shall (i) cause each Person, upon its becoming a Subsidiary of such Credit Party (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement), promptly to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a security interest in the personal property (other than Equipment and Fixtures) of such Person to secure the Obligations,
(ii) pledge, or cause to be pledged, to Agent, for the benefit of Agent and Lenders, all of the Stock of such Subsidiary to secure the Obligations (limited, however, in the case of any Foreign Subsidiary, to 65% of the Voting Stock, and all other Stock, of such Subsidiary) and (iii) cause such Subsidiary to become a party to the Intercompany Subordination Agreement, the Inter-Creditor Agreement and, as a Credit Party, this Agreement. The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent.

        2.9.   (Intentionally Omitted).

        2.10. Cash Management Systems. On or prior to the Closing Date each Credit Party shall establish and will maintain until the Termination Date, the cash management systems described in Annex F (the "Cash Management Systems").

                                   SECTION 3.
                               NEGATIVE COVENANTS

        Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

        3.1. Indebtedness. The Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation permitted under Section 3.4) except:

               (a) the Obligations;

               (b) Indebtedness consisting of intercompany loans and advances made by any Borrower to any Credit Party, other than Holdings, that is a Borrower or Guarantor or by such Guarantor to any Borrower or other Guarantor; provided, that: (i) (x) except in the case of unpaid amounts for intercompany sales of inventory in the ordinary course of business, such Borrower shall have executed and delivered to each such Guarantor, and each such Guarantor shall have executed and delivered to such Borrower, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such Borrower to such Guarantor or by such Guarantor to such Borrower, which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations or (y) such Borrower need not have executed such an Intercompany Note if the subject Intercompany Indebtedness arises under an Intercompany Management Agreement; (ii) such Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (iii) the obligations of such Borrower under any such Intercompany Notes or an Intercompany Management Agreement shall be subordinated to the Obligations of such Borrower hereunder pursuant to the Intercompany Subordination Agreement; (iv) at the time any such intercompany loan or advance is made by such Borrower and after giving effect thereto, such Borrower shall be Solvent; (v) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (vi) in the case of any such intercompany loans made by such Borrower, such Borrower shall have Borrowing Availability based on its own Borrowing Base of not less than $500,000 after giving effect to such intercompany loan; (vii) the aggregate amount of such intercompany loans owing by Borrowers to all other Credit Parties shall not exceed $2,500,000 at any one time outstanding; (viii) the aggregate balance of all such intercompany loans owing to Borrowers and Guarantors shall not exceed $3,500,000 at any time; and (ix) the recipient of any such intercompany loans shall be creditworthy as determined by Agent;

               (c) Indebtedness the Credit Parties rising under the Senior Notes, less all payments and prepayments of principal thereunder (excluding any exchange of the original Senior Notes for "Exchange Notes" (as such term is defined in the Indenture));

               (d) Indebtedness not to exceed $3,000,000 in the aggregate at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases;

               (e) any other unsecured Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding; and

               (f) the guarantee of Indebtedness owing by Golfsmith Europe in connection with financing obtained by Golfsmith Europe from a non-Affiliate as long as such guarantor is the Credit Party that is the owner of the Stock of Golfsmith Europe and recourse under such guarantee is limited to the Stock of Golfsmith Europe pledged by such Credit Party to secure such guarantee.

        3.2. Liens and Related Matters.

               (a) No Liens. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such Credit Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances (including, without limitation, those Liens constituting Permitted Encumbrances existing on the date hereof and renewals and extensions thereof, as set forth on Schedule 3.2).

               (b) No Negative Pledges. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or assume any agreement (other than the Loan Documents and, as in effect on the date hereof, the Indenture) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

               (c) No Restrictions on Subsidiary Distributions to Borrowers. Except as provided herein and, as in effect on the date hereof, the Indenture, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's Stock owned by any Borrower or any other Subsidiary;
(2) pay any Indebtedness owed to any Borrower or any other Subsidiary; (3) make loans or advances to any Borrower or any other Subsidiary; or (4) transfer any of its property or assets to any Borrower or any other Subsidiary.

        3.3. Investments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly make or own any Investment in any Person except:

               (a) GII and its Subsidiaries may make and own Investments in Cash Equivalents subject to Control Agreements in favor of Agent; provided that such Cash Equivalents are not subject to setoff rights;

               (b) GII and its Subsidiaries may make intercompany loans to other Credit Parties to the extent permitted under Section 3.1;

               (c) GII and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding; and

               (d) GII and its Subsidiaries may make capital contributions to their wholly-owned Domestic Subsidiaries in an amount not to exceed $250,000 in the aggregate in addition to the amount of Investments made pursuant to Section 3.1(b);

               (e) Any Credit Party may make an Investment in Golfsmith Europe; provided that the aggregate amount of such Investments does not exceed $1,500,000 during any Fiscal Year or $5,000,000 at any time; and

               (f) Any Credit Party may acquire Inventory from bankruptcy estates, if such Inventory (i) is in good condition and salable as new in accordance with such Credit Party's normal practices, (ii) is acquired by such Credit Party free and clear of any Liens and claims of others and (iii) is acquired by such Credit Party on terms that are commercially reasonable or advantageous to such Credit Party and do not impose any burdensome condition or restriction on such Credit Party.

        3.4. Contingent Obligations. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

               (a) Letter of Credit Obligations;

               (b) Indebtedness of Holdings and Domestic Subsidiaries of GII in respect of guaranties of the Senior Notes;

               (c) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

               (d) those existing on the Closing Date and described in Schedule 3.4;

               (e) those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

               (f) those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions permitted hereunder;

               (g) those incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $250,000 in aggregate liability;

               (h) those incurred with respect to Indebtedness permitted by
        Section 3.1 provided that any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations;

               (i) those arising under the Acquisition Agreement, whether for indemnification, purchase price adjustments, compensation or otherwise; and

               (j) any other Contingent Obligation not expressly permitted by clauses (a) through (i) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $250,000.

        3.5. Restricted Payments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that:

               (a) GII may pay dividends to Holdings that are used by Holdings to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; provided that GII's aggregate contribution to taxes as a result of the filing of a consolidated or combined return by Holdings shall not be greater, nor the aggregate receipt of tax benefits less, than they would have been had GII not filed a consolidated or combined return with Holdings;

               (b) Wholly-owned Subsidiaries of GII may make Restricted Payments to GII or to a wholly-owned Subsidiary of GII;

               (c) GII may pay fees due to First Atlantic on the Closing Date, annual management fees and reasonable out-of-pocket expenses payable monthly pursuant to the Management Services Agreement and any salary or other amounts due under the Paul Agreements; provided that no Default or Event of Default exists at the time of any such Restricted Payment or would occur as a result thereof; and

               (d) GII may pay dividends to Holdings to permit Holdings to repurchase Stock owned by employees of GII and its Subsidiaries whose employment with GII and its Subsidiaries has been terminated, provided that such dividend payments shall not exceed $500,000 in any fiscal year and provided that no Event of Default exists at the time of such Restricted Payment or would occur as a result thereof; and
               (e) GII and Holdings may make any Restricted Payment required to be made by them pursuant to the Acquisition Agreement, whether in respect of purchase price adjustment, indemnification or otherwise.

        3.6. Restriction on Fundamental Changes. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly: (a) amend, modify or waive any term or provision of its organizational documents, including its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or operating agreement unless required by law; (b) enter into any transaction of merger or consolidation except, upon not less than five (5) Business Days prior written notice to Agent, any wholly-owned Domestic Subsidiary of a Borrower may be merged with or into such Borrower (provided that such Borrower is the surviving entity) or any other wholly-owned Domestic Subsidiary of such Borrower that is a Guarantor; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person.

        3.7. Disposal of Assets or Subsidiary Stock. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except for (a) sales of inventory in good faith to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business, (b) closures of individual retail stores, if, in the judgment of the relevant Credit Party's board of directors such closure is appropriate and any inventory held therein having a value in excess of $100,000 is transferred to other stores for sale in the ordinary course of business or returned to such Credit Party's warehouse and (c) Asset Dispositions of assets constituting Equipment and Fixtures by Borrowers and their Subsidiaries (excluding sales of Accounts and Stock of any of Holdings' Subsidiaries) if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $500,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $1,000,000; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) the sole consideration received is cash; (iv) after giving effect to the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrowers are in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions of this Agreement; and (v) no Default or Event of Default then exists or would result from such Asset Disposition.

        3.8. Transactions with Affiliates. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Credit Party, except (a) as set forth on Schedule 3.8, (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of any such Credit Party or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to any such Credit Party or any of its Subsidiaries than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, (c) payment of reasonable compensation to officers and employees for services actually rendered to any such Credit Party or any of its Subsidiaries and (d) payment of director's fees not to exceed $5,000 per meeting, plus expenses.

        3.9. Conduct of Business. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly engage in any business other than businesses of the type described on Schedule 3.9. Holdings shall engage in no business other than owning Stock in GII.

        3.10. Changes Relating to Indebtedness. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly change or amend the terms of any of its Indebtedness permitted by Section 3.1 (c) and (e) if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on or principal amount of such Indebtedness; (c) change any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (d) change the redemption or prepayment provisions of such Indebtedness; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Credit Party or Lenders; (g) increase the portion of interest payable in cash with respect to any Indebtedness for which interest is payable by the issuance of payment-in-kind notes or is permitted to accrue or
(h) breach or cause a breach of the Inter-Creditor Agreement.

        3.11. Fiscal Year. No Credit Party shall change its Fiscal Year or permit any of its Subsidiaries to change their respective fiscal years.

        3.12. Press Release; Public Offering Materials. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental Authority relating to a public offering of the Stock of any Credit Party, using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two
(2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

        3.13. Subsidiaries. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly establish, create or acquire any new Subsidiary.

        3.14. Bank Accounts. The Credit Parties shall not and shall not cause or permit their Subsidiaries to establish any new bank accounts without prior written notice to Agent and unless Agent and the bank at which the account is to be opened enter into a tri-party agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent in such bank account, agrees to comply with instructions originated by Agent directing disposition of the funds in the bank account without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the bank may have in the bank account on terms satisfactory to Agent.

        3.15. Hazardous Materials. The Credit Parties shall not and shall not cause or permit their Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by the Credit Parties or any of their Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

        3.16. ERISA. The Credit Parties shall not and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

        3.17.  (Intentionally Omitted).

        3.18. Prepayments of Other Indebtedness. The Credit Parties shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 3.7(b), limited, in the case of the Senior Notes, to the Net Proceeds of the corresponding Asset Disposition;
(iii) prepayments on account of the Senior Notes to the extent required by the terms thereof or of the Indenture as in effect on the date hereof and without regard to any notice of prepayment, notice of redemption or notice of defeasance and (iv) intercompany Indebtedness reflecting amounts owing to Borrowers.

        3.19. Changes to Material Contracts. The Credit Parties shall not and shall not cause or permit any of their Subsidiaries to change or amend the terms of any of the following material contracts: the Management Services Agreement, the Paul Agreements and the Intercompany Management Agreements.

                                   SECTION 4.
                          FINANCIAL COVENANTS/REPORTING

        The Credit Parties covenant and agree that from and after the date hereof until the Termination Date, the Credit Parties shall perform and comply with, and shall cause each of the other Credit Parties to perform and comply with, all covenants in this Section 4 applicable to such Person.

        4.1. Capital Expenditure Limits. Holdings and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods (the "Capex Limit"):

        $5,400,000 for the Fiscal Year ending on or about December 31, 2002;

        $6,250,000 for the Fiscal Year ending on or about December 31, 2003;

        $6,800,000 for the Fiscal Year ending on or about December 31, 2004;

        $7,200,000 for the Fiscal Year ending on or about December 31, 2005; and

        $8,400,000 for the Fiscal Year ending on or about December 31, 2006.

        4.2. (Intentionally Omitted).

        4.3. Minimum EBITDA. Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended of not less than the following:

        $3,966,000 for the Fiscal Quarter ending on or about December 31, 2002;

        $8,646,000 for the Fiscal Quarter ending on or about March 31, 2003;

        $13,326,000 for the Fiscal Quarter ending on or about June 30, 2003;

        $18,006,000 for the Fiscal Quarter ending on or about September 30, 2003;

        $18,720,000 for the Fiscal Quarter ending on or about December 31, 2003;

        $19,140,000 for the Fiscal Quarter ending on or about March 31, 2004;

        $19,560,000 for the Fiscal Quarter ending on or about June 30, 2004;

        $19,980,000 for the Fiscal Quarter ending on or about September 30, 2004;

        $20,400,000 for the Fiscal Quarter ending on or about December 31, 2004;

        $20,760,000 for the Fiscal Quarter ending on or about March 31, 2005;

        $21,120,000 for the Fiscal Quarter ending on or about June 30, 2005;

        $21,480,000 for the Fiscal Quarter ending on or about September 30, 2005;

        $21,840,000 for the Fiscal Quarter ending on or about December 31, 2005;

        $22,640,000 for the Fiscal Quarter ending on or about March 31, 2006;

        $23,440,000 for the Fiscal Quarter ending on or about June 30, 2006;

        $24,240,000 for the Fiscal Quarter ending on or about September 30, 2006;

        $25,040,000 for the Fiscal Quarter ending on or about December 31, 2006; and

        $26,020,000 for the Fiscal Quarter ending on or about March 31, 2007;

provided that in calculating EBITDA for the period of twelve consecutive months ending on the last day of the first three Fiscal Quarters following the Closing Date, EBITDA shall be multiplied by 4.000, 2.000 and 1.333 respectively and shall include only the period from the first day of GII's fourth Fiscal Quarter to the end of each such Fiscal Quarter respectively.

        4.4. (Intentionally Omitted).

        4.5. Minimum Interest Coverage Ratio. Holdings and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, an Interest Coverage Ratio for the 12-month period then ended of not less than the following:

        1.60 for the Fiscal Quarter ending on or about December 31, 2002;

        1.60 for the Fiscal Quarter ending on or about March 31, 2003;

        1.50 for the Fiscal Quarter ending on or about June 30, 2003;

        1.40 for the Fiscal Quarter ending on or about September 30, 2003;

        1.60 for the Fiscal Quarter ending on or about December 31, 2003;

        1.40 for the Fiscal Quarter ending on or about March 31, 2004;

        1.80 for the Fiscal Quarter ending on or about June 30, 2004;

        1.80 for the Fiscal Quarter ending on or about September 30, 2004;

        1.80 for the Fiscal Quarter ending on or about December 31, 2004;

        1.80 for the Fiscal Quarter ending on or about March 31, 2005;

        1.80 for the Fiscal Quarter ending on or about June 30, 2005;

        1.90 for the Fiscal Quarter ending on or about September 30, 2005;

        1.90 for the Fiscal Quarter ending on or about December 31, 2005;

        1.90 for the Fiscal Quarter ending on or about March 31, 2006;

        2.00 for the Fiscal Quarter ending on or about June 30, 2006;

        2.00 for the Fiscal Quarter ending on or about September 30, 2006;

        2.00 for the Fiscal Quarter ending on or about December 31, 2006; and

        2.00 the Fiscal Quarter ending on or about March 31, 2007;

provided that in calculating EBITDA and Interest Expense for the period of twelve consecutive months ending on the last day of the first three Fiscal Quarters following the Closing Date, EBITDA and Interest Expense both shall be multiplied by 4.000, 2.000 and 1.333 respectively and shall include only the period from the first day of GII's fourth Fiscal Quarter to the end of each such Fiscal Quarter respectively.

        4.6. (Intentionally Omitted).

        4.7. (Intentionally Omitted).

        4.8. (Intentionally Omitted).

        4.9. Financial Statements and Other Reports. Holdings and its Subsidiaries will maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (it being understood that monthly Financial Statements are not required to have footnote disclosures). Borrower Representative will deliver each of the Financial Statements and other reports described below to Agent (and each Lender in the case of the Financial Statements and other reports described in Sections (4.9)(a), (b), (d), (f), (g), (h), and (k)).

               (a) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month (including the last month of Holding's Fiscal Year), Borrower Representative will deliver (1) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries, as at the end of such month, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year of Holdings to the end of such month, (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered pursuant to Section 4.9(f) and (3) a schedule of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

               (b) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Holdings, Borrower Representative will deliver (1) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such Fiscal Year, (2) a schedule of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the consolidated Financial Statements from a firm of Certified Public Accountants selected by Borrowers and reasonably acceptable to Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

               (c) Accountants' Reports. Promptly upon receipt thereof, Borrower Representative will deliver copies of all significant reports submitted by Borrowers' firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Holdings or its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

               (d)    Additional Deliveries.

                      (i) To Agent, upon its request, and in any event no less frequently than noon New York time, five (5) Business Days after the end of each Fiscal Month (together with a copy of any of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by Borrowers as of the last day of the immediately preceding Fiscal Month or the date 2 days prior to the date of any such request:

                             (A) a Borrowing Base Certificate with respect to
                      each Borrower, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion (in substantially the same form as Exhibits 4.9(d)(i), 4.9(d)(ii) and 4.9(d)(iii) (each, a "Borrowing Base Certificate");

                             (B) with respect to each Borrower, a summary of
                      Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

                             (C) (with respect to each Borrower, a monthly trial
                      balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

                      (ii) To Agent, on a weekly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing
Date), collateral reports with respect to each Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding week or the date 2 days prior to the date of any request;

                      (iii) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to this Section 4.9:

                             (A) a reconciliation of the most recent Borrowing
                      Base, general ledger and month-end Inventory reports of each Borrower to each Borrower's general ledger and monthly Financial Statements delivered pursuant to this
                      Section 4.9, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                             (B) a reconciliation of the perpetual inventory by
                      location to each Borrower's most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to this Section 4.9, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                             (C) an aging of accounts payable and a
                      reconciliation of that accounts payable aging to each Borrower's general ledger and monthly Financial Statements delivered pursuant to this Section 4.9, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                             (D) a reconciliation of the outstanding Loans as
                      set forth in the monthly Loan Account statement provided by Agent to each Borrower's general ledger and monthly Financial Statements delivered pursuant to this Section 4.9, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                      (iv) To Agent, at the time of delivery of each of the annual Financial Statements delivered pursuant to Section 4.9, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

               (e)    Appraisals; Inspections.

                      (i) At Borrower's expense, at any time while and so long as an Event of Default shall have occurred and be continuing, and in the absence of a Default or Event of Default not more than twice during each calendar year, Agent shall be entitled to (x) conduct or cause to be conducted, an audit of the Collateral and (y) obtain appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current market values of all or any portion of the personal property owned by any of the Credit Parties; it being understood that Agent may, in its sole discretion; increase the frequency of the aforementioned audits of Collateral and appraisals of personal property to four times during each calendar year, but not more than once in each Fiscal Quarter.

                      (ii) Borrowers, at their own expense, shall deliver to Agent the results of each physical verification, if any, that Borrowers or any other Credit Party may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and is continuing, Borrowers shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require).

               (f) Projections. As soon as available and in any event no later than the last day of each of Holdings' Fiscal Years, Borrower Representative will deliver Projections of Holdings and its Subsidiaries for the forthcoming three (3) fiscal years, year by year, and for the forthcoming fiscal year, month by month.

               (g) SEC Filings and Press Releases. Promptly upon their becoming available, Borrower Representative will deliver copies of (1) all Financial Statements, reports, notices and proxy statements sent or made available by Holdings to its Stockholders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings, or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, and (3) all press releases and other statements made available by Holdings or any of its Subsidiaries to the public concerning developments in the business of any such Person.

               (h) Events of Default, Etc. Promptly upon any officer of any Credit Party obtaining knowledge of any of the following events or conditions, Borrower Representative shall deliver copies of all notices given or received by Holdings or any of its Subsidiaries with respect to any such event or condition and a certificate of Borrower Representative's chief executive officer specifying the nature and period of existence of such event or condition and what action Holdings or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes, or which could reasonably be expected to result in the occurrence of, an Event of Default or Default; (2) any notice that any Person has given to Holdings or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Section 6.1(b);
(3) any event or condition that could reasonably be expected to result in any Material Adverse Effect; or (4) any default or event of default with respect to any Indebtedness of Holdings or any of its Subsidiaries.

               (i) Litigation. Promptly upon any officer of any Credit Party obtaining knowledge of (1) the institution of any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, tax audit or arbitration now pending or, to the best knowledge of such Credit Party after due inquiry, threatened against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries ("Litigation") not previously disclosed by Borrower Representative to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or any property of any Credit Party which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower

Representative will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

               (j) Notice of Corporate and other Changes. Borrower Representative shall provide prompt written notice of (1) all jurisdictions in which a Credit Party becomes qualified after the Closing Date to transact business, (2) any change after the Closing Date in the authorized and issued Stock of any Credit Party or any Subsidiary of any Credit Party or any amendment to their articles or certificate of incorporation, by-laws, partnership agreement or other organizational documents, (3) any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable, and (4) any other event that occurs after the Closing Date which would cause any of the representations and warranties in Section 5 of this Agreement or in any other Loan Document to be untrue or misleading in any material respect. The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

               (k) Compliance Certificate. Together with each delivery of Financial Statements of Holdings and its Subsidiaries pursuant to Sections 4.9(a) and (b), Borrower Representative will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 4.9(k) (the "Compliance Certificate") signed by each Borrower's chief executive officer or chief financial officer.

               (l) (Intentionally Omitted).

               (m) Other Information. With reasonable promptness, Borrower Representative will deliver such other information and data with respect to any Credit Party or any Subsidiary of any Credit Party as from time to time may be reasonably requested by Agent.

               (n) Taxes. Borrower Representative shall provide prompt written notice of (i) the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges by any Credit Party or any of its Subsidiaries and (ii) any agreement by any Credit Party or any of its Subsidiaries or request directed to any Credit Party or any of its Subsidiaries to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

        4.10. Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent pursuant to Section 4.9 or any other section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP as in effect at the time of such preparation; provided that no Accounting Change shall affect financial covenants, standards or terms in this Agreement; provided further that Borrowers shall prepare footnotes to the Financial Statements required to be delivered hereunder that show the differences between the Financial Statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). All such adjustments described in clause (c) of the definition of the term Accounting Changes resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

                                   SECTION 5.
                         REPRESENTATIONS AND WARRANTIES

        To induce Agent and Lenders to enter into the Loan Documents, to make Loans and to issue or cause to be issued Letters of Credit, Borrowers and the other Credit Parties executing this Agreement, jointly and severally, represent, warrant and covenant to Agent and each Lender that the following statements are and, after giving effect to the Related Transactions, will remain true, correct and complete until the Termination Date with respect to all Credit Parties:

        5.1. Disclosure. No representation or warranty of any Credit Party contained in this Agreement, the Financial Statements referred to in Section 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

        5.2. No Material Adverse Effect. Since December 29, 2001 there have been no events or changes in facts or circumstances affecting any Credit Party or any of its Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Disclosure Schedules.

        5.3. No Conflict. The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of Acquisition Co., any Credit Party or any of its Subsidiaries except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

        5.4.   Organization, Powers, Capitalization and Good Standing.

               (a) Organization and Powers. Each of the Credit Parties and each of their Subsidiaries is and immediately prior to the consummation of the Related Transactions, Acquisition Co. was, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The jurisdiction of organization and all jurisdictions in which each Credit Party is qualified to do business are set forth on Schedule 5.4(a). Each of the Credit Parties and each of their Subsidiaries has and, immediately prior to the consummation of the Related Transactions, Acquisition Co. had, all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to incur the Obligations, grant liens and security interests in the Collateral and carry out the Related Transactions.

               (b) Capitalization. As of the Closing Date: (i) the authorized Stock of each of the Credit Parties and each of their Subsidiaries is as set forth on Schedule 5.4(b); (ii) all issued and outstanding Stock of each of the Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, and such Stock was issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Stock of each of the Credit Parties and each of its Subsidiaries and the percentage of their fully-diluted


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
ownership of the Stock of each of the Credit Parties and each of their Subsidiaries is set forth on Schedule 5.4(b); and (iv) no Stock of any Credit Party or any of their Subsidiaries, other than those described above, is issued and outstanding. Except as provided in Schedule 5.4(b), as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party or any of its Subsidiaries of any Stock of any such entity.

               (c) Binding Obligation. This Agreement is, and the other Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto (other than Agent and Lenders, as to whom no representation is made), each enforceable against each of such parties, as applicable, in accordance with their respective terms.

        5.5. Financial Statements and Projections. All Financial Statements concerning Holdings and its Subsidiaries (including GII and its Subsidiaries) which have been or will hereafter be furnished to Agent pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and normal year-end adjustments.

               (a) The consolidated balance sheets at December 29, 2001 and the related statement of income of GII and its Subsidiaries, for the Fiscal Year then ended, audited by Ernst & Young LLP.

               (b) The consolidated balance sheet at September 28, 2002 and the related statement of income of GII and its Subsidiaries for the nine (9) months then ended.

The Projections delivered on or prior to the Closing Date and the updated Projections delivered pursuant to Section 4.9(h) represent and will represent as of the date thereof the good faith estimate of Credit Parties and their senior management concerning the most probable course of their business.

        5.6. Intellectual Property. GII or another Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is used in and necessary for the conduct of each Credit Party's business as currently conducted and that is material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries. Such Intellectual Property is identified on Schedule 5.6. Each of the trademarks and domain names shown on Schedule 5.6 has been registered or applied for, as the case may be, in accordance with the intellectual property laws of the particular countries. Except as disclosed in Schedule 5.6, to GII's knowledge, the use of such trademarks and domain names by the Credit Parties and their Subsidiaries does not infringe the rights of any Person, and GII has not received notice of any claim which challenges the right of the Credit Parties and their Subsidiaries to use the trademarks or domain names listed in Schedule 5.6.

        5.7. Investigations, Audits, Etc. As of the Closing Date, except as set forth on Schedule 5.7, neither any Credit Party nor any of its Subsidiaries is the subject of any review or audit by the IRS or any governmental investigation concerning the violation or possible violation of any law.

        5.8. Employee Matters. Except as set forth on Schedule 5.8, (a) no Credit Party or Subsidiary of a Credit Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Credit Party or any Subsidiary of a Credit Party, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of


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
any Credit Party after due inquiry, threatened between any Credit Party or any Subsidiary of a Credit Party and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) hours worked by and payment made to employees of each Credit Party and each of its Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters. Except as set forth on Schedule 5.8, neither any Credit Party nor any of its Subsidiaries is party to an employment contract.

        5.9. Solvency. Each Credit Party and each Subsidiary of a Credit Party is Solvent.

        5.10. Litigation; Adverse Facts. Except as set forth on Schedule 5.10, there are no judgments outstanding against any Credit Party or any of its Subsidiaries or affecting any property of any Credit Party or any of its Subsidiaries, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries which could reasonably be expected to result in any Material Adverse Effect.

        5.11. Use of Proceeds; Margin Regulations. No part of the proceeds of any Loan will be used for "buying" or "carrying" "margin stock" within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. If requested by Agent, each Credit Party will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

               (a) Borrowers shall utilize the proceeds of the Loans solely to pay any transaction expenses relating to the Acquisition and this Agreement, and for the financing of Borrowers' ordinary working capital and general corporate needs. Schedule 5.11 contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred for particular uses.

        5.12. Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed in Schedule 5.12 constitutes all of the real property owned, leased, subleased, or used by any Credit Party or any of its Subsidiaries. Each of the Credit Parties and each of its Subsidiaries owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Schedule 5.12, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Schedule
5.12 further describes any Real Estate with respect to which any Credit Party or any of its Subsidiaries is a lessor, sublessor or assignor as of the Closing Date. Each of the Credit Parties and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances against the properties or assets of any Credit Party or any of its Subsidiaries.

        5.13.  Environmental Matters.

               (a) Except as set forth in Schedule 5.13, as of the Closing Date:
(i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to adversely impact the value or marketability of such Real Estate and that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $25,000 in the aggregate; (ii) no Credit Party and no Subsidiary of a Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate; (iii) the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $25,000 in the aggregate; (iv) the Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $25,000 in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party and no Subsidiary of a Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary which could reasonably be expected to be in excess of $25,000 in the aggregate, and no Credit Party or Subsidiary of a Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $25,000 in the aggregate or injunctive relief against, or that alleges criminal misconduct by any Credit Party or any Subsidiary of a Credit Party; (vii) no notice has been received by any Credit Party or any Subsidiary of a Credit Party identifying any of them as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of the Credit Parties or their Subsidiaries being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any of the Credit Parties or their Subsidiaries.

               (b) Each Credit Party hereby acknowledges and agrees that Agent
(i) is not now, and has not ever been, in control of any of the Real Estate or affairs of such Credit Party or its Subsidiaries and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's or its Subsidiaries' conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

        5.14.  ERISA.

               (a) Schedule 5.14 lists all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series for each such Plan have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither any Credit Party nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or
Section 4975 of the IRC.

               (b) Except as set forth in Schedule 5.14: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in
Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in
Section 404(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the S&P or an equivalent rating by another nationally recognized rating agency.

        5.15. Brokers. No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith other than the payment of the transaction fee under the Management Services Agreement.

        5.16. Deposit and Disbursement Accounts. Schedule 5.16 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

        5.17. Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Schedule 5.17: supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; licenses and permits held by the Credit Parties, the absence of which could reasonably be expected to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party. Notwithstanding the foregoing, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all other agreements, instruments, and other documents that Agent or its counsel has requested.

        5.18. Insurance. Schedule 5.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

        5.19. Acquisition Agreement. As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of the Acquisition Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof. The Acquisition Agreement complies with, and the Acquisition has been consummated in accordance with, all applicable laws. The Acquisition Agreement is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over any party thereto, with respect to the transactions contemplated by the Acquisition Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Acquisition Agreement or to the conduct by any Credit Party of its business thereafter.

                                   SECTION 6.

                          DEFAULT, RIGHTS AND REMEDIES

        6.1. Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

               (a) Payment. (1) Failure by any Credit Party to pay any installment or other payment of principal of any Loan when due, or to repay Revolving Loans to reduce their balance to the maximum amount of Revolving Loans then permitted to be outstanding or to reimburse any L/C Issuer for any payment made by such L/C Issuer under or in respect of any Letter of Credit when due or to provide cash collateral for any Letter of Credit when due or (2) failure to pay, within three (3) days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

               (b) Default in Other Agreements. (1) Any Credit Party or any of its Subsidiaries fails to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (2) breach or default of any Credit Party or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $5,000,000 or having an aggregate principal amount in excess of $5,000,000 to become or be declared due prior to their stated maturity; or

               (c) Breach of Certain Provisions; Breach of Warranty. Failure of any Credit Party to perform or comply with any term or condition contained in that portion of Section 2.2 relating to the Credit Parties' obligation to maintain insurance, Section 2.3, Section 3 or Section 4; or

               (d) Borrowing Base Certificate; Breach of Warranty. Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect in the aggregate in any Borrowing Base, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect (without duplication of materiality qualifiers contained therein) as of the date when made or deemed made; or

               (e) Other Defaults Under Loan Documents. Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this Section 6.1 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower Representative of notice from Agent or Requisite Lenders of such default or (2) actual knowledge of any Borrower or any other Credit Party of such default; or

               (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Credit Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (c) a receiver, trustee or other custodian is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

               (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) any Credit Party commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Credit Party makes any assignment for the benefit of creditors; or (3) the Board of Directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 6.1(g); or

               (h) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 6.1) involving (1) an amount in any individual case in excess of $1,000,000 or (2) an amount in the aggregate at any time in excess of $5,000,000 (in either case to the extent not adequately covered by insurance in Agent's sole discretion as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

               (i) Dissolution. Any order, judgment or decree is entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of fifteen
(15) days; or

               (j) Solvency. Any Credit Party ceases to be Solvent, fails to pay its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due; or

               (k) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

               (l) Damage; Casualty. Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of any Credit Party generating more than 10% of the consolidated revenues of Holdings and its Subsidiaries taken as a whole for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 30 days; or

               (m) Business Activities. Holdings engages in any type of business activity other than the ownership of Stock of GII and performance of its obligations under the Related Transaction Documents to which it is a party; or

               (n) Change of Control. A Change of Control occurs; or

               (o) Inter-Creditor Agreement. The failure of any Credit Party or any creditor of any GII or any of its Subsidiaries to comply with the terms of any intercreditor agreement or other document or agreement with or running to the benefit of Agent or Lenders, or if any such document or agreement becomes null and void or any party denies further liability under any such document or agreement or provides notice to that effect.

        6.2. Suspension or Termination of Commitments. Upon the occurrence of any Default or Event of Default, Agent may, and at the request of Requisite Revolving Lenders Agent shall, without notice or demand, immediately suspend or terminate all or any portion of Lenders' obligations to make additional Loans or issue or cause to be issued Letters of Credit under the Revolving Loan Commitment; provided that, in the case of a Default, if the subject condition or event is waived by Requisite Revolving Lenders or cured within any applicable grace or cure period, the Revolving Loan Commitment shall be reinstated.

        6.3. Acceleration and other Remedies. Upon the occurrence of any Event of Default described in Sections 6.1(f) or 6.1(g), the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans, shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived (including for purposes of Section 10) by Borrowers, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and at the request of the Requisite Lenders, Agent shall, by written notice to Borrower Representative (a) reduce the aggregate amount of the Commitments from time to time, (b) declare all or any portion of the Loans and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, (c) terminate all or any portion of the obligations of Agent, L/C Issuers and Lenders to make Revolving Credit Advances and issue Letters of Credit, (d) demand that Borrowers immediately deliver cash to Agent for the benefit of L/C Issuers (and Borrowers shall then immediately so deliver) in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations and (e) exercise any other remedies which may be available under the Loan Documents or applicable law. Borrowers hereby grant to Agent, for the benefit of L/C Issuers and each Lender with a participation in any Letters of Credit then outstanding, a security interest in such cash collateral to secure all of the Letter of Credit Obligations. Any such cash collateral shall be made available by Agent to L/C Issuers to reimburse L/C Issuers for payments of drafts drawn under such Letters of Credit and any Fees, Charges and expenses of L/C Issuers with respect to such Letters of Credit and the unused portion thereof, after all such Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay any other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to Borrowers. Borrowers shall from time to time execute and deliver to Agent such further documents and instruments as Agent may request with respect to such cash collateral.

        6.4. Performance by Agent. If any Credit Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Credit Party after the expiration of any cure or grace periods set forth herein. In such event, such Credit Party shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in
Section 1.2(d) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of any Credit Party under this Agreement or any other Loan Document.


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
        6.5. Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrowers irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrowers, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) in the absence of a specific determination by Agent with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all Fees, costs and expenses incurred by or owing to Agent and any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations (including Letters of Credit and to provide cash collateral for any undrawn Letters of Credit) outstanding (other than Obligations owed to any Lender under an Interest Rate Agreement); and fourth to any other obligations of Borrowers owing to Agent or any Lender under the Loan Documents or any Interest Rate Agreement. Any balance remaining shall be delivered to Borrowers or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

                                   SECTION 7.

                               CONDITIONS TO LOANS

        The obligations of Lenders and L/C Issuers to make Loans and to issue or cause to be issued Letters of Credit are subject to satisfaction of all of the applicable conditions set forth below.

        7.1. Conditions to Initial Loans. The obligations of Lenders and L/C Issuers to make the initial Loans and to the initial issuance of Letters of Credit, whichever occurs first, are, in addition to the conditions precedent specified in Section 7.2, subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of all other conditions precedent listed in the Closing Checklist attached hereto as Annex C, all in form and substance, or in a manner, satisfactory to Agent and Lenders.

        7.2. Conditions to All Loans. Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof (the "Funding Date"):

               (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date, and Agent or Requisite Revolving Lenders have determined not to make such Advance or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

               (b) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Revolving Lenders shall have determined not to make any Advance or incur any Letter of Credit Obligation as a result of that Default or Event of Default;

               (c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the outstanding amount of the aggregate Revolving Loan would exceed remaining


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
Borrowing Availability (except as provided in Section 1.1(a)(ii)) or (ii) the outstanding amount of the Revolving Loan of the applicable Borrower would exceed such Borrower's separate Borrowing Base; or

               (d) in the case of any Funding Date on or after a Triggering Request, Borrowers shall have complied with paragraph (b) of Annex F to the extent Borrowers are at such time required so to be in compliance.

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 7.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross guaranty provisions set forth in Section 10 and of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

                                   SECTION 8.

                          ASSIGNMENT AND PARTICIPATION

        8.1.   Assignment and Participations.

               (a) Subject to the terms of this Section 8.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement" substantially in the form attached hereto as Exhibit 8.1 and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent); (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $2,500,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $2,500,000; and
(iv) require a payment to Agent of an assignment fee of $3,500. Notwithstanding the above, Agent may in its sole and absolute discretion permit any assignment by a Lender to a Person or Persons that are not Qualified Assignees. In the case of an assignment by a Lender under this Section 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 8.1(a), (a) any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, (b) any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor or pledge such Obligations and rights to trustee for the benefit of its investors and (c) any Lender may assign the

Obligations to an Affiliate of such Lender or to a Person that is a Lender prior to the date of such assignment.

               (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.10, 1.11, 8.3 and 9.1, Borrowers acknowledge and agree that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence no Borrower or any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

               (c) Except as expressly provided in this Section 8.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

               (d) Each Credit Party shall assist each Lender permitted to sell assignments or participations under this Section 8.1 as required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the prompt preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants, all on a timetable established by Agent in its sole discretion. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 5.5. Agent shall maintain, on behalf of Borrowers, in its offices located at 500 West Monroe Street, Chicago, Illinois or such other office as Agent shall determine a "register" for recording the name, address, commitment and Loans owing to each Lender. The entries in such register shall be presumptive evidence of the amounts due and owing to each Lender in the absence of manifest error. Borrowers, Agent and each Lender may treat each Person whose name is recorded in such register pursuant to the terms hereof as a Lender for all purposes of this Agreement. The register described herein shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice.

               (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 9.13.

               (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would


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
be subject to capital adequacy or similar requirements under Section 1.10(a), increased costs or an inability to fund LIBOR Loans under Section 1.10(b), or withholding taxes in accordance with Section 1.11.

        8.2.   Agent.

               (a) Appointment. Each Lender hereby designates and appoints GE Capital as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to execute and deliver the Collateral Documents, including the Inter-Creditor Agreement, and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in this Section 8.2 and Section 9.2. The provisions of this Section 8.2 are solely for the benefit of Agent and Lenders and neither Borrowers nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Credit Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees. Each Revolving Lender hereby agrees to be bound by the terms of the Inter-Creditor Agreement applicable to the Revolving Lenders.

               (b) Nature of Duties. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of each Credit Party in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of each Credit Party, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders or Supermajority Revolving Lenders have instructed Agent to act or refrain from acting pursuant hereto.

               (c) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In no event shall Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages. In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness,


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
validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Credit Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant. If such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Lenders, Supermajority Revolving Lenders or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable; and, notwithstanding the instructions of Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable, Agent shall have no obligation to take any action if it believes, in good faith, that such action is deemed to be illegal by Agent or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with Section 8.2(e).

               (d) Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, fax or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

               (e) Indemnification. Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrowers; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent's gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Requisite Lenders, Supermajority Revolving Lenders or such other portion of the Lenders as shall be prescribed by this Agreement until such additional indemnity is furnished. The obligations of Lenders under this Section 8.2(e) shall survive the payment in full of the Obligations and the termination of this Agreement.

               (f) GE Capital Individually. With respect to its Commitments hereunder, GE Capital shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders", "Supermajority Revolving Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include GE Capital in its individual capacity as a Lender or one of the

Requisite Lenders or Supermajority Revolving Lenders. GE Capital, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Credit Party as if it were not acting as Agent pursuant hereto and without any duty to account therefor to Lenders. GE Capital, either directly or through strategic affiliations, may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

               (g) Successor Agent.

                      (i) Resignation. Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower Representative and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided in clause (ii) below.

                      (ii) Appointment of Successor. Upon any such notice of resignation pursuant to clause (i) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrowers. If a successor Agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (i) above, the retiring Agent, upon notice to Borrower Representative, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

                      (iii) Successor Agent. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this Section 8.2 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as Agent.

               (h)    Collateral Matters.

                      (i) Release of Collateral. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (x) upon termination of the Commitments and payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) or (y) constituting property being sold or disposed of if Borrowers (or any of them) or the Borrower Representative certify to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry).

                      (ii) Confirmation of Authority; Execution of Releases. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 8.2(h)(i)), each Lender agrees to confirm in writing, upon request by Agent or Borrower Representative, the authority to release any Collateral conferred upon Agent under clauses (x) and (y) of Section 8.2(h)(i). Upon receipt by Agent of any required confirmation from the Requisite Lenders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days' prior written request by Borrower Representative, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent upon such Collateral; provided, however, that (x) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Party, in respect of), all interests retained by any Credit Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                      (iii) Absence of Duty. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Collateral Documents exists or is owned by Borrowers or any other Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 8.2(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Collateral Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by the Collateral Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, provided that Agent shall exercise the same care which it would in dealing with loans for its own account.

               (i) Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such assets to Agent or in accordance with Agent's instructions or transfer control to Agent in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Collateral Document or to realize upon any collateral security for the Loans unless instructed to do so by Agent in writing, it being understood and agreed that such rights and remedies may be exercised only by Agent.

               (j) Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and Fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will use reasonable efforts to notify each Lender of its receipt of any such notice, unless such notice is with respect to defaults in the payment of principal, interest and fees, in which case Agent will notify each Lender of its receipt of such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 6. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

               (k) Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Loans, against any Borrower or any Credit Party hereunder or under the other Loan Documents or against any of the Real Estate encumbered by Mortgages without the consent of the Required Lenders. With respect to any action by Agent to enforce the rights and remedies of Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Agent to the extent necessary to enforce the rights and remedies of Agent for the benefit of the Lenders under the Mortgages in accordance with the provisions hereof.

        8.3. Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with reasonably prompt subsequent notice to Borrower Representative (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of any Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Borrowers agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

        8.4. Disbursement of Funds. Agent may, on behalf of Lenders, disburse funds to Borrowers for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrowers. If Agent elects to require that each Lender make funds available to Agent prior to a disbursement by Agent to Borrowers, Agent shall advise each Lender by telephone or fax of the amount of such Lender's Pro Rata Share of the Loan requested by Borrower Representative no later than 1:00 p.m. (New York time) on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrower Representative, and Borrowers shall immediately repay such amount to Agent. Any repayment required pursuant to this Section 8.4 shall be without premium or penalty. Nothing in this Section 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 8.5, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

        8.5.   Disbursements of Advances; Payment.

               (a)    Advances; Payments.

                      (i) Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of a Revolving Credit Advance is received, by fax, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Section 1.1(e) not later than 3:00 p.m. (New York time) on the requested Funding Date in the case of an Index Rate Loans and not later than 11:00 a.m. (New York time) on the requested Funding Date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrowers as designated by Borrower Representative in the Notice of Revolving

Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                      (ii) At least once each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone or fax of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex E or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding shortfall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers.

               (b) Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each Funding Date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 8.5(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to Borrowers on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

               (c)    Return of Payments.

                      (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                      (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

               (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, shall not relieve any other Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" or "Supermajority Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

               (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so.

               (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders. Agent is authorized to issue all notices to be issued by or on behalf of the Lenders with respect to any Subordinated Debt and in respect of the Senior Notes and Inter-Creditor Agreement.

                                   SECTION 9.

                                  MISCELLANEOUS

        9.1. Indemnities. Borrowers agree, jointly and severally, to indemnify, pay, and hold Agent, each Lender, each L/C Issuer and their respective officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Related Transactions; provided, that Borrowers shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrowers agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

        9.2.   Amendments and Waivers.

               (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers, and by Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

               (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the LP Borrowing Base, the NU Borrowing Base or the USA Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Exhibit 4.9(d), shall be effective unless the same shall be in writing and signed by Agent, Supermajority Revolving Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 7.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 7.2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers.

               (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby:
(i) increase the principal amount of any Lender's Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and may be approved by Requisite Lenders, including those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender;
(iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender (which action shall be deemed only to affect those Lenders to whom such payments are made);
(v) release any Guaranty or, except as otherwise permitted in Section 3.7, release Collateral with a book value exceeding 5% of the book value of all assets in the aggregate in any one (1) year (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 9.2 or the definitions of the terms "Requisite Lenders" or "Supermajority Revolving Lenders" insofar as such definitions affect the substance of this Section 9.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuers under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuers, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 9.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

        9.3. Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York Time; (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.


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
        Notices shall be addressed as follows:

               If to Borrower Representative:       GOLFSMITH INTERNATIONAL, INC.
                                                    11000 North IH-35
                                                    Austin, Texas 78753
                                                    ATTN:  Mark Osborn
                                                    Fax:  (512) 837-1019

               With a copy to:                      First Atlantic Capital, Ltd.
                                                    135 East 57th Street
                                                    New York, New York  10022
                                                    ATTN:  Noel Wilens
                                                    Fax:  (214) 207-8842

               If to Agent or GE Capital:           GENERAL ELECTRIC CAPITAL CORPORATION
                                                    335 Madison Ave
                                                    New York, New York 10017
                                                    ATTN:  Golfsmith Account Officer
                                                    Fax:  (212) 983-8767

               With a copy to:                      GENERAL ELECTRIC CAPITAL
                                                    CORPORATION
                                                    201 High Ridge Road
                                                    Stamford, Connecticut  06927-5100
                                                    ATTN:  Corporate Counsel
                                                    Commercial Finance - Merchant Banking
                                                    Fax:  (203) 316-7899

                                                    and

                                                    GENERAL ELECTRIC CAPITAL
                                                    CORPORATION
                                                    500 West Monroe Street
                                                    Chicago, Illinois 60661
                                                    ATTN:  Corporate Counsel
                                                    Commercial Finance - Merchant Banking
                                                    Fax:  (312) 441-6876

               If to a Lender:                      To the address set forth on the signature page
                                                    hereto or in the applicable Assignment
                                                    Agreement

        9.4. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

        9.5. Marshaling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrowers make payment(s) or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

        9.6. Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

        9.7. Lenders' Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

        9.8. Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

        9.9. Applicable Law. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

        9.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns except that Borrowers may not assign their rights or obligations hereunder without the written consent of all Lenders which assignment without such consent shall be void.

        9.11. No Fiduciary Relationship; Limited Liability. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to any Credit Party by Agent or any Lender. Each Credit Party agrees that neither Agent nor any Lender shall have liability to any Credit Party (whether sounding in tort, contract or otherwise) for losses suffered by any Credit Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a final non-appealable order by a court of competent jurisdiction. Neither Agent nor any Lender shall have any liability with respect to, and each Credit Party hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by any Credit Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

        9.12. Construction. Agent, each Lender, Borrowers and each other Credit Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agent, each Lender, Borrowers and each other Credit Party.

        9.13. Confidentiality. Agent and each Lender agree to exercise their best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrower Representative and not to disclose such information to Persons other than to potential assignees or participants or to Persons employed by or engaged by Agent a Lender or a Lender's assignees or participants including attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services. The confidentiality provisions contained in this Section
9.13 shall not apply to disclosures (i) required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process or
(ii) consisting of general portfolio information that does not identify Borrowers. The obligations of Agent and Lenders under this Section 9.13 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.

        9.14. CONSENT TO JURISDICTION. BORROWERS AND CREDIT PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWERS AND CREDIT PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWERS AND CREDIT PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS AND CREDIT PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER REPRESENTATIVE, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWERS, CREDIT PARTIES OR ANY OF THEIR AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWERS OR SUCH CREDIT PARTIES FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). BORROWERS AND CREDIT PARTIES AGREE THAT AGENT'S OR ANY LENDER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. BORROWERS AND CREDIT PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE.

        9.15. WAIVER OF JURY TRIAL. BORROWERS, CREDIT PARTIES, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWERS, CREDIT PARTIES, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.

BORROWERS, CREDIT PARTIES, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

        9.16. Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Letters of Credit and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in Sections 1.3(g), 1.10, 1.11 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement.

        9.17. Entire Agreement. This Agreement, the Notes and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement.

        9.18. Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

        9.19.  Replacement of Lenders.

               (a) Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender for payment pursuant to Section 1.10 or 1.11 or, as provided in this Section 9.19(c), in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable (any such Lender demanding such payment or refusing to so consent being referred to herein as an "Affected Lender"), Borrowers may, at their option, notify Agent and such Affected Lender of its intention to do one of the following:

                      (i) Borrowers may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrowers obtain a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrowers' intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 8.1, provided that Borrowers have reimbursed such Affected Lender for any administrative fee payable pursuant to Section 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 1.10 or 1.11, paid all amounts required to be paid to such Affected Lender pursuant to Section 1.10 or 1.11 through the date of such sale and assignment; or

                      (ii) Borrowers may, with Agent's consent, prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Pro Rata Share of the Revolving Loan Commitment, in which case the Revolving Loan Commitment will be reduced by the amount of such Pro Rata Share. Borrowers shall, within ninety (90) days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender's obligations under the Revolving Loan Commitment.

               (b) In the case of a Non-Funding Lender pursuant to Section 8.5(a), at Borrower Representative's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Loans and Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

               (c) If, in connection with any proposed amendment, modification, waiver or termination pursuant to Section 9.2 (a "Proposed Change"):

                      (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a "Non-Consenting Lender"),

                      (ii) requiring the consent of Supermajority Revolving Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained, or

                      (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained.

then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

        9.20. Delivery of Termination Statements. Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, Agent shall deliver to Borrower Representative termination statements, and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

        9.21. Default Purchase Option. Agent agrees to promptly provide notice to the Trustee under the Indenture when there has occurred (1) the maturity (including as a result of acceleration or the commencement of an Event of Default under Section 6.1(f) or 6.1(g)) of the Obligations or (2) the termination of the Revolving Loan Commitment (the occurrence of (1) or (2), an "Occurrence"). Such notice (the "Default Notice") shall include the name and address of each Lender, and Agent agrees to notify Trustee of the name and address of any new Lender that acquires a Loan during the period beginning on the date of an Occurrence and ending on the earlier of the date twenty (20) Business Days following the delivery of the Default Notice or the Noteholder(s) (as hereinafter defined) Properly Elects under this Section 9.21. If one or more Noteholders (as defined in the Inter-Creditor Agreement) Properly Elects to purchase all "Senior Lender Claims" (as such term is defined in the Inter-Creditor Agreement), each Lender shall, upon and subject to the terms set forth below, sell to such Noteholders all, but not less than all, of the Senior Lender Claims held by it that are outstanding at the time of purchase (except Unasserted Contingent Obligations (as defined in the Inter-Creditor Agreement)) then outstanding, together with all rights of such Lender with respect to Liens securing such Obligations and all Guarantees and other supporting obligations relating to such Obligations and all rights of such Lender in respect thereof, other the rights in respect of Unasserted Contingent Obligations (as defined in the Inter-Creditor Agreement) and rights in respect of undrawn Letters of Credit (the "Subject Property"), upon the following terms and conditions: (a) for a purchase price equal to 100% of the principal amount and accrued interest outstanding on the Obligations included in the Subject Property on the date of purchase plus 100% of all other Obligations included in the Subject Property (including LIBOR Breakage Fees) then unpaid, (b) with such purchase price payable in cash on the date of purchase (which date of purchase shall occur before the latter of (i) twenty (20) Business Days following the date of receipt by such Trustee of the Default Notice and (ii) five (5) Business Days after such Noteholder(s) shall have Properly Elected to purchase under this Section 9.21), against transfer to such Noteholder(s) (such transfer to be without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any Obligations included in the Subject Property or the validity, enforceability, perfection or priority or sufficiency of any Lien securing, or Guaranty or other supporting obligation for, any Obligations included in the Subject Property or as to any other matter whatsoever, other than the representation and warranty that the Subject Property is being sold and transferred without any adverse claim created by the applicable Lender), (c) with such purchase accompanied by a deposit by such Noteholder(s) or the Trustee of cash collateral under control of the Agent or, at the direction of the Agent, the applicable L/C Issuer or L/C Issuers (pursuant to agreements reasonably acceptable to the Agent or such L/C Issuer or L/C Issuers, as the case may be, and with a depositary reasonably acceptable to the Agent or such L/C Issuer or L/C Issuers, as the case may be) in an amount equal to 105% of the undrawn amount of each Letter of Credit then outstanding, as security for the additional obligation of the purchaser to purchase, at par plus accrued interest, the reimbursement obligation in respect of such Letters of Credit as and when such Letters of Credit are funded and to pay all Obligations included in the Subject Property then outstanding relating to such Letter of Credit, (d) no Lender shall be required to sell any Senior Lender Claims unless one or more Noteholders Properly Elects to purchase all Senior Lender Claims held by all Lenders and all Senior Lender Claims of all Lenders are sold concurrently and (e) upon documents reasonably acceptable to Agent, such Lender, the Trustee and such Noteholder(s) and consistent with the foregoing clauses (a) through (d). The option to purchase under this Section 9.21 is exercisable only once. The term "Properly Elects" means the delivery by such Noteholder(s) or the Trustee on its (or their) behalf during the period that begins on the date of an Occurrence and ends on the twentieth (20th) Business Day following receipt by the Trustee of a Default Notice, to the Agent and each Lender by such Noteholder(s) of an irrevocable written notice to purchase all "Senior Lender Claims" (as such term is defined in the Inter-Creditor Agreement) pursuant to the terms of this
Section 9.21. Notwithstanding anything to the contrary herein or in the Inter-Creditor Agreement, the Noteholders shall be a third-party beneficiary of this Section 9.21, and no amendments or modifications of this Section 9.21 shall be made or become effective without the written consent of the Noteholders holding more than 50% of the principal of the Notes (as defined in the Inter-Creditor Agreement).

                                   SECTION 10.

                                 CROSS-GUARANTY

        10.1. Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 10 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 10 shall be absolute and unconditional, irrespective of, and unaffected by,

               (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

               (b) the absence of any action to enforce this Agreement (including this Section 10) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

               (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

               (d) the insolvency of any Credit Party; or

               (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

        10.2. Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 10 and such waivers, Agent and Lenders would decline to enter into this Agreement.

        10.3. Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 10 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

        10.4. Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 10.7, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 10, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.4.

        10.5. Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 10. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 10, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

        10.6. Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 10 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

               (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

               (b) the amount that could be claimed by Agent and Lenders from such Borrower under this Section 10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 10.7.

        10.7.  Contribution with Respect to Guaranty Obligations.

               (a) To the extent that any Borrower shall make a payment under this Section 10 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

               (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

               (c) This Section 10.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 10.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 10.1. Nothing contained in this
Section 10.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

               (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

               (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 10.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

        10.8. Liability Cumulative. The liability of Borrowers under this
Section 10 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                    [SIGNATURES CONTINUE ON FOLLOWING PAGES.]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                              GOLFSMITH INTERNATIONAL, L.P.
                              By Golfsmith GP, L.L.C., as General Partner
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By /s/ NOEL E. WILENS
                                 -----------------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH NU, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By /s/ NOEL E. WILENS
                                 -----------------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH USA, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner


                              By /s/ NOEL E. WILENS
                                 -----------------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH INTERNATIONAL, INC.


                              By /s/ NOEL E. WILENS
                                 -----------------------------------------------
                                 Noel E. Wilens
                                 Vice President


                              GOLFSMITH INTERNATIONAL HOLDINGS, INC.


                              By /s/ NOEL E. WILENS
                                 -----------------------------------------------
                                 Noel E. Wilens
                                 Vice President


                  SIGNATURE PAGE TO GOLFSMITH CREDIT AGREEMENT

                             GOLFSMITH GP HOLDINGS, INC.


                             By /s/ NOEL E. WILENS
                                -----------------------------------------------
                                Noel E. Wilens
                                Vice President


                             GOLFSMITH HOLDINGS, L.P.
                             By Golfsmith GP Holdings, Inc., as General Partner


                             By /s/ NOEL E. WILENS
                                -----------------------------------------------
                                Noel E. Wilens
                                Vice President


                             GOLFSMITH GP, L.L.C.
                             By Golfsmith Holdings, L.P., as Sole Member
                             By Golfsmith GP Holdings, Inc., as General Partner


                             By /s/ NOEL E. WILENS
                                -----------------------------------------------
                                Noel E. Wilens
                                Vice President


                             GOLFSMITH DELAWARE, L.L.C.
                             By Golfsmith Holdings, L.P., as Sole Member
                             By Golfsmith GP Holdings, Inc., as General Partner


                             By /s/ NOEL E. WILENS
                                -----------------------------------------------
                                Noel E. Wilens
                                Vice President


                             GOLFSMITH CANADA, L.L.C.
                             By Golfsmith Holdings, L.P., as Sole Member
                             By Golfsmith GP Holdings, Inc., as General Partner


                             By /s/ NOEL E. WILENS
                                -----------------------------------------------
                                Noel E. Wilens
                                Vice President


                  SIGNATURE PAGE TO GOLFSMITH CREDIT AGREEMENT

                             GOLFSMITH EUROPE, L.L.C.
                             By Golfsmith Holdings, L.P., as Sole Member
                             By Golfsmith GP Holdings, Inc., as General Partner


                             By /s/ NOEL E. WILENS
                                -----------------------------------------------
                                Noel E. Wilens
                                Vice President


                             GOLFSMITH LICENSING, L.L.C.
                             By Golfsmith Holdings, L.P., as Sole Member
                             By Golfsmith GP Holdings, Inc., as General Partner


                             By /s/ NOEL E. WILENS
                                -----------------------------------------------
                                Noel E. Wilens
                                Vice President


                             GENERAL ELECTRIC CAPITAL CORPORATION,
                             AS AGENT, AN L/C ISSUER AND A LENDER


                             By:  /s/ LAURENT PARIS
                                -----------------------------------------------
                             Name:  Laurent Paris
                                     its Duly Authorized Signatory


                  SIGNATURE PAGE TO GOLFSMITH CREDIT AGREEMENT

                                     ANNEX A

                                       TO

                                CREDIT AGREEMENT

                                   DEFINITIONS

            Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

            "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

            "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Holdings or any of its Subsidiaries; (b) changes in accounting principles recommended by Holdings' certified public accountants and implemented by Holdings or any of its Subsidiaries; and (c) changes in carrying value of Holdings' or any of its Subsidiaries' assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma.

            "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

            "Acquisition" means the merger of Acquisition Co. with and into GII.

            "Acquisition Agreement" means the Agreement and Plan of Merger, dated September 23, 2002, between Holdings, Acquisition Co. and GII.

            "Acquisition Co." means BGA Acquisition Corp., a Delaware corporation.

            "Activation Event" has the meaning ascribed to it in Annex F.

            "Activation Notice" has the meaning ascribed to it in Annex F.


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
            "Advances" means any Revolving Credit Advance.

            "Affected Lender" has the meaning ascribed to it in Section 9.19(a).

            "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

            "Agent" means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 8.2.

            "Aggregate Borrowing Base" means as of any date of determination, an amount equal to (i) the sum of the LP Borrowing Base, the NU Borrowing Base and the USA Borrowing Base; less (ii) any Reserves except to the extent already deducted therefrom.

            "Agreement" means this Credit Agreement (including all schedules, subschedules, annexes and exhibits hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time.

            "Allocable Amount" has the meaning ascribed to it in Section 10.7.

            "Applicable L/C Margin" means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.2(a).

            "Applicable Margins" means collectively the Applicable L/C Margin, the fee payable under Section 1.3(a), the Applicable Revolver Index Margin and the Applicable Revolver LIBOR Margin.

            "Applicable Revolver Index Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.2(a).

            "Applicable Revolver LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.2(a).

            "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise of any of the following: (a) any of the Stock or other equity or ownership interest of any of GII or any of its Subsidiaries or (b) any or all of the assets of GII or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

            "Assignment Agreement" has the meaning ascribed to it in Section 8.1(a).

            "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C.Section Section 101 et seq. or other applicable bankruptcy, insolvency or similar laws.

            "Blocked Account Agreement" has the meaning ascribed to it in Annex
F.

            "Blocked Accounts" has the meaning ascribed to it in Annex F.

            "Borrower" and "Borrowers" have the respective meanings ascribed to them in the preamble to the Agreement.

            "Borrower Representative" means GII in its capacity as Borrower Representative pursuant to the provisions of Section 1.13.

            "Borrowing Base" shall mean individually the LP Borrowing Base, the NU Borrowing Base or the USA Borrowing Base.

            "Borrowing Availability" means as of any date of determination the lesser of (i) the Maximum Amount and (ii) the Aggregate Borrowing Base, in each case, less the sum of (a) $500,000, (b) the Revolving Loan then outstanding (including, without duplication, the outstanding balance of Letter of Credit Obligations then outstanding), and (c) Reserves required by Agent in its reasonable credit judgment.

            "Borrowing Base Certificate" has the meaning ascribed to it in
Section 4.9(d).

            "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of New York, Texas or Illinois and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

            "Cash Management Systems" has the meaning ascribed to it in Section 2.10.

            "Capex Limit" has the meaning ascribed to it in Section 4.1.

            "Capital Expenditures" has the meaning ascribed to it in Section 4.1 of Schedule 1 to Exhibit 4.9(k).

            "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

            "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

            "Cash Equivalents" means: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the

District of Columbia that is at least (A) "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 and (C) has the highest rating obtainable from either S&P or Moody's.

            "Certificate of Exemption" has the meaning ascribed to it in Section 1.11(c).

            "Change of Control" means any event, transaction or occurrence as a result of which (a) Atlantic Equity Partners III, L.P. and/or other investment funds controlled by First Atlantic cease to own and control all of the economic and voting rights associated with ownership of at least fifty-one percent (51%) of all classes of the outstanding capital Stock of Holdings on a fully diluted basis, (b) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of GII, (c) GII ceases to own and control directly or indirectly all of the economic and voting rights associated with all of the outstanding Stock of LP, NU or USA or any of GII's other subsidiaries, other than director's qualifying shares, if any, or (d) a "Change of Control" (as defined in the Indenture) shall occur.

            "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

            "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

            "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

            "Closing Date" means October 15, 2002.

            "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

            "Collateral" means the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations or any portion thereof.


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
            "Collateral Documents" means the Security Agreement, the Pledge Agreements, the Guaranties, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations or any portion thereof and the Inter-Creditor Agreement.

            "Collection Account" has the meaning ascribed to it in Annex F.

            "Commitment Termination Date" means the earliest of (a) April 15, 2007, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 6.3, and (c) the date of (i) indefeasible prepayment in full by Borrowers of the Loans, (ii) the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Section 1.5(g), and (iii) the permanent reduction of the Commitments to zero dollars ($0).

            "Commitments" means (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments which aggregate commitment shall be Ten Million Dollars ($10,000,000) on the Closing Date, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

            "Compliance Certificate" has the meaning ascribed to it in Section 4.9(k).

            "Consolidated Net Income" has the meaning ascribed to it in Section
4.3 of Schedule 1 to Exhibit 4.9(k).

            "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person: (i) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

            "Contractual Obligations" means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Related Transactions Documents.

            "Copyright License" means any and all rights nor owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

            "Copyright Security Agreements" means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

            "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

            "Credit Parties" means Holdings, GII, Borrowers, each other Subsidiary of GII that executes this Agreement as a "Credit Party" or executes a Guaranty or who grants a Lien on all or part of its assets to secure all of part of the Obligations.

            "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

            "Default Notice" has the meaning ascribed to it in Section 9.21.

            "Default Rate" has the meaning ascribed to it in Section 1.2(d).

            "Disbursement Account" has the meaning ascribed to it in Section 1.1(e).

            "Disclosure Schedules" means the Schedules prepared by Borrower Representative and denominated as Schedules 1.1(b) through 5.18 in the index to the Agreement.

            "Documents" means any "document," as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Credit Party, wherever located.

            "Dollars" or "$" means lawful currency of the United States of America.

            "Domestic Subsidiary" means each Subsidiary of Holdings that is organized under the laws of the United States or a state thereof.

            "EBITDA" has the meaning ascribed to it in Section 4.3 of Schedule 1 to Exhibit 4.9(k).

            "Eligible Accounts" has the meaning ascribed to it in Schedule 1 to
Exhibit 4.9(d).

            "Eligible Inventory" has the meaning ascribed to it in Schedule 1 to
Exhibit 4.9(d).

            "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response,


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
Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

            "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

            "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

            "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

            "Equity Capital Contribution" means a contribution in cash of common equity capital by Holdings to GII in the amount of at least $61,450,000 ($12,770,000 of which shall consist of management rollover and the remainder of which shall be in cash), subject to the Opening Adjustment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

            "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

            "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

            "ESOP" means a Plan that is intended to satisfy the requirements of
Section 4975(e)(7) of the IRC.

            "Event of Default" has the meaning ascribed to it in Section 6.1.

            "Excess Cash Flow" has the meaning ascribed to it in Schedule 2 to
Exhibit 4.9(k).

            "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.

            "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

            "Fees" means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

            "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Holdings and its Subsidiaries delivered in accordance with Section 4.9.

            "First Atlantic" means First Atlantic Capital, Ltd., a Delaware corporation.

            "Fiscal Month" means any of the monthly accounting periods of Holdings.

            "Fiscal Quarter" means any of the quarterly accounting periods of Holdings measured on a 4-4-5 basis such that each Fiscal Quarter consists of precisely 13 weeks and each month ends on a Saturday, such Fiscal Quarters ending on or about March 31, June 30, September 30 and December 31 of each year.

            "Fiscal Year" means any of the annual accounting periods of Holdings ending on the Saturday closest to December 31 of each year.

            "Fixed Charges" has the meaning ascribed to it in Section 4.4 of
Schedule 1 to Exhibit 4.9(k).


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
            "Fixed Charge Coverage Ratio" has the meaning ascribed to it in
Section 4.4 of Schedule 1 to Exhibit 4.9(k).

            "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

            "Foreign Lender" has the meaning ascribed to it in Section 1.11(c).

            "Foreign Subsidiary" means any Subsidiary of Holdings that is not a Domestic Subsidiary.

            "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the average daily outstanding principal amount during the trailing twelve fiscal months ending as of the date of determination of Obligations (including Letter of Credit Obligations) and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

            "Funding Date" has the meaning ascribed to it in Section 7.2.

            "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

            "GE Capital" has the meaning ascribed to it in the Preamble.

            "GE Capital Fee Letter" has the meaning ascribed to it in Section 1.3(a).

            "General Intangibles" means "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.


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
            "GII" has the meaning ascribed thereto in the recitals to the Agreement.

            "GII Guaranty" means the guaranty of even date herewith executed by GII in favor of Agent, on behalf of itself and the Lenders.

            "Golfsmith Europe" means Golfsmith Europe, LLC, a Delaware limited liability company.

            "Golfsmith Licensing" means Golfsmith Licensing, LLC, a Delaware limited liability company.

            "Goods" means any "goods," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or
(e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

            "Guaranties" means, collectively, the Holdings Guaranty, the GII Guaranty, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

            "Guarantor Payment" has the meaning ascribed to it on Section 10.7.

            "Guarantors" means Holdings, GII, each Domestic Subsidiary of GII (other than a Borrower), and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

            "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

            "Holdings" has the meaning ascribed thereto in the recitals to the Agreement.

            "Holdings Guaranty" means the guaranty of even date herewith executed by Holdings in favor of Agent, on behalf of itself and Lenders.

            "Indebtedness" means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) "earnouts" and similar payment obligations, and (j) the Obligations.

            "Indemnitees" has the meaning ascribed to it in Section 9.1.

            "Indenture" means the senior secured notes trust indenture by and between the Trustee and GII, of even date herewith, and substantially in the form of Exhibit A1.

            "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

            "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

            "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

            "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

            "Intercompany Management Agreements" means the management agreements between LP and the various other Credit Parties whereby LP performs management services for such other Credit Parties and receives compensation from such other Credit Parties therefor.

            "Intercompany Notes" has the meaning ascribed to it in Section 3.1.

            "Intercompany Subordination Agreement" means the subordination agreement, substantially in the form of Exhibit A2 hereto, of even date herewith, by and among the Credit Parties.

            "Inter-Creditor Agreement" means the Intercreditor Agreement, dated as of October 15, 2002, among Agent, Trustee, the Collateral Agent (as defined in the Indenture) and the Credit Parties.

            "Interest Coverage Ratio" has the meaning ascribed to it in Section
4.5 of Schedule 1 to Exhibit 4.9(k).

            "Interest Expense" has the meaning ascribed to it in Section 4.5 of
Schedule 1 to Exhibit 4.9(k).

            "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and
(b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and provided, further, that, in addition to the foregoing, each of
(x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

            "Inventory" means any "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

            "Investment" means (i) any direct or indirect purchase or other acquisition by Borrowers or any of their Subsidiaries of any Stock, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by Borrowers or any of their Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

            "Investment Property" means all "investment property," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including: (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

            "IRC" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

            "IRS" means the Internal Revenue Service.

            "L/C Issuer" means GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion, in such Person's capacity as an issuer of Letters of Credit hereunder.

            "L/C Sublimit" has the meaning ascribed to it in Section 1.1(d).

            "Lenders" means GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

            "Letters of Credit" means documentary or standby letters of credit issued for the account of Borrowers by L/C Issuers, and bankers' acceptances issued by Borrowers, for which Agent and Lenders have incurred Letter of Credit Obligations.

            "Letter of Credit Fee" has the meaning ascribed to it in Section 1.3(d).

            "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in Section 1.1(d) with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

            "Leverage Ratio" has the meaning ascribed to it in Section 4.6 of
Schedule 1 to Exhibit 4.9(k).

            "LIBOR Breakage Fee" means an amount equal to the amount of any losses, expenses, liabilities (including, without limitation, any loss (including interest paid) and lost opportunity cost in connection with the re-employment of such funds) that any Lender may sustain as a result of (i) any default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower Representative's delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise). For purposes of calculating amounts payable to a Lender under Section 1.3(e), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 1.3(e).


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
            "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

            "LIBOR Loans" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

            "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower Representative's irrevocable notice to Agent as set forth in Section 1.2(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

            (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

            (b) any LIBOR Period that would otherwise extend beyond the date set forth in clause (a) of the definition of "Commitment Termination Date" shall end two (2) LIBOR Business Days prior to such date;

            (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

            (d) Borrower Representative shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

            "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

            (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

            (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

            If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be available to Agent.

            "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.


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
            "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

            "Litigation" has the meaning ascribed to it in Section 4.9(i).

            "Loan Account" as the meaning ascribed to it in Section 1.9.

            "Loan Documents" means the Agreement, the Notes, the Collateral Documents, the GE Capital Fee Letter and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

            "Loans" means the Revolving Loan.

            "LP" means Golfsmith International, L.P., a Delaware limited partnership.

            "LP Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

            (a) 85% of the book value of LP's Eligible Accounts at such time;
      and

            (b) up to the lesser of (i) 65% of the book value of LP's Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market and (ii) 60% of the orderly liquidation value of LP's Eligible Inventory.

            "LP Operating Account" has the meaning ascribed to it in Annex F.

            "Management Services Agreement" means the Management Consulting Agreement between First Atlantic and GII, substantially in the form of Exhibit 3.5(c), as in existence as of the Closing Date.

            "Master Documentary Agreement" means a Master Agreement for Documentary Letters of Credit between an L/C Issuer and Borrowers, substantially in the form of Exhibit A3.

            "Master Standby Agreement" means a Master Agreement for Standby Letters of Credit between an L/C Issuer and Borrowers, substantially in the form of Exhibit A4.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) Borrowers' ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the


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
Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities in excess of $2,500,000 shall constitute a Material Adverse Effect.

            "Maximum Amount" means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

            "Maximum Lawful Rate" has the meaning ascribed to it in Section 1.2(f).

            "Moody's" means Moody's Investor's Services, Inc.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

            "Net Proceeds" means (i) cash proceeds received by Borrowers or any of their Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the costs of such Asset Disposition (including taxes attributable to such sale, lease or transfer) and (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed, and (ii) cash proceeds attributable to any working capital, earnings, balance sheet or similar adjustment under the Acquisition Agreement.

            "Non-Consenting Lender" has the meaning ascribed to it in Section 9.19(c).

            "Non-Funding Lender" has the meaning ascribed to it in Section
8.5(a).

            "Notes" means, collectively, the Revolving Notes.

            "Notice of Conversion/Continuation" has the meaning ascribed to it in Section 1.2(e).

            "Notice of Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a).

            "NU" means Golfsmith NU, LLC, a Delaware corporation.

            "NU Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

            (a) up to 85% of the book value of NU's Eligible Accounts at such time; and

            (b) up to the lesser of (i) 65% of the book value of NU's Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market and (ii) 60% of the orderly liquidation value of NU's Eligible Inventory.

            "Obligations" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), including obligations pursuant to Letter of Credit Obligations, owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the


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
other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

            "Occurrence" has the meaning ascribed to such term in Section 9.21.

            "Opening Adjustment" means an adjustment as determined by Agent to the amount to be required by Agent as the Equity Capital Contribution based on the Aggregate Borrowing Base as of the Closing Date and working capital adjustments made through the Closing Date.

            "Other Lender" has the meaning ascribed to it in Section 8.5(d).

            "Overadvance" has the meaning ascribed to it in Section 1.1(a).

            "Paul Agreements" means those certain Employment Agreements, dated as of October 15, 2002, between GII and each of Carl Paul and Frank Paul.

            "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

            "Patent Security Agreements" means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

            "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

            "Payment Account" has the meaning ascribed to it in Annex F.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Pension Plan" means a Plan described in Section 3(2) of ERISA.

            "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable;
(b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $50,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 6.1; (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate


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
or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; (j) Liens existing on the date hereof and renewal, and extensions thereof which Liens are set forth on Schedule 3.2; (k) Liens securing Indebtedness permitted by Section 3.1(d), provided that the Liens attach only to the assets financed by such Indebtedness and (l) Liens securing the obligations of GII and its Domestic Subsidiaries in respect of the Senior Notes and the guaranties thereof, so long as such Liens are subject to the Inter-Creditor Agreement.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Plan" means, at any time, an "employee benefit plan," as defined in
Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

            "Pledge Agreement" means the various Pledge Agreements, each dated on or after the date hereof executed by Holdings, GII, each Borrower and each other Credit Party in favor of Agent, on behalf of itself and Lenders, pledging all Stock of any Credit Party owned by such Person and all Intercompany Notes owned by such Person.

            "Prior Lender" means Foothill Capital Corporation.

            "Prior Lender Obligations" means all obligations under (i) the Loan and Security Agreement, dated as of November 10, 2000, among LP, USA, NU and Golfsmith Canada, LLC, as borrower, the other Golfsmith entities named therein as guarantors, the lenders party thereto and Prior Lender, as manager and administrative agent and (ii) all other documents, instruments and agreements in connection thereto.

            "Pro Forma" means the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries prepared in accordance with GAAP as of the Closing Date after giving effect to the Related Transactions. The Pro Forma is annexed hereto as Annex D.

            "Pro Rata Share" means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders and (b) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing
(i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders, as such percentages may be adjusted by assignments pursuant to Section 8.1.

            "Projections" means Holdings', and its Subsidiaries' forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

            "Properly Elects" has the meaning ascribed to it in Section 9.21.


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
            "Proposed Change" has the meaning ascribed to it in Section 9.19(c).

            "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

            "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

            "Real Estate" has the meaning ascribed to it in Section 5.12.

            "Refinancing" means the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

            "Related Person" has the meaning ascribed to it in Annex F.

            "Related Transactions" means the Acquisition, the Refinancing, the issuance of the Senior Notes, the Equity Capital Contribution, the execution and delivery of the Loan Documents, the payment of all Fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

            "Related Transactions Documents" means the Loan Documents, the Acquisition Agreement, the Indenture, the Senior Notes and all security agreements, mortgages, deeds of trust and other agreements or instruments executed in connection with the Related Transactions.

            "Relationship Bank" has the meaning ascribed to it in Annex F.

            "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

            "Replacement Lender" has the meaning ascribed to it in Section 9.19(a).

            "Requisite Lenders" means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Loans.

            "Reserves" means, with respect to any Borrowing Base (a) reserves established by Agent from time to time against Eligible Accounts and Eligible Inventory pursuant to Exhibit 4.9(d) and (b) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability that Agent


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
may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

            "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature), indemnification payments and out-of-pocket expenses in connection therewith by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

            "Retiree Welfare Plan" means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

            "Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a).

            "Revolving Lenders" means those Lenders having a Revolving Loan Commitment.

            "Revolving Loan(s)" means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

            "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Revolving Credit Advances or incur its Pro Rata Share of Letter of Credit Obligations as set forth on Annex B or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Ten Million Dollars ($10,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

            "Revolving Notes" has the meaning ascribed to it in Section 1.1(a).

            "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.


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
            "Security Agreement" means the various Security Agreements dated on or after the Closing Date entered into by and among Agent, on behalf of itself and Lenders, Holdings, GII and the other Credit Parties signatory thereto.

            "Senior Notes" means the 8.375% senior secured notes of GII due 2009 issued pursuant to the Indenture in the original aggregate principal amount of not more than $93,750,000 (provided that solely for purposes of the calculations contained in the schedules to Exhibit 4.9(k), the Senior Notes shall be deemed to bear interest at a rate of 12.78% per annum and to have been issued in the aggregate principal amount of $75,000,000), together with any "Exchange Notes" (as defined in the Indenture) issued in exchange therefor so long as any such Exchange Notes replace such Senior Notes dollar for dollar.

            "Settlement Date" has the meaning ascribed to it in Section 8.5(a)(ii).

            "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

            "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

            "Statement" has the meaning ascribed to it in Section 4.9(b).

            "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated and regardless whether represented by a certificate or not) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

            "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

            "Subject Property" has the meaning ascribed to it in Section 9.21.

            "Subordinated Debt" means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Requisite Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

            "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of


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
the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrowers.

            "Subsidiary Guaranty" means the Subsidiary Guaranty of even date herewith executed by one or more Subsidiaries of GII in favor of Agent, on behalf of itself and Lenders.

            "Supermajority Revolving Lenders" means Lenders having (a) 80% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Revolving Loan.

            "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized in the amount set forth in
Section 1.5(g), cancelled or backed by standby letters of credit acceptable to Agent and (d) no Borrower shall have any further right to borrow any monies under the Agreement.

            "Title IV Plan" means a Pension Plan (other than a Multiemployer
Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Trademark Security Agreements" means the Trademark Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

            "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

            "Trademarks" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

            "Triggering Request" has the meaning ascribed to it in Annex F.

            "Trustee" means U.S. Bank Trust National Association, as trustee under the Indenture, or any successor trustee thereunder.

            "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

            "USA" means Golfsmith USA, LLC, a Delaware limited liability company.

            "USA Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

            (a) up to 85% of the book value of USA's Eligible Accounts at such time; and

            (b) up to the lesser of (i) 65% of the book value of USA's Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market and (ii) 60% of the orderly liquidation value of USA's Eligible Inventory.

            "Welfare Plan" means a Plan described in Section 3(1) of ERISA.

            Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth or referred to in this Annex A. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

            Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. Except as otherwise provided therein, all definitions of agreements and instruments shall mean such agreements or instruments as amended, modified or supplemented (and in the case of instruments, replaced, renewed or substituted) from time to time in accordance with their respective terms and the terms of the Loan Documents.

                                     ANNEX B
                                       to
                                CREDIT AGREEMENT

                     PRO RATA SHARES AND COMMITMENT AMOUNTS

                                                      Lender(s)
                                                      ---------
Revolving Loan Commitment               General Electric Capital Corporation

$10,000,000 (100%)

                                     ANNEX C
                                       to
                                CREDIT AGREEMENT

                                CLOSING CHECKLIST

A.    DOCUMENTS

1. Credit Agreement: This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Credit Party, Agent and Lenders.

2. Revolving Notes: Duly executed originals of the Revolving Notes for each Lender, dated the Closing Date, if requested by such Lender.

3. Security Agreements: Duly executed originals of Security Agreements executed by each Credit Party, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

4.    Insurance: Satisfactory evidence that the insurance policies required by
      Section 2.2 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

5.    Security Interests and Code Filings

      (a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to Permitted Encumbrances.

      (b) UCC-3 or other appropriate termination statements, in form and substance reasonably satisfactory to Agent releasing all liens on the Collateral of each Credit Party, and termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of any creditors other than Lenders.

6. Intellectual Property Security Agreements: Duly executed originals of Trademark Security Agreements, each dated the Closing Date and signed by each Credit Party that owns Trademarks.

7. Initial Borrowing Base Certificate: Duly executed originals of an initial Borrowing Base Certificate.

8.    Cash Management Systems; Blocked Account Agreements:

      (a) Evidence satisfactory to Agent that, as of the first Funding Date, Cash Management Systems complying with Annex F have been established and are currently being maintained in the manner set forth in such Annex F.

      (b) On or prior to the first Funding Date, duly executed originals of a Blocked Account Agreement in the form of Exhibit F1 evidencing Agent's control over the LP Operating Account.

      (c) Within 30 days after the Closing Date, duly executed originals of Blocked Account Agreements in the form of Exhibit F2 evidencing Agent's control over such deposit accounts (other than the LP Operating Account) as are listed on Schedule 5.16.

9. Certificate of Formation and Good Standing: For each Credit Party, (a) its articles or certificate of incorporation or certificate of formation, as applicable, and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation or formation, as applicable, and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

10. By-laws and Resolutions: For each Credit Party, (a) its by-laws or operating agreement, as applicable, together with all amendments thereto and (b) resolutions of such Person's Board of Directors or Board of Members, as applicable, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's secretary or an assistant secretary as being in full force and effect without any modification or amendment.

11. Incumbency Certificates: For each Credit Party, signature and incumbency certificates of the officers of such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's secretary or an assistant secretary as being true, accurate, correct and complete.

12. Opinions of Counsel: Duly executed originals of an opinion of King & Spalding, counsel for the Credit Parties, dated the Closing Date.

13. Pledge Agreements: Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank, and duly executed control letters from each of the Credit Parties that is a limited partnership or a limited liability company in form and substance satisfactory to Agent.

14. Intercompany Subordination Agreement: Duly executed originals of the Intercompany Subordination Agreement.

15. Accountants' Letter: A letter from the Credit Parties to the independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with
      Section 2.3 and acknowledging Lenders' reliance on the auditor's certification of past and future Financial Statements.

16. Appointment of Agent for Service: Evidence that CT Corporation has been appointed as each Credit Party's agent for service of process in New York.

17. Guaranties: Duly executed originals of each Guaranty dated the Closing Date, and all documents, instruments and agreements executed pursuant thereto.

18. Fee Letter: Duly executed originals of the GE Capital Fee Letter in form and substance satisfactory to GE Capital.

19. Officer's Certificate: Duly executed originals of a certificate of an authorized officer of each Credit Party, dated the Closing Date, stating that, since December 29, 2001 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which any Credit Party operates; (c) no Litigation has been commenced against such Credit Party which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Holdings, Borrower or any of their respective Subsidiaries.

20. Waivers: Within 90 days after the Closing Date, landlord waivers and consents, bailee letters and mortgagee agreements, in each case as required pursuant to Section 2.6.

21. Environmental Reports: Agent shall have received such environmental review and audit reports with respect to the Real Estate of any Credit Party as Agent shall have requested.

22. Audited Financials; Financial Condition: The Financial Statements, Projections and other materials set forth in Section 5.5 along with a business plan for Holdings and its Subsidiaries, all certified by an authorized officer of Holdings or a Borrower, as appropriate. Agent shall have further received a certificate of an authorized officer of each Credit Party, based on the Pro Forma and Projections, to the effect that
      (a) such Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of such Credit Party as of the date thereof after giving effect to the transactions contemplated by the Loan Documents and the Related Transactions; (c) the Projections are based upon estimates and assumptions stated therein, all of which such Credit Party believes to be reasonable and fair in light of current conditions and current facts known to such Credit Party and, as of the Closing Date, reflect such Credit Party's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (d) containing such other statements with respect to the solvency of such Credit Party and matters related thereto as Agent shall request.

23. Pro Forma: Copies of the Pro Forma in form and substance satisfactory to the Agent.

24. Approvals: Copies of any third-party, Governmental Authority or other regulatory approvals and consents necessary to consummate the Revolving Credit Facility and the Related Transactions.

25.   Related Transaction Documents:

      (a)   Duly executed copies of the Acquisition Agreement.

      (b) Duly executed copies of the Indenture, and all documents, instruments and agreements pursuant thereto.

      (c)   Copies of the duly executed Paul Agreements.

      (d) Duly executed copies of amendments to the Intercompany Management Agreements (i) between LP and NU and (ii) between LP and USA, each clarifying the passing of title to Inventory.

26. Inter-Creditor Agreement: Duly executed originals of the Inter-Creditor Agreement, and all documents, instruments and agreements executed pursuant thereto.

27. Other Documents: Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

B.    NON-DOCUMENTARY CONDITIONS

1. Payment of Fees: Borrowers shall have paid the Fees required to be paid on the Closing Date, including but not limited to such Fees specified in the GE Capital Fee Letter and expenses and attorneys' fees the respective amounts pursuant to Sections 1.3(a) and 1.3(g) respectively.

2. Capital Structure; Other Indebtedness: The organizational documents, terms of equity interests, capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be reasonably acceptable to Agent. Total Indebtedness of Holdings on a consolidated basis (including the Revolving Credit Facility) shall not exceed $75,000,000 as of the Closing Date, and the Leverage Ratio shall be less than or equal to 3.6x (subject to an Opening Adjustment) as of the Closing Date.

3. Due Diligence: Agent shall have completed its business and legal due diligence with results reasonably satisfactory to Agent.

4.    Consummation of Related Transactions

      (a) Acquisition: Agent shall have received evidence satisfactory to it that (i) the Acquisition shall have occurred in accordance with the terms of the Acquisition Agreement (ii) the purchase price (inclusive of aggregate fees and closing costs, including those payable to Agent and Lenders) associated with the Acquisition shall not exceed $136,500,000 (subject to an Opening Adjustment) and (iii) in connection with the Acquisition, one or more of the Credit Parties shall have paid in full $34,300,000 of the 12% senior subordinated notes outstanding prior to the Closing Date.

      (b) Senior Notes: Agent shall have received evidence satisfactory to it that the Senior Notes shall have been issued, the proceeds of which Borrower shall have received in an amount not less than $75,000,000.

      (c) Equity Capital Contribution: Agent shall have received evidence satisfactory to it that the Equity Capital Contribution shall have occurred.

      (d) Foothill Payoff: Agent shall have received evidence satisfactory to it that all Prior Lender Obligations shall have been terminated.

      (e) Other Requirements: Such other requirements of any Credit Party as Agent may, in its sole discretion, request.

                                     ANNEX D
                                       to
                                CREDIT AGREEMENT

                                    PRO FORMA

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

          The following unaudited pro forma combined condensed financial statements of Holdings give effect to the purchase of our company by Holdings pursuant to the merger and this offering. We have presented the pro forma financial statements of Holdings, the 100% parent of the issuer of the notes, Golfsmith. Holdings has no independent operations or other subsidiaries and has fully and unconditionally guaranteed the 8.375% senior secured notes offered by this offering circular. The pro forma combined condensed statements of income assume the merger and this offering occurred as of December 31, 2000. The unaudited pro forma combined condensed balance sheet combines the unaudited historical condensed balance sheets of Holdings and Golfsmith as of June 29, 2002.

          Holdings is acquiring Golfsmith in a merger transaction for an aggregate purchase price of $124.5 million, which includes the repayment of approximately $34.3 million of existing indebtedness (including a prepayment penalty of $0.8 million) less existing cash of $31.4 million, in each case as of June 29, 2002, or $2.9 million, the payment of $100.8 million in cash and $12.8 million in equity securities in Holdings to our existing stockholders, and the repurchase of an $8.0 million minority interest in one of Golfsmith's subsidiaries. We will use the net proceeds of this offering to finance part of the cash portion of the merger consideration to our stockholders, subject to a possible post-closing adjustment. In addition, we expect to incur $12.0 million of fees and expenses in connection with the merger and estimated direct transaction costs of this offering, including $7.1 million in connection with this offering and $4.9 million in connection with the merger. The estimated direct transaction costs consist primarily of investment banker, private placement fees, legal and accounting fees and printing costs to be incurred that are directly related to the merger and this offering. The amount of merger consideration is estimated based on Golfsmith's outstanding indebtedness and available cash as of June 29, 2002. The actual consideration payable in connection with the merger will be determined based on the outstanding indebtedness and available cash as of the date of the merger. In addition, there can be no assurance that Holdings and Golfsmith will not incur additional expenses related to the merger. For the purpose of the following pro forma financial information, the number of shares of Holdings' common stock assumed to be issued and outstanding following the merger is approximately 20.5 million.

          The unaudited pro forma combined condensed statements of income give effect to: (1) the proposed acquisition of our company by Holdings, (2) this offering, (3) the repayment of our outstanding debt and the settlement of minority interest, and (4) provision for taxes and earnings per share as if the combined condensed financial statements were for a C corporation. The pro forma combined condensed financial statements have been prepared giving effect to the recapitalization of our company in accordance with EITF 88-16, "Basis in Leveraged Buyout Transactions" as a partial purchase. Under EITF 88-16, our business has been revalued to fair value to the extent of Atlantic Equity Partners III, L.P.'s 79.2% controlling interest in the business. The remaining 20.8% is accounted for at continuing stockholder's carryover basis in the business.

          After the merger, the excess of the purchase price over the historical basis of the net assets acquired will be applied to adjust net assets to their fair values to the extent of Atlantic Equity Partners III's 79.2% ownership. No appraisals of assets have yet been performed and all of the excess purchase price over the net assets is being allocated to cost in excess of acquired net assets. Any adjustment that increases the value of the net assets will reduce net income on a pro forma basis.

          The pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the merger and this offering had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon preliminary information and assumptions available at the time of the preparation of this offering circular. The pro forma combined condensed financial statements should be read in conjunction with the accompanying notes thereto and our historical consolidated financial statements and related notes thereto included in this offering circular. In our opinion, all adjustments have been made that are necessary to present fairly the pro forma data.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 29, 2002
                             (DOLLARS IN THOUSANDS)

                                                  HISTORICAL
                                                  GOLFSMITH        ADJUSTMENTS       PRO FORMA
                                                  ----------       -----------       ---------
ASSETS:
Current assets:
  Cash........................................      $ 31,424        $(31,424)(a)      $     --
  Receivables.................................         6,014              --             6,014
  Inventories.................................        40,889              --            40,889
  Deferred taxes..............................            --           1,261 (b)         1,261
  Prepaids and other..........................         2,320              --             2,320
                                                    --------        --------          --------
  Total current assets........................        80,647         (30,163)           50,484

Net property and equipment....................        27,096              --            27,096

Intangible assets, net........................         1,923              --             1,923
Cost in excess of acquired net assets.........            --          64,625 (c)        64,625
Other assets..................................         1,822           5,278 (d)         7,100
                                                    --------        --------          --------
Total assets..................................      $111,488        $ 39,740          $151,228
                                                    ========        ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable and accrued expenses.......      $ 32,725        $   (664)(a)      $ 32,061
                                                    --------        --------          --------
Total current liabilities.....................        32,725            (664)           32,061
Long-term debt................................        26,659          48,341 (e)        75,000
Deferred rent.................................         2,167          (1,717)(c)           450
                                                    --------        --------          --------
Total liabilities.............................        61,551          45,960           107,511
Minority interest.............................        12,881         (12,881)(f)            --
Stockholders' equity..........................        37,056           6,661 (g)        43,717
                                                    --------        --------          --------
Total liabilities and stockholders' equity....      $111,488        $ 39,740          $151,228
                                                    ========        ========          ========


See accompanying notes to Unaudited Pro Forma Combined Condensed Balance Sheet.

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                 (DOLLARS IN THOUSANDS UNLESS OTHERWISE NOTED)

GENERAL

     Holdings will account for the acquisition of Golfsmith as a purchase business combination following the guidance specified in EITF 88-16. The accompanying unaudited pro forma combined condensed financial statements reflect an estimated aggregate purchase price of approximately $124.5 million, excluding offering and merger-related costs of approximately $12.0 million.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

     The accompanying unaudited pro forma combined condensed balance sheet has been prepared as if the merger was consummated on June 29, 2002. Pro forma adjustments were made:

(a) The sources and use of funds relating to the merger:

    SOURCES:
       Existing cash as of June 29, 2002 .......................   $ 31,424
       Notes offered hereby(1) .................................     75,000
       New equity capital(2) ...................................     48,679
                                                                   --------
            Total ..............................................   $155,103
                                                                   ========

    USES:
       Cash merger consideration ...............................   $100,837
       Repayment of existing indebtedness(3) ...................     34,266
       Redemption of existing minority interest(4) .............      8,000
       Estimated fees and expenses .............................     12,000
                                                                   --------
            Total ..............................................   $155,103
                                                                   ========

     ---------------

     (1) Reflects $93.75 million of the 8.375% senior secured notes, net of discount of $18.75 million.

     (2) Reflects amounts paid by Atlantic Equity Partners III for 79.2% equity ownership in Holdings.

     (3) Reflects the payment of existing long-term debt of $32.8 million (including $6.1 million in connection with the unamortized discount of the existing 12% senior subordinated notes), payment of accrued interest of $0.6 million, and prepayment penalty costs of $0.8 million associated with the early retirement of the existing 12% senior subordinated notes.

     (4) Reflects amounts paid to satisfy the minority interest obligation immediately preceding the merger. This would result in a gain of $4.9 million on the satisfaction of this liability. This gain has not been reflected in the pro forma combined condensed statements of operations for the periods ended June 20, 2002 and December 29, 2001.

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                 (DOLLARS IN THOUSANDS UNLESS OTHERWISE NOTED)

(b) The pro forma adjustments related to deferred taxes reflect our conversion from an S Corporation to a C Corporation on a pro forma basis:

    DEFERRED TAX ASSETS:
      Allowance for doubtful accounts............................  $    375
      Inventory reserve..........................................     1,435
      Unicap.....................................................     1,416
      Accrued legal expenses.....................................       250
      Store closing expenses.....................................        54
      Deferred compensation......................................     1,114
      Deferred interest..........................................        38
                                                                   --------
      Total......................................................     4,682
                                                                   ========
      Pro forma deferred tax asset at 34%........................  $  1,592
    To reflect portion whose basis will be revalued in purchase accounting (79.2% of $1,592).................................  $  1,261
                                                                   ========

(c) To record cost in excess of acquired net assets:

    Purchase price...............................................  $136,450
    Less: Golfsmith net assets acquired (1)......................   (44,014)
    Allocation of deferred financing costs (see footnote (d))....    (7,100)
    Deferred taxes and adjustments to deferred rent (2)..........    (2,978)
    EITF 88-16 denial (assets remain at historical cost).........   (17,733)
                                                                   --------
    Cost in excess of acquired net assets (3)....................  $ 64,625
                                                                   ========

    --------------


    (1) Represents Golfsmith's historical book value of $37,056 plus the net assets and liabilities not acquired comprising of cash, long-term debt, deferred financing costs and minority interest.

    (2) The pro forma balance sheet includes (i) the deferred taxes impact related to changing from an S Corporation to a C corporation as denoted in footnote (b) above; and (ii) a reduction of deferred rent of $1.7 million resulting in a $450,000 carryover basic liability (20.8% of the carryover interest).

    (3) The excess of the purchase consideration over the historical basis of the net assets acquired will be applied to revalue assets to their fair market value to the extent of Atlantic Equity Partners III's 79.2% ownership in Holdings. No appraisals of assets have yet been performed and all of the excess of purchase consideration over the net assets is being presented as cost in excess of acquired net assets. Subsequent valuation analysis could potentially affect the purchase price allocation made herein.

(d) The adjustment reflects the following:

    Capitalized financing costs..................................  $  7,100
    Write-off of unamortized financing costs on existing debt....    (1,822)
                                                                   --------
                                                                   $  5,278
                                                                   ========

    The $7.1 million reflects the capitalized portion of fees and expenses anticipated to be paid in connection with the sale of the 8.375% senior secured notes. Total estimated fees and expenses are $12.0 million, the remaining $4.9 million of which will be recorded as a reduction of stockholders' equity. Such estimated fees and expenses are anticipated to consist of (1) fees and expenses related to the merger, including bank commitment fees and underwriting discounts and commissions, (2) professional and advisory and

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                 (DOLLARS IN THOUSANDS UNLESS OTHERWISE NOTED)

     investment banking fees and expenses, and (3) miscellaneous fees and expenses such as printing and filing fees. The $1.8 million write-off relates to unamortized financing costs related to Golfsmith's 12% senior subordinated notes and existing credit facility, which are being repaid concurrent with the merger.

(e)  The pro forma adjustments to long-term debt reflect the following:

     8.375% senior secured notes offered hereby ..................    $ 75,000
     Repayment of existing long-term debt outstanding ............     (26,659)
                                                                      --------
                                                                      $ 48,341
                                                                      ========

(f) This adjustment reflects the elimination of the existing minority interest as this obligation will be satisfied in its entirety.

(g)  The pro forma stockholders' equity account has been determined as follows:

     Equity contributed by Atlantic Equity Partners II, L.P. .....    $ 48,679
     Carryover equity retained by Golfsmith stockholders and
        management (20.8% of $37,056) ............................       7,700
     Net costs associated with the retirement of Golfsmith's
        existing long-term debt and minority interest ............        (807)
     Less deemed dividend to Golfsmith stockholders and
        management (20.8% of $52,158)(1) .........................     (10,838)
     Less transaction related expenses charged to equity .........      (1,017)
                                                                      --------
                                                                      $ 43,717
                                                                      ========

--------------

(1) Represents the cash on the historical Golfsmith balance sheet plus the net proceeds of the new debt, offset by cash payments to retire existing debt and minority interest and transaction fees and expenses.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 29, 2001
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        Historical
                                        Golfsmith     Adjustments  Pro Forma
                                        ----------    -----------  ---------
Net revenues .........................  $229,206       $    --     $229,206
Cost of products sold ................   148,410            --      148,410
                                        --------       -------     --------
Gross profit .........................    80,796            --       80,796
Selling, general and administrative ..    66,949            --       66,949
Store pre-opening/closing expenses ...       655            --          655
                                        --------       -------     --------
Total operating expenses .............    67,604            --       67,604
Operating income .....................    13,192            --       13,192
Interest expense .....................     6,825         3,904 (a)   10,729
Interest income ......................      (597)          597 (b)       --
Other income, net ....................    (1,031)           --       (1,031)
Minority interest ....................       581          (581)(c)       --
                                        --------       -------     --------
Income before income taxes ...........     7,414        (3,920)       3,494
Income tax expense ...................       251           937 (d)    1,188
                                        --------       -------     --------
Net income ...........................  $  7,163       $ (4,857)   $  2,306
                                        ========       =======     ========

Pro forma shares outstanding ...................................     20,483(e)
                                                                   ========
Pro forma earnings per share ...................................   $   0.11
                                                                   ========

See accompanying notes to Unaudited Pro Forma Combined Condensed Statement of Income.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 29, 2002
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  HISTORICAL
                                                  GOLFSMITH      ADJUSTMENTS    PRO FORMA
                                                  ----------     -----------    ---------
Net revenues ..................................    $119,603        $    --       $119,603
Cost of products sold .........................      77,291             --         77,291
                                                   --------        -------       --------
Gross profit ..................................      42,312             --         42,312
Selling, general and administrative ...........      33,729             --         33,729
Store pre-opening/closing expenses ............         347             --            347
                                                   --------        -------       --------
Total operating expenses ......................      34,076             --         34,076
Operating income ..............................       8,236             --          8,236
Interest expense ..............................       3,122          2,164 (a)      5,286
Interest income ...............................        (201)           201 (b)         --
Other income, net .............................      (2,302)            --         (2,302)
Minority interest .............................         621           (621)(c)         --
                                                   --------        -------       --------
Income before income taxes ....................       6,996         (1,744)         5,252
Income tax expense ............................         458          1,328 (d)      1,786
                                                   --------        -------       --------
Net income ....................................    $  6,538        $(3,072)(e)   $  3,466
                                                   ========        =======       ========
Pro forma shares outstanding .................................................     20,483
                                                                                 ========
Pro forma earnings per share .................................................   $   0.17
                                                                                 ========

                 See accompanying notes to Unaudited Pro Forma
                    Combined Condensed Statement of Income.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                 (DOLLARS IN THOUSANDS UNLESS OTHERWISE NOTED)


          The accompanying unaudited pro forma combined condensed statements of income have been prepared as if the merger was consummated as of the beginning of fiscal year 2002 (December 30, 2001) and as of the beginning of fiscal year 2001 (December 31, 2000). Pro forma adjustments were made to reflect the:

(a) The pro forma adjustments for interest expense reflect the following:

    FOR THE PRO FORMA YEAR ENDED DECEMBER 29, 2001:
    Elimination of historical interest expense relating to
      existing 12% senior subordinated notes and existing
      line of credit............................................    $(6,825)
    Amortization of debt issuance costs of $7.1 million and
      accretion of the $18.75 million notes discount, over
      the period of the notes maturity, assuming seven years
      to maturity...............................................      2,742
    Cash interest expense impact of the notes at the stated
      rate of 8.375%............................................      7,852
    Interest expense for assumed borrowings under the new
      senior credit facility....................................        135
                                                                    -------
                                                                    $ 3,094
                                                                    =======


    FOR THE PRO FORMA YEAR TO DATE PERIOD ENDED JUNE 29, 2002:

    Elimination of historical interest expense relating to
      existing 12% senior subordinated notes and existing
      line of credit............................................    $(3,122)
    Amortization of debt issuance costs of $7.1 million and
      accretion of the $18.75 million notes discount, over the
      period of the notes maturity, assuming seven years to
      maturity..................................................      1,330
    Cash interest expense impact of the notes at the stated
      rate of 8.375%............................................      3,926
    Interest expense for assumed borrowings under the new
      senior credit facility....................................         30
                                                                    -------
                                                                    $ 2,164
                                                                    =======

          At June 29, 2002, we would also incur losses on the extinguishment of the outstanding debt of $8,765, primarily related to unamortized discount, prepayment penalties and the write-off of debt issuance costs related to the outstanding debt. This loss is not reflected in the pro forma results of operations for the six months ended June 29, 2002 or the year ended December 29, 2001.

(b) Reflects the elimination of historical interest income of $597 and $201 for the twelve and six months ended December 29, 2001 and June 29, 2002, respectively, as the merger transaction eliminates our cash balances.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                 (DOLLARS IN THOUSANDS UNLESS OTHERWISE NOTED)


(c) Elimination of minority interest. We would also incur a gain on the elimination of minority interest of approximately $4,881 as this obligation currently carried at $12,881 will be settled for $8,000. This gain is not reflected in the pro forma results for the six months ended June 29, 2002 or the year ended December 29, 2001.

(d) Impact of taxes at an estimated 34% domestic rate as if we were a C Corporation for the entire period.

(e) Reflects the issuance of approximately 20.5 million shares of common stock issued in consideration for all outstanding shares of common stock.

          The unaudited pro forma combined condensed statements of income do not give effect to a variable compensation charge of $10.1 million and $7.6 million for the periods ended December 29, 2001 and June 29, 2002, respectively, relating to a change of control provision in Golfsmith's employee stock option plan. In addition, the unaudited pro forma combined condensed statements of income do not give effect to the additional expenses associated with the write-up of assets to fair value.

                                     ANNEX E
                                       to
                                CREDIT AGREEMENT

                            WIRE TRANSFER INFORMATION

                Name:                     General Electric Capital Corporation
                Bank:                     Bankers Trust Company
                                          New York, New York
                ABA #:                    021001033
                Account #:                50232854
                Account Name:             GECC/CAF Depository
                Reference:                CFN4852

                                     ANNEX F
                                       TO
                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEMS

Borrowers shall and shall cause each other Credit Party to establish and maintain the Cash Management Systems described below:

(a) On or before the first Funding Date and until the Termination Date, LP shall request in writing and otherwise take such reasonable steps to ensure that all payments from credit card sales by any Credit Party shall, except as provided in paragraph (b) below, be deposited directly by the credit card issuer into LP's operating account. Subject to paragraph (b) below, prior to the First Funding Date and as a condition precedent to the first Revolving Credit Advance or first Letter of Credit, whichever is to occur first, LP's operating account (account number 4496864422, maintained with Wells Fargo Bank at 111 Congress Avenue, Austin, Texas 78701) (the "LP Operating Account") shall be subject to a tri-party blocked account agreement (a "Blocked Account Agreement"), and such Blocked Account Agreement shall be in the form of Exhibit F-1 hereto. Subject to paragraph
      (b) below, each Credit Party shall deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral into one or more deposit accounts (which, to the extent that such Borrower is required by this Annex F to enter into Blocked Account Agreements, shall be Blocked Accounts (as hereinafter defined)) in such Borrower's name at a bank identified in Schedule 5.16 (each, a "Relationship Bank"), and, on each Business Day shall cause all collected funds in each such deposit account (other than the LP Operating Account) to be transferred to the LP Operating Account except to the extent that such collected funds do not exceed $10,000.

(b) In the event that any request by a Borrower for a Revolving Credit Advance or a Letter of Credit would first cause the principal amount of the Revolving Loan to exceed $6,000,000 (a "Triggering Request"), then notwithstanding anything to the contrary contained in this Agreement, such Borrower shall, within thirty (30) days following the date of such Triggering Request, comply with this paragraph (b). In order to comply with this paragraph (b) each Borrower shall (i) establish a Blocked Account (the "Collection Account"), subject to a Blocked Account Agreement in form and substance satisfactory to Agent and consistent with clause
      (ii) below, and into which shall be deposited on a daily basis, all receipts from sales of such Borrower, including without limitation, receipts from credit card sales of such Borrower and such receipts shall be deposited directly by the credit card issuers into such Collection Account of such Borrower, and (ii) cause, on each Business Day, all collected funds in the Collection Account of such Borrower to be transferred into an account of Agent (as designated by Agent from time to time) (each, a "Payment Account") provided that, prior to the delivery of an Activation Notice, as defined below, such Borrower shall, on any Business Day, after transferring to the Payment Account an amount equal to the sum of (x) the Revolving Credit Advances of such Borrower, plus (y) any other Obligations of such Borrower then due and payable, be entitled to transfer any remaining balance in such Collection Account to the LP Operating Account and the applicable Blocked Account Agreement shall so provide.

(c) Borrower Representative shall maintain, in its name on behalf of the Borrowers, the Disbursement Account into which Agent shall, from time to time, deposit proceeds of Revolving

      Credit Advances made to such Borrower pursuant to Section 1.1 for use by such Borrower solely in accordance with the provisions of Section 1.4. No Credit Party shall maintain any deposit account other than a deposit account that is subject to a Blocked Account Agreement, provided, that, except as required in paragraph (a) above with respect to the LP Operating Account and subject to paragraph (b) above, until the date thirty (30) days following the Closing Date the Credit Parties may maintain deposit accounts that are not subject to a Blocked Account Agreement so long as no such deposit account (other than the LP Operating Account) has at any time a balance of more than $10,000. For the purposes of this Agreement, a "Blocked Account" shall mean a deposit account of a Credit Party that is subject to a Blocked Account Agreement.

(d) Each Blocked Account Agreement shall, except as provided in paragraph (b) and except for the Blocked Account Agreement for the LP Operating Account, be in the form of Exhibit F-2 (or in such other form as may be acceptable to Agent), and each Blocked Account Agreement shall provide, among other things, that (i) all items of payment deposited in such Blocked Account and proceeds thereof deposited in the applicable Blocked Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after the receipt of a notice (an "Activation Notice") from Agent (which Activation Notice may be given by Agent at any time at which (1) a Default or Event of Default has occurred and is continuing, (2) Agent reasonably believes based upon information available to it that a Default or an Event of Default is likely to occur; (3) Agent reasonably believes that an event or circumstance that is likely to have a Material Adverse Effect has occurred, or (4) Agent reasonably has grounds to believe that the integrity of any Credit Party Cash Management Systems has been compromised or any Credit Party compliance with the provisions of this Annex F or any other provisions of the Loan Documents to the extent related to such Cash Management Systems (any of the foregoing being referred to herein as an "Activation Event")), to forward immediately all amounts in each Blocked Account to a deposit account designated by Agent. From and after the date Agent has delivered an Activation Notice to any bank with respect to any Blocked Account(s), no Credit Party shall accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements. Each Disbursement Account and Collection Account shall be required to be, and shall, upon execution and delivery of a Blocked Account Agreement with respect thereto, constitute, a Blocked Account.

(e) So long as no Default or Event of Default has occurred and is continuing, and subject to paragraph (b) above, Credit Parties may amend Schedule 5.16 to add or replace a Relationship Bank or Blocked Account; provided, that
      (i) Agent shall have consented in writing in advance to the opening of such deposit account with the relevant bank and (ii) prior to the time of the opening of such account, the applicable Credit Party, and such bank shall have executed and delivered to Agent a Blocked Account Agreement, in the form required by this Annex F or otherwise in form and substance reasonably satisfactory to Agent. Each Credit Party shall close any of its deposit accounts (and establish replacement deposit accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Agent that the creditworthiness of any bank holding a deposit account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to deposit accounts of the bank holding such deposit accounts or Agent's liability under any Blocked Account Agreement with such bank is no longer acceptable in Agent's reasonable judgment.

(f) The Blocked Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which the applicable Credit Party shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to its Security Agreement.

(g) All amounts deposited in the Payment Account shall be deemed received by Agent in accordance with Section 1.4 and shall be applied (and allocated) by Agent in accordance with Section 1.5(e). In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Payment Account.

                                EXHIBIT 1.1(a)(i)
                                       to
                                CREDIT AGREEMENT

                             FORM OF REVOLVING NOTE
                                (Multi-Borrower)

                                                              New York, New York

                                                                     $10,000,000

      FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers"), HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of _______________________ ("Lender"), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders ("Agent"), at its address at 335 Madison Avenue, New York, New York, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of TEN MILLION DOLLARS AND NO CENTS ($10,000,000) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

      This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of October __, 2002 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lenders to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Revolving Credit Advances made by Lender to Borrowers.

      The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

      If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

      Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrowers), be declared, and immediately shall become, due and payable.

      Time is of the essence of this Revolving Note.

      Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

      THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                                        GOLFSMITH INTERNATIONAL, L.P.


                                        By:
                                           -------------------------------------
                                           Its general partner

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        GOLFSMITH NU, LLC

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        GOLFSMITH USA, LLC

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                               EXHIBIT 1.1(a)(ii)
                                       to
                                CREDIT AGREEMENT

                   FORM OF NOTICE OF REVOLVING CREDIT ADVANCE

-----------, -----

General Electric Capital Corporation,
  for itself, as Lender, and as Agent
  for Lenders
335 Madison Ave.
New York, New York 10017

Attention:      Golfsmith International, Inc.
                Account Manager

Ladies and Gentlemen:

      The undersigned, Golfsmith International, Inc. ("Borrower Representative") refers to the Credit Agreement, dated as of October __, 2002 (the "Credit Agreement," the terms defined therein being used herein as therein defined), by and among the undersigned, the other persons named therein as Borrowers, the other Credit Parties signatory thereto, General Electric Capital Corporation, for itself, as Lender, and as Agent for Lenders, and Lenders, and hereby gives you notice, irrevocably, pursuant to Section [1.1(B)] of the Credit Agreement, that the undersigned hereby requests a Revolving Credit Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Advance as required by Section [1.1(B)] of the Credit
Agreement:

(i)   The date of the requested Revolving Credit Advance is __________, ____.

(ii) The aggregate amount of the requested Revolving Credit Advance is $____________.

(iii) The requested Revolving Credit Advance is [AN INDEX RATE LOAN] [A LIBOR LOAN WITH A LIBOR PERIOD OF ________].

(iv)  The requested Revolving Credit Advance is to be sent to:

      [Name of Bank]
      [City of Bank]
      Beneficiary:
      Account No.:  [number]
      ABA No.:  [number]
      Attn:  [name]

      The undersigned hereby certifies that all of the statements contained in
Section 7.2 of the Credit Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested Revolving Credit Advance, before and after giving effect thereto and to the application of the proceeds therefrom.

                                        GOLFSMITH INTERNATIONAL, INC.

                                        By:
                                           -------------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------

                                 EXHIBIT 1.2(e)
                                       to
                                CREDIT AGREEMENT

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

      Reference is made to that certain Credit Agreement dated as of October __, 2002 by and among the undersigned ("Borrower Representative"), the other Persons named therein as Borrowers, the other Persons named therein as Credit Parties, General Electric Capital Corporation ("Agent") and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

      Borrower Representative hereby gives irrevocable notice, pursuant to
Section 1.2(e) of the Credit Agreement, of its request to:

      (a) on [ date ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [_____] month(s)];

      [(b) on [ date ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [_____] month(s)].

      Borrower Representative certifies that the conversion and/or continuation of the Loans requested above is for the separate account(s) of the following Borrowers[s] in the following [respective] amount[s]: [Name: $_____________] and [Name: $_______________].

      Borrower Representative hereby (i) certifies that all of the statements contained in Section 7.2 of the Credit Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested conversion/continuation, before and after giving effect thereto and (ii) reaffirms the cross-guaranty provisions set forth in
Section 10 of the Credit Agreement and the guaranty and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

                                        GOLFSMITH INTERNATIONAL, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                              EXHIBIT 4.9(d) to CREDIT AGREEMENT

                           BORROWING BASE CERTIFICATE

                                   [BORROWER]

                            DATE: ___________, ______

      This Certificate is given by [LP] [NU] [USA] ("Borrower") pursuant to subsection 4.9(d) of that certain Credit Agreement dated as of October ___, 2002 among Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

      The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower. By executing this Certificate such officer hereby certifies to Agent and Lenders that:

      (a) Attached hereto as Schedule 1 is a calculation of the proposed Borrowing Base for Borrower as of the above date;

      (b) Based on such schedule, the proposed Borrowing Base as of the above date is:

                               $__________________

      (c) Agent shall have the right to establish or modify or eliminate Reserves against Eligible Accounts and Eligible Inventory from time to time in its reasonable credit judgment based on events or occurrences after the Closing Date that adversely affect the collectibility of Accounts or the saleability of Inventory. In addition, Agent reserves the right at any time to adjust any of the criteria set forth below and to establish new criteria in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments which have the effect of making more credit available. Borrower acknowledges that the exercise by Agent of any right pursuant to this clause (c) shall have the effect of adjusting the proposed Borrowing Base set forth above.

      IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its ________________ this ____ day of ___________, ____.

                                        [LP] [NU] [USA]

                                        By: ____________________________________

                                        Its:____________________________________

                                                                      Schedule 1
                                                               to Exhibit 4.9(d)

                           BORROWING BASE CALCULATION

                                   [BORROWER]

      Accounts of the Borrower reflected as accounts
      receivable on the Borrower's balance sheet (as of the
      date above), but solely to the extent of the unpaid
      portion of the obligations stated on the respective
      invoices issued to a customer of Borrower with respect
      to inventory sold and shipped or services performed in
      the ordinary course of business, net of any credits,
      rebates or offsets owed by Borrower to the respective
      customer.                                                     $___________

      Less:    Ineligible Accounts:

      Accounts that do not arise from the sale of goods or
      the performance of services by Borrower in the
      ordinary course of its business;                               ___________

      Accounts (i) upon which Borrower's right to receive
      payment is not absolute or is contingent upon the
      fulfillment of any condition whatsoever or (ii) as to
      which Borrower is not able to bring suit or otherwise
      enforce its remedies against the Account Debtor
      through judicial process, or (iii) if the Account
      represents a progress billing consisting of an invoice
      for goods sold or used or services rendered pursuant
      to a contract under which the Account Debtor's
      obligation to pay that invoice is subject to
      Borrower's completion of further performance under
      such contract or is subject to the equitable lien of a
      surety bond issuer;                                           ____________

      Any Account to the extent that any defense,
      counterclaim, setoff or dispute is asserted as to such
      Account;                                                      ____________

      Accounts that are not true and correct statements of
      bona fide indebtedness incurred in the amount of such
      Account for merchandise sold to or services rendered
      and accepted by the applicable Account Debtor;
                                                                    ____________

      Accounts with respect to which an invoice, reasonably
      acceptable to Agent in form and substance, has not
      been sent to the applicable Account Debtor;
                                                                    ____________

      Accounts that (i) are not owned by Borrower or (ii)
      are subject to any right, claim, security interest or
      other interest of any other Person, other than Liens
      in favor of Agent, on behalf of itself and Lenders;
                                                                     ___________

      Accounts that arise from a sale to any director,
      officer, other employee or Affiliate of any Credit
      Party, or to any entity that has any common officer or
      director with any Credit Party;                               ____________

      Accounts that are the obligation of an Account Debtor
      that is the United States government or a political
      subdivision thereof, or any state, county or
      municipality or department, agency or instrumentality
      thereof unless Agent, in its sole discretion, has
      agreed to the contrary in writing and Borrower, if
      necessary or desirable, has complied with respect to
      such obligation with the Federal Assignment of Claims
      Act of 1940, or any applicable state, county or
      municipal law restricting the assignment thereof with
      respect to such obligation;                                   ____________

      Accounts that are the obligations of an Account Debtor
      located in a foreign country other than Canada unless
      payment thereof is assured by a letter of credit
      assigned and delivered to Agent, satisfactory to Agent
      as to form, amount and issuer;                                ____________

      Accounts to the extent Borrower or any Subsidiary
      thereof is liable for goods sold or services rendered
      by the applicable Account Debtor to Borrower or any
      Subsidiary thereof but only to the extent of the
      potential offset;                                             ____________

      Accounts that arise with respect to goods that are
      delivered on a bill-and-hold, credit hold,
      cash-on-delivery basis or placed on consignment,
      guaranteed sale or other terms by reason of which the
      payment by the Account Debtor is or may be
      conditional;                                                  ____________

      Accounts that are in default; provided, that, without
      limiting the generality of the foregoing, an Account
      shall be deemed in default upon the occurrence of any
      of the following:                                             ____________

      (i)   the Account is not paid within the earlier of:
            60 days following its due date or 90 days following its original invoice date;

      (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

      (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

      Accounts that are the obligations of an Account Debtor
      if 50% or more of the Dollar amount of all Accounts
      owing by that Account Debtor are ineligible under the
      other criteria set forth in this Schedule 1 to Exhibit
      4.9(d);                                                       ____________

      Accounts as to which Agent's Lien thereon, on behalf
      of itself and Lenders, is not a first priority
      perfected Lien;                                               ____________

      Accounts as to which any of the representations or
      warranties in the Loan Documents are untrue;                  ____________


      Accounts that are evidenced by a judgment, Instrument
      or Chattel Paper;                                             ____________

      Accounts to the extent such Account exceeds any credit
      limit established by Agent, in its reasonable credit
      judgment                                                      ____________

      Accounts to the extent that such Account, together
      with all other Accounts owing to such Account Debtor
      and its Affiliates as of any date of determination
      exceed 10% of all Eligible Accounts;                          ____________

      Accounts that are payable in any currency other than
      Dollars; or                                                   ____________

      Accounts that are otherwise unacceptable to Agent in
      its reasonable credit judgment.                               ____________

Total Ineligible Accounts                                           $
                                                                    ============

Total Eligible Accounts (Accounts less Total Ineligible Accounts)   $
                                                                    ============

Advance Rate                                                        ___________%

Accounts Availability                                               $
                                                                    ============

Inventory owned by, and in the possession of the                    $___________
Borrower [OR ANY OF ITS SUBSIDIARIES], and located in the United States of America, reflected as inventory on the Borrower's [CONSOLIDATED] balance sheet (as of the date above), valued at the lower of cost or market
(including adequate reserves for obsolete, slow moving or excess quantities), on a first-in, first-out basis

Less:    Ineligible Inventory:

      Inventory that is not owned by Borrower free and clear        ____________
      of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders;

      Inventory that (i) is not located on premises owned,          ____________
      leased or rented by Borrower and set forth in Schedule
      III to the Security Agreement or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless [ON OR AFTER THE 90TH DAY
      FOLLOWING THE CLOSING DATE] (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

      Inventory that is placed on consignment or is in              ____________
      transit[, EXCEPT FOR INVENTORY IN TRANSIT BETWEEN
      DOMESTIC LOCATIONS OF CREDIT PARTIES AS TO WHICH
      AGENT'S LIENS HAVE BEEN PERFECTED AT ORIGIN AND
      DESTINATION];

      Inventory that is covered by a negotiable document of         ____________
      title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

      Inventory that is used (other than trade-ins and other        ____________
      than returns that have been restocked and can be sold as new), excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

      Inventory that consists of display items or packing or        ____________
      shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

      Inventory that consists of goods which have been              ____________
      returned by the buyer (other than trade-ins and other than returns that have been restocked and can be sold as new);

      Inventory (other than raw materials) that is not of a         ____________
      type held for sale in the ordinary course of Borrower's business;

      Inventory that is not subject to a first priority lien        ____________
      in favor of Agent on behalf of itself and Lenders subject to Permitted Encumbrances;

      Inventory that breaches any of the representations or         ____________
      warranties pertaining to Inventory set forth in the Loan Documents;

      Inventory that consists of any costs associated with          ____________
      "freight-in" charges;

      Inventory that consists of Hazardous Materials or             ____________
      goods that can be transported or sold only with licenses that are not readily available;

      Inventory that is not covered by casualty insurance           ____________
      reasonably acceptable to Agent; or

      Inventory for which a patent, trademark, copyright or         ____________
      other intellectual property owned or licensed by Golfsmith Licensing that Borrower does not own is required by borrower to manufacture, sell or otherwise distribute such Inventory.

      Inventory that is otherwise unacceptable to Agent in          ____________
      its reasonable credit judgment.

Total Ineligible Inventory                                          $
                                                                    ============
Total Eligible Inventory (Inventory less Total Ineligible
Inventory)                                                          $
                                                                    ============
Advance Rate                                                        ___________%

Inventory Availability (before Vendor Discount Reserve)             $
                                                                    ============
Vendor Discount Reserve                                             ___________

Net Inventory Availability                                          $
                                                                    ============

                                              EXHIBIT 4.9(k) to CREDIT AGREEMENT


                             COMPLIANCE CERTIFICATE

               GOLFSMITH INTERNATIONAL, INC. AND ITS SUBSIDIARIES

                             DATE: __________, _____

      This Certificate is given by Golfsmith International, Inc. ("Borrower Representative") pursuant to Section 4.9(k) of that certain Credit Agreement dated as of October ______, 2002 among Borrower, Representatives, Borrowers, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

      The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower Representative. By executing this Certificate such officer hereby certifies to Agent and Lenders that:

      (a) the financial statements delivered with this Certificate in accordance with Section 4.9(a) and/or 4.9(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Holdings and its Subsidiaries as of the dates of such financial statements;

      (b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Credit Parties during the accounting period covered by such financial statements;

      (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth on Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is taking and proposes to take with respect thereto;

      (d) except as set forth on Schedule 1 hereto, each Borrower is in compliance with the covenants contained in Sections 3.1, 3.3, 3.4, 3.5, 3.7 and
3.8 and Section 4 of the Credit Agreement, as demonstrated on Schedule 1 hereto [NOTE TO BORROWER: THE PORTION OF SCHEDULE 1 PERTAINING TO FINANCIAL COVENANTS IS ONLY REQUIRED TO BE COMPLETED AS OF THE END OF EACH FISCAL QUARTER];

      (e) Omitted.

      (f) Omitted.

      (g) except as set forth on Schedule 3 hereto, subsequent to the date of the most recent Certificate submitted by Borrower Representative pursuant to
Section 4.9(k) of the Credit Agreement, no Credit Party has (i) changed its name as it appears in official filings in the jurisdiction of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction of organization, (v) changed its jurisdiction of organization,

(vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any other Person; and

      (h) except as set forth on Schedule 4 hereto, subsequent to the date of the most recent Certificate submitted by Borrower pursuant to Section 4.9(k) of the Credit Agreement, there has been no event which would alter any of the disclosures set forth on Schedule 5.4(b) of the Credit Agreement.

      IN WITNESS WHEREOF, Borrower Representative has caused this Certificate to be executed by its __________________ this ____ day of ___________, ____.

                                      GOLFSMITH INTERNATIONAL, INC.


                                      By
                                        ----------------------------------------
                                      Its
                                         ---------------------------------------

                                                                      SCHEDULE 1
                                                                  Exhibit 4.9(k)

ALL AMOUNTS IN EXHIBIT 4.9(K) ARE WITHOUT DUPLICATION AND, UNLESS OTHERWISE INDICATED, ARE CALCULATED FOR [HOLDINGS] [BORROWER] AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS

                                  INDEBTEDNESS

                                  (SECTION 3.1)

Intercompany Indebtedness among Credit Parties:
              Actual in the aggregate               $_______________
              Permitted in the aggregate            $_______________
              In Compliance                         Yes/No
Debt of GII pursuant to the Senior Notes:
              Actual in the aggregate               $_______________
              Permitted in the aggregate            $93,750,000 [DEDUCT PAYMENTS
                                                    AND PREPAYMENTS]
              In Compliance                         Yes/No
Other unsecured Indebtedness:
              Actual in the aggregate               $_______________
              Permitted in the aggregate            $_______________
              In Compliance                         Yes/No
Other unsecured Indebtedness:
              Actual in the aggregate               $_______________
              Permitted in the aggregate            $_______________
              In Compliance                         Yes/No

                                   INVESTMENTS

                                  (SECTION 3.3)

Loans and advances to employees for moving, traveling and other similar expenses in the ordinary course of business:


              Actual in the aggregate                         $_______________
              Permitted in the aggregate                      $_______________
              In Compliance                                   Yes/No
Capital contributions to wholly-owned domestic Subsidiaries:

              Actual in the aggregate                         $_______________
              Permitted in the aggregate                      $_______________
              In Compliance                                   Yes/No

                             CONTINGENT OBLIGATIONS

                                  (SECTION 3.4)

Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations:


              Actual in the aggregate                    $_______________
              Permitted in the aggregate                 $_______________
              In Compliance                              Yes/No

Other Contingent Obligations not otherwise permitted in Sections 3.4(a) through
(h):*

              Actual in the aggregate                    $_______________
              Permitted in the aggregate                 $_______________
              In Compliance                              Yes/No


*deduct payments and prepayments under Senior Notes for 3.4(b).

                           RESTRICTED JUNIOR PAYMENTS
                                  (SECTION 3.5)



Management fees paid:
              Actual                                      $_______________
              Permitted                                   $_______________
              In Compliance                               Yes/No

Dividends paid to Holdings to permit repurchase of Stock:

              Actual (current Fiscal Year)                $_______________
              Current (current Fiscal Year)               $_______________
              In Compliance                               Yes/No
              Actual (term of Credit Agreement)           $_______________
              Permitted (term of Credit Agreement)        $_______________
              In Compliance                               Yes/No

                               DISPOSAL OF ASSETS

                                  (SECTION 3.7)

Describe any Asset Dispositions made during the period (list each transaction by market value of assets sold):

      _______________________________________________            $______________
      _______________________________________________            $______________
      _______________________________________________            $______________
      _______________________________________________            $______________

Permitted Asset Dispositions in a single transaction or series of related
transactions (asset market value)                                $______________


In Compliance                                                    Yes/No
Aggregate market value of Asset Dispositions in Fiscal Year      $______________
Permitted aggregate market value of Asset Dispositions in Fiscal Year
                                                                 $______________
In Compliance                                                    Yes/No

                          TRANSACTIONS WITH AFFILIATES

                                  (SECTION 3.8)

Directors fees paid in current Fiscal Year:

              Actual in the aggregate                             $_____________
              Permitted in the aggregate                          $_____________
              In Compliance                                       Yes/No

                            CAPITAL EXPENDITURE LIMIT
                                  (SECTION 4.1)

Capital Expenditures are defined as follows:

All expenditures (by the expenditure of cash or the incurrence of
Indebtedness) during the measuring period for any fixed asset or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that
are required to be capitalized under GAAP                            $
                                                                      ----------

Plus:       deposits made during the measuring period in
            connection with fixed assets; less deposits of a
            prior period included above
                                                                      ----------

Less:       Net Proceeds of Asset Dispositions which Borrowers
            are permitted to reinvest under Section 1.5(c) of the
            Credit Agreement and are included in the expenditures
            above
                                                                      ----------

Capital Expenditures                                                 $
                                                                      ==========

Permitted Capital Expenditures                                       $
                                                                      ==========

In Compliance                                                        Yes/No

                                 MINIMUM EBITDA

                                  (SECTION 4.3)

[DRAFTING NOTE: IF EBITDA IS NOT SEPARATELY TESTED AS A FINANCIAL COVENANT, MOVE IT TO BACK OF EXHIBIT 4.9(K) AS A SCHEDULE AND REFER TO THE SCHEDULE IN THE SECTIONS OF THIS EXHIBIT THAT REQUIRE AN EBITDA CALCULATION]

Consolidated Net Income is defined as follows:

Consolidated net income during the measuring period excluding:       $
                                                                      ----------

      the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of, or was merged or
      consolidated into, Holdings or any of Holdings'
      Subsidiaries
                                                                      ----------

      the income (or deficit) of any Person (other than a
      Subsidiary) in which Holdings have an ownership interest,
      except to the extent any such income has actually been
      received by Borrowers or any of their Subsidiaries in the
      form of cash dividends or distributions
                                                                      ----------

      the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or
      requirement of law applicable to such Subsidiary
                                                                      ----------

      any restoration to income of any contingency reserve,
      except to the extent that provision for such reserve was
      made out of income accrued during such period
                                                                      ----------

      any net gain attributable to the write-up of any asset
                                                                      ----------

      any net gain from the collection of the proceeds of life
      insurance policies
                                                                      ----------

      any net gain arising from the acquisition of any
      securities, or the extinguishment of any Indebtedness, of
      Holdings or any of their Subsidiaries
                                                                      ----------

      in the case of a successor to Holdings or any of their
      Subsidiaries by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets
                                                                      ----------

      any deferred credit representing the excess of equity in
      any Subsidiary of Holdings at the date of acquisition of
      such Subsidiary over the cost to Holdings of the investment in such Subsidiary
                                                                      ----------

Consolidated Net Income                                              $
                                                                      ==========

EBITDA is defined as follows:

Consolidated Net Income (from above)                                 $
                                                                      ----------

Less: (in each case to the extent included in the calculation of Consolidated Net Income, but without duplication):

      Income tax credits
                                                                      ----------

      Interest income
                                                                      ----------

      gain from extraordinary items (net of loss from
      extraordinary items)
                                                                      ----------

      any aggregate net gain [(BUT NOT ANY AGGREGATE NET LOSS)]
      arising from the sale, exchange or other disposition of
      capital assets (including any fixed assets, whether
      tangible or intangible, all inventory sold in conjunction
      with the disposition of fixed assets and all securities)
                                                                      ----------

      any other non-cash gains
                                                                      ----------

      expenditures pursuant to the last sentence of Section 4.9
of the Credit Agreement applicable to, but not included on, the
Pro Forma, including expenditures made in connection with Related
Transactions and payment of liabilities on the Closing Date
                                                                      ----------

Plus: (in each case to the extent deducted in the calculation of Consolidated Net Income, but without duplication):

      any provision for income taxes
                                                                      ----------

      Interest Expense (calculated in Section 4.4 of this
      Exhibit)
                                                                      ----------

      depreciation and amortization
                                                                      ----------

      amortized debt discount (but in the case of amortization
and expenses of Related Transactions, only to the extent included in the Pro Forma)
                                                                      ----------

      any deduction as the result of any grant to any members of the management of Holdings or any of its Subsidiaries of any
Stock
                                                                      ----------

      [EXPENSES OF THE RELATED TRANSACTIONS, PROVIDED THAT SUCH
      EXPENSES WERE INCLUDED IN THE PRO FORMA, OR DISCLOSED IN
      ANY NOTES THERETO]
                                                                      ----------

EBITDA
                                                                     $
                                                                      ==========

Required EBITDA
                                                                     $
                                                                      ==========

In Compliance                                                        Yes/No

                 MINIMUM INTEREST COVERAGE RATIO
                          (SECTION 4.5)

Interest Coverage Ratio is defined as follows:

Interest expense (cash only) deducted in the determination of
Consolidated Net Income, including interest expense with respect
to any Funded Debt and interest expense that has been capitalized    $
                                                                      ----------

Less: Amortization of capitalized fees and expenses incurred with respect to the Related Transactions included in interest expense above
                                                                      ----------

      Interest paid in kind and included in interest expense
      above
                                                                      ----------

Interest Expense                                                     $
                                                                      ----------

EBITDA (calculated in Section 4.3 of this Exhibit)                   $
                                                                      ----------

Less: Capital Expenditures (calculated in Section 4.1 of this
      Exhibit), other than the portion thereof funded by third
      party financing
                                                                      ----------

Subtotal                                                             $
                                                                      ==========

Interest Coverage Ratio (Subtotal from above, divided by Interest
Expense)
                                                                      ==========

Required Interest Coverage Ratio
                                                                      ==========

In Compliance                                                         Yes/No

        CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR
                         EVENT OF DEFAULT

[IF ANY CONDITION OR EVENT EXISTS THAT CONSTITUTES A DEFAULT OR EVENT OF DEFAULT, SPECIFY NATURE AND PERIOD OF EXISTENCE AND WHAT ACTION BORROWERS HAVE TAKEN, IS TAKING OR PROPOSES TO TAKE WITH RESPECT THERETO; IF NO CONDITION OR EVENT EXISTS, STATE "NONE."]

                                                                      SCHEDULE 3
                                                                  Exhibit 4.9(k)

                          ORGANIZATION/LOCATION CHANGES

[IF ANY CREDIT PARTY HAS (I) CHANGED ITS NAME AS IT APPEARS IN OFFICIAL FILINGS IN THE STATE OF ITS ORGANIZATION, (II) CHANGED ITS CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS, CORPORATE OFFICES, WAREHOUSES OR LOCATIONS AT WHICH COLLATERAL IS HELD OR STORED, OR THE LOCATION OF ITS RECORDS CONCERNING COLLATERAL, (III) CHANGED THE TYPE OF ENTITY THAT IT IS, (IV) CHANGED (OR HAS HAD CHANGED) ITS ORGANIZATION IDENTIFICATION NUMBER, IF ANY, ISSUED BY ITS JURISDICTION OR ORGANIZATION, (V) CHANGED ITS JURISDICTION OF ORGANIZATION, (VI) CHANGED THE END OF ITS FISCAL YEAR, OR (VII) FORMED ANY NEW SUBSIDIARY OR ENTERED INTO ANY PARTNERSHIP OR JOINT VENTURE WITH ANY PERSON, SUCH CHANGE SHALL BE SPECIFIED BELOW; IF NO SUCH CHANGE HAS BEEN MADE, STATE "NONE."]

                                                                      SCHEDULE 4
                                                                  Exhibit 4.9(k)

                             CAPITALIZATION CHANGES

[IF WITH RESPECT TO ANY CREDIT PARTY THERE HAS BEEN A CHANGE IN AUTHORIZED STOCK, ISSUED AND OUTSTANDING STOCK OR THE IDENTITY OF THE HOLDERS OF ANY STOCK, OR IF WITH RESPECT TO ANY CREDIT PARTY THERE HAS BEEN A CHANGE PERTAINING TO PREEMPTIVE RIGHTS OR ANY OTHER OUTSTANDING RIGHTS, OPTIONS, WARRANTS, CONVERSION RIGHTS OR SIMILAR AGREEMENTS OR UNDERSTANDINGS FOR THE PURCHASE OR ACQUISITION OF ANY STOCK, SUCH CHANGE SHALL BE SET FORTH BELOW; IF NO SUCH CHANGE HAS OCCURRED, STATE "NONE."]

                                              EXHIBIT 6.1(o) to CREDIT AGREEMENT


                             INTERCREDITOR AGREEMENT

      This INTERCREDITOR AGREEMENT, dated as of October 15, 2002 is entered into among GENERAL ELECTRIC CAPITAL CORPORATION, as Senior Agent (as defined below), U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee and under the Indenture (as such terms are defined below); U.S. BANK TRUST NATIONAL ASSOCIATION, as Collateral Agent under the Noteholder Security Agreement (as such terms are defined below), and the parties whose names are set forth below "Credit Parties" on the signature pages hereto (each such party being referred to as an "Obligor", and collectively, the "Obligors").

                              W I T N E S S E T H :

      WHEREAS, the Obligors, the lenders to the Senior Credit Agreement referred to below as lenders and issuing banks, and General Electric Capital Corporation, as agent for such lenders and issuing banks (in such capacity, the "Senior Agent") propose to enter into a Credit Agreement, dated as of October 15, 2002, (as such agreement may be amended, amended and restated, supplemented or otherwise modified, from time to time at the option of the parties thereto and any other agreements pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced (including pursuant to a DIP Financing, as hereinafter defined) as any such other agreements may from time to time at the option of the parties thereto be amended, amended and restated, supplemented, renewed or otherwise modified, in each case, except as prohibited by the terms hereof, being collectively referred to herein the "Senior Credit Agreement"); and

      WHEREAS, Golfsmith International, Inc., a Delaware corporation ("Golfsmith"), the Obligors parties thereto as "Guarantors" thereunder and U.S. Bank National Association, as trustee have entered into an Indenture, dated as of October 15, 2002 (as such Indenture may be amended, amended and restated, supplemented or otherwise modified, from time to time at the option of the parties thereto, the "Indenture") governing the rights and duties of Golfsmith under its 8.375% Senior Secured Notes due 2009 in the original aggregate principal amount of $93,750,000 (or, if applicable its Senior Secured Notes due 2009, Series B, issued in exchange thereof, the "Notes");

      WHEREAS, Golfsmith International Holdings, Inc., Golfsmith and certain Subsidiaries of Golfsmith have entered into the Noteholder Security Agreement, which Noteholder Security Agreement shall provide for an assignment, pledge and grant or a security interest in certain collateral in favor of the Collateral Agent and for the benefit of the Noteholders, the Trustee and the Collateral Agent; and

      WHEREAS, it is a condition precedent to the effectiveness of the Senior Credit Agreement that the Senior Agent (for itself and for the benefit of the Senior Lenders), the Trustee (on behalf of itself and on behalf and for the benefit of the Noteholders), the Collateral Agent and the Obligors enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

            SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural form of the terms indicated) and capitalized terms defined in the Senior Credit Agreement used (but not otherwise defined) herein shall have the meanings ascribed to them in the Senior Credit Agreement (as in effect on the date hereof) :

      "Agreement" shall mean this Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

      "Bankruptcy Code" shall mean title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute.

      "Business Day" shall mean any day other than Saturday, Sunday and a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the City of New York are required or authorized by law or other governmental action to close.

      "Collateral Agent" shall mean U.S. Bank Trust National Association in its capacity as collateral agent under the Indenture and any successor in such capacity.

      "Common Collateral" shall mean all of the assets of the Obligors constituting both Senior Lender Collateral and Noteholder Collateral.

      "Comparable Noteholder Collateral Document" means, in relation to any Common Collateral subject to any Senior Lender Collateral Document, that Noteholder Collateral Document which creates a security interest in the same Common Collateral, granted by the same Obligor, as applicable.

      "Discharge of Senior Lender Claims" shall mean, except as otherwise provided in Section 6.5, payment in full in cash of the principal of, interest and premium, if any, on all Indebtedness outstanding under the Senior Credit Agreement and all letters of credit outstanding thereunder, delivery of cash collateral in respect thereof equal to 105% of the aggregate undrawn amount of all letters of credit in compliance with the Senior Credit Agreement, as applicable, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full in cash of all other Senior Lender Claims, other than those that constitute Unasserted Contingent Obligations.

      "Guarantor" means Golfsmith International Holdings, Inc., a Delaware corporation ("Holdings") and each Subsidiary of Golfsmith that is a guarantor of the Noteholder Claims.

      "Indebtedness" means, with respect to any specified Person without duplication, any indebtedness of such Person, whether or not contingent (a) in respect of borrowed money; (b) evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof); (c) in respect of banker's acceptances; (d) representing obligations in connection with Capital Leases; (e) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of any other Person secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) to the extent of the fair market value of such asset where the Indebtedness so secured is not the Indebtedness of such Person and, to the extent not otherwise included, the guaranty by the specified Person of the Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date will be (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount (as determined in accordance with the agreements and instruments evidencing such Indebtedness); and (ii) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other


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Indebtedness. Indebtedness of the Obligors shall not include any Indebtedness of
Golfsmith that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.

      "Indenture" shall have the meaning set forth in the recitals hereto.

      "Insolvency or Liquidation Proceeding" shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Obligor as a debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor as a debtor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Obligor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Obligor.

      "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, deposit arrangement, encumbrance, lien or preference priority or other security agreement or other preferential arrangement whatsoever, including, without limitation, any right of setoff, any conditional sale or other title retention agreement, the interest of a lessor under a lease or any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor.

      "Noteholder" shall mean a holder of Noteholder Claims.

      "Noteholder Claims" shall mean all Indebtedness, Obligations and other liabilities (contingent or otherwise) arising under or with respect to the Noteholder Documents or any of them.

      "Noteholder Collateral" shall mean all of the assets of the Obligors whether real, personal or mixed, in which the Noteholders, the Trustee or the Collateral Agent or any of them now or hereafter holds a Lien as security for any Noteholder Claim.

      "Noteholder Collateral Documents" shall mean the Noteholder Security Agreement, the Noteholder Mortgages, and any document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise pursuant to which a Lien is granted by any Obligor to secure the Noteholder Claims or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, renewed, extended, supplemented or modified from time to time.

      "Noteholder Common Liens" shall mean Liens in Common Collateral in favor of the Collateral Agent created as collateral security for Noteholder Claims.

      "Noteholder Documents" shall mean the Indenture, the Notes, the Noteholder Collateral Documents, and any other related document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise evidencing any Noteholder Claims, as the same may be amended, renewed, extended, supplemented or modified from time to time.

      "Noteholder Mortgages" shall mean a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Obligor is granted to secure the Noteholder Claims or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, renewed, extended, supplemented or modified.

      "Noteholder Priority Collateral" shall mean real property, fixtures and equipment of the Obligors and proceeds thereof (other than Senior Lender PP&E Proceeds and other than any real property, fixtures


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or equipment that secures an obligation owed to an Obligor (excluding any obligation that is proceeds of property, fixtures or equipment that was Noteholder Priority Collateral) that constitutes Common Collateral).

      "Noteholder Priority Liens" shall mean Liens in Noteholder Priority Collateral in favor of the Collateral Agent created as collateral security for Noteholder Claims.

      "Noteholder Security Agreement" shall mean the Security Agreement, dated as of October 15, 2002, by and among certain Obligors and the Collateral Agent, as the same may be amended, renewed, extended, supplemented or modified.

      "Obligations" shall mean any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including any obligation to post cash collateral in respect of letters of credit and any other obligations), or any obligation for cash management services or Hedging Obligations.

      "Person" shall mean any person, individual, sole proprietorship, partnership, joint venture, corporation, unincorporated organization, association, institution, entity or other party, including, without limitation, any government and any political subdivision, agency or instrumentality thereof.

      "Pledged Collateral" shall have the meaning set forth in the Pledge Agreements, and shall include any other tangible property in the possession of the Senior Agent (or its agents or bailees) in which a security interest is perfected by such possession.

      "Recovery" shall have the meaning set forth in Section 6.5 hereof.

      "Required Lenders" shall mean, with respect to any amendment or modification of the Senior Credit Agreement, or any termination or waiver of any provision of the Senior Credit Agreement, or any consent or departure by any Obligor therefrom, those Senior Lenders, the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure.

      "Senior Agent" shall include, in addition to the Senior Agent referred to in the recitals hereto, the then acting collateral agent for the Senior Lenders under the Senior Lender Documents and any successor thereto exercising substantially the same rights and powers, or if there is no acting Senior Agent under the Senior Credit Agreement, the Required Lenders.

      "Senior Lender Claims" shall mean (a) the principal of all Indebtedness outstanding under one or more of the Senior Lender Documents to the extent not prohibited by the Indenture (as in effect on the date hereof), and (b) all other Obligations not constituting principal of Indebtedness of any Obligor under the Senior Lender Documents, including, without limitation, all claims under the Senior Lender Documents for interest, fees, expense reimbursements, indemnification and other similar claims. Senior Lender Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Senior Credit Agreement whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Senior Lender Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding anything to the contrary contained in the first sentence of this definition, any principal Indebtedness


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(including reimbursement obligations for drawn or undrawn letters of credit)
incurred under the Senior Credit Agreement shall constitute a "Senior Lender Claim" (whether or not such Indebtedness is at any time determined not to have been permitted to be incurred under the Indenture), to the extent, after giving effect to such incurrence, the aggregate principal amount of Indebtedness outstanding under the Senior Credit Agreement (x) does not exceed $10,000,000 (less any prior permanent reductions in the Revolving Loan Commitment) or (y)
(1) exceeds $10,000,000 (less any prior permanent reductions in the Revolving Loan Commitment) and does not exceed $12,500,000 (less any prior permanent reductions in the Revolving Loan Commitment) and (2) at or about the time of such incurrence, the Senior Agent shall have received a certificate (which may be the Borrowing Certificate in respect of such incurrence) from an authorized officer of the Borrower Representative certifying that (A) such Indebtedness constitutes "Permitted Indebtedness", under and as defined in the Indenture and
(B) the Borrower Representative has at or about such time delivered a copy of such certificate to the Trustee and the Collateral Agent.

      "Senior Lender Collateral" shall mean all of the assets of the Obligors in which the Senior Lenders or the Senior Agent or any of them now or hereafter holds a Lien as security for any Senior Lender Claim. The Senior Lender Collateral does not include Noteholder Priority Collateral.

      "Senior Lender Collateral Documents" shall mean each Security Agreement, each Pledge Agreement, the Blocked Account Agreements, each securities account control agreement, and each other Loan Document or other document or instrument pursuant to which a Lien is granted securing the Senior Lender Claims, as the same may be amended, renewed, extended, supplemented or modified from time to time.

      "Senior Lender Common Liens" shall mean Liens in Common Collateral in favor of the Senior Agent or Senior Lenders created as collateral security for Senior Lender Claims.

      "Senior Lender Documents" shall mean the Senior Credit Agreement, the Holdings Guaranty, the GII Guaranty, the other Guaranties and each of the other Loan Documents, the Senior Lender Collateral Documents, all documents and instruments evidencing any other obligation under the Senior Credit Agreement, and any other related document or instrument executed or delivered pursuant to any Senior Lender Document at any time or otherwise evidencing any Senior Lender Claims, as any such document or instrument may from time to time be amended, renewed, restated, supplemented or otherwise modified.

      "Senior Lender Lien" shall mean Liens in Common Collateral or Senior Lender Collateral in favor of the Senior Agent or Senior Lenders created as collateral security for the Senior Lender Claims.

      "Senior Lenders" shall mean the Persons holding Senior Lender Claims, including, without limitation, the Senior Agent.

      "Senior PP&E Proceeds" shall mean proceeds of Noteholder Priority Collateral consisting of real estate, fixtures and equipment of the Obligors to the extent that (i) such proceeds have been deposited in a deposit account that constitutes Common Collateral or Senior Lender Collateral, except to the extent that such proceeds are original proceeds of such real estate, fixtures or equipment, have not been transferred from such deposit account and are traceable to such real estate or equipment, (ii) such proceeds constitute proceeds of any such deposit account, (iii) such proceeds have been used to acquire Common Collateral or Senior Lender Collateral.

      "Trustee" shall mean, at any time, the Person that is the U.S. Bank Trust National Association, in its capacity as trustee under the Indenture, and any successor in such capacity.


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      "Unasserted Contingent Obligations" shall mean, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

      "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code of the State of New York, as amended.

            SECTION 2. LIEN PRIORITIES.

            2.1 Subordination.

            (a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Collateral Agent, the Trustee or the Noteholders on the Common Collateral or of any Liens granted to the Senior Agent or the Senior Lenders on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law, the avoidance or setting aside of any lien on or security interest granted to the Senior Agent or Senior Lenders in the Common Collateral, or the Noteholder Documents or the Senior Lender Documents or any other circumstance whatsoever, the Trustee, on behalf of itself and the Noteholders, and the Collateral Agent, hereby agree that: (a) any Senior Lender Common Lien now or hereafter held by the Senior Agent or the Senior Lenders shall be senior and prior to any Noteholder Common Lien; and (b) any Noteholder Common Lien now or hereafter held by the Collateral Agent or the Noteholders regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Senior Lender Common Liens. All Senior Lender Common Liens shall be and remain senior to all Noteholder Common Liens for all purposes, whether or not such Senior Lender Common Liens are subordinated to any Lien securing any other obligation of any Obligor.

            (b) Neither the Senior Agent nor any Senior Lender shall acquire any security interest in and shall have no interest in (including following avoidance of any Noteholder Priority Liens) Noteholder Priority Collateral.

            2.2 Prohibition on Contesting Liens.

            (a) The Trustee, on behalf of itself and each Noteholder, and the Collateral Agent, agree that until the Discharge of Senior Lender Claims, neither the Collateral Agent, the Trustee nor any Noteholder shall (i) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the exercise or enforcement of any right or remedy otherwise available to the holders of Senior Lender Liens or that would limit, invalidate, avoid or set aside any Senior Lender Lien or Senior Lender Collateral Document or subordinate any Senior Lender Lien to any Noteholder Common Lien or grant any Senior Lender Lien equal ranking to any Noteholder Common Lien; (ii) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Senior Lender Liens made by any holder of Liens in any Insolvency Liquidation Proceeding; (iii) oppose or otherwise contest any exercise by any holder of Senior Lender Liens of the right to credit bid Senior Lender Claims at any sale in foreclosure of Senior Lender Liens; or (iv) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Senior Lender Liens relating to the enforcement of any Senior Lender Lien.

            (b) The Senior Agent, for itself and on behalf of each Senior Lender, agrees that until the Discharge of Noteholder Claims, neither the Senior Agent nor any Senior Lender shall (i) request


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judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the exercise or enforcement of any right or remedy otherwise available to the holders of Noteholder Priority Liens or that would limit, invalidate, avoid or set aside any Noteholder Priority Lien or Noteholder Collateral Document or subordinate any Noteholder Lien or grant any Noteholder Priority Lien equal ranking to any Senior Lender Lien; (ii) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Noteholder Priority Liens made by any holder of Noteholder Priority Liens in any Insolvency or Liquidation Proceeding; (iii) oppose or otherwise contest any exercise by any holder of Noteholder Priority Liens of the right to credit bid Noteholder Claims at any sale in foreclosure of Noteholder Priority Liens; or (iv) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Noteholder Priority Liens relating to the enforcement of any Noteholder Priority Lien.

            2.3 No New Liens. So long as the Discharge of Senior Lender Claims has not occurred, the parties hereto agree that each Obligor shall not grant any Lien on any of its assets (other than Noteholder Priority Collateral), in favor of the Collateral Agent, the Trustee or the Noteholders unless such Obligor, has granted a similar Lien on such assets in favor of the Senior Agent or the Senior Lenders and any property (other than Noteholder Priority Collateral) subject to any such Lien shall constitute Common Collateral.

            SECTION 3. ENFORCEMENT.

            3.1 Exercise of Remedies by Senior Agent.

            (a) So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor,

                  (i) the Collateral Agent, the Trustee and the Noteholders will not, and no Noteholder shall instruct the Collateral Agent or Trustee to, exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral, take any action to enforce, collect or realize upon any Common Collateral, institute any action or proceeding with respect to such rights or remedies, including, without limitation, any action of foreclosure, or contest protest or object to any foreclosure proceeding or action brought by the Senior Agent or any Senior Lender, the exercise of any right under any control agreement in respect of a deposit account or securities entitlement constituting Common Collateral, landlord waiver or bailee's letter or similar agreement or arrangement to which the Collateral Agent, the Trustee or any Noteholder is a party, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the Senior Lender Documents or otherwise, or object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral and, without limitation, the Collateral Agent, the Trustee and the Noteholders shall not

                        (1) take possession of or control over any Common Collateral;

                        (2) exercise any collection rights in respect of any Common Collateral, exercise any voting, other incidental rights of ownership or similar rights in respect of Common Collateral consisting of equity interests, or retain any proceeds of accounts and other obligations receivable paid to it directly by any account debtor;

                        (3) exercise any right of set-off against any property subject to any Senior Lender Lien;


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                        (4) foreclose upon any Common Collateral or take or
accept any transfer of title in lieu of foreclosure upon any Common Collateral;

                        (5) enforce any claim to the proceeds of insurance upon any Common Collateral;

                        (6) deliver any notice, instruction, claim or demand relating to the Common Collateral to any Person (including any securities intermediary, depositary bank, landlord or issuer of uncertificated securities) in the possession or control of any Common Collateral or acting as bailee, custodian or agent for any holder of any Senior Lender Lien in respect of any Common Collateral;

                        (7) otherwise enforce any remedy available upon default for the enforcement of any Lien upon the Common Collateral;

                        (8) deliver any notice or commence any proceeding for any of the foregoing purposes; or

                        (9) seek relief in any Insolvency or Liquidation Proceeding permitting it to do any of the foregoing, and



                  (ii) the Senior Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including, without limitation, setoff and the right to credit bid their debt) refrain from enforcing or exercising remedies, and make determinations regarding release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of the Collateral Agent, the Trustee or any Noteholder, all according to the discretion and exercise of the business judgment of the Senior Agent and Senior Lenders, including, without limitation, the exclusive right to take the actions enumerated in clauses (1) through (9) of Section 3.1(a)(i). In connection therewith, each of the Noteholders, the Trustee, and the Collateral Agent waives any and all rights to affect the method or challenge the appropriateness of any action by the Senior Agent or any Senior Lender and hereby consents to the Senior Agent or any Senior Lender exercising or not exercising such rights and remedies as if no Noteholder existed, except only that the Collateral Agent, the Trustee and the Noteholders reserve all rights granted by law: to request or receive notice of any sale of Common Collateral in foreclosure of any Senior Lender Lien. In exercising rights and remedies with respect to the Common Collateral, the Senior Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

            (b) The Trustee, on behalf of itself and the Noteholders and the Collateral Agent, agree that none of them will take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral, unless and until the Discharge of Senior Lender Claims has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, the sole right of the Collateral Agent, the Trustee and the Noteholders with respect to the Common Collateral is to hold a Lien on the Common Collateral pursuant to the Noteholder Documents


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for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Senior Lender Claims has occurred.

            (c) The Trustee, on behalf of itself and the Noteholders, and the Collateral Agent, agree that none of the Collateral Agent, the Trustee or the Noteholders will take any action that would hinder any exercise of remedies undertaken by the Senior Agent under the Senior Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and the Collateral Agent, for itself and the Noteholders, and the Trustee, hereby waive any and all rights it or the Noteholders may have as a junior lien creditor or otherwise to object to the manner in which the Senior Agent or the Senior Lenders seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Senior Lender Collateral.

            3.2 No Hindrance by the Senior Agent. The Senior Agent, on behalf of itself and the Senior Lenders, agrees that neither the Senior Agent nor any Senior Lender will take any action that would hinder any exercise of remedies undertaken by the Collateral Agent, the Trustee or any Noteholder under the Noteholder Security Agreement or any Noteholder Mortgage in respect of Noteholder Priority Collateral, including any sale, lease, exchange, transfer or other disposition of any Noteholder Priority Collateral, whether by foreclosure or otherwise, and the Senior Agent, for itself and the Senior Lenders, hereby waives any and all rights it or the Senior Lenders may have to object to the manner in which the Collateral Agent, the Trustee or the Noteholders seek to enforce or collect the Noteholder Claims or the Noteholder Priority Liens.

            3.3 Cooperation. The Collateral Agent, on behalf of itself and the Noteholders, and the Trustee, agree that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and the Senior Agent upon the request thereof) in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Noteholder Documents (other than any Noteholder Property Lien) or otherwise.

            3.4 Notice by Senior Agent. The Senior Agent agrees to notify promptly the Collateral Agent and the Trustee of a Discharge of Senior Lender Claims.

            SECTION 4. PAYMENTS.

            4.1 Application of Proceeds. As long as the Discharge of Senior Lender Claims has not occurred, the cash proceeds of Common Collateral received in connection with the sale of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by the Senior Agent to the Senior Lender Claims in such order as specified in the Senior Credit Agreement until Discharge of Senior Lender Claims has occurred. Upon Discharge of the Senior Lender Claims, the Senior Agent shall deliver to the Collateral Agent any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct or in the case of any such proceeds in any such deposit account or securities account take such steps as may be required under the Senior Lender Documents to cause such proceeds to be transferred to the Collateral Agent, except as a court of competent jurisdiction may otherwise direct.

            4.2 Payments Over by Collateral Agent, the Trustee and Noteholders. So long as any Senior Lender Claims are outstanding, any Common Collateral or proceeds thereof received by the Collateral Agent, the Trustee or any Noteholder shall be segregated and held in trust and forthwith paid over to the Senior Agent for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Agent is hereby authorized to make any such endorsements as agent for the Collateral Agent, the Trustee or any


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such Noteholder. This authorization is coupled with an interest and is irrevocable. Notwithstanding the foregoing, except for payments constituting proceeds of Common Collateral that are (1) made in breach of any provision of any Senior Lender Document to purchase, redeem, prepay or pay the principal of any Notes or to fund a legal or covenant defeasance of the Notes under Article 8 of the Indenture, unless in connection with any such payment the Collateral Agent and the Trustee received an Opinion of Counsel (as defined in the Indenture), or a certificate of the Senior Agent, that application of such payment to principal of the Notes was permitted under the Credit Agreement or
(2) received by the Collateral Agent, the Trustee or any Noteholder (A) as a result of any breach of the provisions of this Agreement, (B) any time after commencement of any Insolvency or Liquidation Proceeding or (C) at any time after the Trustee and the Collateral Agent have received written notice from the Senior Agent stating that (i) the Indebtedness constituting Senior Lender Claims has become immediately due and payable (whether at maturity, by acceleration or otherwise, and all Letters of Credit are required to be cash collateralized) or
(ii) the Senior Agent has become entitled to enforce any or all Senior Lender Liens by reason of default by any Obligor under the Senior Lender Documents, no payment of money made by any Obligor to the Collateral Agent, the Trustee or any Noteholder will in any event be subject to the foregoing provisions of this
Section 4.2.

            4.3 Payments Over by Senior Agent and Senior Lenders. In the event that the Senior Agent or any Senior Lender receives possession of any Noteholder Priority Collateral or any proceeds thereof or has control as a secured party of any proceeds of Noteholder Priority Collateral in a deposit account or securities account, and whether or not any such Noteholder Priority Lien in such Noteholder Priority Collateral was avoided or set aside, the Senior Agent or such Senior Lender shall deliver same to the Collateral Agent or in the case of any such proceeds in any such deposit account or securities account take such steps as may be required under the Senior Lender Documents or Section 5.5(e) to cause such proceeds to be transferred to the Collateral Agent, in each case, except as a court of competent jurisdiction may otherwise direct.

            SECTION 5. OTHER AGREEMENTS.

            5.1 Releases.

            (a) If in connection with:

                  (i) the exercise of the Senior Agent's remedies in respect of the Common Collateral including any sale, lease, exchange, transfer or other disposition of such Common Collateral made by the Senior Agent or any Senior Lender; or

                  (ii) any sale, lease, exchange, transfer or other disposition of Common Collateral permitted under the terms of the Senior Credit Agreement (whether or not an event of default under, and as defined therein, has occurred and is continuing) and not prohibited under Section
      4.16 of the Indenture (Asset Sales);

the Senior Agent, for itself or on behalf of any of the Senior Lenders, releases any of its Liens on any part of the Common Collateral and, in the case of
Section 5.1(a)(ii), the commitment under the Senior Credit Agreement is reduced by the net cash proceeds of such sale, lease, exchange, transfer or other disposition (or to $0, if the net cash proceeds exceeds the then remaining commitment) and such net cash proceeds shall have been applied to repay or collateralize any Senior Lender Claims or letters of credit issued under the Senior Credit Agreement to the extent of any principal balance (including undrawn letters of credit) outstanding and in excess of such reduced commitment, the Liens, if any, of the Collateral Agent on such Common Collateral shall be automatically, unconditionally and simultaneously released and the Collateral Agent shall promptly shall execute and deliver to the Senior Agent or the applicable Obligor


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such termination statements, releases and other documents as the Senior Agent or the applicable Obligor may request to effectively confirm such release.

            (b) The Collateral Agent hereby irrevocably constitutes and appoints the Senior Agent and any officer or agent of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Collateral Agent or such holder or in the Senior Agent's own name, from time to time in the Senior Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including, without limitation, any termination statements, endorsements or other instruments or transfer or release.

            5.2 Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, the Senior Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Obligors under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereof and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award in respect of the Common Collateral shall be paid to the Senior Agent for the benefit of the Senior Lenders to the extent required under the Senior Credit Agreement and thereafter to the Collateral Agent to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct; provided, however, that from and after the Commitment Termination Date, all such proceeds shall be paid to the Senior Agent for the benefit of the Senior Lenders until the Discharge of Senior Lender Claims has occurred and thereafter to the Collateral Agent for the benefit of the Noteholders to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Collateral Agent, the Trustee or any Noteholder shall, at any time, receive any proceeds of any such insurance policy or any such award in respect of the loss of any Common Collateral in contravention of this Agreement, it shall pay such proceeds over to the Senior Agent in accordance with the terms of Section 4.2.

            5.3 Amendments to Noteholder Collateral Documents.

            (a) Without the prior written consent of the Senior Agent and the Required Lenders, no Noteholder Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Collateral Document, would be inconsistent with any of the terms of this Agreement or could reasonably be expected to have an adverse effect on the Senior Agent or Senior Lenders. The Trustee and the Collateral Agent agree that each Noteholder Collateral Document creating a Noteholder Common Lien shall include the following language:

            "Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Collateral Agent/Trustee] pursuant to this Agreement and the exercise of any right or remedy by the [Collateral Agent/ Trustee] hereunder, in each case in respect of any collateral constituting Noteholder Common Collateral (as defined in the Intercreditor Agreement described below) are subject to the provisions of the Intercreditor Agreement, dated as of October 15, 2002 (as amended, modified or supplemented from time to time, the "Intercreditor Agreement") among General Electric Capital Corporation as Senior Agent, and U.S. Bank National Association, as Collateral Agent, U.S.


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            Bank National Association, as Trustee, and the Obligors (as defined therein), including the grantor of security interest in this Agreement, named therein. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern."

            (b) In the event the Senior Agent or the Senior Lenders enter into any amendment, waiver or consent in respect of any of the Senior Lender Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Lender Collateral Document or changing in any manner the rights of the Senior Agent, the Senior Lenders, the Obligors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Noteholder Collateral Document without the consent of the Collateral Agent or the Trustee and without any action by the Collateral Agent or Trustee, or any Obligor; provided, however, that (A) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of the Noteholder Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1, (B) notice of such amendment, waiver or consent shall have been given to the Collateral Agent, and (C) no such amendment, waiver or consent that could reasonably be expected to be adverse to the Collateral Agent or Noteholder shall apply to such Comparable Noteholder Collateral Document.

            5.4 Rights As Unsecured Creditors.

            (a) Notwithstanding anything to the contrary in this Agreement, the Collateral Agent and the Trustee may exercise rights and remedies as an unsecured creditor against the Obligors in accordance with the terms of the Noteholder Documents and applicable law. In the event the Collateral Agent, the Trustee or any Noteholder becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Senior Lender Liens on the same basis as the other Noteholder Common Liens are so subordinated to such Senior Lender Liens under this Agreement. Nothing in this Agreement modifies any rights or remedies the Senior Agent or the Senior Lenders may have with respect to the Senior Lender Collateral.

            (b) Notwithstanding anything to the contrary in this Agreement, the Senior Agent and the Senior Lenders may exercise rights and remedies as an unsecured creditor against the Obligors in accordance with the terms of the Senior Lender Documents and applicable law. In the event the Senior Agent or any Senior Lender becomes a judgment lien creditor in respect of Noteholder Priority Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Noteholder Priority Liens and the Senior Agent on behalf of itself and the Senior Lenders agrees that the terms of this Agreement shall apply, mutatis mutandis, to such judgment lien as if it were the Noteholder Common Lien and the Liens of the Noteholders for Noteholder Claims were the Senior Lender Liens. Nothing in this Agreement modifies any rights or remedies the Collateral Agent or any Noteholder may have with respect to the Noteholder Priority Collateral.

            5.5 Bailee for Perfection.

            (a) The Senior Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Collateral Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Noteholder Security Agreement, subject to the terms and conditions of this Section 5.5.


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            (b) Until the Discharge of Senior Lender Claims has occurred, the
Senior Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lender Documents as if the Lien of the Collateral Agent under the Noteholder Security Agreement did not exist. The rights of the Collateral Agent, the Noteholders and Trustee shall at all times be subject to the terms of this Agreement.

            (c) The Senior Agent shall have no obligation whatsoever to the Collateral Agent, the Trustee or any Noteholder to assure that the Pledged Collateral is genuine or owned by any Obligor or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Senior Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee for the Collateral Agent for purposes of perfecting the Lien held by the Collateral Agent.

            (d) The Senior Agent shall not have by reason of the Noteholder Security Agreement or this Agreement or any other document a fiduciary relationship in respect of the Collateral Agent, the Trustee or any Noteholder.

            (e) Upon the Discharge of Senior Lender Claims, (i) the Senior Agent shall deliver to the Collateral Agent the Pledged Collateral together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct and (ii) in the case of any deposit account or securities account take such steps as may be required to transfer (without recourse and without representation or warranty and at the expense of the Collateral Agent) all of its rights (as in effect immediately prior to the Discharge of Senior Lender Claims) to such deposit account or securities account to the Collateral Agent except as a court of competent jurisdiction may otherwise direct.

            5.6 Enforcement of Noteholder Priority Liens. The Collateral Agent shall give the Senior Agent at least twenty (20) Business Days prior written notice before the Collateral Agent, the Trustee or any Noteholder shall commence or seek to commence any enforcement of the Noteholder Priority Liens, and shall not prevent the Senior Agent, or its agents, employees or consultants, from access to any real property that is subject to the Noteholder Priority Lien, so long as the Senior Agent indemnifies the Collateral Agent, the Trustee and the Noteholders against any physical damages to the premises caused by the Senior Agent or its agents or employees at such premises and releases the Collateral Agent, the Trustee and the Noteholders from any liability arising from injury any agent or employee of the Senior Agent suffers at such premises. During any such twenty (20) Business Days period, the Senior Agent shall be entitled to, but shall have no obligations to cure any event of default under the Indenture that is then continuing, it being understood that such cure shall not rescind any acceleration of the Notes based on such event of default, unless the Noteholders take the requisite action in respect thereof under the Indenture.

            SECTION 6. INSOLVENCY OR LIQUIDATION PROCEEDINGS.

            6.1 Financing Issues. If any Obligor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Agent shall desire to permit the use of cash collateral or to permit such Obligor to obtain financing under section 363 or section 364 of the Bankruptcy Code ("DIP Financing"), then the Trustee, on behalf of itself and the Noteholders, agrees that it will raise no objection to such use or DIP Financing, any conditions thereto, or any other relief afforded to the Senior Agent or Senior Lender in connection therewith or to any priming of any Lien securing the DIP Financing to the Noteholder Common Lien so long as (i) the principal amount of such DIP Financing, together with the outstanding amount of principal under the Senior Credit Agreement immediately prior to the initial funding under the DIP Financing (and after giving effect to the application of proceeds of such initial funding) does not exceed $12,500,000 and (ii) in the event that any Noteholder Common Lien is primed


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by the DIP Financing (and all Obligations relating thereto), the Senior Lender
Lien is also primed. In the event that the Senior Agent or Senior Lenders subordinate the Senior Lender Lien in connection with any such DIP Financing (and all Obligations relating thereto), the Trustee on behalf of itself and the Noteholders will subordinate the Noteholder Priority Lien and Noteholder Common Lien to such DIP Financing (and all Obligations relating thereto).

            6.2 Relief from the Automatic Stay. While any amounts are outstanding under the Senior Lender Documents or any commitment under any DIP Financing provided by any Senior Lender is in effect, the Collateral Agent on behalf of itself and the Noteholders, and the Trustee, agree that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the Senior Agent and the Requisite Lenders.

            6.3 Adequate Protection. In any Insolvency or Liquidation Proceeding the Trustee, on behalf of itself and each Noteholder, and the Collateral Agent, agree that none of them shall contest (or support any other Person contesting)
(a) any request by the Senior Agent or the Senior Lenders for any replacement lien, payment or other adequate protection or (b) any objection by the Senior Agent or the Senior Lenders to any motion, relief, action or proceeding based on the Senior Agent or the Senior Lenders claiming a lack of adequate protection. In any Insolvency or Liquidation Proceeding, at no time shall the Trustee, the Collateral Agent or any Noteholder file, make or prosecute any motion for adequate protection (or any comparable request for relief) or otherwise seek adequate protection in respect of any Noteholder Common Lien.

            6.4 Voting Rights. In any Insolvency or Liquidation Proceeding, neither the Trustee, the Collateral Agent nor any Noteholder shall vote any Noteholder Claim for any plan of reorganization of any Obligor if such plan does not provide for the payment in full in cash of all Senior Lender Claims on the effective date of such plan of reorganization or otherwise provides treatment of the Senior Lender Claims in a manner approved by the Senior Agent and Required Lenders.

            6.5 Preference Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor any amount (a "Recovery"), then the Senior Lender Claims shall be reinstated to the extent of such Recovery and the Senior Lenders shall be entitled to a Discharge of Senior Lender Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

            6.6 Reorganization Securities. If, in any Liquidation or Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Senior Lender Claims and on account of Noteholder Claims, then, to the extent the debt obligations distributed on account of the Senior Lender Claims and on account of the Noteholder Claims are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

            6.7 Expense Claims. Neither the Trustee, the Collateral Agent nor any Noteholder will assert or enforce, at any time prior to the Discharge of Senior Lender Claims, any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Senior Lender Liens for costs or expenses of preserving or disposing of any Common Collateral.


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            6.8 Post-Petition Claims. (a) Neither the Trustee, the Collateral
Agent nor any Noteholder shall oppose or seek to challenge any claim by the Senior Agent or any Senior Lender for allowance in any Insolvency or Liquidation Proceeding of Senior Lender Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Senior Lender Lien, without regard to the existence of the Noteholder Common Lien.

            (b) Neither the Senior Agent nor any Senior Lender shall oppose or seek to challenge any claim by the Trustee, the Collateral Agent or any Noteholder for allowance in any Insolvency or Liquidation Proceeding of Noteholder Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Noteholder Priority Lien and the Noteholder Common Lien (after taking into account the Senior Lender Liens).

            6.9 Noteholder DIP Financing. Nothing contained in this Agreement shall prevent any Noteholder from providing DIP Financing in any Insolvency or Liquidation Proceeding, provided, however, that in the event that any such DIP Financing is secured by a priming Lien under Section 364 of the Bankruptcy Code, such priming Lien will (if it primes Senior Lender Liens) also prime the Noteholder Priority Lien and Noteholder Common Lien.

            SECTION 7. RELIANCE; WAIVERS; ETC.

            7.1 Reliance. The consent by the Senior Lenders to the execution and delivery of the Noteholder Documents and the grant to the Collateral Agent on behalf of the Noteholders of a Lien on the Common Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Lenders to Obligors (that are borrowers) shall be deemed to have been given and made in reliance upon this Agreement.

            7.2 No Warranties or Liability. The Trustee, on behalf of itself and the Noteholders, and the Collateral Agent, acknowledge and agree that each of the Senior Agent and the Senior Lenders have made no express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit to the Obligors (that are borrowers) in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Trustee, the Collateral Agent or any of the Noteholders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Agent nor any Senior Lender shall have any duty to the Trustee or any of the Noteholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Obligor (including, without limitation, the Noteholder Documents), regardless of any knowledge thereof which they may have or be charged with.

            7.3 No Waiver of Lien Priorities.

            (a) No right of the Senior Lenders, the Senior Agent or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Senior Lender or the Senior Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Lender Documents or any of the Noteholder Documents, regardless of any knowledge thereof which the Senior Agent or the Senior Lenders, or any of them, may have or be otherwise charged with.


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            (b) To the fullest extent permitted by law, the Collateral Agent, the Noteholders and the Trustee agree not to assert or enforce at any time prior to the Discharge of Senior Lender Claims:

                        (1) any right of subrogation to the rights or interests of holders of Senior Lender Liens or Senior Lender Claims (or any claim or defense based upon impairment of any such right of subrogation); provided, however, that promptly following the Discharge of Senior Lender Claims, the Senior Agent and Senior Lenders shall execute and deliver to the Trustee and the Collateral Agent appropriate documents (without recourse and without representation or warranty) necessary to evidence any transfer by subrogation to the Trustee and the Collateral Agent of an interest in the Senior Lender Claims resulting from, among other things, any turnover by the Trustee, the Collateral Agent and/or the Noteholders of proceeds of Common Collateral to the Senior Agent or Senior Lenders so long as the reasonable costs and expenses incurred by the Senior Agent and Senior Lenders in connection with the preparation and delivery of such appropriate documents are paid by the Trustee, the Collateral Agent and/or the Noteholders;

                        (2) any right of marshalling accorded to a junior lienholder, as against a priority lienholder, under equitable principles; and

                        (3) any statutory right of appraisal or valuation accorded to a junior lienholder in a proceeding to foreclose a senior lien,

that otherwise may be enforceable in respect of any Noteholder Common Lien or as against any holder of Senior Lender Liens.

            (c) Without in any way limiting the generality of the foregoing, each holder of Senior Lender Claims or Senior Lender Liens may at any time and from time to time, without the consent of or notice to the Trustee or any holder of Noteholder Claims, Noteholder Priority Liens or Noteholder Common Liens without incurring any responsibility or liability to any holder of Noteholder Claims, Noteholder Priority Liens or Noteholder Common Liens and without in any manner prejudicing, affecting or impairing the ranking agreements and other obligations set forth in this Agreement:

                        (1) make loans and advances to any Obligor or issue, guaranty or obtain letters of credit for account of any Obligor or otherwise extend credit to any Obligor, in any amount (subject to the provisions of this Agreement relating to the maximum amount of principal of Indebtedness constituting Senior Lender Claims) and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

                        (2) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or refinance, any Senior Lender Claims or any agreement, guaranty, Lien or obligation of any Obligor or any other person or entity in any manner related thereto, or otherwise amend, supplement or change in any manner any Senior Lender Claims or Senior Lender Liens or any such agreement, guaranty, lien or obligation;

                        (3) increase or reduce the amount of any Senior Lender Claims (subject to the provisions of this Agreement relating to the maximum amount of principal of Indebtedness constituting Senior Lender Claims) or the interest, premium, fees or other amounts payable in respect thereof;

                        (4) release or discharge any Senior Lender Claims or any guaranty thereof or any agreement or obligation of any Obligor or any other person or entity with respect thereto;


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                        (5) take or fail to take any Senior Lender Lien or any
other collateral security for any Senior Lender Claims or take or fail to take any action which may be necessary or appropriate to ensure that any Senior Lender Lien or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any Senior Lender Claim or any other obligation secured thereby;

                        (6) release, discharge or permit the lapse of any or all Senior Lender Liens or any other Liens upon any property at any time securing any Senior Lender Claims;

                        (7) exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against any Obligor or any collateral security or any other person, entity or property in respect of any Senior Lender Claims or any Senior Lender Lien or other Lien securing any Senior Lender Claims or any right or power under this Agreement, and apply any payment or proceeds of collateral in any order of application; or

                        (8) sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any Senior Lender Lien or any other Lien securing any Senior Lender Claims.

            (d) To the maximum extent permitted by law, the Trustee, on behalf of itself and each of the Noteholders, and the Collateral Agent, waive any claim it may have against the Senior Agent or any Senior Lender with respect to or arising out of any action or failure to act or any error (whether constituting negligence or gross negligence but excluding errors due to willful misconduct or breach of this Agreement) on the part of the Senior Agent or any Senior Lender or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies in respect of the Senior Lender Liens or the Senior Lender Claims or under the Senior Lender Documents or any transaction relating to the Common Collateral. Neither the Senior Agent nor any Senior Lender nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Common Collateral or for any delay in doing so, except to the extent arising out of the breach of this agreement by, or the willful misconduct of, the Senior Agent or any Senior Lender or any of their respective directors, officers, employees or agents, and will be under no obligation to sell or otherwise dispose of any Common Collateral upon the request of any Obligor or upon the request of any holder of Noteholder Claims, Noteholder Priority Liens or Noteholder Common Liens or any other Person or to take any other action whatsoever with regard to the Common Collateral or any part thereof. The Trustee, on behalf of itself and the Noteholders, agrees that the Senior Lenders and the Senior Agent have no duty to them in respect of the maintenance or preservation of the Senior Lender Collateral, the Senior Lender Claims or otherwise.

            (e) The Senior Lenders, on the one hand, and the Noteholders, on the other hand, shall each be responsible for keeping themselves informed of the financial condition of the Obligors and all other circumstances bearing upon the risk of nonpayment of the Senior Lender Claims or Noteholder Claims. The Senior Lenders and the Senior Agent shall have no duty to advise the Collateral Agent, the Trustee or any Noteholder of information regarding such condition or circumstances or as to any other matter. If any Senior Lender or the Senior Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information, it shall have no duty to supply any such information on any other occasion.

            (f) None of the Senior Agent or any Senior Lender will have any duty, express or implied, fiduciary or otherwise, to Noteholder, the Collateral Agent or to the Trustee except for the contractual obligations hereunder.


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            7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Agent and the Senior Lenders and the Collateral Agent, the Trustee and the Noteholders, respectively, hereunder shall remain in full force and effect irrespective of:

            (a) any lack of validity or enforceability of any Senior Lender Documents or any Noteholder Documents or any setting aside or avoidance of any Senior Lender Lien or Noteholder Priority Lien;

            (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Noteholder Claims, or any amendment or waiver or other modification, including, without limitation, any increase in the amount thereof (to the extent not prohibited by the Indenture as in effect on the date hereof), whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Lender Document or of the terms of the Indenture or any other Noteholder Document;

            (c) any exchange of any security interest in any Common Collateral, Noteholder Priority Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Noteholder Claims or any guarantee thereof;

            (d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Obligor; or

            (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the Senior Lender Claims, or of the Trustee, the Collateral Agent, any Noteholder, the Senior Agent or any Senior Lender in respect of this Agreement.

            SECTION 8. MISCELLANEOUS.

            8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lender Documents or the Noteholder Documents, the provisions of this Agreement shall govern.

            8.2 Continuing Nature of this Agreement. This Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to the Trustee or any Noteholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower constituting Senior Lender Claims on the faith hereof. The Collateral Agent, on behalf of itself and the Noteholders, and the Trustee, hereby waive any right any of them may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

            8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Trustee, the Collateral Agent or the Senior Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party to be charged or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. No Obligor shall have any right to amend, modify or waive any provision of this Agreement without the consent of the Trustee, the Collateral Agent and the Senior Agent, nor shall any consent or signed writing be required of any of them to effect any


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amendment, modification or waiver of any provision of this Agreement, except that no amendment, modification or waiver affecting any obligation of any Obligor hereunder shall be made without the consent of such Obligor.

            8.4 Representations.

            (a) Each of the Trustee and the Collateral Agent represents and warrants to the Senior Agent and the Senior Lenders that it has all requisite corporate power and authority to enter into this Agreement, is authorized to do so, has duly executed and delivered this Agreement by a duly authorized officer and its execution and deliver of this Agreement binds the Trustee and the Collateral Agent, respectively, and each present and future Noteholder.

            (b) The Senior Agent represents and warrants to the Trustee and the Noteholders that it has all requisite corporate power and authority to enter into this Agreement, is authorized to do so under the Senior Credit Agreement, has duly executed and delivered this Agreement by a duly authorized signatory and its execution and deliver of this Agreement binds the Senior Agent, and each present and future Senior Lender.

            8.5 Successor Collateral Agent.

            (a) Each successor Collateral Agent and Trustee under the Indenture shall execute and deliver a counterpart of and become a party to this Agreement, and no replacement or resignation of the Collateral Agent or Trustee shall be effective until the successor Collateral Agent or Trustee, as the case may be, shall have executed and delivered a counterpart of this Agreement.

            (b) Each successor Senior Agent under the Senior Credit Agreement shall execute and deliver a counterpart of and become a party to this Agreement, and no replacement or resignation of the Senior Agent shall be effective until the successor Senior Agent shall have executed and delivered a counterpart of this Agreement.

            8.6 Application of Payments. All payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate. The Collateral Agent, on behalf of itself and the Noteholders, and the Trustee, assent to any extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

            8.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in Borough of Manhattan, City of New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 below for such party. Service so made shall be deemed to be completed three (3) days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SENIOR LENDER DOCUMENT OR NOTEHOLDER DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

            8.8 Notices. All notices to the Collateral Agent, the Trustee and the Senior Lenders permitted or required under this Agreement may be sent to the Collateral Agent, the Trustee and the

Senior Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. registered or certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

            8.9 Further Assurances.

            (a) The Trustee, on behalf of itself and the Noteholders, and the Collateral Agent, agree that each of them shall take such further action and shall execute and deliver to the Senior Agent and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as the Senior Agent or the Senior Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

            (b) The Senior Agent, on behalf of itself and the Senior Lenders, agrees that it shall take such further action and shall execute and deliver to the Collateral Agent and the Trustee such additional documents and instruments (in recordable form, if requested) as the Collateral Agent or the Trustee may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

            8.10 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

            8.11 Binding on Successors and Assigns No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Senior Agent, the Senior Lenders, the Collateral Agent, Trustee, the Noteholders and their respective successors and assigns. No other Person, shall have or be entitled to assert rights or benefits hereunder. This Agreement shall be binding upon the Obligors and their successors and assigns, provided, however, that no Obligor or any successor or assign thereof shall be entitled to enforce any provision of this Agreement.

            8.12 Specific Performance. The Senior Agent may demand specific performance of this Agreement. The Collateral Agent, on behalf of itself and the Noteholders and the Trustee, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Senior Agent.

            8.13 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement. In the computation of time periods, unless otherwise specified, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding" and the word "through" means "to and including".

            8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

            8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

            8.16 Credit Agreement. On behalf of itself and the Noteholders, the Trustee agrees and acknowledges that the Senior Credit Agreement is the "Credit Agreement" as such term is defined in the Indenture.

            8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties listed below. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to any Obligor shall include any Obligor as debtor and debtor-in-possession and any receiver or trustee for such Obligor (as the case may be) in any Insolvency or Liquidation Proceeding.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      Senior Agent:

                                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                          as Senior Agent

                                      By:
                                         --------------------------------
                                          Name:
                                          Title:

                                      Address:

                                      335 Madison Avenue
                                      New York, New York 10017
                                      Attention:  Golfsmith - Account Officer
                                      Telecopy no.:  (212) 983-8767
                                      Collateral Agent:

                                      U.S. BANK TRUST NATIONAL ASSOCIATION, as
                                          Collateral Agent

                                      By:
                                         --------------------------------
                                          Name:
                                          Title:

                                      Address:

                                      180 East Fifth Street
                                      St. Paul, Minnesota  55101
                                      Attention:
                                      Telecopy no.: (651) 244-0711

                                      Trustee:

                                      U.S. BANK TRUST NATIONAL ASSOCIATION, as
                                          Trustee

                                      By:
                                         --------------------------------
                                          Name:
                                          Title:

                                      Address:

                                      180 East Fifth Street
                                      St. Paul, Minnesota  55101
                                      Attention:
                                      Telecopy no.: (651) 244-0711

                                      Credit Parties:

                                      Address for all Credit Parties:
                                      c/o Golfsmith International, Inc.
                                      11000 North IH-35
                                      Austin, Texas 78753
                                      Attn:    Virginia Bunte

                                      With a copy to:
                                      First Atlantic Capital, Ltd.
                                      135 East 57th Street
                                      New York, New York 10022
                                      Attn:    Noel Wilens
                                      Fax:     (214) 207-8842


                              GOLFSMITH INTERNATIONAL, L.P.
                              By Golfsmith GP, L.L.C., as General Partner
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner

                              By
                                 -----------------------------------
                                 Noel E. Wilens
                                 Vice President

                              GOLFSMITH NU, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner

                              By
                                 -----------------------------------
                                 Noel E. Wilens
                                 Vice President

                              GOLFSMITH USA, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner

                              By
                                 -----------------------------------
                                 Noel E. Wilens
                                 Vice President

                              GOLFSMITH INTERNATIONAL, INC.



                              By
                                 -----------------------------------
                                 Noel E. Wilens
                                 Vice President

                              GOLFSMITH INTERNATIONAL HOLDINGS, INC.



                              By
                                 -----------------------------------
                                 Noel E. Wilens
                                 Vice President

                              GOLFSMITH GP HOLDINGS, INC.



                              By
                                 -----------------------------------
                                 Noel E. Wilens
                                 Vice President

                              GOLFSMITH HOLDINGS, L.P.
                              By Golfsmith GP Holdings, Inc., as General Partner



                              By
                                 -----------------------------------
                                 Noel E. Wilens
                                 Vice President

                              GOLFSMITH GP, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner

                              By
                                 -----------------------------------
                                 Noel E. Wilens
                                 Vice President

                              GOLFSMITH DELAWARE, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner

                              By
                                 -----------------------------------
                                 Noel E. Wilens
                                 Vice President

                              GOLFSMITH CANADA, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner

                              By
                                 -----------------------------------
                                 Noel E. Wilens
                                 Vice President

                              GOLFSMITH EUROPE, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner

                              By
                                 -----------------------------------
                                 Noel E. Wilens
                                 Vice President

                              GOLFSMITH LICENSING, L.L.C.
                              By Golfsmith Holdings, L.P., as Sole Member
                              By Golfsmith GP Holdings, Inc., as General Partner

                              By
                                 -----------------------------------
                                 Noel E. Wilens
                                 Vice President

                                   EXHIBIT 8.1
                                       to
                                CREDIT AGREEMENT

                              ASSIGNMENT AGREEMENT

            This Assignment Agreement (this "Agreement") is made as of ___________ __, ____ by and between __________________________________
("Assignor Lender") and ________________________ ("Assignee Lender") and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent ("Agent"). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

            [DRAFTING NOTE: THE TERMS OF THIS AGREEMENT WILL VARY SUBSTANTIALLY FOR ASSIGNMENTS OF 100% OF A LENDER'S COMMITMENTS AS OPPOSED TO PARTIAL ASSIGNMENT]

                                    RECITALS:

            WHEREAS, Golfsmith International Holdings, Inc., a Delaware corporation, Golfsmith International, Inc., a Delaware corporation, and all domestic subsidiaries thereof ("Credit Parties"), Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Credit Agreement dated as of October ___, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrowers;

            WHEREAS, Assignor Lender desires to assign to Assignee Lender [ALL/A PORTION] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [ALL/A PORTION] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

            WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

            WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.    ASSIGNMENT, DELEGATION, AND ACCEPTANCE

      1.1 Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender's right, title, and interest in the Revolving Loan, including Letter of Credit Obligations, Loan Documents and the Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

  Assignee Lender's Loans        Principal Amount           Pro Rata Share
  -----------------------        ----------------           --------------
Revolving Loan                    $                                  %
                                   ------------                  ----

      1.2 Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [ALL/A PORTION] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to the Pro Rata Shares set forth above.

      1.3 Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

      1.4 Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [THE DATE OF THIS AGREEMENT] [_____ __, ____] ("Effective Date") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). [INTEREST AND FEES ACCRUED PRIOR TO THE EFFECTIVE DATE ARE FOR THE ACCOUNT OF ASSIGNOR LENDER, AND INTEREST AND FEES ACCRUED FROM AND AFTER THE EFFECTIVE DATE ARE FOR THE ACCOUNT OF ASSIGNEE LENDER.]

2.    INITIAL PAYMENT AND DELIVERY OF NOTES

      2.1 Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [TOGETHER WITH ACCRUED INTEREST, FEES AND OTHER AMOUNTS AS SET FORTH ON SCHEDULE 2.1] (the "Assigned Amount").

      2.2 Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the "Assignment Fee") as required pursuant to Section 8.1(a) of the Credit Agreement.

      2.3 Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrowers and Agent will obtain from Borrowers for delivery to [ASSIGNOR LENDER AND] Assignee Lender, new executed Notes evidencing Assignee Lender's [AND ASSIGNOR LENDER'S RESPECTIVE] Pro Rata Share[s] in the Revolving Loan after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [APPLICABLE] Commitment [OF THE LENDER TO WHOM SUCH NOTE IS ISSUED] OR [THE ASSIGNEE LENDER].

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS

      3.1 Assignee Lender's Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

            (a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

            (b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

            (c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

            (d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party's creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

            (e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control;

            (f) No future assignment or participation granted by Assignee Lender pursuant to Section 8.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

            (g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

            (h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

            (i) As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof [, (ii) is not subject to capital adequacy or similar requirements under Section 1.10(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.10(b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 1.10(b) of the Credit Agreement, ] and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender's failure to fulfill its obligations under the terms of Section 1.11(c) of the Credit Agreement [or from any other inaccuracy in the foregoing]. [DRAFTING NOTE: THE REPS IN CLAUSES (II) THROUGH (IV) SHOULD BE DELETED (A) FROM THE FORM ENTIRELY IF SECTION 8.1(F) OF THE CREDIT AGREEMENT HAS BEEN DELETED, AND (B) IN THE EVENT THIS FORM IS SUBSEQUENTLY USED TO EFFECT AN ACTUAL

ASSIGNMENT AT A TIME WHEN AN EVENT OF DEFAULT EXISTS AND IS CONTINUING UNDER THE CREDIT AGREEMENT].

      3.2 Assignor Lender's Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

            (a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

            (b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

            (c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

            (d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

            (e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

            (f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.    LIMITATIONS OF LIABILITY

      Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.    FAILURE TO ENFORCE

      No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.    NOTICES

      Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.    AMENDMENTS AND WAIVERS

      No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.    SEVERABILITY

      Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.    SECTION TITLES

      Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.   SUCCESSORS AND ASSIGNS

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.   APPLICABLE LAW

      THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.   COUNTERPARTS

      This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:                         ASSIGNOR LENDER:


-----------------------------------      -----------------------------------


By:                                      By:
       ----------------------------             ----------------------------
Title:                                   Title:
       ----------------------------             ----------------------------


Notice Address:                          Notice Address:

-----------------------------------      -----------------------------------

-----------------------------------      -----------------------------------

-----------------------------------      -----------------------------------


ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL
CORPORATION, AS AGENT

By:
       ----------------------------
Title:
       ----------------------------

                                  SCHEDULE 2.1


Assignor Lender's Loans

Principal Amount

Revolving Loan              $
                             ----------------
Accrued Interest            $
                             ----------------
Unused Line Fee             $
                             ----------------
Other + or -$               $
                             ----------------
Total                       $
                             ================


All determined as of the Effective Date.

                                              EXHIBIT 3.5(c) to CREDIT AGREEMENT


      MANAGEMENT CONSULTING AGREEMENT (this "AGREEMENT"), dated as of October 15, 2002, among GOLFSMITH INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), GOLFSMITH INTERNATIONAL, INC., a Delaware corporation ("GOLFSMITH" and, together with Holdings and each of their respective subsidiaries, the "COMPANIES"), and FIRST ATLANTIC CAPITAL LTD., a Delaware corporation (together with its affiliates, successors, and assigns, "FIRST ATLANTIC").

      WHEREAS, the Companies have heretofore availed themselves of the management, advisory, financing arrangement and corporate structuring expertise of First Atlantic in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of September 23, 2002 (the "MERGER AGREEMENT"), among Holdings, BGA Acquisition Corporation and Golfsmith;

      WHEREAS, Holdings, Atlantic Equity Partners III, L.P. and certain other equity holders of Holdings have entered into a Stockholders Agreement (the "STOCKHOLDERS AGREEMENT") dated as of the date hereof;

      WHEREAS, the Companies desire to continue to avail themselves of First Atlantic's expertise and consequently have requested First Atlantic to make such expertise available from time to time in rendering certain management consulting and advisory services related to the business and affairs of the Companies and the review and analysis of certain financial and other transactions; and

      WHEREAS, First Atlantic and the Companies agree that it is in their respective best interests to enter into this Agreement whereby, for the consideration specified herein, First Atlantic shall provide such services as an independent consultant to the Companies.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Companies and First Atlantic agree as follows:

      SECTION 1. RETENTION OF FIRST ATLANTIC.

      The Companies hereby retain First Atlantic, and First Atlantic accepts such retention, upon the terms and conditions set forth in this Agreement.

      SECTION 2. TERM.

      This Agreement shall commence on the date hereof and shall terminate on the tenth anniversary of the date hereof (the "INITIAL TERM"). Upon the termination of the Initial Term and at the end of each year thereafter this Agreement shall automatically be extended for an additional year unless notice to the contrary is given by either party at least 30, but no more than 60, days prior to such anniversary (the Initial Term and all extensions thereof are collectively referred to as the "TERM"). Notwithstanding the foregoing, this Agreement shall terminate on the date on which Atlantic Equity Partners III, L.P. and its Affiliates (including the Transferee Partnership as defined in the Stockholders Agreement) collectively are no longer the beneficial owner of at least 50% of the outstanding shares of common stock of Holdings. In addition, notwithstanding the foregoing, this Agreement will terminate upon the consummation of a Public

Offering (as defined in the Stockholders Agreement) if the underwriters require that it be terminated.

      SECTION 3. MANAGEMENT CONSULTING SERVICES.

      (a) First Atlantic shall advise the Companies concerning such management matters that relate to proposed financial transactions, acquisitions and other senior management matters related to the business, administration and policies of the Companies and their respective affiliates, in each case as the Companies shall reasonably and specifically request. First Atlantic shall devote such time to any such request as First Atlantic shall, in its discretion, deem necessary. Such consulting services shall, in First Atlantic's discretion, be rendered in person or by telephone or other communication. First Atlantic shall have no obligation to the Companies as to the manner and time of rendering its services hereunder, and the Companies shall have no right to dictate or direct the details of the services rendered hereunder.

      (b) First Atlantic shall perform all such services as an independent contractor of the Companies and not as an employee, agent or representative of the Companies. First Atlantic shall have no authority to act for or to bind any of the Companies without their prior written consent.

      (c) This Agreement shall in no way prohibit First Atlantic or any director, officer, shareholder or employee thereof from engaging in other activities, whether or not competitive with any business of the Companies or their affiliates.

      SECTION 4. COMPENSATION.

      (a) As consideration for the expertise and services set forth in the recital of this Agreement and provided by First Atlantic heretofore in connection with the transactions contemplated by the Merger Agreement, the Companies shall (i) pay to First Atlantic a closing fee of $1,252,500 and (ii) reimburse First Atlantic for all out-of-pocket expenses and other disbursements incurred by First Atlantic and any of its directors, officers, employees or agents in connection with the transactions contemplated by the Merger Agreement, such payments to be made on the Closing Date (as such term is defined in the Merger Agreement).

      (b) As consideration for First Atlantic's agreement to render the management consulting services set forth in Section 3 of this Agreement and as compensation for any such services rendered by First Atlantic, the Companies shall pay First Atlantic an annual fee in the aggregate amount of up to $600,000, payable in advance in equal monthly installments on the first day of each month (or, if such date is not a business day, on the next business day thereafter) commencing with the month of October 2002. The amount of such annual fee shall be determined by the board of directors of Holdings.

      (c) The Companies (or, at the Companies' option, any affiliate thereof) shall, upon presentation of an itemized listing by First Atlantic, reimburse First Atlantic for all out-of-pocket expenses and other disbursements incurred by any of its directors, officers, employees or agents in the performance of First Atlantic's obligations hereunder.

      (d) Nothing in this Agreement shall have the effect of prohibiting First Atlantic from receiving from the Companies or any of their affiliates any other fees, including any fee for financial advisory and consulting services in connection with future acquisitions, dispositions or debt or equity financings by any of the Companies or their affiliates; provided, that with respect to each such transaction, such fee shall not exceed an amount equal to (i) in the case of a transaction involving less than $50,000,000 in total enterprise value, 2% of such total enterprise value, (ii) in the case of a transaction involving $50,000,000 or more but less than $100,000,000 in total enterprise value, $1,000,000, and (iii) in the case of a transaction involving $100,000,000 or more in total enterprise value 1% of such total enterprise value. With respect to a transaction involving a Sale of Holdings, such fee shall be equal to 1% of the total enterprise value. For purposes of this paragraph (d), "total enterprise value" shall be determined by the board of directors of Holdings in good faith. For purposes of this paragraph (d), "SALE OF HOLDINGS" shall mean the sale of Holdings pursuant to which such purchaser or purchasers acquire (i) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of at least majority of the capital stock of Holdings (whether by purchase, merger, consolidation, tender offer or other business combination transaction) or (ii) all or substantially all of Holdings' assets determined on a consolidated basis.

      SECTION 5. INDEMNIFICATION.

      The Companies shall indemnify and hold harmless First Atlantic and its directors, officers, employees, agents and affiliates (collectively, the "INDEMNIFIED PERSONS") on demand from and against any and all liabilities, costs, expenses and disbursements (collectively, "CLAIMS") of any kind with respect to or arising from this Agreement or the performance by any Indemnified Person of any services in connection herewith. Notwithstanding the foregoing provision, the Companies shall not be liable for any Claim under this Section 5 arising from the gross negligence or willful misconduct of such Indemnified Person.

      SECTION 6. OBLIGATIONS OF THE COMPANIES.

      Each of the Companies acknowledges and agrees that any obligation of the Companies hereunder is the obligation of each of Holdings and Golfsmith jointly and severally.

      SECTION 7. NOTICES.

      All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

            if to First Atlantic, to:

            First Atlantic Capital, Ltd.
            135 East 57th Street, 29th Floor
            New York, New York  10022
            Attention:  Mr. Noel Wilens
            Fax:        (212) 750-0954
            if to the Companies, to:

            Golfsmith International Holdings, Inc.
            c/o First Atlantic Capital, Ltd.
            135 East 57th Street, 29th Floor
            New York, New York  10022
            Attention:  Mr. Noel Wilens
            Fax:        (212) 750-0954

            in either case, with a copy to:

            King & Spalding
            1185 Avenue of the Americas
            New York, New York  10036
            Attention:  Lawrence Graev, Esq.
                        Mark E. Thompson, Esq.
            Phone:      (212) 556-2100
            Fax:        (212) 556-2222

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy or facsimile transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

      SECTION 8. BENEFITS OF AGREEMENT.

      This Agreement shall bind and inure to the benefit of the Indemnified Persons and any successors to or assigns of First Atlantic and the Companies; provided, however, that this Agreement may not be assigned by First Atlantic without the prior written consent of Holdings and may not be assigned by any of the Companies without the prior written consent of First Atlantic.

      SECTION 9. GOVERNING LAW.

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      SECTION 10. HEADINGS.

      Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

      SECTION 11. ENTIRE AGREEMENT; AMENDMENTS.

      This Agreement contains the entire understanding of the parties with respect to its subject matter, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

      SECTION 12. COUNTERPARTS.

      This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      SECTION 13. WAIVERS.

      Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                                    By:_____________________________________
                                        Name:
                                        Title:


                                    GOLFSMITH INTERNATIONAL, INC.

                                    By:_____________________________________
                                        Name:
                                        Title:


                                    FIRST ATLANTIC CAPITAL, LTD.

                                    By:_____________________________________
                                        Name:
                                        Title:

                                                  EXHIBIT A1 to CREDIT AGREEMENT




                         GOLFSMITH INTERNATIONAL, INC.,

                                   as Issuer,


                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                   as Trustee,

                                       AND


                          THE GUARANTORS NAMED HEREIN,

                                 as Guarantors,


                                    INDENTURE

                          Dated as of October 15, 2002





                      8.375% SENIOR SECURED NOTES DUE 2009

                              CROSS-REFERENCE TABLE

TIA                                                               INDENTURE
SECTION                                                           SECTION
-------                                                           -------
310(a)(1) .....................................................   7.10
    (a)(2).....................................................   7.10
    (a)(3).....................................................   7.10; 7.13
    (a)(4).....................................................   N.A.
    (a)(5).....................................................   7.10
    (b)........................................................   7.08; 7.10
    (c)........................................................   N.A.
311(a) ........................................................   7.03; 7.11
    (b)........................................................   7.03; 7.11
    (c)........................................................   N.A.
312(a) ........................................................   2.06
    (b)........................................................   11.03
    (c)........................................................   11.03
313(a) ........................................................   7.06
    (b)........................................................   7.06
    (c)........................................................   7.06; 11.02
    (d)........................................................   7.06
314(a) ........................................................   4.06; 4.08; 11.02
    (b)........................................................   12.03
    (c)(1).....................................................   11.04
    (c)(2).....................................................   11.04
    (c)(3).....................................................   N.A.
    (d)........................................................   12.04
    (e)........................................................   11.05
315(a) ........................................................   7.01(b)
    (b)........................................................   7.05; 11.02
    (c)........................................................   7.01(a)
    (d)........................................................   7.01(c)
    (e)........................................................   6.12
316(a)(last sentence)..........................................   2.09
    (a)(1)(A)..................................................   6.06
    (a)(1)(B)..................................................   6.05
    (a)(2).....................................................   N.A.
    (b)........................................................   6.08
    (c)........................................................   9.04
317(a)(1)......................................................   6.09
    (a)(2).....................................................   6.10
    (b)........................................................   2.04
318(a) ........................................................   11.01
    (c)........................................................   11.01


--------------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----

ARTICLE ONE       DEFINITIONS AND INCORPORATION BY REFERENCE ................      1

      SECTION 1.01.  Definitions ............................................      1
      SECTION 1.02.  Incorporation by Reference of Trust Indenture Act ......     24
      SECTION 1.03.  Rules of Construction ..................................     25

ARTICLE TWO       THE NOTES .................................................     25

      SECTION 2.01.  Form and Dating ........................................     25
      SECTION 2.02.  Execution and Authentication; Aggregate Principal Amount     26
      SECTION 2.03.  Registrar and Paying Agent .............................     27
      SECTION 2.04.  Obligations of Paying Agent ............................     27
      SECTION 2.05.  Holder Lists ...........................................     28
      SECTION 2.06.  Transfer and Exchange ..................................     28
      SECTION 2.07.  Replacement Notes ......................................     28
      SECTION 2.08.  Outstanding Notes ......................................     29
      SECTION 2.09.  Treasury Notes; When Notes Are Disregarded .............     29
      SECTION 2.10.  Temporary Notes ........................................     29
      SECTION 2.11.  Cancellation ...........................................     30
      SECTION 2.12.  CUSIP Numbers ..........................................     30
      SECTION 2.13.  Deposit of Moneys ......................................     30
      SECTION 2.14.  Book-Entry Provisions for Global Notes .................     30
      SECTION 2.15.  Special Transfer Provisions ............................     32

ARTICLE THREE     REDEMPTION ................................................     33

      SECTION 3.01.  Mandatory Redemption ...................................     33
      SECTION 3.02.  Optional Redemption ....................................     34
      SECTION 3.03.  Selection of Notes to Be Redeemed ......................     34
      SECTION 3.04.  Notice of Redemption ...................................     34
      SECTION 3.05.  Effect of Notice of Redemption .........................     35
      SECTION 3.06.  Deposit of Redemption Price ............................     35
      SECTION 3.07.  Notes Redeemed in Part .................................     36

ARTICLE FOUR      COVENANTS .................................................     36

      SECTION 4.01.  Payment of Notes .......................................     36
      SECTION 4.02.  Maintenance of Office or Agency ........................     36
      SECTION 4.03.  Corporate Existence ....................................     37
      SECTION 4.04.  Payment of Taxes and Other Claims ......................     37
      SECTION 4.05.  Maintenance of Properties and Insurance ................     37
      SECTION 4.06.  Compliance Certificate; Notice of Default ..............     38
      SECTION 4.07.  Compliance with Laws ...................................     38
      SECTION 4.08.  Reports to Holders .....................................     38
      SECTION 4.09.  Waiver of Stay, Extension or Usury Laws ................     39
      SECTION 4.10.  Limitation on Restricted Payments ......................     39
      SECTION 4.11.  Limitation on Transactions with Affiliates .............     42
      SECTION 4.12.  Limitation on Incurrence of Additional Indebtedness ....     43

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                 Page
                                                                                 ----
      SECTION 4.13.  Limitation on Dividend and Other Payment Restrictions
                     Affecting Restricted Subsidiaries ......................     43
      SECTION 4.14.  Additional Subsidiary Guarantees .......................     44
      SECTION 4.15.  Limitation on Change of Control ........................     45
      SECTION 4.16.  Limitation on Asset Sales ..............................     46
      SECTION 4.17.  Impairment of Security Interest ........................     49
      SECTION 4.18.  Limitation on Liens ....................................     49
      SECTION 4.19.  Conduct of Business ....................................     49
      SECTION 4.20.  Limitation on Issuances and Sales of Capital Stock of
                     Subsidiaries ...........................................     49
      SECTION 4.21.  Real Estate Mortgages and Filings ......................     50
      SECTION 4.22.  Leasehold Mortgages and Filings ........................     50
      SECTION 4.23.  Excess Cash Flow Offer .................................     50
      SECTION 4.24.  Limitation on Capital Expenditures .....................     52
      SECTION 4.25.  Limitation on Sale/Leaseback Transactions ..............     52
      SECTION 4.26.  Choice of Accrual Periods ..............................     52

ARTICLE FIVE      SUCCESSOR CORPORATION .....................................     52

      SECTION 5.01.  Merger, Consolidation and Sale of Assets ...............     52
      SECTION 5.02.  Successor Corporation Substituted ......................     53

ARTICLE SIX       DEFAULT AND REMEDIES ......................................     53

      SECTION 6.01.  Events of Default ......................................     53
      SECTION 6.02.  Rights of the Company ..................................     55
      SECTION 6.03.  Acceleration ...........................................     55
      SECTION 6.04.  Other Remedies .........................................     56
      SECTION 6.05.  Waiver of Past Defaults ................................     56
      SECTION 6.06.  Control by Majority ....................................     56
      SECTION 6.07.  Limitation on Suits ....................................     56
      SECTION 6.08.  Rights of Holders to Receive Payment ...................     57
      SECTION 6.09.  Collection Suit by Trustee .............................     57
      SECTION 6.10.  Trustee May File Proofs of Claim .......................     57
      SECTION 6.11.  Priorities .............................................     58
      SECTION 6.12.  Undertaking for Costs ..................................     58
      SECTION 6.13.  Restoration of Rights and Remedies .....................     58

ARTICLE SEVEN     TRUSTEE ...................................................     58

      SECTION 7.01.  Duties of Trustee ......................................     58
      SECTION 7.02.  Rights of Trustee ......................................     59
      SECTION 7.03.  Individual Rights of Trustee ...........................     60
      SECTION 7.04.  Trustee's Disclaimer ...................................     60
      SECTION 7.05.  Notice of Default ......................................     60
      SECTION 7.06.  Reports by Trustee to Holders ..........................     61
      SECTION 7.07.  Compensation and Indemnity .............................     61
      SECTION 7.08.  Replacement of Trustee .................................     62
      SECTION 7.09.  Successor Trustee by Merger, Etc .......................     63
      SECTION 7.10.  Eligibility; Disqualification ..........................     63

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                 Page
                                                                                 ----
      SECTION 7.11.  Preferential Collection of Claims Against Company ......     63
      SECTION 7.12.  [RESERVED] .............................................     64
      SECTION 7.13.  Co-trustees, co-Collateral Agent and Separate Trustees,
                     Collateral Agent .......................................     65
      SECTION 7.14.  Authorization of Actions to Be Taken by the Trustee
                     Under the Collateral Agreements ........................     66
      SECTION 7.15.  Authorization of Receipt of Funds by the Trustee Under
                     the Collateral Agreements ..............................     66

ARTICLE EIGHT     SATISFACTION AND DISCHARGE OF INDENTURE ...................     67

      SECTION 8.01.  Legal Defeasance and Covenant Defeasance ...............     67
      SECTION 8.02.  Satisfaction and Discharge .............................     69
      SECTION 8.03.  Survival of Certain Obligations ........................     69
      SECTION 8.04.  Acknowledgment of Discharge by Trustee .................     70
      SECTION 8.05.  Application of Trust Moneys ............................     70
      SECTION 8.06.  Repayment to the Company; Unclaimed Money ..............     70
      SECTION 8.07.  Reinstatement ..........................................     70

ARTICLE NINE      AMENDMENTS, SUPPLEMENTS AND WAIVERS .......................     71

      SECTION 9.01.  Without Consent of Holders .............................     71
      SECTION 9.02.  With Consent of Holders ................................     71
      SECTION 9.03.  Compliance with TIA ....................................     73
      SECTION 9.04.  Revocation and Effect of Consents ......................     73
      SECTION 9.05.  Notation on or Exchange of Notes .......................     73
      SECTION 9.06.  Trustee to Sign Amendments, Etc ........................     73
      SECTION 9.07.  Conformity with Trust Indenture Act ....................     74

ARTICLE TEN       GUARANTEE .................................................     74

      SECTION 10.01. Guarantee ..............................................     74
      SECTION 10.02. Release of a Subsidiary Guarantor ......................     75
      SECTION 10.03. Limitation of Subsidiary Guarantor's Liability .........     75
      SECTION 10.04. Guarantors May Consolidate, etc., on Certain Terms .....     75
      SECTION 10.05. Contribution ...........................................     76
      SECTION 10.06. Waiver of Subrogation ..................................     76
      SECTION 10.07. No Set-Off .............................................     76
      SECTION 10.08. Obligations Absolute ...................................     76
      SECTION 10.09. Obligations Continuing .................................     77
      SECTION 10.10. Obligations Not Reduced ................................     77
      SECTION 10.11. Obligations Reinstated .................................     77
      SECTION 10.12. Obligations Not Affected ...............................     77
      SECTION 10.13. No Obligation to Take Action Against the Company .......     78
      SECTION 10.14. Dealing with the Company and Others ....................     78
      SECTION 10.15. Default and Enforcement ................................     79
      SECTION 10.16. Evidence of Guarantee ..................................     79
      SECTION 10.17. Waiver of Stay, Extension or Usury Laws ................     79

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                 Page
                                                                                 ----
ARTICLE ELEVEN    MISCELLANEOUS .............................................     80

      SECTION 11.01. Trust Indenture Act Controls ...........................     80
      SECTION 11.02. Notices ................................................     80
      SECTION 11.03. Communications by Holders with Other Holders ...........     81
      SECTION 11.04. Certificate and Opinion as to Conditions Precedent .....     81
      SECTION 11.05. Statements Required in Certificate or Opinion ..........     81
      SECTION 11.06. Rules by Trustee, Paying Agent, Registrar ..............     81
      SECTION 11.07. Legal Holidays .........................................     81
      SECTION 11.08. Governing Law ..........................................     82
      SECTION 11.09. No Adverse Interpretation of Other Agreements ..........     82
      SECTION 11.10. No Recourse Against Others .............................     82
      SECTION 11.11. Successors .............................................     82
      SECTION 11.12. Duplicate Originals ....................................     82
      SECTION 11.13. Severability ...........................................     82

ARTICLE TWELVE    AGREEMENT TO SUBORDINATE CERTAIN SECURITY INTERESTS;
                  SECURITY ..................................................     83

      SECTION 12.01. Subordination of Certain Security Interests ............     83
      SECTION 12.02. Further Assurances .....................................     83
      SECTION 12.03. Recording and Opinions .................................     83
      SECTION 12.04. Release of Collateral ..................................     84
      SECTION 12.05. Authorization of Actions to Be Taken by the Trustee
                     Under the Collateral Agreements ........................     85
      SECTION 12.06. Authorization of Receipt of Funds by the Trustee Under
                     the Collateral Agreements ..............................     85

Exhibit A   -   Form of Initial Note.........................................    A-1
Exhibit B   -   Form of Exchange Note........................................    B-1
Exhibit C   -   Form of Legend for Global Notes..............................    C-1
Exhibit D   -   Form of Certificate to Be Delivered in Connection with
                  Transfers to Non-QIB Accredited Investors..................    D-1
Exhibit E   -   Form of Certificate to Be Delivered in Connection with
                  Transfers Pursuant to Regulation S.........................    E-1


NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

            INDENTURE, dated as of October 15, 2002, between Golfsmith International, Inc., a Delaware corporation (the "Company"), the Guarantors (as herein defined) and U.S. Bank Trust National Association, as Trustee (the "Trustee").

            The Company and the Guarantors (with respect to the Guarantees) have duly authorized the creation of an issue of 8.375% Senior Notes due 2009 (the "Initial Notes"), and Series B 8.375% Exchange Notes due 2009 (the "Exchange Notes," and collectively with the Initial Notes and any Additional Notes (as herein defined), the "Notes") and the Guarantees (as herein defined) and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes and Guarantees, when each are duly issued and executed by the Company and the Guarantors, as applicable, and authenticated and delivered hereunder, the valid obligations of each of the Company and the Guarantors, respectively, and to make this Indenture a valid and binding agreement of each of the Company and the Guarantors, have been done.

            Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01. Definitions.

            "Accreted Value" means, as of any date (the "Specified Date"), with respect to each $1,000 principal amount at maturity of Notes:

            (1) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

                  SEMI-ANNUAL ACCRUAL DATE           ACCRETED VALUE
                  ------------------------           --------------
                  Issue Date....................        $  800.00
                  March 1, 2003.................        $  809.64
                  September 1, 2003.............        $  822.64
                  March 1, 2004.................        $  835.86
                  September 1, 2004.............        $  849.28
                  March 1, 2005.................        $  862.93
                  September 1, 2005.............        $  876.79
                  March 1, 2006.................        $  890.87
                  September 1, 2006.............        $  905.18
                  March 1, 2007.................        $  919.72
                  September 1, 2007.............        $  934.49
                  March 1, 2008.................        $  949.51
                  September 1, 2008.............        $  964.76

                  SEMI-ANNUAL ACCRUAL DATE           ACCRETED VALUE
                  ------------------------           --------------
                  March 1, 2009.................        $  980.25
                  September 1, 2009.............        $  996.00
                  October 15, 2009 .............        $1,000.00


                  (2) if the Specified Date occurs between two Semi-Annual
            Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (a) the difference of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date and (y) the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (b) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date and the denominator of which is the number of days between the two Semi-Annual Accrual Dates.

            "Acceleration Notice" has the meaning set forth in Section 6.03(a).

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, and which Indebtedness is without recourse to the Company or any of its Restricted Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person becomes a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

            "Additional Notes" has the meaning set forth in Section 2.02 and means any Notes that are not Exchange Notes issued after the Issue Date from time to time in accordance with the terms of this Indenture including, without limitation, the provisions of Sections 2.02 and 4.12.

            "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent" means any Registrar, Paying Agent or co-Registrar.

            "Agent Members" has the meaning set forth in Section 2.14(a) and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).

            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

            "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Subsidiary Guarantor of:
(1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that the term "Asset Sale" will not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2,500,000; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01; (c) any Restricted Payment permitted by Section 4.10 or that constitutes a Permitted Investment;
(d) the sale of cash or Cash Equivalents, (e) the sale of used, worn out, damaged, obsolete or surplus assets; (f) the lease, assignment or sublease of any real or personal property in the ordinary course of business; and (g) any sale or disposition deemed to occur in connection with creating, granting or exercising remedies in respect of any Liens permitted pursuant to this Indenture.

            "Authenticating Agent" has the meaning set forth in Section 2.02.

            "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means a day that is not a Legal Holiday.

            "Capital Expenditure Basket" means, in any four fiscal quarter period, (x) $7,000,000 plus (y) the amount, if any, of the Excess Cash Flow Offer made and not accepted by the Holders during the previous four fiscal quarter period ending immediately prior to such four fiscal quarter period plus
(z) any Capital Expenditure Basket amounts (not to exceed $1,000,000) not previously applied by the Company as Capital Expenditures.

            "Capital Expenditures" means for any period all direct or indirect (by way of the acquisition of securities of a Person or the expenditure of cash or the transfer of Property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP, excluding (i) normal replacement and maintenance programs properly charged to current operations, and (ii) the purchase price of equipment to the extent that the consideration therefor consists of used, worn out, damaged, obsolete or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used, worn out, damaged, obsolete or surplus equipment.

            "Capital Stock" means, with respect to any Person:

                  (1) any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests, whether now outstanding or issued after the date of this Indenture, partnership interests (whether general or limited), any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

                  (2) any warrants, options or other rights (other than debt securities exchangeable for or convertible into any such Capital Stock referred to in clause (1) above) exchangeable for or convertible into such Capital Stock.

            "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Cash Equivalents" means: (1) securities issued or directly and fully guaranteed by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having a maturity of not more than one year from the date of acquisition thereof; (2) securities issued or directly and fully guaranteed by any state of the United States of America or the District of Columbia, or any political subdivision of any such state or the District of Columbia or any public instrumentality thereof, having a maturity of not more than one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (3) commercial paper maturing no more than one year after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (4) certificates of deposit or bankers' acceptances having a maturity of not more than one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (5) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (1), (2) and (4) above entered into with any bank meeting the qualifications specified in clause (4) above; and (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

            "Change of Control" means the occurrence of one or more of the following events:

                  (1) prior to the earlier to occur of the first public offering of common stock (an "IPO") of the Company or Holdings, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of Holdings or the Company, any merger, consolidation, liquidation or dissolution of Holdings or the Company, or any direct or indirect transfer of securities by Holdings or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

                  (2) following an IPO of the Company or Holdings, any "person"
            (as such term is used in Sections 13(d) and 14(d) of the Exchange
            Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 45% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity);

                  (3) during any consecutive two-year period, individuals who at the beginning of the period constituted the Board of Directors of the Company or the Board of Directors of Holdings (together with any new directors whose election by the Board of Directors of the Company or the Board of Directors of Holdings, as the case may be, or whose nomination for election by the stockholders of such Person was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved or approved by the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of the Company or the Board of Directors of Holdings then in office;

                  (4) the adoption of a plan relating to the liquidation or
            dissolution of the Company; or

                  (5) the merger or consolidation of Holdings or the Company with or into another Person or the merger of another Person with or into Holdings or the Company, or the sale of all or substantially all the assets of Holdings or the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Holdings or the Company, as applicable, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

            "Change of Control Date" has the meaning set forth in Section
4.15(b).

            "Change of Control Offer" has the meaning set forth in Section 4.15(a).

            "Change of Control Payment Date" has the meaning set forth in
Section 4.15(b)(2).

            "Clearstream" means Clearstream Banking, societe anonyme.

            "Code" has the meaning set forth in Section 4.01.

            "Collateral" means collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement.

            "Collateral Agent" means the collateral agent appointed pursuant to this Indenture. U.S. Bank Trust National Association will be the initial Collateral Agent.

            "Collateral Agreements" means, collectively, the Security Agreement and each Mortgage and each other contract, agreement or instrument creating or purporting to create a lien, security interest, charge or similar encumbrance on Collateral in favor of the Collateral Agent for the benefit of the holders of the Notes, in each case, as the same may be in force from time to time.

            "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

            "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of: (1) Consolidated Net Income; and (2) to the extent Consolidated Net Income has been reduced thereby: (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period; (b) Consolidated Interest Expense, amortization expense and depreciation expense; and (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                  (1) the incurrence or repayment of any Indebtedness of such
            Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                  (2) any Asset Sale or other disposition or Asset Acquisition
            (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent that it would be includible pursuant to the definition of Consolidated Net Income. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

                  Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

                  (1) interest on outstanding Indebtedness determined on a
            fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness during the Four Quarter Period ending on or prior to the Transaction Date; and

                  (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness); plus (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times

(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and
(c) net cash costs under all Interest Swap Obligations (including amortization of fees), other than any cash costs paid to unwind Interest Rate Obligations existing on and prior to the Issue Date.

            "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

                  (1) after-tax gains and losses from Asset Sales or
            abandonments or reserves relating thereto;

                  (2) after-tax items classified as extraordinary or
            nonrecurring gains or losses;

                  (3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions paid by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

                  (4) the net income of any Person, other than a Restricted
            Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly-Owned Subsidiary of the referent Person by such Person;

                  (5) income or loss attributable to discontinued operations
            (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

                  (6) all gains and losses realized on or because of the
            purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries; and

                  (7) in the case of a successor to the referent Person by
            consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

            "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges which requires an accrual of or a reserve for cash charges for any future period).

            "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 100 Wall Street, 16th Floor, New York, NY 10005, Attention: Corporate Trust Services.

            "Covenant Defeasance" has the meaning set forth in Section 8.01(c).

            "Credit Agreement" means the Credit Agreement dated as of the Issue Date, among the Company, Holdings, the borrowers, the Lenders and the Lender Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, including any agreement (and related documents) adding Restricted Subsidiaries as additional borrowers or guarantors thereunder or extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, in each case, as certified by the Company to the Collateral Agent pursuant to an Officers' Certificate.

            "Currency Agreement" means any spot or forward foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against or manage fluctuations in currency values.

            "CUSIP" has the meaning set forth in Section 2.12.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Depository" means The Depository Trust Company, its nominees and successors ("DTC").

            "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

            "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Restricted Subsidiary.

            "Domestic Subsidiary" means any Subsidiary of the Company other than a Foreign Subsidiary.

            "Equity Offering" means any public or private offering of Qualified Capital Stock of the Company.

            "Excess Cash Flow" means for any fiscal year, the Consolidated EBITDA of the Company for such year, adjusted as follows: (i) minus the cash portion of the Consolidated Interest Expense of the Company (net of interest income) for such year, (ii) minus all federal, state and foreign income taxes accrued or paid (without duplication) by the Company and its Subsidiaries during such year, (iii) minus all Capital Expenditures made during such year by the Company and its Subsidiaries and (iv) minus any net increase in the difference between (x) current assets, other than cash and Cash Equivalents, and (y) current liabilities of the Company and its Subsidiaries for such year.

            "Excess Proceeds" has the meaning set forth in Section 4.16(c).

            "Excess Proceeds Offer" has the meaning set forth in Section
4.16(d).

            "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

            "Event of Default" has the meaning set forth in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "Exchange Notes" has the meaning set forth in the preamble to this Indenture and means the Notes, if any, issued under Section 2.02 pursuant to a registration rights agreement substantially similar to the Registration Rights Agreement.

            "Exchange Offer" means the offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Notes a like aggregate principal amount at maturity of Notes registered under the Securities Act ("Exchange Act") having substantially identical terms to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or interest rate increases as described herein).

            "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

            "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company which is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

            "Foreign Subsidiary" means any Subsidiary of the Company which is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

            "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

            "Global Note" has the meaning set forth in Section 2.01.

            "Guarantee" means a guarantee of the Notes by a Guarantor.

            "Guarantor" means (i) Holdings and (ii) each Subsidiary Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "Holder" means the Person in whose name a Note is registered on the registrar's books.

            "Holdings" means Golfsmith International Holdings, Inc., a Delaware corporation.

            "HYDO Payment" has the meaning set forth in Section 4.01.

            "incur" has the meaning set forth in Section 4.12.

            "Indebtedness" means, with respect to any Person, without duplication: (1) all Obligations of such Person for borrowed money; (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all Capitalized Lease Obligations of such Person; (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company's past practice); (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below; (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured; (8) all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of national standing: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Initial Notes" has the meaning set forth in the preamble to this Indenture.

            "Initial Purchaser" means Jefferies & Company, Inc.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Intercreditor Agreement" means the Intercreditor Agreement among the Lender Agent, as agent for the Lenders, the Trustee, the Collateral Agent, the Company and the Guarantors, dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

            "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company's or any Restricted Subsidiary's balance sheet; endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.10, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sell or otherwise dispose of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

            "Issue Date" means the date of original issuance of the Notes.

            "Lease" has the meaning set forth in Section 4.22.

            "Leased Premises" has the meaning set forth in Section 4.22.

            "Legal Defeasance" has the meaning set forth in Section 8.01(b).

            "Legal Holiday" has the meaning set forth in Section 11.07.

            "Lender Agent" means General Electric Capital Corporation, as agent for the Lenders, or any successor in that capacity.

            "Lenders" means the lenders party from time to time to the Credit Agreement.

            "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

            "Management Consulting Agreement" means the Management Consulting Agreement dated October 15, 2002 among the Company, Holdings and First Atlantic Capital, Ltd.

            "Maturity" when used with respect to any Note means the date on which the principal of that Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Maturity Date or by declaration of acceleration, call for redemption or otherwise.

            "Maturity Date" means October 15, 2009.

            "Merger Agreement" means the Agreement and Plan of Merger dated as of September 23, 2002 by and among Golfsmith International, Inc., Golfsmith International Holdings, Inc. and BGA Corporation, as amended to the Issue Date.

            "Mortgages" means the mortgages, deeds of trust, deeds to secure debt or other similar documents creating liens in favor of the Collateral Agent upon the owned or leased real property constituting Collateral of the Company or any of its Domestic Restricted Subsidiaries from time to time.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

                  (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

                  (2) all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale;

                  (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale;

                  (4) amounts required to be paid to any Person (other than the
            Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale;

                  (5) all distributions and other payments required to be made to non-majority interest holders in Subsidiaries as a result of such Asset Sale; and

                  (6) appropriate amounts to be provided by the Company or any
            Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

            "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

            "Notes" has the meaning set forth in the preamble to this Indenture and means the Initial Notes, the Additional Notes, if any, and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offering" means the offering of the Notes pursuant to that certain Purchase Agreement dated October 8, 2002 among the Company, the Guarantors and the Initial Purchaser.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

            "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, as they relate to the making of an Officers' Certificate.

            "Offshore Physical Notes" has the meaning set forth in Section 2.01.

            "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel for the Company and who is reasonably acceptable to the Trustee, complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

            "Paying Agent" has the meaning set forth in Section 2.03.

            "Permitted Holders" means (i) Atlantic Equity Partners III, L.P., a fund sponsored by First Atlantic Capital, Ltd., (ii) First Atlantic Capital, Ltd. or (iii) any Affiliate thereof.

            "Permitted Indebtedness" means, without duplication, each of the following:

                  (1) Indebtedness under the Notes issued on the Issue Date (and
            Exchange Notes issued in exchange therefor) in an aggregate outstanding principal amount at maturity not to exceed $93,750,000 or of any Guarantor pursuant to a Guarantee thereof;

                  (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $10,000,000;

                  (3) other Indebtedness of the Company and its Restricted
            Subsidiaries outstanding on the Issue Date;

                  (4) Interest Swap Obligations of the Company or any Restricted
            Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

                  (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (6) Indebtedness of a Restricted Subsidiary Guarantor to the
            Company or to another Restricted Subsidiary Guarantor for so long as such Indebtedness is held by the Company or a Restricted Subsidiary Guarantor, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary Guarantor; provided that: (a) any such Indebtedness is unsecured and subordinated, pursuant to a written agreement, to such Restricted Subsidiary Guarantor's obligations under this Indenture and its Guarantee, if applicable, (b) if as of any date any Person other than the Company or a Restricted Subsidiary Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness and (c) the aggregate amount of Indebtedness of Restricted Subsidiary that is not a Guarantor incurred pursuant to this clause (6) may not exceed $3,000,000 at any one time outstanding;

                  (7) Indebtedness of the Company to a Restricted Subsidiary
            Guarantor for so long as such Indebtedness is held by a Restricted Subsidiary Guarantor, in each case subject to no Lien; provided that: (a) any such Indebtedness is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary Guarantor owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness;

                  (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence;

                  (9) Indebtedness of the Company or any of its Restricted
            Subsidiaries represented by letters of credit for the account of the Company or such Restricted

            Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $3,000,000 at any one time outstanding;

                  (11) Refinancing Indebtedness;

                  (12) Guarantees by the Company or a Restricted Subsidiary of
            Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

                  (13) Indebtedness arising from agreements of the Company or a
            Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

                  (14) Indebtedness of the Company or any Restricted Subsidiary
            to the extent the net proceeds thereof are promptly deposited to defease all outstanding Notes as described below under Section 8.01; and

                  (15) additional Indebtedness of the Company and its Restricted
            Subsidiaries in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding.

                  For purposes of determining compliance with Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of Section 4.12, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.12. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.12.

            "Permitted Investments" means:

            (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Subsidiary Guarantor or that will merge or consolidate into the Company or a Subsidiary Guarantor;

            (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured (except to the extent permitted by clause (14) of the definition of Permitted Liens) and subordinated pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

            (3) Investments in cash and Cash Equivalents;

            (4) loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding;

            (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

            (6) Investments in the Notes;

            (7) Investments in trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

            (8) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with any Asset Sale made in compliance with Section 4.16;

            (9) any Investment existing on the Issue Date;

            (10) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business;

            (11) any Investment to the extent that the consideration therefor is Qualified Capital Stock of the Company;

            (12) Investments in Foreign Restricted Subsidiaries in an amount not to exceed $3,000,000 at any one time outstanding; and

            (13) additional Investments not to exceed $2,500,000 at any one time outstanding.

            "Permitted Liens" means the following types of Liens:

            (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (10) of the definition of Permitted Indebtedness; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

            (7) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (10) or clause (15) of the definition of Permitted Indebtedness; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

            (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

            (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

            (12) Liens securing Indebtedness under Currency Agreements that are permitted under this Indenture;

            (13) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided that:

                  (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

                  (b) such Liens do not extend to or cover any property or
            assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

            (14) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of Permitted Indebtedness to the extent and in the manner such Liens are in effect on the Issue Date;

            (15) Liens securing the Notes and the Guarantees;

            (16) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (2) or clause (15) of the definition of Permitted Indebtedness;

            (17) any interest of third parties in any escrow account established pursuant to the Merger Agreement;

            (18) Liens for the benefit of the Company or a Subsidiary Guarantor on assets of any Restricted Subsidiary of the Company;

            (19) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with
      Section 4.12; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

            (20) Liens incurred in the ordinary course of business securing assets of the Company in addition to that described in clauses (1) through
      (19) above, so long as the obligations secured by such Liens do not exceed $1,000,000 at any one time outstanding and such obligations are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business).

            "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Physical Notes" has the meaning set forth in Section 2.01.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "Premises" has the meaning set forth in Section 4.21.

            "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

            "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Exhibit C.

            "Proceeds Purchase Date" has the meaning set forth in Section 4.16(f)(2).

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation made in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

            "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment (including Indebtedness incurred within one hundred eighty (180) days following such purchase, construction or improvement), including Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed by the Company or one of its Subsidiaries in connection with the acquisition of assets from such Person; provided, however, that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

            "Record Date" means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

            "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Indenture and the Notes.

            "Redemption Price" means, when used with respect to any Note to be redeemed, the price fixed for such redemption pursuant to this Indenture and the Notes.

            "Reference Date" has the meaning set forth in Section 4.10.

            "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.12 (other than pursuant to clauses (1), (2), and (11) of the definition of Permitted Indebtedness), in each case that does not:

                  (1) result in an increase in the aggregate principal amount of
            Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

                  (2) create Indebtedness with: (a) a Weighted Average Life to
            Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or a Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced;

                  (3) change any of the respective obligors on such Refinancing
            Indebtedness;

                  (4) affect the security, if any, for such Refinancing
            Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness); or

                  (5) afford the holders of such Refinancing Indebtedness
            covenants, defaults, rights or remedies more burdensome to the obligors than those contained in the Indebtedness being refinanced.

            "Registrar" has the meaning set forth in Section 2.03.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

            "Regulation S" means Regulation S under the Securities Act.

            "Released Interests" means any asset constituting Liens securing the Notes with respect to items of Collateral: (1) that is sold or otherwise disposed of by the Company or one of the Subsidiary Guarantors to a Person other than the Company or a Subsidiary Guarantor in a transaction permitted by this Indenture, at the time of such sale or disposition; (2) that is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Guarantee concurrently with the release of the Guarantee (including by virtue of such Restricted Guarantor becoming an Unrestricted Subsidiary); or (3) to the extent that the Company mails written notice of its request to release the Lien relating to such asset to the Trustee and the Holders and the Company does not receive written objections from Holders of at least 25% in aggregate principal amount at maturity of the Notes within twenty (20) Business Days after the mailing, provided that if the Company receive such objections, then the Company shall not be entitled to the release unless it obtain the consent of Holders of at least a majority in principal amount at maturity of the Notes.

            "Replacement Assets" means, with respect to any Asset Sale, properties and assets (including Capital Stock of a Person) that replace the properties and assets that were the subject of such Asset Sale or properties and assets (including Capital Stock of a Person) that will be used in the business of the Company and the Restricted Subsidiaries or in businesses reasonably related or ancillary thereto.

            "Restricted Payment" has the meaning set forth in Section 4.10.

            "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

            "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Sale/Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

            "SEC" means the Securities and Exchange Commission.

            "Secured Parties" has the meaning set forth in the Security
Agreement.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Security Agreement" means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

            "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

            "Stockholders Agreement" means the Stockholders Agreement dated October 15, 2002 among Holdings, Atlantic Equity III, L.P. a Delaware limited partnership and the management stockholders listed therein.

            "Subsidiary" means, with respect to any Person: (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "Subsidiary Guarantor" means (1) all existing Domestic Restricted Subsidiaries and (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary

Guarantor; provided that any Person constituting a Subsidiary Guarantor as described above will cease to constitute a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise set forth in Section 9.03.

            "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of New York.

            "Unrestricted Subsidiary" of any Person means:

                  (1) any Subsidiary of such Person that at the time of
            determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

                  (2) any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

                  (1) the Company certifies to the Trustee that such designation complies with Section 4.10; and

                  (2) each Subsidiary to be so designated and each of its
            Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

                  The Board of Directors may designate any Unrestricted
            Subsidiary to be a Restricted Subsidiary only if:

                  (1) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, after giving effect to the designation of the Subsidiary as an Unrestricted Subsidiary, have been permitted to be incurred for all purposes of this Indenture; and

                  (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default will have occurred and be continuing.

                  Any such designation by the Board of Directors shall be
            evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

            "U.S. Legal Tender" means such coin or currency of the United States of America which, as at the time of payment, shall be legal tender for the payment of public and private debts.

            "U.S. Physical Notes" has the meaning set forth in Section 2.01.

            "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly-Owned Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

            "Working Capital Collateral" means that portion of the Collateral consisting of cash, deposit accounts, receivables and inventory, together with all documents of title, letters of credit, books, records and files (whether in physical or electronic form) relating to the foregoing.

            SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on this Indenture securities means the Company or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

            SECTION 1.03. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (6) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO

                                    THE NOTES

            SECTION 2.01. Form and Dating.

            The Initial Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

            The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A and Exhibit B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A ("Global Notes"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

            Notes offered and sold in reliance on Rule 501(a)(1), (2), (3) or
(7) under the Securities Act shall be issued initially in the form of one or more permanent Global Notes deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

            Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more Global Notes deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C or shall be issued in the form of certificated Notes in registered form set forth in Exhibit A (the "Offshore Physical Notes").

            The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

            Notes offered and sold in reliance on any exemption from registration under the Securities Act other than pursuant to Rule 144A or Rule 501(a)(1), (2), (3) or (7) or Regulation S shall be issued, and Notes offered and sold in reliance on Rule 144A and Rule 501(a)(1), (2), (3) or (7) may be issued, in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

            The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

            SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

            An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

            If an Officer or Assistant Secretary whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $93,750,000, (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes and (iii) subject to compliance with Section 4.12, one or more series of Notes for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount ("Additional Notes") in each case upon written orders of the Company in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.12. In addition, each Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes, and shall further specify the amount of such Notes to be issued as Global Notes, Offshore Physical Notes or U.S. Physical Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

            The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 in principal amount and any integral multiple thereof.

            SECTION 2.03. Registrar and Paying Agent.

            The Company shall maintain an office or agency which shall initially be the office of the Trustee in The Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

            The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days' written notice to the Company.

            SECTION 2.04. Obligations of Paying Agent.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the

Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

            SECTION 2.05. Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

            SECTION 2.06. Transfer and Exchange.

            Subject to the provisions of Sections 2.14 and 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, Article Three, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

            The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

            Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

            SECTION 2.07. Replacement Notes.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee's requirements are met. Except with respect to mutilated Notes, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.

            SECTION 2.08. Outstanding Notes.

            Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Treasury Notes; When Notes Are Disregarded.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any of its Affiliates.

            SECTION 2.10. Temporary Notes.

            Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

            SECTION 2.11. Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Company, shall return the same to the Company.

            SECTION 2.12. CUSIP Numbers.

            A "CUSIP" number will be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

            The Company shall obtain separate CUSIP numbers for the Initial Notes and each series of Additional Notes; provided, however, that if the "issue price" within the meaning of Treasury regulations section 1.1273-2 of a series of Additional Notes is equal as of the date of issue of such series to the "adjusted issue price" within the meaning of Treasury regulations section 1.1275-1(b) of the Initial Notes (or Exchange Notes exchanged therefor) or another series of Additional Notes (or Exchange Notes exchanged therefor), then such series of Additional Notes (and Exchange Notes exchanged therefor) may be designated the same CUSIP number as the Initial Notes (or Exchange Notes exchanged therefor) or such other series of Additional Notes (or Exchange Notes exchanged therefor), as the case may be. The CUSIP number of each Exchange Note shall be the same as the CUSIP number of the Note exchanged therefor.

            SECTION 2.13. Deposit of Moneys.

            Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

            SECTION 2.14. Book-Entry Provisions for Global Notes.

            (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the

Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository and the provisions of Section 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

            (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

            (d) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

            (e) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (f) The Initial Notes (and Exchange Notes exchanged therefor) and each series of Additional Notes (and Exchange Notes exchanged therefor) shall be represented by different Global Notes; provided, however, that if a series of Additional Notes has an "issue price" within the meaning of Treasury regulations section 1.1273-2 as of the date of issue of such series equal to the "adjusted issue price" within the meaning of Treasury regulations section 1.1275-1(b) of the Initial Notes (or Exchange Notes exchanged therefor) or another series of Additional Notes (or Exchange Notes exchanged therefor), then such series of Additional Notes (and Exchange Notes exchanged therefor) may be represented by the same Global Note as the Initial Notes (or Exchange Notes exchanged therefor) or such other series of Additional Notes (or Exchange Notes exchanged therefor), as the case may be.

            (g) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

            (h) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            SECTION 2.15. Special Transfer Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

            (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after October 15, 2004 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

            (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
      (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar's procedures,

whereupon (1) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (2) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section
2.15 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

            (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                  ARTICLE THREE

                                   REDEMPTION

            SECTION 3.01. Mandatory Redemption. On each of October 15, 2007 and October 15, 2008, the Company must make a pro rata partial redemption of the principal amount of each Note equal to 20% and 10%, respectively, of the original principal amount at maturity of such Note. In addition, the Company must pay accrued and unpaid interest on the principal amount of the Notes redeemed to the Redemption Date. If the Company issues Additional Notes after the Issue Date, these percentages will be reduced by multiplying the relevant percentage by a fraction, the numerator of which is the principal amount at maturity of Notes issued on the Issue Date and the denominator of which is the sum of the principal amount at maturity of such Notes and the principal amount at maturity of any Additional Notes. The principal amount at maturity of Notes the Company must redeem on the dates set forth above may be reduced, at the Company's option, by up to 100% of the aggregate principal amount at maturity of Notes the Company has previously repurchased pursuant to the Excess Cash Flow Offers described in Section 4.23. Mandatory redemption payments made pursuant to this Section 3.01 will be made in the same manner as interest payments on the Notes made on Interest Payment Dates. Any redemption as described in this
Section 3.01 will reduce the principal amount at maturity of each Note for all purposes under this Indenture.

            The Company will, no later than August 15th in the year in which a mandatory redemption is required, provide the trustee with an Officers' Certificate stating the aggregate principal amount of each Note to be redeemed pursuant to the provisions of the first paragraph of this Section 3.01 and setting forth the aggregate principal amount at maturity of Notes previously repurchased pursuant to Section 4.23 to be credited against such mandatory redemption. The Company will deliver any Notes which are to be so credited to the trustee with such Officers' Certificate (if not previously delivered to the trustee for cancellation) for credit and cancellation in accordance with such Officers' Certificate.

            SECTION 3.02. Optional Redemption.

            The Company may, at its option, redeem the Notes, in whole or in part, at specified times and under specified conditions, as set forth in Paragraph 5 of the Notes. If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount at maturity of the Notes to be redeemed.

            The Company shall give each notice provided for in this Section 3.02 at least sixty (60) days before the Redemption Date, together with an Officers' Certificate and Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

            SECTION 3.03. Selection of Notes to Be Redeemed.

            If fewer than all of the Notes are to be redeemed Notes pursuant to Paragraph [ ] of the Notes, the Trustee shall select the Notes to be redeemed
(1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or (2) if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and appropriate manner determined at the discretion of the Trustee; provided that no partial redemption will reduce the principal amount at maturity of a Note not redeemed to less than $1,000; and provided, further, that if a partial redemption is made with the proceeds of an Equity Offering then the selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof, to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

            SECTION 3.04. Notice of Redemption.

            At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

            Each notice of redemption shall identify the Notes to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) the CUSIP number;

            (5) the subparagraph of the Notes pursuant to which such redemption is being made;

            (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (7) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable redemption price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

            (8) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

            (9) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

            SECTION 3.05. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.04, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

            SECTION 3.06. Deposit of Redemption Price.

            Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date.

            The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

            SECTION 3.07. Notes Redeemed in Part.

            Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

            SECTION 4.01. Payment of Notes.

            The Company shall pay the principal of, or premium, if any, or interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, or premium, if any, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

            Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

            On each Interest Payment Date beginning March 1, 2008, in addition to accrued interest due on that date, the Company shall make a payment (the "HYDO Payment") on each Note in cash in immediately available funds, which payment will reduce the outstanding principal amount at maturity of the Note in an amount equal to the excess, if any, of (1) the total amount of interest and original issue discount (as determined under the Internal Revenue Code of 1986, as amended (the "Code")) accrued on the Note through such Interest Payment Date, over (2) the sum of (x) all amounts of interest (including accrued original issue discount) paid in cash with respect to such Note (or any predecessor Note) through and including such Interest Payment Date; (y) all HYDO Payments previously made by the Company; and (z) the annual "yield to maturity" applicable for purposes of the accrual of original issue discount under the Code multiplied by the original principal amount at maturity (without regard to any principal at maturity increases) of the Note. Any reduction as described in this paragraph will reduce the principal amount at maturity of the Note for all purposes under this Indenture.

            SECTION 4.02. Maintenance of Office or Agency.

            The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02 and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New

York for such purposes. The Company shall give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.03.

            SECTION 4.03. Corporate Existence.

            Except as otherwise permitted by Article Five, Holdings and the Company shall each do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of Holdings, the Company and each such Restricted Subsidiary; provided, however, that Holdings and the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of Holdings and the Company, as applicable, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

            SECTION 4.04. Payment of Taxes and Other Claims.

            Holdings and the Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries' properties and
(ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Subsidiaries' properties; provided, however, that Holdings and the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

            SECTION 4.05. Maintenance of Properties and Insurance.

            (a) Holdings and the Company shall, and shall cause each of their respective Restricted Subsidiaries to, maintain all material properties in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

            (b) Holdings and the Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of Holdings and the Company, are adequate and appropriate for the conduct of the business of Holdings, the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

            SECTION 4.06. Compliance Certificate; Notice of Default.

            (a) The Company shall deliver to the Trustee, within ninety (90) days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's actual knowledge Holdings during such preceding fiscal year has kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b) The annual financial statements delivered pursuant to Section
4.08 shall be accompanied by a written report of Holdings' independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that Holdings has violated any provisions of Sections 4.04, 4.10, 4.11, 4.12 or Article Five insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five (5) Business Days of its becoming aware of such occurrence.

            SECTION 4.07. Compliance with Laws.

            Holdings and the Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

            SECTION 4.08. Reports to Holders.

            Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and, upon request, to the Holders of Notes:

            (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any, but only to the extent such Unrestricted Subsidiaries are material to the consolidated results of operations or financial condition of the Company or Holdings, as applicable) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

            (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations;

provided, however, that so long as Holdings is a Guarantor of the Notes and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and provided as described hereunder may, at the option of the Company, be filed by and be those of Holdings rather than the Company.

            In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC'S rules and regulations (unless the SEC will not accept such a filing). In addition, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, the Company shall furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.10. Limitation on Restricted Payments. The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly (each, a "Restricted Payment"),

            (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company and pro rata dividends or distributions made by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary) on or in respect of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock;

            (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or its Restricted Subsidiaries (other than any such Capital Stock of a Restricted Subsidiary of the Company or a Subsidiary Guarantor);

            (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee (other than Indebtedness permitted under clause (6) of the definition of Permitted Indebtedness); or

            (d) make any Investment (other than any Permitted Investment),

      if at the time of such Restricted Payment or immediately after giving effect thereto, (1) a Default or an Event of Default shall have occurred and be continuing; or (2) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; or (3) the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by the Board of Directors of the Company at the time of the making thereof) shall exceed the sum of:

            (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and ending on the last day of the Company's last fiscal quarter for which financial statements are available (the "Reference Date") (treating such period as a single accounting period); plus

            (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) as a contribution to its capital or from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights); plus

            (y) 100% of the aggregate net cash proceeds received from the issuance of Indebtedness of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

            (z) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any of its Restricted Subsidiaries, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

      provided, however, that the foregoing sum will not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary; provided further, however, that no amount will be included under this clause (z) to the extent it is already included in the Consolidated Net Income of the Company pursuant to clause (w) above.

            Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

            (1) the payment of any dividend or redemption of any Capital Stock within sixty (60) days after the date of declaration or call for redemption thereof, if at such date of declaration or call for redemption, such payment or redemption would have been permitted;

            (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, either (i) solely in exchange for Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company;

            (3) the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

            (4) an Investment acquired as a result of the capital contribution or in exchange for, or out of the proceeds of, a substantially concurrent offering (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company;

            (5) payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with Section 5.01;

            (6) if no Default or Event of Default will have occurred and be continuing, repurchases, redemptions, acquisitions or retirements of (or payments to Holdings to permit Holdings to repurchase, redeem, acquire or retire) the Qualified Capital Stock of Holdings, the Company or any of its Restricted Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, former employees, directors or former directors; provided, however, that the aggregate amount paid for all repurchased, redeemed, acquired or retired Qualified Capital Stock does not exceed $500,000 during any twelve (12) month period (excluding any such repurchases, redemptions, acquisitions or retirements with the proceeds of any life insurance policy or policies maintained by the Company or under which the Company is a beneficiary);

            (7) repurchases, redemptions, acquisitions or retirements of the Qualified Capital Stock of the Company deemed to occur upon the exercise of options, warrants or other rights under employee benefit plans of the Company or any of its Subsidiaries if such Qualified Capital Stock represents all or a portion of the exercise price thereof;

            (8) if no Default or Event of Default will have occurred and be continuing, the redemption, repurchase, acquisition or retirement of Capital Stock of any Restricted Subsidiary; provided that if the Company or any of its Restricted Subsidiaries incurs Indebtedness in connection with such redemption, repurchase, acquisition or retirement, after giving effect to such incurrence and such redemption, repurchase, acquisition or retirement, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

            (9) dividends or distributions paid by the Company to Holdings to be used by Holdings to pay Federal, state and local taxes payable by Holdings and directly attributable or which arise as a result of the operations of the Company or any of its Restricted Subsidiaries; provided that such dividends or distributions do not exceed the amount the Company and its Restricted Subsidiaries would be required to pay as a stand-alone taxpayer;

            (10) any Restricted Payment pursuant to or contemplated by, or to pay amounts due under (whether such Restricted Payment is made to third parties or to Holdings for payment to third parties), the Merger Agreement or the Management Consulting Agreement; and

            (11) if no Default or Event of Default shall have occurred and be continuing, Restricted Payments (in addition to those permitted by clauses
      (1) through (10) of this paragraph) in an aggregate amount not to exceed $2,000,000 subsequent to the Issue Date.

            In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), 3(ii)(a), (4), (6) and (11) shall be included in such calculation.

            Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

            SECTION 4.11. Limitation on Transactions with Affiliates.

            (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any contract, agreement, understanding, loan, advance, guarantee or other transaction or series of related transactions with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (other than the Company or a Restricted Subsidiary, including any Person that becomes a Restricted Subsidiary as a result of such transaction) (collectively, "Interested Persons"), unless: (1) such transaction or series of transactions are on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would have been able to be obtained at the time for a comparable transaction in arm's-length dealings with third-parties that are not Interested Persons; (2) with respect to any transaction or series of related transactions involving aggregate value equal to or greater than $500,000 and less than $1,000,000, the Company shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (1) above; (3) with respect to any transaction or series of related transactions involving aggregate value equal to or greater than $1,000,000 and less than $5,000,000, (x) such transaction or series of related transactions will be approved by a majority of the disinterested members of the Board of Directors of the Company or the Board of Directors of such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction or series of related transactions complies with the foregoing provisions or (y) the Company shall have obtained a written opinion from an Independent Financial Advisor certifying that such transaction or series of related transactions is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view; and
(4) with respect to any transaction or series of related transactions involving aggregate value equal to or greater than $5,000,000, the Company shall have obtained a written opinion from an Independent Financial Advisor certifying that such transaction or series of related transactions is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view.

            (b) The restrictions set forth in clause (a) above shall not apply to: (1) reasonable fees and compensation (including stock options and other awards pursuant to the employee benefit plans of the Company or any of its Restricted Subsidiaries) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by this Indenture; (3) transactions pursuant to or contemplated by any agreement as in effect as of the Issue Date (including, without limitation, the Merger Agreement, the Stockholders Agreement and the Management Consulting Agreement), or any amendment, modification, renewal, Refinancing, replacement or substitution thereof so long as any such amendment, modification, renewal, Refinancing, replacement or substitution thereof is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (4) loans and advances to, and reimbursement of expenses incurred by, officers, directors and employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries; (5) any issuance or sale of the Qualified Capital Stock of the Company; or (6) Restricted Payments permitted by this Indenture.

            SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to (i) 2.0 to 1.0, if such proposed incurrence is to be consummated on or prior to October 15, 2004, (ii) 2.25 to 1.0, if such proposed incurrence is to be consummated on or prior to October 15, 2005 and (iii) 2.5 to 1.0, if such proposed incurrence is to be consummated thereafter.

            SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

            The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock to itself;
(b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (1) applicable law; (2) this Indenture, the Notes, the Guarantees and the Collateral Agreements; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date, including, without limitation, the Credit Agreement; (6) any contract for sale of assets permitted by Section 4.16 with respect to the assets to be sold pursuant to such contract; (7) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted

Subsidiary permitted under this Indenture to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and (8) amendments, modifications, renewals, Refinancings, replacements or substitutions of an instrument or agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrances or restrictions contained in any such Indebtedness, taken as a whole, are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrances or restrictions contained in the agreements or instruments so amended, modified, renewed, Refinanced, replaced or substituted.

            SECTION 4.14. Additional Subsidiary Guarantees.

            If the Company or any of its Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Subsidiary that, following such transaction or series of related transactions is a Domestic Restricted Subsidiary but is not a Guarantor, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Subsidiary that, following such organization, acquisition or investment, is a Domestic Restricted Subsidiary but is not a Guarantor, then such transferee or acquired or other Subsidiary shall:

            (a) execute and deliver to the Trustee a Guarantee in the form of Guarantee set forth in Exhibit A pursuant to which such Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture;

            (b) (i) execute and deliver to the Lender Agent such amendments to the Intercreditor Agreement as the Lender Agent deems necessary or advisable in order to make such Subsidiary a party to the Intercreditor Agreement; (ii) execute and deliver to the Collateral Agent and the Trustee such amendments to the Collateral Agreements as the Collateral Agent deems necessary or advisable in order to grant to Collateral Agent, for the benefit of the Holders and the Lenders, a perfected security interest in the Capital Stock of such new Subsidiary and the debt securities of such new Subsidiary (including (A) 100% of all Capital Stock of each of its direct Domestic Subsidiaries, (B) 65% of all Voting Stock of each of its direct Foreign Subsidiaries and (C) 100% of all Capital Stock (other than Voting Stock) of such Foreign Subsidiaries), subject only to Permitted Liens, which are owned by the Company or any Subsidiary and required to be pledged pursuant to the Security Agreement and (iii) deliver to the Collateral Agent the certificates representing such Capital Stock and debt securities, together with (x) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (y) in the case of such debt securities, endorsed in blank, in each case executed and delivered by an Officer of the Company or such Subsidiary, as the case may be;

            (c) take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Holders and the Trustee a perfected security interest in the assets of such new Subsidiary, subject only to Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent;

            (d) take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

            (e) deliver to the Trustee an opinion of counsel that such supplemental indenture and any other documents required to be delivered (A) have been duly authorized, executed and delivered by such Restricted Subsidiary, (B) comply with the applicable requirements of this Section 4.14 and (C) constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary and such other opinions regarding the perfection of such liens in the Collateral of or consisting of the Capital Stock of such Restricted Subsidiary as provided for in this Indenture.

Thereafter, such Domestic Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

            SECTION 4.15. Limitation on Change of Control.

            (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes pursuant to the offer described in clause (b) below (the "Change of Control Offer") at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase.

            (b) Within thirty (30) days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, postage prepaid, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

            (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

            (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

            (8) the circumstances and relevant facts regarding such Change of Control.

            On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

            The Trustee may not waive the Company's obligation to offer to purchase the Notes pursuant to this Section 4.15.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

            The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            SECTION 4.16. Limitation on Asset Sales.

            (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); and (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash and/or Cash Equivalents and is received at the time of such disposition. For purposes of this provision, the following will be deemed to be cash: (A) the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets so long as the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities and
(B) notes, securities or other similar obligations received by the Company or any of its Restricted Subsidiaries from such transferee that are converted, sold or exchanged, within one hundred eighty (180 ) days of the related Asset Sale, by the Company or any of its Restricted Subsidiaries into cash (with such amount actually realized being the portion deemed to be cash).

            (b) Upon the consummation of an Asset Sale, the Company may apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within one hundred eighty (180) days of receipt thereof either
(i) to repay Indebtedness under the Credit Agreement; (ii) to make an investment (or to enter into a legally binding agreement to invest) in Replacement Assets or to repay any Indebtedness incurred within one hundred eighty (180) days prior to such Asset Sale and used to acquire Replacement Assets in contemplation of such Asset Sale; or (iii) a combination of prepayment and investment permitted by the foregoing clauses.

            (c) Pending the application of any such Net Cash Proceeds, the Company may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within ninety (90) days of such termination or within one hundred eighty (180) days of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in Section 4.16(b) (without regard to the parenthetical contained in clause (ii) thereof). The amount of such Net Cash Proceeds not so used as set forth in the immediately preceding paragraph or in this paragraph constitutes "Excess Proceeds." Notwithstanding the foregoing, for purposes of determining whether an Excess Proceeds Offer is required, pursuant to clause (d) below, Excess Proceeds at any time will be reduced by the Accreted Value of Notes acquired (and surrendered to the Trustee for cancellation) by the Company through open market purchases or optional redemption subsequent to the date of the Asset Sale giving rise to the Excess Proceeds.

            (d) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will, not less than thirty (30) nor more than sixty (60) days following such date, make an offer to purchase (an "Excess Proceeds Offer") from all Holders and all holders of other Indebtedness that ranks pari passu in right of payment with the Notes containing provisions requiring the redemption or prepayment or offers to purchase with the proceeds of sales of assets on a pro rata basis, that amount of Notes equal to the amount of the Excess Proceeds at a price equal to 100% of the Accreted Value of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase (provided that in the case where such other Indebtedness is outstanding under a revolving credit or similar agreement, the commitment to lend thereunder is concurrently or permanently reduced). The aggregate Accreted Value of Notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the Accreted Value of Notes acquired by the Company through open market purchases or optional redemption subsequent to the date of the Asset Sale giving rise to the Excess Proceeds Offer and surrendered to the trustee for cancellation.

            (e) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this Section 4.16 with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

            (f) Each notice of an Excess Proceeds Offer pursuant to this Section
4.16 shall be mailed, by first class mail, postage prepaid, by the Company to all Holders at their last registered addresses as of a date within fifteen (15) days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer and shall state the following terms:

            (1) that the Excess Proceeds Offer is being made pursuant to this
      Section 4.16 and that all Notes tendered, in whole or in part in integral multiples of $1,000, will be accepted for payment; provided, however, that
      (i) if the aggregate principal amount of Notes tendered in an Excess Proceeds Offer plus accrued interest at the expiration of such offer is less than the aggregate amount of the Excess Proceeds Offer, the Company may use the deficiency for any purpose not otherwise prohibited by this Indenture and (ii) if the aggregate principal amount of Notes tendered in an Excess Proceeds Offer plus accrued interest thereon at the expiration of such offer exceeds the aggregate amount of the Excess Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis based on amounts tendered;

            (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be twenty (20) Business Days from the date of mailing of notice of such Excess Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to an Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased; and

            (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

            On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Excess Proceeds Offer which are to be purchased in accordance with paragraph
(f)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted the purchase price for such Notes and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Notes pursuant to an Excess Proceeds Offer shall be returned by the Trustee to the Company and may be used for any purpose not otherwise prohibited by this Indenture.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16 by virtue thereof.

            SECTION 4.17. Impairment of Security Interest.

            Neither the Company nor any of the Guarantors will take or omit to take any action which would adversely affect or impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the holders of the Notes, with respect to the Collateral. Neither the Company nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent or a Sub-Collateral Agent), any interest whatsoever in the Collateral other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted or required by this Indenture, the Notes, the Intercreditor Agreement, the Credit Agreement or the Collateral Agreements. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, and shall cause each Guarantor to, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

            SECTION 4.18. Limitation on Liens.

            The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

            SECTION 4.19. Conduct of Business.

            The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related or ancillary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

            SECTION 4.20. Limitation on Issuances and Sales of Capital Stock of Subsidiaries.

            The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock (other than director's qualifying shares and other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own or hold any Capital Stock of any Restricted Subsidiary of the Company or any Lien or security interest therein (other than the lenders under the Credit Agreement);

provided, however, that this provision shall not prohibit the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of
Section 4.16.

            SECTION 4.21. Real Estate Mortgages and Filings.

            With respect to any real property, other than a leasehold (individually and collectively, the "Premises"), (i) acquired after the Issue Date with a purchase price or (ii) as of the Issue Date, with a Fair Market Value, of greater than $500,000:

            (a) the Company shall deliver to the Collateral Agent, as mortgagee, fully-executed counterparts of Mortgages, each dated as of the date of acquisition of such property, duly executed by the Company or the applicable Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

            (b) the Collateral Agent shall have received mortgagee's title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in amounts and in form and substance and issued by insurers reasonably acceptable to the Collateral Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Collateral Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

            (c) the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, filings, surveys, local counsel opinions and fixture filings, along with such other documents, instruments, certificates and agreements as the Collateral Agent and its counsel shall reasonably request.

            SECTION 4.22. Leasehold Mortgages and Filings.

            The Company and each of its Restricted Subsidiaries shall deliver Mortgages with respect to the Company's leasehold interests in the premises (the "Leased Premises") occupied by the Company pursuant to leases entered into after the Issue Date (collectively, the "Leases," and individually, a "Lease"), other than renewals of leases existing on the Issue Date.

            Prior to the effective date of any Lease, the Company and such Restricted Subsidiaries shall provide to the Trustee all of the items described in clauses (b) and (c) of Section 4.21 and in addition shall use its reasonable commercial efforts to obtain an agreement executed by the lessor of the Lease, whereby the lessor consents to the Mortgage and waives or subordinates its landlord Lien (whether granted by the instrument creating the leasehold estate or by applicable law), if any, and which shall be entered into by the Collateral Agent.

            SECTION 4.23. Excess Cash Flow Offer.

            (a) Within one hundred twenty (120) days after the end of each fiscal year (beginning with the first full fiscal year after the Issue Date), the Company will make an offer to purchase to all Holders (the "Excess Cash Flow Offer") to purchase the maximum principal amount of Notes that may be purchased with 50% of Excess Cash Flow for such fiscal year (the "Excess Cash Flow Offer

Amount"), at a purchase price in cash equal to 100% of the Accreted Value of the Notes to be purchased, plus accrued and unpaid interest to the date of such purchase. Each Excess Cash Flow Offer shall remain open for a period of twenty
(20) Business Days, unless a longer period is required by law (the "Excess Cash Flow Offer Period"). Promptly after the termination of the Excess Cash Flow Offer Period, the Company shall purchase and send, by first-class mail, postage prepaid, payment for the Excess Cash Flow Offer Amount for the Notes or portions thereof tendered, pro rata (based on amounts tendered) or by such other method as may be required by law, or, if less than the Excess Cash Flow Offer Amount has been tendered, all Notes tendered pursuant to the Excess Cash Flow Offer. If the aggregate amount of Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, the Company may, subject to the other provisions of this Indenture and the Collateral Agreements, use any such excess cash flow for general corporate purposes. Upon receiving notice of the Excess Cash Flow Offer, Holders may elect to tender their Notes, in whole or in part, in integral multiples of $1,000 in exchange for cash.

            (b) No later than thirty (30) days prior to the required purchase date, the Company shall send, by first-class mail, postage prepaid, notice to each holder, with a copy to the Trustee, which notice will govern the terms of the Excess Cash Flow Offer. Such notice will state, among other things: (1) the purchase price; (2) the purchase date, which must be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law; (3) that the Company is making an Excess Cash Flow Offer; (4) that any Note not tendered will continue to accrue interest; (5) that unless the Company defaults on the payment of the purchase price, any Notes accepted for payment pursuant to the Excess Cash Flow Offer will cease to accrue interest after the purchase date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased; and (6) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

            (c) Holders electing to have a Note purchased pursuant to an Excess Cash Flow Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the purchase date.

            (d) On the purchase date, the Company shall, to the extent lawful:
(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Excess Cash Flow Offer; (2) deposit with the Paying Agent an amount equal to the purchase price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof being purchased by the Company.

            (e) The Paying Agent shall promptly mail to each Holder of Notes so tendered the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered; provided that each such new Note will be in a principal amount at maturity of $1,000 or an integral multiple thereof.

            (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Cash Flow offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.23, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.23 by virtue thereof.

            SECTION 4.24. Limitation on Capital Expenditures.

            The aggregate amount of the Company's and its Restricted Subsidiaries' Capital Expenditures in any consecutive four fiscal quarter period is limited to the greater of (i) one-third of the Company's EBITDA in the consecutive four fiscal quarter period ending with the latest fiscal quarter for which financial statements are required to be delivered by the Company or Holdings pursuant to Section 4.08 of this Indenture and (ii) the Capital Expenditures Basket.

            SECTION 4.25. Limitation on Sale/Leaseback Transactions.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) immediately after giving effect to such Sales/Leaseback Transaction, the Company or such Restricted Subsidiary would be entitled to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (ii) to the extent such Sale/Leaseback Transaction is an Asset Sale, the Company complies with Section 4.16.

            SECTION 4.26. Choice of Accrual Periods. For periods beginning after October 15, 2007, the final date of each "accrual period" for the Notes chosen by the Company for purposes of Treasury regulations section 1.163-7(d) will be each Interest Payment Date after October 15, 2007.

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

            SECTION 5.01. Merger, Consolidation and Sale of Assets.

            (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) to any Person unless:

            (1) either: (i) the Company shall be the surviving or continuing corporation; or (ii) the Person (if other than the Company) formed by or surviving such consolidation or merger or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the properties and assets of the Company and of the Company's Restricted Subsidiaries: (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the Company's obligation for the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture, the Collateral Agreements and the Registration Rights Agreement on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction, the Company or such surviving entity, as the case may be will be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; provided that this clause (2) does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination will be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction will not have as one of its purposes the evasion of the foregoing limitations; and

            (3) immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default will have occurred or be continuing.

            In connection with any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the Company or the surviving Person must deliver to the trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            SECTION 5.02. Successor Corporation Substituted.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.01 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company after such consolidation, merger or sale shall be released from the Notes and this Indenture.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

            SECTION 6.01. Events of Default.

            Each of the following is an "Event of Default":

            (1) the Company or any Guarantor fails to pay premium, if any, interest on or any other amount (other than principal of the Notes) on any Notes when the same becomes due and payable and the default continues for a period of thirty (30) days;

            (2) the Company or any Guarantor fails to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon optional or mandatory redemption, required purchase or otherwise;

            (3) a default occurs in the observance or performance of any other covenant contained in this Indenture (other than the payment of the principal of, or premium, if any, interest or any other amount on any Note or a failure to purchase Notes validly tendered under Section 4.15 or 4.16) which default continues for a period of thirty (30) days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount at maturity of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

            (4) a default under any other agreement contained in this Indenture or under any agreement contained in any Collateral Agreement, which default continues for a period of sixty (60) days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount at maturity of the Notes;

            (5) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within twenty (20) days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5,000,000 or more at any one time;

            (6) one or more judgments in an aggregate amount in excess of $5,000,000 (which are not covered by a reputable and solvent third party insurer as to which such insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unbonded, unpaid or unstayed for a period of sixty (60) days after such judgment or judgments become final and non-appealable;

            (7) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or
      (E) makes a general assignment for the benefit of its creditors;

            (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall
      (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty
      (60) consecutive days;

            (9) any Collateral Agreement at any time for any reason shall cease to be in full force and effect (other than as provided by the terms of such Collateral Agreement and this Indenture), or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the Lenders and other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement;

            (10) the Company or any of the Subsidiaries, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

            (11) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

            SECTION 6.02. Rights of the Company.

            So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions in this Indenture, the Credit Agreement, the Collateral Agreements and the Intercreditor Agreement, the Company shall be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Capital Stock of any of its Subsidiaries held as Collateral and to exercise any voting, consensual rights and other rights pertaining to such Capital Stock. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement and the documents securing the Credit Agreement, upon notice from the Collateral Agent,
(a) all of the Company's rights to exercise such voting, consensual rights, or other rights will cease and all such rights will become vested in the Collateral Agent, which, to the extent permitted by law, will have the sole right to exercise such voting, consensual rights or other rights, (b) all of the Company's rights to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease, and such cash dividends, interest and other payments will be paid to the Collateral Agent or the lenders under the Credit Agreement, and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with, and subject to the terms of, the Collateral Agreements subject to the prior rights of the lenders under the Credit Agreement. All funds distributed under the Collateral Agreements by the Collateral Agent will be distributed by the Collateral Agent in accordance with the provisions of the Intercreditor Agreement and this Indenture.

            SECTION 6.03. Acceleration.

            (a) If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.05, then the Trustee or the Holders of at least 25% in principal amount at maturity of outstanding Notes may declare the Accreted Value of and accrued and unpaid interest on all the outstanding Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

            (b) If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, then the Accreted Value of and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            (c) At any time after a declaration of acceleration with respect to the Notes in accordance with this Section 6.03, the Holders of a majority in principal amount at maturity of the Notes may rescind and cancel such declaration and its consequences if (1) the rescission would not conflict with any judgment or decree; (2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid; (4) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7) or (8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

            SECTION 6.04. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            SECTION 6.05. Waiver of Past Defaults.

            Subject to Sections 2.09, 6.08 and 9.02, the Holders of a majority in principal amount at maturity of the Notes by notice to the Trustee may waive an existing Default or Event of Default under this Indenture, and its consequences, except a Default in the payment of principal thereof, or premium or interest thereon, as specified in clauses (1) and (2) of Section 6.01 or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note then outstanding. When a Default or Event of Default is waived, it is cured and ceases.

            SECTION 6.06. Control by Majority.

            Subject to Section 2.09, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.04. Subject to
Section 7.01 and 7.02(f), however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            SECTION 6.07. Limitation on Suits.

            A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

            (3) such Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

            (4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

            (5) during such 60-day period the Holders of a majority in principal amount at maturity of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including without limitation acceleration, by the Holders of a majority in principal amount at maturity of outstanding Notes; provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

            SECTION 6.08. Rights of Holders to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.09. Collection Suit by Trustee.

            If an Event of Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            SECTION 6.10. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.10 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.11. Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall, subject to the terms of the Intercreditor Agreement, pay out the money in the following order:

            First: to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07;

            Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

            Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

            SECTION 6.12. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

            SECTION 6.13. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding has been instituted.

                                 ARTICLE SEVEN

                                     TRUSTEE

            SECTION 7.01. Duties of Trustee.

            The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and substantially conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys. Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles 4 or 5 hereof.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

            (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

            SECTION 7.04. Trustee's Disclaimer.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Default.

            If a Default or an Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within ten (10) days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to an Excess Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

            The Company shall furnish to the Trustee annual statements as to the performance by the Company and the Guarantors of their respective obligations under this Indenture and as to any default in such performance. The Company shall notify the Trustee promptly of the occurrence of any Default or Event of Default.

            SECTION 7.06. Reports by Trustee to Holders.

            Within sixty (60) days after each October 15, beginning with October 15, 2003, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

            A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.

            The Company shall promptly notify the Trustee if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA Section 313(d).

            SECTION 7.07. Compensation and Indemnity.

            The Company shall pay to the Trustee, the Collateral Agent, the Paying Agent and the Registrar (each an "Indemnified Party") from time to time reasonable compensation for their respective services as Trustee, Collateral Agent, Paying Agent or Registrar, as the case may be. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture, the Collateral Agreements or the Intercreditor Agreement, except any such expense as may arise from its gross negligence (or in the case of the Trustee, mere "negligence"), bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party's agents and counsel.

            The Company hereby indemnifies each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against, any loss, cost, claim, liability or expense incurred by any of them except for such actions to the extent caused by any gross negligence (or in the case of the Trustee, mere "negligence"), bad faith or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture, the Collateral Agreements or the Intercreditor Agreement, or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder. The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Indemnified Party's sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party. Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Indemnified Party's defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by an Indemnified Party through its gross negligence (or in the case of the Trustee, mere "negligence", bad faith or willful misconduct.

            To secure the Company's payment obligations in this Section 7.07, each Indemnified Party shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes which have been called for redemption.

            When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, such expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

            The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Agreements or the Intercreditor Agreement or the resignation of the Trustee.

            The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

            SECTION 7.08. Replacement of Trustee.

            The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount at maturity of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

            Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

            SECTION 7.10. Eligibility; Disqualification.

            (a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA
Section 310 shall apply to the Company, as obligor of the Notes.

            (b) If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

            SECTION 7.11. Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

            SECTION 7.12. [RESERVED]

            SECTION 7.13. Co-trustees, co-Collateral Agent and Separate Trustees, Collateral Agent.

            (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee shall have the power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Notes outstanding, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13. As of the Issue Date, the Company and the Trustee hereby appoint U.S. Bank Trust National Association as the initial Collateral Agent and U.S. Bank Trust National Association hereby accepts such appointment and agrees to act and serve in such capacity. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have the power to make such appointment.

            (b) Should any written instrument from the Company be required by any co-trustee, co-Collateral Agent or separate trustee or separate Collateral Agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

            (c) Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

            (i) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

            (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Collateral Agent and such co-Collateral Agent or separate Collateral Agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee, Collateral Agent or co-Collateral Agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, Collateral Agent or co-Collateral Agent.

            (iii) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent or separate trustee, separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this
      Section 7.13.

            (iv) No co-trustee, co-collateral agent, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee, or any, other such trustee hereunder.

            (v) Any act of Holders delivered to the Trustee or Collateral Agent shall be deemed to have been delivered to each such co-trustee, co-collateral agent, separate trustee and separate collateral agent.

            SECTION 7.14. Authorization of Actions to Be Taken by the Trustee Under the Collateral Agreements.

            Subject to the provisions of the applicable Collateral Agreements and the Intercreditor Agreement, (a) the Trustee and the Collateral Agent will execute and deliver the Collateral Agreements and the Intercreditor Agreement and act in accordance with the terms thereof, (b) the Trustee and the Collateral Agent may, in their sole discretion and without the consent of the Holders, take all actions they deem necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder, and (c) the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as they may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect their interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). Notwithstanding the foregoing, the Trustee may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, shall take such actions.

            SECTION 7.15. Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders in accordance with the provisions of Section 6.11 and the other provisions of this Indenture.

                                 ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

            SECTION 8.01. Legal Defeasance and Covenant Defeasance.

            (a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

            (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes on the date the applicable conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company's obligations in connection therewith. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

            (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and its Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in Article Five, Sections 4.05 and 4.08, and Sections 4.10 through
4.25 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or 6.01(4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in
Section 8.03, Sections 6.01(3), 6.01(4), 6.01(5) and 6.01(6) shall not constitute Events of Default.

            (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

            (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the

      Trustee, U.S. Legal Tender or U.S. Government Obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

            (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such Incurrence);

            (3) Such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

            (4) (i) In the event the Company elects paragraph (b) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance contemplated hereby and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (ii) in the event the Company elects paragraph (c) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance contemplated hereby and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (5) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (6) The Company shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder of Notes is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

            (7) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this
      Section 8.01 have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(4)(i) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

            In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

            SECTION 8.02. Satisfaction and Discharge.

            In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03), when:

            (1) either:

                  (a) all the Notes theretofore authenticated and delivered
            (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                  (b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangement satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

            (2) the Company or any Guarantor has paid all other sums payable under this Indenture by the Company; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

            SECTION 8.03. Survival of Certain Obligations.

            Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.13, 4.01, 4.02 and 6.08, Article Seven and Sections 8.05, 8.06 and

8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and
8.07 shall survive.

            SECTION 8.04. Acknowledgment of Discharge by Trustee.

            Subject to Section 8.07, after (i) the conditions of Section 8.01 or
8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

            SECTION 8.05. Application of Trust Moneys.

            The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to
Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            SECTION 8.06. Repayment to the Company; Unclaimed Money.

            Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent will pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal or interest that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company, without interest thereon. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

            SECTION 8.07. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 or 8.02 until
such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 9.01. Without Consent of Holders.

            The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, the Notes or the Guarantees without notice to or consent of any Holder:

            (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not in the opinion of the Trustee (which may be based on such opinions and certificates as it deems advisable) adversely affect the rights of any Holder in any material respect;

            (2) to comply with Article Five or Section 4.14;

            (3) to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees;

            (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (5) to make any change that would provide any additional benefit or rights to the Holders;

            (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes as a single issue of securities; or

            (7) to make any other change that does not adversely affect in any material respect the rights of any Holders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

            Notwithstanding the foregoing, in formulating its opinion in regards to Section 9.01(1) or (7) the Trustee is entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

            SECTION 9.02. With Consent of Holders.

            Subject to Section 6.08, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes or the Guarantees without notice to any other Holders. Subject to Section 6.08, the Holder or Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. However, no amendment, supplement or waiver, including a waiver pursuant to
Section 6.05, shall without the consent of each Holder of each Note affected thereby:

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

            (4) make any Notes payable in money other than that stated in the Notes;

            (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, permitting holders of a majority in principal amount at maturity of a class of Notes to waive Defaults or Events of Default; or

            (6) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

            (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

            (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

            (9) release all or substantially all of the Collateral; or

            (10) make any change to Section 9.01 or this Section 9.02.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            SECTION 9.03. Compliance with TIA.

            Every amendment, waiver or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

            SECTION 9.05. Notation on or Exchange of Notes.

            If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company.

            SECTION 9.06. Trustee to Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee and shall be paid for by the Company.

            SECTION 9.07. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                  ARTICLE TEN

                                    GUARANTEE

            SECTION 10.01. Guarantee.

            Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as the "Guarantee"), to each of the Holders, the Trustee , the Collateral Agent, the Paying Agent and the Registrar and their respective successors and assigns (each, a "Beneficiary" and, collectively, the "Beneficiaries" that (i) the principal of, premium, if any and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to any and all Beneficiaries hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof, thereof and the Collateral Agreements and Intercreditor Agreement; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and
(ii) above, to the limitations set forth in Section 10.03. The Guarantee of each Guarantor will rank senior in right of payment to all subordinated Indebtedness of such Guarantor and equal in right of payment with all other senior obligations of such Guarantor, including borrowings or guarantees of borrowings under the Credit Agreement. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any of the Holders or other Beneficiaries with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Beneficiary is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to such Beneficiary, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Beneficiaries, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

            SECTION 10.02. Release of a Subsidiary Guarantor.

            In the event all of the Capital Stock of a Subsidiary Guarantor is sold by the Company and the sale complies with Section 4.16, or in the event of the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with this Indenture, such Subsidiary Guarantor's Guarantee will be released.

            The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section
10.02. Any Subsidiary Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

            SECTION 10.03. Limitation of Subsidiary Guarantor's Liability.

            Each Subsidiary Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

            SECTION 10.04. Guarantors May Consolidate, etc., on Certain Terms.

            No Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any sale of such Guarantor in a transaction complying with
Section 4.16) will, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor that is a Wholly Owned Restricted Subsidiary unless:

            (1) the entity formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

            (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee and the Collateral Agreements;

            (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

            (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.01(a)(2).

            In connection with any such consolidation or merger, the Company shall deliver to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving Person) or another Guarantor that is a Wholly-Owned Restricted Subsidiary need only comply with this paragraph.

            SECTION 10.05. Contribution.

            In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

            SECTION 10.06. Waiver of Subrogation.

            Each Guarantor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior irrevocable payment in full in cash of all obligations under the Guarantee and any other obligations under this Indenture or the Notes (the "Guaranteed Obligations"). Any amount paid to any Guarantor on account of any payment made hereunder prior to the payment in full in cash of all Guaranteed Obligations shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Secured Parties and credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Indenture; provided, however, that if (a) such Guarantor has made irrevocable payment of all of the Guaranteed Obligations, (b) all Guaranteed Obligations have been irrevocably paid in full in cash and (c) such Guarantor provides to the Trustee and the Collateral Agent (in form and substance reasonably acceptable to the Trustee) an Opinion of Counsel and Officers' Certificate supporting such request, the Trustee agrees that, at the requesting Guarantor's request and at the expense of the Company, the Trustee will execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor. In furtherance of the foregoing, for so long as any Guaranteed Obligations remain outstanding, each Guarantor shall refrain from taking any action or commencing any proceeding against the Company or any other Guarantor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guarantee.

            SECTION 10.07. No Set-Off.

            Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

            SECTION 10.08. Obligations Absolute.

            The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owning or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect hereof.

            SECTION 10.09. Obligations Continuing.

            The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

            SECTION 10.10. Obligations Not Reduced.

            The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

            SECTION 10.11. Obligations Reinstated.

            The obligations or each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders or other Beneficiaries upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

            SECTION 10.12. Obligations Not Affected.

            The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

            (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company of any other Person;

            (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

            (c) any failure of the Company or the Trustee, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

            (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release of discharge of any such right or remedy;

            (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

            (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

            (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

            (h) any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

            (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or count amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

            (j) any other circumstance, including release of the Guarantor pursuant to Section 10.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

            SECTION 10.13. No Obligation to Take Action Against the Company.

            Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

            SECTION 10.14. Dealing with the Company and Others.

            The Holders or the Trustee (acting on behalf of the Holders), without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

            (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

            (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

            (c) accept compromises or arrangements from the Company;

            (d) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit.

            SECTION 10.15. Default and Enforcement.

            If any Guarantor fails to pay hereunder, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and recover from such Guarantor the obligations.

            SECTION 10.16. Evidence of Guarantee.

            To evidence their guarantees to the Holders set forth in this Article Ten, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in the Notes attached as Exhibits A and B. Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer or an assistant Secretary. An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) of the Guarantors shall execute the Guarantees by manual or facsimile signature.

            If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates such Note, such Note shall nevertheless be valid.

            Each Guarantor hereby agrees that its Guarantee set forth in Section
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

            If an Officer or assistant Secretary whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

            SECTION 10.17. Waiver of Stay, Extension or Usury Laws.

            Each Guarantor covenants to the extent permitted by law that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

            SECTION 11.01. Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

            SECTION 11.02. Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company:

            Golfsmith International, Inc.
            11000 N. IH-35
            Austin, TX  78753-3195
            Attn:  Chief Executive Officer
            Facsimile Number:  512-837-9347

            if to the Trustee:

            U.S. Bank Trust National Association
            100 Wall Street, 16th Floor
            New York, New York  10005
            Attn:  Corporate Trust Services
            Facsimile Number:  212-809-5459 and 212-514-6841

            Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 11.03. Communications by Holders with Other Holders.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

            SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

            (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with.

            SECTION 11.05. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

            SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 11.07. Legal Holidays.

            A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            SECTION 11.08. Governing Law.

            THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

            SECTION 11.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 11.10. No Recourse Against Others.

            A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

            SECTION 11.11. Successors.

            All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 11.12. Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

            SECTION 11.13. Severability.

            In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                 ARTICLE TWELVE

                            AGREEMENT TO SUBORDINATE
                      CERTAIN SECURITY INTERESTS; SECURITY

            SECTION 12.01. Subordination of Certain Security Interests.

            Each of the Company and each Guarantor agrees, and each Holder by its acceptance of its Note likewise agrees, that the Trustee and the Collateral Agent, on behalf of each Holder, shall enter into (and in the case of each Holder, by its acceptance of its Note authorizes and directs the Trustee and the Collateral Agent to execute and deliver) the Intercreditor Agreement with, inter alia, the Company, the Guarantors and the Lender Agent pursuant to which, among other things, (i) the Lender Agent shall be recognized as having a first priority security interest for the benefit of itself and the Lenders in all of the assets of the Company and the Guarantors other than the real property, fixtures, equipment and proceeds thereof of such Persons and (ii) the Collateral Agent shall be recognized as having (A) a second priority security interest for the benefit of itself, the Trustee and the Holders in all of the assets of the Company and the Guarantors other than the real property, fixtures, equipment and proceeds thereof of such Persons and (B) a first priority security interest in the real property, fixtures, equipment and proceeds of such Persons, in each case, as more fully described therein. Notwithstanding the foregoing, the grant of a Lien on such assets pursuant to the terms of the Credit Agreement shall not, other than as specifically set forth in the Intercreditor Agreement, adversely affect in any manner whatsoever the security interests created by the Collateral Agreements.

            SECTION 12.02. Further Assurances.

            Each Holder by its acceptance of its Note further authorizes and expressly directs the Trustee and the Collateral Agent on its behalf to take such action as may be necessary or appropriate to effectuate the terms of the Intercreditor Agreement including entering into replacement Intercreditor Agreements substantially in the form of the one executed and delivered on the Issue Date if the Credit Agreement is refinanced or otherwise replaced in accordance with the terms of this Indenture. Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Guarantors and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.

            SECTION 12.03. Recording and Opinions.

            (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the security interests in the Collateral granted by the Collateral Agreements but subject to the Intercreditor Agreement, including, without limitation, (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the

Holders, the Trustee and the Collateral Agent under this Indenture and the Collateral Agreements to all property comprising the Collateral, and (ii) the delivery (for so long as the Credit Agreement is in effect, as defined in Section 8-301(a)(2) of the U.C.C.; otherwise, as defined in Section 8-301(a)(1) of the U.C.C.) of the certificates evidencing the securities pledged under the Security Agreement, duly endorsed in blank, it being understood that concurrently with the execution of this Indenture the Company has delivered financing statements for filing by the Initial Purchaser or its agents. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements, the Intercreditor Agreement and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

            (b) The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), at such time as required by TIA Section 314(b), and promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a security interest pursuant to any Collateral Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed, and all certificates evidencing Pledged Securities pledged to the Collateral Agent for the benefit of itself, the Trustee and the Holders under the Security Agreement have been delivered and duly endorsed in blank, to the extent necessary to perfect the security interests created by the Security Agreement and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering, filing and delivery are the only recordings, registerings, filings and deliveries necessary to perfect such security interest and that no re-recordings, re-registerings, re-filings or re-deliveries are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been executed and filed, and all such certificates have been delivered, that are necessary fully to preserve and protect the rights of and perfect such security interests of the Collateral Agent for the benefit of itself, the Holders and, the Trustee under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under any of the Collateral Agreements as intended by this Indenture, the Notes and such Collateral Agreements.

            (c) Annually, within thirty (30) days after the fifteenth day of October and beginning with the year 2003, the Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), an Opinion of Counsel, dated as of such date, either (i) stating that: (A) in the opinion of such counsel, action has been taken with respect to the registering, recording, filing, re-recording, re-registering and refiling of this Indenture, and all supplemental indentures, financing statements, continuation statements and other documents, and delivery of all certificates, as are then necessary to perfect or continue the perfection of the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain, perfect or continue the perfection of such security interests under the Collateral Agreements with respect to the Collateral and to maintain, preserve, and protect the rights of the Holders and the Trustee hereunder and under the Collateral Agreements or (ii) stating that, in the opinion of such counsel, no such action is then necessary to perfect or continue the perfection of such security interests.

            SECTION 12.04. Release of Collateral.

            (a) Subject to the Intercreditor Agreement, the Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture, the Intercreditor Agreement and the applicable Collateral Agreements.

            (b) To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Agreements to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

            (c) Notwithstanding any provision to the contrary in this Indenture, but subject in all respects to the Intercreditor Agreement,Collateral comprised of accounts receivable, inventory or (prior to an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such receivables in the ordinary course of business. If requested in writing by the Company or any applicable Guarantor, the Collateral Agent or the Sub-Collateral Agent shall execute and deliver such documents, instruments or statements and to take such other action as the Company or such other Pledgor may reasonably request to evidence or confirm that the Collateral falling under this Section 12.04 has been released from the Lien of each of the Collateral Agreements.

            SECTION 12.05. Authorization of Actions to Be Taken by the Trustee Under the Collateral Agreements.

            Subject to the provisions of the applicable Collateral Agreements and the Intercreditor Agreement, (a) the Trustee and the Collateral Agent may, in their sole discretion and without the consent of the Holders, take all actions they deem necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder, and (b) the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as they may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect their interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). Notwithstanding the foregoing, the Trustee may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

            SECTION 12.06. Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

            The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders in accordance with the provisions of
Section 6.11 and the other provisions of this Indenture.

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                          GOLFSMITH INTERNATIONAL, INC.


                          By:
                               --------------------------------------------
                                Name:
                                Title:


                          U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee


                          By:
                               --------------------------------------------
                                Name:
                                Title:


                          GOLFSMITH INTERNATIONAL HOLDINGS, INC., as Guarantor


                          By:
                               --------------------------------------------
                                Name:
                                Title:


                          GOLFSMITH GP HOLDINGS, INC., as Subsidiary Guarantor


                          By:
                               --------------------------------------------
                                Name:
                                Title:


                          GOLFSMITH HOLDINGS, L.P., as Subsidiary Guarantor
                          By: Golfsmith GP Holdings, Inc., as General Partner


                          By:
                               --------------------------------------------
                                Name:
                                Title:

                          GOLFSMITH GP, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner


                          By:
                               --------------------------------------------
                                Name:
                                Title:


                          GOLFSMITH DELAWARE, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner


                          By:
                               --------------------------------------------
                                Name:
                                Title:


                          GOLFSMITH CANADA, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner


                          By:
                               --------------------------------------------
                                Name:
                                Title:


                          GOLFSMITH EUROPE, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner


                          By:
                               --------------------------------------------
                                Name:
                                Title:


                          GOLFSMITH USA, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner


                          By:
                               --------------------------------------------
                                Name:
                                Title:

                          GOLFSMITH NU, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner


                          By:
                               --------------------------------------------
                                Name:
                                Title:


                          GOLFSMITH LICENSING, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner



                          By:
                               --------------------------------------------
                                Name:
                                Title:


                          GOLFSMITH INTERNATIONAL, L.P., as Subsidiary Guarantor
                          By: Golfsmith GP, L.L.C., as General Partner
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner


                          By:
                               --------------------------------------------
                                Name:
                                Title:

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH GOLFSMITH INTERNATIONAL, INC., OR ANY AFFILIATE OF GOLFSMITH INTERNATIONAL, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO GOLFSMITH INTERNATIONAL, INC. OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH AS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO GOLFSMITH INTERNATIONAL, INC.'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                          GOLFSMITH INTERNATIONAL, INC.

                      8.375% SENIOR SECURED NOTES DUE 2009

CUSIP No.
No.                                                                     $

      This Note is issued with original issue discount for purposes of Section 1271 et seq. of the Internal Revenue Code. For each $1,000 of principal amount of this Note, the issue price is $800.00 and the amount of original issue discount is $200.00. The issue date of this Note is October 15, 2002 and the yield to maturity is ___% (assuming mandatory redemption of the maximum principal amount at Maturity of the Notes provided in Section 3.01 of the Indenture).

      Golfsmith International, Inc., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to ___________________ or registered assigns the principal sum of _______________ Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on October 15, 2009, and to pay interest thereon as hereinafter set forth.

            Interest Rate: 8.375%

            Interest Payment Dates: Interest will be payable semi-annually in cash in arrears on March 1 and September 1 of each year, beginning on March 1, 2003.

            Record Dates: February 15 and August 15

            Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                        GOLFSMITH INTERNATIONAL, INC.


                                        By:
                                             ---------------------------------
                                              Name:
                                              Title:

Dated: October 15, 2002

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

            This is one of the 8.375% Senior Secured Notes due 2009 referred to in the within-mentioned Indenture.

                                        U.S. TRUST BANK NATIONAL ASSOCIATION,
                                        as Trustee


Dated:  October 15, 2002                By:
                                            -----------------------------------
                                             Authorized Signatory

                              (REVERSE OF SECURITY)


                       8.375% SENIOR SECURED NOTE DUE 2009

            1. Interest. Golfsmith International, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing March 1, 2003. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

            2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3. Paying Agent and Registrar. Initially, U.S. Trust Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar.

            4. Indenture. The Notes and the Guarantees were issued under an Indenture, dated as of October 15, 2002 (the "Indenture"), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb)
(the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            5. Redemption.

            (b) Optional Redemption Prior to October 15, 2006. The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, at any time prior to October 15, 2006, at a Redemption Price equal to the greater of (1) 100% of the Accreted Value of the Notes being redeemed and
(2) the sum of the present values of 106.50% of the Accreted Value of the Notes being redeemed and scheduled payments of interest on such Notes to and including October 15, 2006 discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the Redemption Date.

      "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to Maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

      "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a Maturity comparable to the remaining term of the Notes (as if the final Maturity of the Notes was October 15, 2006) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable Maturity to the remaining term of the Notes (as if the final Maturity of the Notes was October 15, 2006).

      "Comparable Treasury Price" means, with respect to any Redemption Date,
(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day , (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

      "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

      "Reference Treasury Dealer" means any primary U.S. government securities dealer in the City of New York (a "Primary Treasury Dealer") selected by the Company.

            (c) Optional Redemption on or After October 15, 2006. The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, on and after October 15, 2006, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the year set forth below, plus, in each case, accrued interest thereon to the Redemption Date:

            Year                                 Percentage
            ----                                 ----------
            2006...............................      106.50%
            2007...............................      103.25%
            2008 and thereafter................      100.00%

            (d) Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to October 15, 2005, the Company may, at its option, use an amount equal to the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount at Maturity of the respective Notes originally issued under the Indenture at a Redemption Price equal to 113.00% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the principal amount at Maturity of Notes originally issued under the Indenture remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

            (e) Mandatory Redemption. The Company shall be obligated to make a pro rata partial redemption of the Notes in accordance with Section 3.01 of the Indenture.

            6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

            7. Offers to Purchase. Sections 4.15, 4.16 and 4.23 of the Indenture provide that after certain Asset Sales, upon the occurrence of a Change of Control and in connection with an Excess Cash Flow Offer and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            8. Registration Rights. Pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer. Upon such exchange offering, the Holders of Notes shall have the right, subject to compliance with securities laws, to exchange such Notes for 8.375% Senior Secured Notes due 2009, which have been registered under the Securities Act (the "Exchange Notes"), in like principal amount and having terms identical in all material respects to the Initial Notes (except that the interest step-up provisions referred to in the next sentence and the transfer restrictions shall be modified or eliminated). The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it and the Notes of which it is composed for all purposes.

            11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

            14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

            16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

            18. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            19. Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

            20. Intercreditor Agreement. Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Guarantors and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.

            21. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            22. Governing Law. The laws of the State of New York shall govern this Note, the Guarantees and the Indenture, without regard to principles of conflict of laws.

            23. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Golfsmith International, Inc., 11000 N. IH-35, Austin, Texas 78753-3195, Attn:
Secretary.

                                FORM OF GUARANTEE

            [Name of Guarantor] and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees, on a senior secured senior basis, (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Golfsmith International, Inc. (the "Company") to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

            This Guarantee shall be binding upon [Name of Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

            This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

            This Guarantee is subject to release upon the terms set forth in the Indenture.

            THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS GUARANTEE AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES.

            This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                                    [NAME OF GUARANTOR]



                                    By: ________________________________________
                                        Name:
                                        Title:

                                 ASSIGNMENT FORM

      If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: ____________________________    Signed: _________________________________
                                               (Sign exactly as your name
                                               appears on the other side of this
                                               Note)

Signature Guarantee: _____________________________

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 15, 2004, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]

                  (1) to the Company or a subsidiary thereof; or

                  (2) pursuant to and in compliance with Rule 144A under the
            Securities Act; or

                  (3) to an institutional "accredited investor" (as defined in
            Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

                  (4) outside the United States to a person other than a "U.S.
            person" in compliance with Rule 904 of Regulation S under the Securities Act; or

                  (5) pursuant to the exemption from registration provided by
            Rule 144 under the Securities Act; or

                  (6) pursuant to an effective registration statement under the
            Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the

Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

            If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated: ____________________________    Signed: _________________________________
                                               (Sign exactly as your name
                                               appears on the other side of this
                                               Note)

Signature Guarantee: _____________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  _________________________   __________________________________________
                                        NOTICE: To be executed by an executive
                                                officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]



            If you want to elect to have this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or 4.23 of the Indenture, check the appropriate box:

                  Section 4.15  [    ]

                  Section 4.16  [    ]

                  Section 4.23  [    ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or 4.23 of the Indenture, state the amount you elect to have purchased:

$ __________________________________


Dated: _______________________      ____________________________________________
                                    NOTICE:  The signature on this assignment
                                             must correspond with the name as it
                                             appears upon the face of the within
                                             Note in every particular without
                                             alteration or enlargement or any
                                             change whatsoever and be guaranteed
                                             by the endorser's bank or broker.

                                         Signature Guarantee: __________________

                                                                       EXHIBIT B

                             [FORM OF EXCHANGE NOTE]

                          GOLFSMITH INTERNATIONAL, INC.

                      8.375% SENIOR SECURED NOTES DUE 2009

CUSIP No.
No.                                                                        $

      This Note is issued with original issue discount for purposes of Section 1271 et seq. of the Internal Revenue Code. For each $1,000 of principal amount of this Note, the issue price is $800.00 and the amount of original issue discount is $200. The issue date of this Note is October 15, 2002 and the yield to maturity is ___% (assuming mandatory redemption of the maximum principal amount at Maturity of the Notes provided in Section 3.01 of the Indenture).

      Golfsmith International, Inc., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to ___________________ or registered assigns the principal sum of _______________ Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on October 15, 2009, and to pay interest thereon as hereinafter set forth.

            Interest Rate: 8.375%

            Interest Payment Dates: Interest will be payable semi-annually in cash in arrears on March 1 and September 1 of each year, beginning on March 1, 2003.

            Record Dates: February 15 and August 15

            Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                    GOLFSMITH INTERNATIONAL, INC.



                                    By: ________________________________________
                                        Name:
                                        Title:

Dated: October 15, 2002

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

            This is one of the 8.375% Senior Secured Notes due 2009 referred to in the within-mentioned Indenture.

                                    U.S. BANK TRUST NATIONAL ASSOCIATION, as
                                    Trustee


Dated: October 15, 2002             By: ________________________________________
                                        Authorized Signatory

                              (REVERSE OF SECURITY)


                       8.375% SENIOR SECURED NOTE DUE 2009

            1. Interest. Golfsmith International, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing March 1, 2003. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

            2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may Act as Paying Agent or Registrar.

            4. Indenture. The Notes and the Guarantees were issued under an Indenture, dated as of October 15, 2002 (the "Indenture"), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb)
(the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            5. Redemption.

            (a) Optional Redemption Prior to October 15, 2006. The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, at any time prior to October 15, 2006, at a Redemption Price equal to the greater of (1) 100% of the Accreted Value (as defined in the Indenture) of the Notes being redeemed and (2) the sum of the present values of 106.50% of the Accreted Value of the Notes being redeemed and scheduled payments of interest on such Notes to and including October 15, 2006 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the date of redemption.

      "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to Maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

      "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a Maturity comparable to the remaining term of the Notes (as if the final Maturity of the Notes was October 15, 2006) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable Maturity to the remaining term of the Notes (as if the final Maturity of the Notes was October 15, 2006).

      "Comparable Treasury Price" means, with respect to any Redemption Date,
(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

      "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business date preceding such Redemption Date.

      "Reference Treasury Dealer" means any primary U.S. government securities dealer in the City of New York (a "Primary Treasury Dealer") selected by the Company.

            (b) Optional Redemption on or After October 15, 2006. The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, on and after October 15, 2006, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the year set forth below, plus, in each case, accrued interest thereon to the Redemption Date:

            Year                                 Percentage
            ----                                 ----------
            2006...............................      106.50%
            2007...............................      103.25%
            2008 and thereafter................      100.00%

            (c) Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to October 15, 2005, the Company may, at its option, use an amount equal to the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount at Maturity of the respective Notes originally issued under the Indenture at a Redemption Price equal to 113.00% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the principal amount at Maturity of Notes originally issued under the Indenture remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

            (d) Mandatory Redemption. The Company shall be obligated to make a pro rata partial redemption of the Notes in accordance with Section 3.01 of the Indenture.

            6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

            7. Offers to Purchase. Sections 4.15, 4.16 and 4.23 of the Indenture provide that after certain Asset Sales, upon the occurrence of a Change of Control and in connection with an Excess Cash Flow Offer and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it and the Notes of which it is composed for all purposes.

            10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money back without interest thereon to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            11. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            12. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

            13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            14. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

            15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            16. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

            17. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            18. Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

            19. Intercreditor Agreement. Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Guarantors and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.

            20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            21. Governing Law. The laws of the State of New York shall govern this Note, the Guarantees and the Indenture, without regard to principles of conflict of laws.

            22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Golfsmith International, Inc., 11000 N. IH-35, Austin, Texas 78753-3195, Attn:
Secretary.

                                 ASSIGNMENT FORM

            If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: ___________________________     Signed: _________________________________
                                               (Sign exactly as your name
                                               appears on the other side of this
                                               Note)

Signature Guarantee: _____________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]



            If you want to elect to have this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or 4.23 of the Indenture, check the appropriate box:

                  Section 4.15  [    ]

                  Section 4.16  [    ]

                  Section 4.23  [    ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or 4.23 of the Indenture, state the amount you elect to have purchased:

$ __________________________________


Dated: _______________________      ____________________________________________
                                    NOTICE:  The signature on this assignment
                                             must correspond with the name as it
                                             appears upon the face of the within
                                             Note in every particular without
                                             alteration or enlargement or any
                                             change whatsoever and be guaranteed
                                             by the endorser's bank or broker.

                                         Signature Guarantee: __________________

                                                                       EXHIBIT C

                         FORM OF LEGEND FOR GLOBAL NOTES

            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                        THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE
                  INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
                  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                               ___________, ____


U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005

            Re: 8.375% Senior Secured Notes due 2009 (the "Notes") of Golfsmith
                International, Inc. (the "Company")

Ladies and Gentlemen:

            In connection with our proposed purchase of $              aggregate
principal amount at Maturity of the Notes, we confirm that:

            1. We have received a copy of the Offering Circular (the "Offering Circular"), dated October 8, 2002, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of the Offering Circular.

            2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of October 15, 2002 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is within two years after the original issuance of the Notes or the last date on which the Note is owned by the Company or any affiliate of the Company, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) provided that, prior to such transfer, the transferee furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Notice to Investors" of the Offering Circular.

            5. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

            This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                                    Very truly yours,

                                    [Name of Transferee]



                                    By: ________________________________________
                                                 Authorized Signature

                                                                       EXHIBIT E

                           Form of Certificate To Be
                          Delivered in Connection with
                       Transfers Pursuant to Regulation S

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005

            Re: 8.375% Senior Secured Notes due 2009 (the "Notes") of Golfsmith International, Inc. (the "Company")

Ladies and Gentlemen:

            In connection with our proposed sale of $           aggregate
principal amount at Maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            1. the offer of the Notes was not made to a person in the United States;

            2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            5. we have advised the transferee of the transfer restrictions applicable to the Notes.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferee]



                                    By: ________________________________________
                                                 Authorized Signature

                                                  EXHIBIT A2 to CREDIT AGREEMENT

SUBORDINATION AGREEMENT, dated as of October 15, 2002, by and among GOLFSMITH INTERNATIONAL, INC., GOLFSMITH INTERNATIONAL HOLDINGS, INC., GOLFSMITH GP HOLDINGS, INC., GOLFSMITH HOLDINGS, L.P., GOLFSMITH INTERNATIONAL, L.P. ("L.P."), GOLFSMITH GP, L.L.C., GOLFSMITH DELAWARE, L.L.C., GOLFSMITH CANADA, L.L.C., GOLFSMITH EUROPE, L.L.C., GOLFSMITH USA, L.L.C. ("USA"), GOLFSMITH NU, L.L.C. ("NU"), and GOLFSMITH LICENSING, L.L.C., and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent for Lenders.

                                R E C I T A L S:

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among each Grantor as a Credit Party (with L.P., NU and USA as Borrowers), Agent and Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT") the Lenders have agreed to make available to Borrowers, upon terms and conditions thereof, the Revolving Loans and Letters of Credit provided for in the Credit Agreement.

WHEREAS, Agent and Lenders have required, as one of the conditions to making available the Revolving Loans and Letters of Credit, that the payment of the Subordinated Debt (as hereinafter defined) be subordinated to the payment of the Senior Debt.

                               A G R E E M E N T:

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.    Defined Terms.

      (a) "DEBTOR" shall mean any Credit Party that may, from time to time, owe any Subordinated Debt.

      (b) "SUBORDINATED DEBT" shall mean and include the principal of, interest on, and all other amounts owing in connection with any and all obligations and liabilities of any Debtor to any other Debtor, whether or not such Subordinated Debt is evidenced by a note, instrument or other document..

      (c) "SUBORDINATED DEBT HOLDER" a Debtor to whom any other Debtor owes any amount, of every kind and description, direct or indirect, absolute or contingent, now existing or hereafter arising.

      (d)   "SENIOR DEBT" shall mean the Obligations.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

2. Subordination. The Subordinated Debt is and shall be subordinated in right of payment to the Senior Debt as provided in this Section 2. Each Debtor and each Subordinated Debt Holder agrees and covenants, expressly for the benefit of the present and future holders of the Senior Debt, that the payment of the principal and interest of the Subordinated Debt, and all other obligations of any Debtor to pay money to any Subordinated Debt Holder in connection with the Subordinated Debt, are expressly subordinated in right of payment to the prior payment in full of all outstanding Senior Debt. After the occurrence and during the continuance of any Event of Default (as such term is defined in the Credit Agreement), and except as provided below in Section 3, no Debtor shall pay, and no Subordinated Debt Holder shall be entitled to receive or demand (and each Subordinated Debt Holder hereby agrees not to receive or demand), any amount in respect of the principal and interest of any Subordinated Debt until the outstanding Senior Debt then due shall have been paid in full in cash and the Credit Agreement shall have terminated. The prohibition against any Subordinated Debt Holder receiving any payment from any Debtor in respect of the Subordinated Debt set forth in this Section 2 shall occur immediately and automatically upon the occurrence of any Event of Default, without requirement of (a) any notice by Agent or any other Lender to any Debtor or any Subordinated Debt Holder or (b) any actual knowledge of the occurrence of any Event of Default by any Debtor, any Subordinated Debt Holder, Agent or any other Lender. Any amount paid to a Subordinated Debt Holder in connection with the Subordinated Debt in contravention of the provisions of this Section 2 shall be held by such Subordinated Debt Holder in trust for the holder or holders of the Senior Debt and, as soon as practicable following receipt thereof by such Subordinated Debt Holder, shall be remitted to the holder or holders of the Senior Debt for application to the Senior Debt. Each Subordinated Debt Holder shall not, and each Subordinated Debt Holder hereby agrees not to, commence any action or proceeding against any Debtor to recover all or any part of the Subordinated Debt or commence or join with any creditor (other than the holder of the Senior Debt) in bringing any proceedings against any Debtor under any liquidation, dissolution, winding up of any such Debtor and/or its assets, conservatorship, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency law now or hereafter existing, unless and until the Senior Debt shall be indefeasibly paid in full and the Credit Agreement shall have terminated. The provisions of this Section 2 are, and are intended to be, solely for the purpose of defining the relative rights of Debtors, Subordinated Debt Holders and the holder or holders of the Senior Debt. The subordination as to payment and standstill as to remedies provided for in this Section 2 is not intended and shall not be construed to impair, as among any Debtor, any such Debtor's creditors (other than the holder or holders of the Senior Debt and Subordinated Debt Holder) (i) the absolute and unconditional obligation of such Debtor to make payments due in connection with the Subordinated Debt or (ii) the rights and remedies available to a Subordinated Debt Holder in connection with the Subordinated Debt, under applicable law, and under any other agreement between such Subordinated Debt Holder and any such Debtor.

3. Bankruptcy of Maker. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding relating to any Debtor, (ii) any liquidation, dissolution or other winding up of any Debtor and/or its assets, by operation of law or otherwise, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Debtor, then the holder or holders of the Senior Debt shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash, before any Subordinated Debt Holder shall be entitled to receive any payment on account of any portion of the Subordinated Debt. Any such payment or distribution in any such proceeding, whether in cash, securities or other property which would, but for the provisions hereof, be payable or deliverable in respect of the Subordinated Debt, shall be paid or delivered directly to Agent or its representatives, until amounts owing upon the Senior Debt shall have been paid in full in cash and the Credit Agreement irrevocably terminated.

Executed and delivered this 15th day of October, 2002.

                                    GOLFSMITH INTERNATIONAL, L.P.
                                    By Golfsmith GP, L.L.C., as General Partner
                                    By Golfsmith Holdings, L.P., as Sole Member
                                    By Golfsmith GP Holdings, Inc., as General
                                       Partner

                                    By ___________________________________
                                       Noel E. Wilens
                                       Vice President


                                    GOLFSMITH NU, L.L.C.
                                    By Golfsmith Holdings, L.P., as Sole Member
                                    By Golfsmith GP Holdings, Inc., as General
                                       Partner

                                    By ___________________________________
                                       Noel E. Wilens
                                       Vice President


                                    GOLFSMITH USA, L.L.C.
                                    By Golfsmith Holdings, L.P., as Sole Member
                                    By Golfsmith GP Holdings, Inc., as General
                                       Partner

                                    By ___________________________________
                                       Noel E. Wilens
                                       Vice President


                                    GOLFSMITH INTERNATIONAL, INC.


                                    By ___________________________________
                                       Noel E. Wilens
                                       Vice President


                                    GOLFSMITH INTERNATIONAL HOLDINGS, INC.


                                    By ___________________________________
                                       Noel E. Wilens
                                       Vice President


             SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT

                                    GOLFSMITH GP HOLDINGS, INC.


                                    By ___________________________________
                                       Noel E. Wilens
                                       Vice President


                                    GOLFSMITH HOLDINGS, L.P.
                                    By Golfsmith GP Holdings, Inc., as General
                                       Partner

                                    By ___________________________________
                                       Noel E. Wilens
                                       Vice President


                                    GOLFSMITH GP, L.L.C.
                                    By Golfsmith Holdings, L.P., as Sole Member
                                    By Golfsmith GP Holdings, Inc., as General
                                       Partner

                                    By ___________________________________
                                       Noel E. Wilens
                                       Vice President


                                    GOLFSMITH DELAWARE, L.L.C.
                                    By Golfsmith Holdings, L.P., as Sole Member
                                    By Golfsmith GP Holdings, Inc., as General
                                       Partner

                                    By ___________________________________
                                       Noel E. Wilens
                                       Vice President


                                    GOLFSMITH CANADA, L.L.C.
                                    By Golfsmith Holdings, L.P., as Sole Member
                                    By Golfsmith GP Holdings, Inc., as General
                                       Partner

                                    By ___________________________________
                                       Noel E. Wilens
                                       Vice President


             SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT

                                    GOLFSMITH EUROPE, L.L.C.
                                    By Golfsmith Holdings, L.P., as Sole Member
                                    By Golfsmith GP Holdings, Inc., as General
                                       Partner

                                    By ___________________________________
                                       Noel E. Wilens
                                       Vice President


                                    GOLFSMITH LICENSING, L.L.C.
                                    By Golfsmith Holdings, L.P., as Sole Member
                                    By Golfsmith GP Holdings, Inc., as General
                                       Partner

                                    By ___________________________________
                                       Noel E. Wilens
                                       Vice President


                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION,
                                    AS AGENT

                                    By __________________________________
                                    Name: _______________________________
                                            its Duly Authorized Signature


             SIGNATURE PAGE TO INTERCOMPANY SUBORDINATION AGREEMENT

                                                  EXHIBIT A3 to CREDIT AGREEMENT


                                MASTER AGREEMENT

                                       FOR

                          DOCUMENTARY LETTERS OF CREDIT


                              TERMS AND CONDITIONS

General Electric Capital Corporation
201 High Ridge Road
Stamford, CT 06927

            The undersigned ("APPLICANT") will require, from time to time, Documentary Letters of Credit. General Electric Capital Corporation ("GE CAPITAL") will, upon Applicant's application therefor, and to the extent such application is approved by GE Capital in its sole discretion, arrange for the issuance of Credits (as defined herein) through GE Capital Trade Services, Limited or another subsidiary of GE Capital appointed in accordance with Section 3(d) (the "ISSUER"), an indirect wholly-owned subsidiary of GE Capital. Each Credit will be governed by and interpreted in accordance with the following terms and conditions. Capitalized terms shall have the meanings accorded them in
Section 9, Definitions, below.

     1. PAYMENT TERMS.

            In addition to all commissions, charges, fees and expenses payable in connection with Credits pursuant to the Credit Agreement (including, without limitation the Letter of Credit Fee, as defined in the Credit Agreement), Applicant agrees to pay to GE Capital on demand, at GE Capital's office located at 201 High Ridge Road, Stamford, Connecticut 06927 or at such other address or account as may be designated in writing by GE Capital, in Dollars, in immediately available funds: (i) each amount drawn under any Credit in Dollars or in the event that the Credit permits Drafts under such Credit to be payable in a currency other than Dollars, the Dollar Equivalent of each amount so drawn;
(ii) interest on each amount (or the Dollar Equivalent thereof) so drawn for each day from the date of payment of the relevant Draft to and including the date of payment in full of such amount by Applicant to GE Capital, at the rate specified in the Credit Agreement; and (iii) any and all commissions and charges of, and any and all costs and expenses incurred by, GE Capital, Issuer and each of their correspondents in relation to the Credits and all Drafts thereunder. A schedule of commissions and charges is attached hereto as Annex I.

     2. SECURITY INTEREST.

            To secure the payment and performance of all Obligations (including, without limitation, Letter of Credit Obligations), the Applicant hereby grants to Agent a security interest in the Collateral, including, without limitation, the unqualified right to the possession and disposal of all property shipped under or in connection with each Credit, whether released to the Applicant under security agreements or otherwise, and also in and to all shipping documents, documents of title, or Drafts drawn under each Credit and in and to all other property owned by the Applicant, in or coming into GE Capital's possession or custody, and in any deposit balances now or hereafter held by a bank as custodian for GE Capital for the Applicant's account, together with the proceeds of each and all of the foregoing, until the Termination Date (subject to reinstatement as provided in the Loan Documents). The grant of a security interest in the preceding sentence supplements, rather than limits or supersedes, any grant of a security interest by Applicant in the Loan Documents. If Issuer honors any presentation or demand and Applicant fails to reimburse GE Capital therefor in accordance with the terms of the Credit Agreement, GE Capital and Issuer may assert their rights of subrogation under applicable law, whether Issuer's honor satisfies all or only part of the underlying obligation. The Applicant must, on reasonable notice, cooperate with Issuer and GE Capital in their assertion of the Applicant's rights against the Beneficiary, the Beneficiary's rights against the Applicant, and any other rights that Issuer or GE Capital may have by subrogation or assignment. Subject to the terms of the Credit Agreement, the Applicant agrees to make upon demand such cash deposits with GE Capital as GE Capital may require to further secure the Applicant's Letter of Credit Obligations.

     3. ADMINISTRATION OF CREDIT.

            (a) Applicant will promptly examine a copy of each Credit (and any amendments thereof) sent to Applicant, as well as all other instruments and documents delivered to Applicant from time to time in connection with such Credit, and, in the event Applicant has any claim of non-compliance with the instructions or of any discrepancy or other irregularity, Applicant will notify GE Capital thereof in writing within two business days after its receipt of a copy of such Credit (and any amendments thereof), and Applicant will conclusively be deemed to have waived any such claim against GE Capital, Issuer and their subcontractors, servicers and agents unless such notice is given as aforesaid.

            (b) Neither Issuer, GE Capital nor any of their correspondents shall be responsible for, and neither Issuer's and GE Capital's powers and rights hereunder nor Applicant's Obligations shall be affected by: (i) any act or omission pursuant to Applicant's instructions; (ii) any other act or omission of Issuer, GE Capital or their subcontractors, servicers and agents or their respective agents or employees other than any such arising from its or their gross negligence or willful misconduct; (iii) the validity, accuracy or genuineness of Drafts, documents or required statements, even if such Drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that Applicant shall have notified Issuer or GE Capital thereof); (iv) failure of any Draft to bear any reference or adequate reference to the applicable Credit; (v) errors, omissions, interruptions or delays in transmission of delivery of any messages however sent and whether or not in code or otherwise; (vi) any act, default, omission, insolvency or failure in business of any other person (including any correspondent) or any consequences arising from causes beyond Issuer's or GE Capital's control; (vii) any acts or omissions of any Beneficiary of any Credit or transferee of any Credit, if transferable; (viii) any act or omission of GE Capital or Issuer required or permitted under any (1) law or practice to which a Credit is subject, (2) applicable order, ruling or decree of any court, arbitrator or governmental agency, or (3) published statement or interpretation on a matter of law or practice; (ix) honor or other recognition of a presentation or demand that includes forged or fraudulent documents or that is otherwise affected by the fraudulent or illegal conduct of the Beneficiary or other person (excluding GE Capital's and Issuer's employees), or (x) dishonor of any presentation that does not strictly comply with the terms of the applicable

Credit or that is fraudulent, forged or otherwise not entitled to be honored. Without limiting the generality of the foregoing, Issuer may (1) act in reliance on any oral, telephone, telegraphic, electronic, facsimile or written request, notice, or instruction believed in good faith to be from or have been authorized by the Applicant, (2) receive, accept or pay as complying with the terms of a Credit any Drafts or other documents, otherwise in order, which are signed by or issued to any person or entity acting as the representative of, or in the place of, the party in whose name such Credit provides that any Drafts or other documents should be drawn or issued and (3) waive its stipulation that the bank nominated in the applicable Credit shall accept or pay the Drafts, and Issuer may then accept presentations of Drafts and documents for payment directly.

            (c) Notwithstanding any waiver by Applicant of discrepancies in Drafts, documents or required statements, GE Capital or Issuer, either one acting alone, has the right in its sole judgement, to decline to approve any discrepancies and to refuse payment on that basis under any Credit issued hereunder. Such right is in addition to and not in limitation of rights of Issuer under the UCP (as defined in paragraph 15(e) below).

            (d) GE Capital may appoint any of its other subsidiaries as "Issuer" at any time and any such Issuer may assign all or any portion of its rights under this Agreement or any Credit, including without limitation any reimbursement obligation owing to it to any subsidiary of GE Capital, in each case without prior notice to Applicant.

     4. EXTENSIONS, INCREASES AND MODIFICATIONS OF CREDIT.

            Each Applicant agrees that GE Capital, acting through Issuer may at any time and from time to time, in its discretion, by agreement with one or more other Applicants (whether or not such Applicant shall have been appointed as the "Agent Applicant" in the Joint Signature Agreement contained in the Application): a) further finance or refinance any transaction under any Credit;
b) renew, extend or change the time of payment or the manner, place or terms of payment of any of the Obligations; c) settle or compromise any of the Obligations or subordinate the payment thereof to the payment of any other debts of or claims against any Applicant which may at the time be due or owing to Issuer; or d) release any Applicant or any Guarantor or any Collateral, or modify the terms under which such Collateral is held, or forego any right of setoff, or modify or amend in any way this Agreement or any Credit, or give any waiver or consent under this Agreement; all in such manner and on such terms as Issuer may deem proper and without notice or further assent from such Applicant. In any such event, such Applicant shall remain bound by such event and this Agreement after giving effect to such event, and the Obligations under this Agreement shall be continuing obligations in respect of any transaction so financed or refinanced and, in either case, if the Obligations are contingent, may be treated by GE Capital as due and payable for their maximum face amount.

     5. RESERVE REQUIREMENTS AND SIMILAR COSTS.

            If Issuer is now or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, Issuer, or any other condition is imposed upon Issuer which imposes a cost upon Issuer, and the result, in the determination of Issuer is to increase the cost to Issuer of maintaining a Credit or paying or funding the payment of any Draft thereunder, or to reduce the amount of any sum received or receivable, directly or indirectly, by Issuer hereunder, Applicant will pay to Issuer upon demand such amounts required to compensate Issuer for such increased cost or reduction. In making the determinations contemplated hereunder, Issuer may make such estimates, assumptions, allocations and the like which Issuer in good faith determines to be appropriate, but Issuer's selection thereof, and Issuer's determinations based thereon, shall be final and binding and conclusive upon Applicant.

     6. POSSESSION OF PROPERTY BY APPLICANT.

            If the Applicant accepts or retains possession of documents, goods or other property, if any, covered by a Credit, prior to Issuer's review of documents, then all discrepancies and other irregularities of said documents shall be deemed waived by the Applicant, and Issuer is authorized and directed to pay any Drafts drawn or purporting to be drawn upon such Credit.

     7. PARTIAL SHIPMENTS.

            (a) Except as otherwise expressly stated in any Credit (i) partial shipments may be made under such Credit, and Issuer may honor the relative Drafts without inquiry regardless of any apparent disproportion between the quantity shipped and the amount of the relative Draft and the total amount of such Credit and the total quantity to be shipped under such Credit, and (ii) if such Credit specifies shipments in installments within stated periods and the shipper fails to ship in any designated period, shipments of subsequent installments may nevertheless be made in their respective designated periods and Issuer may honor the relative Drafts.

     8. EVENTS OF DEFAULT, REMEDIES; PRE-FUNDING.

            (a) If any Event of Default has occurred and is continuing, other than an Event of Default specified in Sections [8.1(h) OR 8.1(i)] of the Credit Agreement [CONFIRM SECTION CROSS-REFERENCES IN EACH TRANSACTION], Issuer may direct GE Capital in its capacity as Agent under the Credit Agreement to pursue any of the remedies provided for in the Loan Documents, including without limitation declaring that all of the Obligations (including any such Obligations that may be contingent and not matured) are immediately due and payable. If an Event of Default under [Section 8.1(h) or Section 8.1(i)] of the Credit Agreement has occurred, the Obligations shall automatically be due and payable.

            (b) Without limiting the generality of the foregoing, Applicant agrees that if: i) any Default or Event of Default shall have occurred and be continuing; ii) GE Capital at any time and for any reason deems itself or Issuer to be insecure or the risk of non-payment or non-performance of any of the Obligations to have increased; or iii) in the event that a Credit is denominated in a currency other than Dollars, GE Capital determines that such currency is unavailable or that the transactions contemplated by this Agreement are unlawful or contrary to any regulations to which GE Capital, Issuer or any agent, servicer or subcontractor of either of them may be subject or that due to currency fluctuations the Dollar Equivalent of the amount of a Credit exceeds the amount of Dollars that Issuer in its sole judgment expected to be its maximum exposure under such Credit, then Applicant will upon demand pay to GE Capital an amount equal to the undisbursed portion, if any, of such Credit, and such amount shall be held as additional Collateral for the payment of all Letter of Credit Obligations, and after the expiration hereof, to the extent not applied to the Letter of Credit Obligations, shall be returned to Applicant (unless otherwise provided in the Credit Agreement or any other Loan Document).

     9. DEFINITIONS.

            As used herein, the following terms shall have the following meanings:

            "AGENT" shall have the meaning given such term in the Credit Agreement.

            "AGREEMENT" shall mean, collectively, these terms and conditions [each Application for Documentary Letter of Credit entered into between GE Capital and/or Issuer and Applicant, the Joint Signature Agreement and the Authorization and Agreement of Account Party appended hereto], as the same may be amended, modified, supplemented or restated from time to time.

            "APPLICANT" shall mean the person or entity executing this Agreement as Applicant; provided that if two or more persons or entities shall have executed this Agreement as Applicant or as Joint Applicant, the terms "Applicant" and "Applicants" shall mean each and all of such persons and entities, individually and collectively, except that, if the term "Applicant" is preceded by the word "any" or "each" or a word or words of similar import, such terms shall be deemed to refer to each of such persons or entities, individually.

            "BENEFICIARY" shall mean, as to any Credit, the beneficiary of that Credit.

            "COLLATERAL" shall have the meaning given such term in the Credit Agreement.

            "CREDIT" shall mean a Documentary Letter of Credit issued by Issuer upon Applicant's request of GE Capital, as the same may be amended and supplemented from time to time, and any and all renewals, increases, extensions and replacements thereof and therefor.

            ["CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of ___________, 20___ among the Applicant, the other credit parties signatory thereto, the lenders signatory thereto from time to time and GE Capital as agent and as lender, as such Credit Agreement may be amended, modified, supplemented or restated from time to time.]

            "DEFAULT" shall have the meaning given such term in the Credit Agreement.

            "DOLLAR EQUIVALENT" shall mean: a) the number of Dollars that is equivalent to an amount of a currency other than Dollars, determined by applying the selling rate of First Union National Bank, First Union Bank International or another bank of comparable size selected by Issuer; or b) in the event that Issuer shall not at the time be offering such a rate, the amount of Dollars that Issuer, in its sole judgment, specifies as sufficient to reimburse or provide funds to Issuer in respect of amounts drawn or drawable under a Credit; in either case as and when determined by Issuer.

            "DOLLARS" shall mean lawful currency of the United States of America.

            "DRAFT" shall mean any Draft (sight or time), receipt, acceptance, cable or other written demand for payment.

            "EVENT OF DEFAULT" shall have the meaning given such term in the Credit Agreement.

            "GUARANTOR" shall have the meaning given such term in the Credit Agreement.

            "LETTER OF CREDIT OBLIGATIONS" shall have the meaning given such term in the Credit Agreement.

            "LOAN DOCUMENTS" shall have the meaning given such term in the Credit Agreement.

            "OBLIGATIONS" shall have the meaning given such term in the Credit Agreement.

            "TERMINATION DATE" shall have the meaning given such term in the Credit Agreement.

     10. EXPENSES; INDEMNIFICATION.

            Applicant agrees to reimburse GE Capital and Issuer upon demand for and to indemnify and hold GE Capital and Issuer harmless from and against all claims, liabilities, losses, costs and expenses ("Indemnified Liabilities") including attorneys' fees and disbursements, incurred or suffered by GE Capital and/or Issuer in connection with any Credit. Such Indemnified Liabilities shall include, but not be limited to, all such Indemnified Liabilities incurred or suffered by GE Capital and/or Issuer in connection with (a) GE Capital and/or Issuer's exercise of any right or remedy granted to it hereunder or under the Loan Documents, (b) any claim and the prosecution or defense thereof arising out of or in any way connected with this Agreement including, without limitation, as a result of any act or omission by a Beneficiary, (c) the collection or enforcement of the Obligations, and (d) any of the events or circumstances referred to in paragraph 3(b) hereof. None of GE Capital, Issuer or any subcontractor, servicer or agent of either of them shall be liable to Applicant for any special, indirect, consequential or punitive damages arising with respect to any Credit. Applicant must in all instances mitigate damages claimed against Issuer or GE Capital or any subcontractor, servicer or agent of either of them arising with respect to any Credit.

     11. LICENSES; INSURANCE.

            The Applicant shall procure or cause the Beneficiaries of each Credit to procure promptly any necessary import and export or other licenses for import or export or shipping of any goods referred to in or pursuant to such Credit and to comply and to cause the Beneficiaries to comply with all foreign and domestic governmental regulations in regard to the shipment and warehousing of such goods or otherwise relating to or affecting such Credit, including governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as GE Capital may at any time require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be satisfactory to GE Capital, and to cause GE Capital's interest to be endorsed thereon, and to furnish GE Capital on demand with evidence thereof. Should the insurance upon said goods for any reason be unsatisfactory to GE Capital, GE Capital may, at its expense, obtain insurance satisfactory to it.

     12. NO WAIVERS OF RIGHTS HEREUNDER; RIGHTS CUMULATIVE.

            No delay by GE Capital or Issuer in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver or amendment of any provision of this Agreement shall be enforceable against GE Capital or Issuer unless in writing and signed by an officer of GE Capital, and unless it expressly refers to the provision affected, any such waiver shall be limited solely to the specific event waived. All rights granted GE Capital or Issuer hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to GE Capital or Issuer under the Loan Documents or applicable law and nothing herein shall be construed as limiting any such other right.

     13. CONTINUING AGREEMENT; TERMINATION.

            This Agreement shall continue in full force and effect until the Termination Date (subject to reinstatement, as provided in the Loan Documents).

     14. PERFORMANCE STANDARDS.

            Notwithstanding any provision to the contrary herein, GE Capital reserves the right to decline (i) any request made by the Applicant for the issuance of a Credit or (ii) any instruction provided by the Applicant if, in its discretion, GE Capital determines that the issuance of such Credit or the carrying out of such instruction contravenes GE Capital's customary procedures or policy or any applicable law, rule or regulation.

     15. GOVERNING LAW; JURISDICTION; CERTAIN WAIVERS.

            (a) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, and with respect to all security interests granted in connection herewith, GE Capital and Issuer shall have the rights and remedies of a secured party under applicable law, including but not limited to the Uniform Commercial Code of New York.

            (b) APPLICANT AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT SHALL BE LITIGATED ONLY IN COURTS LOCATED WITHIN THE STATE OF NEW YORK AND THAT SUCH COURTS ARE CONVENIENT FORUMS THEREFOR, AND APPLICANT SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS.

            (c) Applicant waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Applicant at its address last specified for notices hereunder, and service so made shall be deemed completed two (2) days after the same shall have been so mailed.

            (d) APPLICANT WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN IT AND GE CAPITAL OR ISSUER AND WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

            (e) Each Credit and this Agreement shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, or the most recent revision thereof (the "UCP"), the terms of which are known to us, and the same shall be considered as incorporated herein. Solely for purposes of interpreting the UCP's application to this Agreement and Credits issued hereunder, Issuer shall be deemed to be a "bank" as such term is used in the UCP.

     16. NOTICES.

            Any notice to GE Capital or Issuer shall be effective only if in writing or by authenticated teletransmission acceptable to GE Capital or Issuer, as applicable, directed to the attention of and received by GE Capital or Issuer's Letter of Credit Group, as applicable. Any notice to or demand on Applicant, or, if more than one Applicant executes this Agreement, the Agent Applicant, shall be binding on all Applicants and shall be effective when made to Applicant, or if more than one Applicant executes this Agreement, the Agent Applicant, by mail, telegraph, facsimile, telephone or otherwise, in the case of mailed, telegraphed or cabled notices, to the address appearing below such Applicant's signature or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this paragraph, and in the case of telephonic or facsimile notices, to the telephone number of such Applicant appearing below Applicant's signature. Any requirements under applicable law of reasonable notice by GE Capital or Issuer to Applicant of any event shall be met if notice is given to Applicant or Agent Applicant, as the case may be, in the manner prescribed above at least seven days before (a) the date of such event or (b) the date after which such event will occur.

     17. THIRD PARTY BENEFICIARY.

            Applicant hereby acknowledges that Issuer is a third party beneficiary under this Agreement and may enforce its rights under this Agreement directly against the Applicant as if Issuer were named herein as a party.

     18. GENERAL.

            (a) If this Agreement is executed by two or more Applicants, they shall be jointly and severally liable hereunder, and all provisions hereof regarding the Collateral shall apply to the Obligations and Collateral of any or all of them.

            (b) This Agreement shall be binding upon the heirs, executors, administrators, assigns and successors of each of the Applicant(s) and shall inure to the benefit of and be enforceable by GE Capital, Issuer and their respective successors, transferees and assigns.

            (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

            (d) This Agreement shall be deemed to be a "Loan Document" for all purposes under the Credit Agreement.

            (e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Date:

NAME OF APPLICANT:

                                         GENERAL ELECTRIC CAPITAL CORPORATION


By:                                      By:
    --------------------------------         -----------------------------------
    Name:                                    Name:
         ---------------------------              ------------------------------
    Title:                                   Title:
          --------------------------               -----------------------------


Address of Applicant:

------------------------------------

------------------------------------

------------------------------------

Fax No.:
         ---------------------------

                            JOINT SIGNATURE AGREEMENT

            In consideration of your establishment from time to time of a Credit substantially as applied for herein, it is further agreed that this Agreement shall be the joint and several agreement of the undersigned and all property referred to in this Agreement as belonging to Applicant shall be understood to refer to the joint property of any or all of the several Applicants as well as to the individual property of each of them. The happening of any Event of Default as specified in paragraph 6 of this Agreement with respect to any Applicant shall mature the obligations of all Applicants. A demand made on any Applicant pursuant to paragraph 1 of this Agreement shall fix the exchange rate as to all Applicants.

            It is agreed that [ ] shall appear in [each] Credit as Account Party and that [ ] ("AGENT APPLICANT") has the exclusive right to issue all instructions on any and all matters relating to such Credit, including, without limitation, instructions as to disposition of documents and any unutilized funds, and waivers of discrepancies, and to agree with you upon any amendments, modifications, extensions, renewals, or increases in such Credit or any other matter.

------------------------------------     --------------------------------------
JOINT APPLICANT                          JOINT APPLICANT

By:                                      By:
    --------------------------------         ----------------------------------
    Authorized Signature                     Authorized Signature

Address of Joint Applicant               Address of Joint Applicant

------------------------------------     --------------------------------------

------------------------------------     --------------------------------------

                  AUTHORIZATION AND AGREEMENT OF ACCOUNT PARTY

Gentlemen:

      We hereby join the request of Applicant to issue from time to time the Credits, described on page 1 with our name appearing as Account Party.

      In consideration of your issuing each Credit in this form it is agreed that Applicant has the exclusive right to issue all instructions on any and all matters relating to such Credits including, without limitation, instructions as to disposition of documents and any unutilized funds, and waivers of discrepancies, and to agree with you upon any amendments, modifications, extensions, renewals, or increases in each Credit or any other matters irrespective of whether the same may now or hereafter affect our rights or those of our successors or assigns.

                                    -------------------------------------------
                                    Account Party


                                    By:
                                       ----------------------------------------
                                    Authorized Signature


                                    Address of Account Party:

                                    -------------------------------------------

                                    -------------------------------------------

                                    (SAMPLE)

                                     ANNEX I

     The Applicant agrees to pay the following fees with respect to the Credits:

     1. upon issuance thereof, the greater of (a) 1/8 of 1% of the amount of the Credit or (b) $95;

     2. upon any amendment which increases the amount thereof, the greater of
(c) 1/8 of 1% of such increased amount or (d) $45;

     3. upon any other amendment thereof, $45;

     4. upon the negotiation thereof, the greater of (e) 1/8 of 1% of the amount thereof or (f) $60; and

     5. with respect to any other activity related to such Credit, the standard fees and charges of Issuer for such activity.

                                                  EXHIBIT A4 to CREDIT AGREEMENT


                                MASTER AGREEMENT

                                       FOR

                            STANDBY LETTERS OF CREDIT


                              TERMS AND CONDITIONS

General Electric Capital Corporation
201 High Ridge Road
Stamford, CT 06927

            The undersigned ("APPLICANT") will require, from time to time, Standby Letters of Credit. General Electric Capital Corporation ("GE Capital") will, upon Applicant's application therefor, and to the extent such application is approved by GE Capital in its sole discretion, issue Standby Letters of Credit or arrange for the issuance thereof through an indirect wholly-owned subsidiary of GE Capital. Each Credit will be governed by and interpreted in accordance with the following terms and conditions. Capitalized terms shall have the meanings accorded them in Section 9, Definitions, below.

1. PAYMENT TERMS.

            In addition to all commissions, charges, fees and expenses payable in connection with Credits pursuant to the Credit Agreement (including, without limitation the Letter of Credit Fee, as defined in the Credit Agreement), Applicant agrees to pay to GE Capital on demand, at GE Capital's office located at 201 High Ridge Road, Stamford, Connecticut 06927 or at such other address or account as may be designated in writing by GE Capital, in Dollars, in immediately available funds: (i) each amount paid by GE Capital under any Credit (which payment is permitted or required under this Agreement, ISP 98 or applicable law) in Dollars or in the event that the Credit permits Drafts under such Credit to be payable in a currency other than Dollars, the Dollar Equivalent of each amount so drawn; (ii) interest on each amount (or the Dollar Equivalent thereof) so drawn for each day from the date of payment of the relevant Draft to and including the date of payment in full of such amount by Applicant to GE Capital, at the rate specified in the Credit Agreement; and
(iii) any and all commissions and charges of, and any and all costs and expenses incurred by, GE Capital and its subcontractors or agents in relation to the Credits and all Drafts thereunder. A schedule of commissions and charges is attached hereto as Annex I. If a Credit provides for sight payment, reimbursement by Applicant is due on the day on which GE Capital pays on the applicable Draft. All payments by Applicant hereunder shall be made without withholding, deduction or set-off and shall be made free and clear of taxes.

2. SECURITY INTEREST.

            To secure the payment and performance of all Obligations (including, without limitation, Letter of Credit Obligations), the Applicant hereby grants to Agent a security interest in the following, including, without limitation, the unqualified right to the possession and disposal of all property shipped under or in connection with each Credit, whether released to the Applicant under security agreements or otherwise, and also in and to all shipping documents, documents of title, or Drafts drawn under each Credit and in and to all other property owned by the Applicant, in or coming into GE Capital's possession or custody, and in any deposit balances now or hereafter held by a bank as custodian for GE Capital for the Applicant's account, together with the proceeds of each and all of the foregoing, until the Termination Date (subject to reinstatement as provided in the Loan Documents). The grant of a security interest in the preceding sentence supplements, rather than limits or supersedes, any grant of a security interest by Applicant in the Loan Documents. If GE Capital honors any presentation, demand or Draft and Applicant fails to reimburse GE Capital therefor in accordance with the terms of the Credit Agreement, GE Capital may assert its rights of subrogation under applicable law, whether GE Capital's honor satisfies all or only part of the underlying obligation. The Applicant must, on reasonable notice, cooperate with GE Capital in its assertion of the Applicant's rights against the Beneficiary, the Beneficiary's rights against the Applicant, and any other rights that GE Capital may have by subrogation or assignment. Such cooperation shall include without limitation the prompt return of all Drafts, documents, instruments and statements in Applicant's possession that were presented by or on behalf of Beneficiary in connection with any draw under a Credit. Subject to the terms of the Credit Agreement and the terms of Section 8(b) below, the Applicant agrees to make upon demand such cash deposits with GE Capital as GE Capital may require to further secure Applicant's Letter of Credit Obligations.

3. ADMINISTRATION OF CREDIT.

     (a) Applicant will promptly examine a copy of each Credit (and any proposed amendments thereto) sent to Applicant, as well as all other instruments and documents delivered to Applicant from time to time in connection with such Credit, and, in the event Applicant has any claim of non-compliance with the instructions or of any discrepancy or other irregularity or any objection to any action taken or proposed to be taken by GE Capital with respect to any Credit, Applicant will notify GE Capital thereof in writing within three business days after its receipt of a copy of such Credit, any amendments thereto, or such instruments or documents or notice of any such proposed action, and Applicant will conclusively be deemed to have waived any such claim against GE Capital and its subcontractors, servicers and agents or any defense to payment of GE Capital, its subcontractors or agents, unless such notice is given as aforesaid. This Section 3(a) is intended to substitute three business days for the "not unreasonable time period" set forth in Rule 5.09 of ISP 98.

     (b) Neither GE Capital nor any of its agents, subcontractors or servicers shall be responsible for, and neither GE Capital's powers and rights hereunder nor Applicant's obligations shall be affected by: (i) any act or omission pursuant to Applicant's instructions; (ii) any other act or omission of GE Capital or its subcontractors, servicers, agents or employees other than any such arising from its or their gross negligence or willful misconduct; (iii) the validity, accuracy or genuineness of Drafts, documents or required statements, even if such Drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that Applicant shall have notified GE Capital thereof); (iv) failure of any Draft to bear any reference or adequate reference to the applicable Credit; (v) errors, omissions, interruptions or delays in transmission of delivery of any messages however sent and whether or not in code or otherwise; (vi) any act, default, omission, insolvency or failure in business of any other person (including any agent, subcontractor or employee) or any consequences arising from causes beyond GE Capital's control;
(vii) any acts or omissions of any Beneficiary of any Credit or transferee of any Credit, if transferable; (viii) any act or omission of GE Capital required or permitted under any (1) law or practice to which a Credit is subject (including ISP 98), (2) applicable order, ruling or decree of any court, arbitrator or governmental agency, (3) a published statement or interpretation on a matter of law or practice (including ISP 98); (ix) honor or other recognition of a presentation or demand that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the Beneficiary or other person (excluding GE Capital's employees), including payment to a person who forges the signature of a Beneficiary or the signature of an assignee of a Credit's proceeds, (x) honor of a presentation without regard to any nondocumentary condition(s) in the Credit, regardless of whether Rule 4.11 of ISP 98 applies, or (xi) dishonor of any presentation that does not strictly comply with the terms of the applicable Credit or that is fraudulent, forged or otherwise not entitled to be honored. Without limiting the generality of the foregoing, GE Capital may (1) act in reliance on any oral, telephone, telegraphic, electronic, facsimile or written request, notice, or instruction believed in good faith to be from or have been authorized by the Applicant, (2) receive, accept or pay as complying with the terms of a Credit any Drafts or other documents, otherwise in order, which are signed by or issued to any person or entity acting as the representative of, or in the place of, the party in whose name such Credit provides that any Drafts or other documents should be drawn or issued and (3) waive its stipulation that the bank nominated in the applicable Credit shall accept or pay the Drafts, and GE Capital may then accept presentations of Drafts and documents for payment directly.

     (c) Subject to GE Capital's obtaining any necessary consent from the Beneficiary or other third party, GE Capital may for Applicant's account at any time (i) treat a Credit as governed by the law of the place where GE Capital or the Beneficiary is located, notwithstanding a choice of law provision in the Credit, and, in case of conflict, treat the law as prevailing over practice in such place or vice versa; (ii) shorten or lengthen the examination period; (iii) specify or amend a specified place or manner of receiving a presentation, effecting honor, or giving notice of dishonor; or (iv) discount an accepted Draft or deferred obligation incurred under the Credit.

     (d) Unless GE Capital is enjoined by a court of competent jurisdiction, GE Capital may assume that any Beneficiary or other presenter acts in good faith and that any presentation or other demand is nonfraudulent.

     (e) Unless the Credit specifically permits and GE Capital specifically agrees, GE Capital need not check the authenticity or authority of any purported Beneficiary signature, even if in other transactions the Beneficiary is a customer or its signature is otherwise known to GE Capital.

     (f) Unless specifically committed to do so in a writing signed by GE Capital, GE Capital need not consent to any amendment of a Credit. GE Capital may, without authorization from or notice to Applicant, send a notice of non-extension to the Beneficiary under a Credit if it provides for automatic extension. Any notice of dishonor given by GE Capital within six business days after presentation of documents to GE Capital shall not be deemed to be unreasonable. This Section 3(d) is intended to substitute six business days for the three business days set forth in Rule 5.01a of ISP 98.

     (g) Notwithstanding any waiver by Applicant of discrepancies in Drafts, documents or required statements, GE Capital acting alone has the right in its sole judgement, to decline to approve any discrepancies and to refuse payment on that basis under any Credit issued hereunder.

     (h) GE Capital may assign its rights and delegate its duties hereunder to any subsidiary of GE Capital, in each case without prior notice to Applicant; provided that such assignment and delegation does not diminish Applicant's rights or increase Applicant's duties hereunder.

     (i) No Credit shall be issued hereunder providing for the acceptance of time Drafts or the incurrence of deferred payment undertakings.

     (j) Notwithstanding any provision herein contained to the contrary, if Applicant approves the issuance of a Credit requiring payment of a Draft on the same day on which such Draft is presented, GE Capital shall be entitled to honor such Draft without review or examination by Applicant and Applicant waives all defenses to reimbursement thereof based on irregularities that may have been revealed by Applicant's review or examination.

4. LETTER OF CREDIT TEXT; EXTENSIONS, INCREASES AND MODIFICATIONS OF CREDIT.

     (a) Applicant is responsible for preparing or approving the text of each Credit as issued by GE Capital and as received by the Beneficiary. GE Capital's recommendation or drafting of text or GE Capital's use or non-use or refusal to use text submitted by Applicant shall not affect Applicant's ultimate responsibility for the final text and its receipt by the Beneficiary. Applicant is responsible for the effect, or lack of effect under ISP 98, Rule 4.11 or applicable law, of a provision in any Credit that requires GE Capital to verify facts rather than examine documents or that fails to identify the documents to which the provision applies.

            Applicant is responsible for including suitable provisions in the underlying agreement that permit Applicant to review the text of the Credit as received by the Beneficiary and that describe the circumstances under which: a drawing under the Credit may be made, Credit proceeds may be applied to the underlying agreement, and part or all of those proceeds may be returned. Applicant accepts the risk that the text of the Credit is consistent with the underlying obligation, suitable for Applicant's purposes, and received by the Beneficiary in time to permit the Beneficiary and Applicant to review the Credit and to request any desired amendments.

     (b) Each Applicant agrees that GE Capital may at any time and from time to time, in its discretion, by agreement with one or more other Applicants (whether or not such Applicant shall have been appointed as the "Agent Applicant" in the Joint Signature Agreement contained in the Application): a) further finance or refinance any transaction under any Credit; b) renew, extend or change the time of payment or the manner, place or terms of payment of any of the Obligations;
c) settle or compromise any of the Obligations or subordinate the payment thereof to the payment of any other debts of or claims against any Applicant which may at the time be due or owing to GE Capital; or d) release any Applicant or any Guarantor or any Collateral, or modify the terms under which such Collateral is held, or forego any right of setoff, or modify or amend in any way this Agreement or any Credit, or give any waiver or consent under this Agreement; all in such manner and on such terms as GE Capital may deem proper and without notice or further assent from such Applicant. In any such event, such Applicant shall remain bound by such event and this Agreement after giving effect to such event, and the Obligations under this Agreement shall be continuing obligations in respect of any transaction so financed or refinanced and, in either case, if the Obligations are contingent, may be treated by GE Capital as due and payable for their maximum face amount.

5. RESERVE REQUIREMENTS AND SIMILAR COSTS.

            If GE Capital is now or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, GE Capital, or any other condition is imposed upon GE Capital which imposes a cost upon GE Capital, and the result, in the determination of GE Capital is to increase the cost to GE Capital of maintaining a Credit or paying or funding the payment of any Draft thereunder, or to reduce the amount of any sum received or receivable, directly or indirectly, by GE Capital hereunder, Applicant will pay to GE Capital upon demand such amounts required to compensate GE Capital for such increased cost or reduction. In making the determinations contemplated hereunder, GE Capital may make such estimates, assumptions, allocations and the like which GE Capital in good faith determines to be appropriate, but GE Capital's selection thereof, and GE Capital determinations based thereon, shall be final and binding and conclusive upon Applicant.

6. POSSESSION OF PROPERTY BY APPLICANT.

            If the Applicant accepts or retains possession of documents, goods or other property, if any, covered by a Credit, prior to GE Capital's review of such documents, then all discrepancies and other irregularities of said documents shall be deemed waived by the Applicant, and GE Capital is authorized and directed to pay any Drafts drawn or purporting to be drawn upon such Credit.

7. PARTIAL SHIPMENTS.

     (a) Except as otherwise expressly stated in any Credit (i) partial shipments may be made under such Credit, and GE Capital may honor the relative Drafts without inquiry regardless of any apparent disproportion between the quantity shipped and the amount of the relative Draft and the total amount of such Credit and the total quantity to be shipped under such Credit, and (ii) if such Credit specifies shipments in installments within stated periods and the shipper fails to ship in any designated period, shipments of subsequent installments may nevertheless be made in their respective designated periods and GE Capital may honor the relative Drafts.

8. EVENTS OF DEFAULT, REMEDIES; PRE-FUNDING.

     (a) If any Event of Default has occurred and is continuing, other than an Event of Default specified in Sections [8.1(H) OR 8.1(I)] of the Credit Agreement [CONFIRM SECTION CROSS-

REFERENCES IN EACH TRANSACTION], GE Capital as issuer hereunder and in its capacity as Agent under the Credit Agreement may pursue any of the remedies provided for in the Loan Documents, including without limitation declaring that all of the Obligations (including any such Obligations hereunder that may be contingent and not matured) are immediately due and payable. If an Event of Default under [Section 8.1(h) or Section 8.1(i)] of the Credit Agreement has occurred, the Obligations shall automatically be due and payable.

     (b) Without limiting the generality of the foregoing, Applicant agrees that if: i) any Default or Event of Default shall have occurred and be continuing;
ii) GE Capital at any time and for any reason deems itself to be insecure or the risk of non-payment or non-performance of any of the Obligations to have increased; or iii) in the event that a Credit is denominated in a currency other than Dollars, GE Capital determines that such currency is unavailable or that the transactions contemplated by this Agreement are unlawful or contrary to any regulations to which GE Capital or any agent, servicer or subcontractor of GE Capital may be subject or that due to currency fluctuations the Dollar Equivalent of the amount of a Credit exceeds the amount of Dollars that GE Capital in its sole judgment expected to be its maximum exposure under such Credit, then Applicant will upon demand pay to GE Capital an amount equal to the undisbursed portion, if any, of such Credit, and such amount shall be held as additional Collateral for the payment of all Letter of Credit Obligations, and after the expiration hereof, to the extent not applied to the Letter of Credit Obligations, shall be returned to Applicant (unless otherwise provided in the Credit Agreement or any other Loan Document).

9.   DEFINITIONS.

            As used herein, the following terms shall have the following meanings:

            "AGENT" shall have the meaning given such term in the Credit Agreement.

            "AGREEMENT" shall mean, collectively, this Agreement [each Application for Standby Letter of Credit entered into between GE Capital and Applicant, the Joint Signature Agreement and the Authorization and Agreement of Account Party appended hereto], as the same may be amended, modified, supplemented or restated from time to time.

            "APPLICANT" shall mean the person or entity executing this Agreement as Applicant; provided that if two or more persons or entities shall have executed this Agreement as Applicant or as Joint Applicant, the terms "Applicant" and "Applicants" shall mean each and all of such persons and entities, individually and collectively, except that, if the term "Applicant" is preceded by the word "any" or "each" or a word or words of similar import, such terms shall be deemed to refer to each of such persons or entities, individually.

            "BENEFICIARY" shall mean, as to any Credit, the beneficiary of that Credit.

            "COLLATERAL" shall have the meaning given such term in the Credit Agreement.

            "CREDIT" shall mean a Standby Letter of Credit issued by GE Capital upon Applicant's request of GE Capital, as the same may be amended and supplemented from time to time, and any and all renewals, increases, extensions and replacements thereof and therefor.

            ["CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of ___________, 20___ among the Applicant, the other credit parties signatory thereto, the lenders signatory thereto from time to time and GE Capital as agent and as lender, as such Credit Agreement may be amended, modified, supplemented or restated from time to time.]

            "DEFAULT" shall have the meaning given such term in the Credit Agreement.

            "DOLLAR EQUIVALENT" shall mean: a) the number of Dollars that is equivalent to an amount of a currency other than Dollars, determined by applying the selling rate of First Union National Bank, First Union Bank International or another bank of comparable size selected by GE Capital; or b) in the event that GE Capital shall not at the time be offering such a rate, the amount of Dollars that GE Capital, in its sole judgment, specifies as sufficient to reimburse or provide funds to GE Capital in respect of amounts drawn or drawable under a Credit; in either case as and when determined by GE Capital.

            "DOLLARS" shall mean lawful currency of the United States of America.

            "DRAFT" shall mean any Draft (sight or time), receipt, acceptance, cable or other written demand for payment.

            "EVENT OF DEFAULT" shall have the meaning given such term in the Credit Agreement.

            "GUARANTOR" shall have the meaning given such term in the Credit Agreement.

            "LETTER OF CREDIT OBLIGATIONS" shall have the meaning given such term in the Credit Agreement.

            "LOAN DOCUMENTS" shall have the meaning given such term in the Credit Agreement.

            "OBLIGATIONS" shall have the meaning given such term in the Credit Agreement.

            "TERMINATION DATE" shall have the meaning given such term in the Credit Agreement.

10. EXPENSES; INDEMNIFICATION.

            Applicant agrees to reimburse GE Capital and its subcontractors, servicers and agents upon demand for and to indemnify and hold GE Capital harmless from and against all claims, liabilities, losses, costs and expenses ("Indemnified Liabilities") including attorneys' fees and disbursements, incurred or suffered by GE Capital and its subcontractors, servicers and agents in connection with this Agreement or any Credit. Such Indemnified Liabilities shall include, but not be limited to, all such Indemnified Liabilities incurred or suffered by GE Capital and its subcontractors, servicers and agents in connection with (a) GE Capital's exercise of any right or remedy granted to it hereunder or under the Loan Documents, (b) any claim and the prosecution or defense thereof arising out of or in any way connected with this Agreement including, without limitation, as a result of any act or omission by a Beneficiary, (c) the collection or enforcement of the Obligations, and (d) any of the events or circumstances referred to in paragraph 3(b) hereof, including any defense by GE Capital in an action in which Applicant obtains an injunction against presentation or honor of any Draft. None of GE Capital or any subcontractor, servicer or agent of GE Capital shall be liable to Applicant for any special, indirect, consequential or punitive damages arising with respect to any Credit. Applicant must in all instances mitigate damages claimed against GE Capital or any subcontractor, servicer or agent arising with respect to any Credit. If GE Capital honors a Draft or presentation under a Credit for which Applicant claims it is not obligated to reimburse GE Capital, Applicant shall nonetheless pay to GE Capital the amount paid by GE Capital, without prejudice to Applicant's claims against GE Capital to recover fees and costs paid by Applicant with respect to the honored presentation plus any direct damages resulting therefrom which Applicant is unable to avoid or reduce. Applicant's prevailing in an action based on forgery or fraud of the Beneficiary or other presenter does not relieve Applicant from its obligation to pay GE Capital's costs and expenses in contesting the entry or maintenance of injunctive relief.

11. LICENSES; INSURANCE.

            If any Credit assures payment for goods to be imported, the Applicant shall procure or cause the Beneficiaries of each Credit to procure promptly any necessary import and export or other licenses for import or export or shipping of any goods referred to in or pursuant to such Credit and to comply and to cause the Beneficiaries to comply with all foreign and domestic governmental regulations in regard to the shipment and warehousing of such goods or otherwise relating to or affecting such Credit, including governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as GE Capital may at any time require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be satisfactory to GE Capital, and to cause GE Capital's interest to be endorsed thereon, and to furnish GE Capital on demand with evidence thereof. Should the insurance upon said goods for any reason be unsatisfactory to GE Capital, GE Capital may, at its expense, obtain insurance satisfactory to it.

12. NO WAIVERS OF RIGHTS HEREUNDER; RIGHTS CUMULATIVE.

            No delay by GE Capital in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver or amendment of any provision of this Agreement shall be enforceable against GE Capital unless in writing and signed by an officer of GE Capital, and unless it expressly refers to the provision affected, any such waiver shall be limited solely to the specific event waived. All rights granted GE Capital hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to GE Capital under the Loan Documents or applicable law and nothing herein shall be construed as limiting any such other right.

13. CONTINUING AGREEMENT; TERMINATION.

            This Agreement shall continue in full force and effect until the Termination Date (subject to reinstatement, as provided in the Loan Documents).

14. PERFORMANCE STANDARDS.

            Notwithstanding any provision to the contrary herein, GE Capital reserves the right to decline (i) any request made by the Applicant for the issuance of a Credit or (ii) any instruction provided by the Applicant if, in its discretion, GE Capital determines that the issuance of such Credit or the carrying out of such instruction contravenes GE Capital's customary procedures or policy, ISP 98 or any applicable law, rule or regulation.

15. GOVERNING LAW; JURISDICTION; CERTAIN WAIVERS.

     (a) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, and with respect to all security interests granted in connection herewith, GE Capital shall have the rights and remedies of a secured party under applicable law, including but not limited to the Uniform Commercial Code of New York. This Agreement supplements the Loan Documents, including those provisions relating to Letter of Credit Obligations and, except as expressly provided herein to the contrary, this Agreement does not supersede the Loan Documents.

     (b) APPLICANT AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT SHALL BE LITIGATED ONLY IN COURTS LOCATED WITHIN THE STATE OF NEW YORK AND THAT SUCH COURTS ARE CONVENIENT FORUMS THEREFOR, AND APPLICANT SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS.

     (c) Applicant waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Applicant at its address last specified for notices hereunder, and service so made shall be deemed completed two (2) days after the same shall have been so mailed.

     (d) APPLICANT WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN IT AND GE CAPITAL WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

     (e) Each Credit and this Agreement shall be subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 ("ISP 98") and the same are incorporated herein by reference. Applicant is responsible for knowing applicable letter of credit law and practice, including ISP 98. Solely for purposes of interpreting the ISP 98's application to this Agreement and Credits issued hereunder, GE Capital shall be deemed to be a "bank" as such term is used in ISP 98. To the extent permitted by applicable law, this Agreement shall prevail in case of a conflict with applicable law or ISP 98, and ISP 98 shall prevail in case of a conflict with applicable law.

16. NOTICES.

            Any notice to GE Capital shall be effective only if in writing or by authenticated teletransmission acceptable to GE Capital, as applicable, directed to the attention of and received by GE Capital. Any notice to or demand on Applicant, or, if more than one Applicant executes this Agreement, the Agent Applicant, shall be binding on all Applicants and shall be effective when made to Applicant, or if more than one Applicant executes this Agreement, the Agent Applicant, by mail, telegraph, facsimile, telephone or otherwise, in the case of mailed, telegraphed or cabled notices, to the address appearing below such Applicant's signature or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this paragraph, and in the case of telephonic or facsimile notices, to the telephone number of such Applicant appearing below Applicant's signature. Any requirements under applicable law of reasonable notice by GE Capital to Applicant of any event shall be met if notice is given to Applicant or Agent Applicant, as the case may be, in the manner prescribed above at least two days before (a) the date of such event or (b) the date after which such event will occur.

17. APPLICANT STATUS.

            The person identified in this Agreement as Applicant represents and warrants, except as otherwise provided in this Agreement, that:

     (a) it acts for itself and for no other person in requesting issuance of each Credit for its account;

     (b) it may be identified in each Credit as the "applicant," "account party" or "customer" at whose request and on whose instruction and for those account the Credit is issued;

     (c) it alone (acting through its officers) may authorize GE Capital to issue, amend, pay, or otherwise act under any Credit; and

     (d) it alone has standing to enforce this Agreement or otherwise to assert the rights and remedies of an applicant, including without limitation, to sue for any injunction against honor of any Credit.

18. GENERAL.

     (a) If this Agreement is executed by two or more Applicants, they shall be jointly and severally liable hereunder, and all provisions hereof regarding the Collateral shall apply to the Obligations and Collateral of any or all of them.

     (b) This Agreement shall be binding upon the heirs, executors, administrators, assigns and successors of each of the Applicant(s) and shall inure to the benefit of and be enforceable by GE Capital and its respective successors, transferees and assigns.

     (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     (d) This Agreement shall be deemed to be a "Loan Document" for all purposes under the Credit Agreement.

     (e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Date:

NAME OF APPLICANT:

                                         GENERAL ELECTRIC CAPITAL CORPORATION
------------------------------------

By:                                      By:
    --------------------------------         ----------------------------------
    Name:                                    Name:
         ---------------------------              -----------------------------
    Title:                                   Title:
          --------------------------                ---------------------------


Address of Applicant:

------------------------------------

------------------------------------

------------------------------------

Fax No.:
         ---------------------------

                            JOINT SIGNATURE AGREEMENT

            In consideration of your establishment from time to time of a Credit substantially as applied for herein, it is further agreed that this Agreement shall be the joint and several agreement of the undersigned and all property referred to in this Agreement as belonging to Applicant shall be understood to refer to the joint property of any or all of the several Applicants as well as to the individual property of each of them. The happening of any Event of Default as specified in paragraph 6 of this Agreement with respect to any Applicant shall mature the obligations of all Applicants. A demand made on any Applicant pursuant to paragraph 1 of this Agreement shall fix the exchange rate as to all Applicants.

            It is agreed that [ ] shall appear in [each] Credit as Account Party and that [ ] ("AGENT APPLICANT") has the exclusive right to issue all instructions on any and all matters relating to such Credit, including, without limitation, instructions as to disposition of documents and any unutilized funds, and waivers of discrepancies, and to agree with you upon any amendments, modifications, extensions, renewals, or increases in such Credit or any other matter.


-----------------------------------      --------------------------------------
JOINT APPLICANT                          JOINT APPLICANT



By:                                      By:
   --------------------------------         -----------------------------------
   Authorized Signature                     Authorized Signature

Address of Joint Applicant               Address of Joint Applicant

-----------------------------------      --------------------------------------

-----------------------------------      --------------------------------------

                  AUTHORIZATION AND AGREEMENT OF ACCOUNT PARTY

Gentlemen:

      We hereby join the request of Applicant to issue from time to time the Credits, described on page 1 with our name appearing as Account Party.

      In consideration of your issuing each Credit in this form it is agreed that Applicant has the exclusive right to issue all instructions on any and all matters relating to such Credits including, without limitation, instructions as to disposition of documents and any unutilized funds, and waivers of discrepancies, and to agree with you upon any amendments, modifications, extensions, renewals, or increases in each Credit or any other matters irrespective of whether the same may now or hereafter affect our rights or those of our successors or assigns.


                                    -------------------------------------------
                                    Account Party


                                    By:
                                        ---------------------------------------
                                    Authorized Signature


                                    Address of Account Party:

                                    -------------------------------------------

                                    -------------------------------------------

                                    (SAMPLE)

                                     ANNEX I

      The Applicant agrees to pay the following fees with respect to the
Credits:

I. ISSUANCE:

-Upon issuance thereof, the greater of (a) _____BP (the range is 20-30BP +) PA of the amount of the Credit or (b) $150.00

Plus:

- (c) Issuance Fee $150.

II. AMENDMENT:

-Upon any amendment which increases the amount thereof, the greater of (d)____BP PA (same BP charge as the issuance) of such increased amount or (e) $150.00

-Amendments changing a condition of the SBLC (f) $125.00

III. EVERGREEN RENEWAL:

- (g) Issuance fee (a)  plus $150.

IV. DOCUMENT EXAMINATION:

- (h) $250

                         EXHIBIT F-1 TO CREDIT AGREEMENT

                          RESTRICTED ACCOUNT AGREEMENT

This RESTRICTED ACCOUNT AGREEMENT (this "AGREEMENT") dated as of the date specified at the end of this Agreement is entered into among GOLFSMITH INTERNATIONAL. L.P. ("CUSTOMER"), GENERAL ELECTRIC CAPITAL CORPORATION ("SENIOR SECURED PARTY"), U.S. BANK TRUST NATIONAL ASSOCIATION, as collateral agent (in such capacity, "JUNIOR SECURED PARTY" and, together with Senior Secured Party, "SECURED PARTIES") for the Trustee and the Noteholders (in each case, as defined in the Intercreditor Agreement referred to below) and the [branch of the] Wells Fargo Bank, National Association identified in the signature block at the end of this Agreement ("WELLS FARGO"), and sets forth the rights of Secured Parties and the obligations of Wells Fargo with respect to the deposit account of Customer at Wells Fargo identified as the Restricted Account at the end of this Agreement (the "RESTRICTED ACCOUNT").

1. SECURED PARTIES' INTEREST IN RESTRICTED ACCOUNT. Each Secured Party represents that it is either (i) a lender or noteholder who has extended credit to Customer or an affiliate thereof the payment of whose debt Customer has guaranteed and has been granted a security interest in the Restricted Account or
(ii) an agent for a group of such lenders or noteholders (the "LENDERS"). Customer hereby confirms, and Wells Fargo hereby acknowledges, the security interest granted by Customer to each Secured Party in all of Customer's right, title and interest in and to the Restricted Account and all sums now or hereafter on deposit in or payable or withdrawable from the Restricted Account or any successor or replacement account (the "ACCOUNT Funds"). Except as specifically provided otherwise in this Agreement, Customer has given each Secured Party complete control over the Account Funds. Each Secured Party hereby appoints Wells Fargo as agent for such Secured Party only for the purpose of perfecting the security interest of Secured Party in the Account Funds while they are in the Restricted Account. Customer hereby instructs Wells Fargo to indicate on its records for the Restricted Account that each Secured Party has a security interest in the Restricted Account. Wells Fargo agrees to do this. Customer and each Secured Party would like to use the service of Wells Fargo described in this Agreement (the "SERVICE") to further the arrangements among Secured Parties and Customer regarding the Account Funds.

2. ACCESS TO RESTRICTED ACCOUNT. Wells Fargo agrees to comply with instructions originated by Controlling Secured Party directing disposition of Account Funds without further consent by Customer or other Secured Party. Wells Fargo may comply with instructions (a "BLOCKAGE NOTICE") directing the disposition of Account Funds originated by Customer until such time as Controlling Secured Party delivers a notice to Wells Fargo to the effect that Controlling Secured Party is thereby exercising exclusive control over the Restricted Account and from and after receipt by Wells Fargo of a Blockage Notice (and until Wells Fargo receives from Controlling Secured Party a written withdrawal of such Blockage Notice), none of Customer, any person acting through or under Customer or other Secured Party shall have any access to the Restricted Account and Wells Fargo shall not comply with any instructions originated by Customer, any such person or other Secured Party directing disposition of Account Funds. Wells Fargo has not agreed and will not agree with any person other than Secured Parties to comply with instructions or other directions concerning the Restricted Account or the disposition of Account Funds originated by such person without the prior written consent in each instance of Secured Parties and Customer. As used herein, the term (i) "CONTROLLING SECURED PARTY" shall mean
(x) Senior Secured Party until Senior Secured Party has given written notice to Wells Fargo

(with a copy of the same to Junior Secured Party and Customer of the Discharge of Senior Lender Claims (as defined in the Intercreditor Agreement, dated as of October 15, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), among, inter alia, Customer and Secured Parties) and (y) thereafter, Junior Secured Party and (ii) "OTHER SECURED PARTY" shall (x) mean for so long as the Controlling Secured Party is Senior Secured Party, Junior Secured Party and (y) for so long as Controlling Secured Party is Junior Secured Party, not refer to any person.

3. BALANCE REPORTS. Wells Fargo agrees, at the telephone request of Secured Party on any Business Day (a day on which Wells Fargo is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday) to make available to such Secured Party a report (the "BALANCE REPORT") showing the opening available balance in the Restricted Account as of the beginning of that Business Day, either on-line (over the internet) or by facsimile transmission, at Bank's option. Customer expressly consents to this transmission of information. Each Secured Party and Customer understand and agree that the opening available balance in the Restricted Account at the beginning of any Business Day will be determined after deducting from the Restricted Account the face amount ("RETURNED ITEM AMOUNT") of all checks, automated clearing house entries, and other items credited to the Restricted Account and then returned unpaid on the immediately preceding Business Day for any reason ("RETURNED ITEM"). Customer will be informed of the balances in the Restricted Account by the means arranged between Wells Fargo and Customer.

4. TRANSFERS TO CONTROLLING SECURED PARTY. Wells Fargo agrees that, from and after receipt of a Blockage Notice, on each Business Day it will transfer to the Controlling Secured Party's account specified at the end of this Agreement with the bank specified at the end of this Agreement (the "CONTROLLING SECURED PARTY ACCOUNT") the full amount of the opening available balance in the Restricted Account at the beginning of such Business Day, or such other partial amount thereof if so directed in writing by Controlling Secured Party. Wells Fargo will use the Fedwire system to make such transfers unless for any reason the Fedwire system is unavailable, in which case Wells Fargo will determine the funds transfer system to be used in making each funds transfer and the means by which each transfer will be made. Except for changes to the Controlling Secured Party Account or the frequency with which funds are transferred out of the Restricted Account to the Controlling Secured Party Account, which changes each of Customer and other Secured Party agrees may be made by the Controlling Secured Party alone in any writing sent to Wells Fargo, changes to the transfer instructions in this Agreement can only be made by each Secured Party, Customer and Wells Fargo signing a new agreement or an amendment to this Agreement.

5. DELAYS IN MAKING FUNDS TRANSFERS. Each Secured Party and Customer understand that a funds transfer may be delayed or not made if (a) the transfer would cause Wells Fargo to exceed any limitation on its intra-day net funds position established in accordance with Federal Reserve or other regulatory guidelines or to violate any other Federal Reserve or other regulatory risk control program, or (b) the funds transfer would otherwise cause Wells Fargo to violate any applicable law or regulation. If a funds transfer cannot be made or will be delayed, Wells Fargo will attempt to notify Controlling Secured Party by telephone.

6. RELIANCE ON ACCOUNT NUMBER OF WIRE TRANSFER BENEFICIARY. If Controlling Secured Party indicates a name and an identifying number for the bank of the person or entity to receive funds transfers out of the Restricted Account, Controlling Secured Party and Customer understand that Wells Fargo will rely on the number Controlling Secured Party indicates even if that number identifies a bank different from the bank Controlling Secured Party named. If Controlling Secured Party indicates a name and an account number for the person or entity to receive funds transfers out of the Restricted Account, Controlling Secured Party and Customer understand that the bank of that person or entity may rely on the account number Controlling Secured Party indicates even if that account number is not the account number for the person or entity who is to receive the transfers.

7. REPORTING ERRORS IN TRANSFERS. If Controlling Secured Party or Customer learns of any error in a funds transfer or any unauthorized funds transfer, then the party learning of such error or unauthorized transfer (the "INFORMED PARTY") must notify Wells Fargo as soon as possible by telephone at (800) AT-WELLS (which is a recorded line), and provide written confirmation to Wells Fargo of such telephonic notice within two Business Days at the address given for Wells Fargo on the signature page of this Agreement. In no case may such notice to Wells Fargo by an Informed Party be made more than fourteen (14) calendar days after Wells Fargo's first confirmation of a funds transfer to such Informed Party. If a funds transfer is made in error and Wells Fargo suffers a loss because Controlling Secured Party or Customer breached its agreement to notify Wells Fargo of such error within this fourteen (14) calendar day period, then the party or parties which breached this agreement shall be obligated to reimburse Wells Fargo for such loss promptly upon demand by Wells Fargo; provided, however, that in the event both Controlling Secured Party and Customer breach this notification requirement, Controlling Secured Party shall not be obligated to reimburse Wells Fargo for such loss unless Customer fails to satisfy Wells Fargo's demand for such reimbursement within fifteen (15) calendar days after such demand is made on Customer.

8. RETURNED ITEM AMOUNTS. Controlling Secured Party and Customer understand and agree that the Returned Item Amount of each Returned Item will be paid by Wells Fargo debiting the Restricted Account, without notice to either Secured Party or Customer, on the Business Day that each Returned Item is received. Customer agrees to pay the Returned Item Amounts immediately on demand, without setoff or counterclaim, to the extent there are not sufficient funds in the Restricted Account to cover such Returned Item Amounts on the day they are to be debited to the Restricted Account. Controlling Secured Party agrees to pay the Returned Item Amounts within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent the Returned Item Amounts are not paid in full by Customer within fifteen (15) calendar days after demand on Customer by Wells Fargo, and to the extent Controlling Secured Party received proceeds from the corresponding Returned Item(s).

9. WELLS FARGO FEES. Customer agrees to pay all Wells Fargo's fees and charges for the maintenance and administration of the Restricted Account and for the cash management and other account services provided with respect to the Restricted Account (collectively "WELLS FARGO FEES"), including, but not limited to, the fees for (a) the Balance Reports provided on the Restricted Account, (b) the wire transfer services provided with respect to the Restricted Account, (c) Returned Items, (d) funds advanced to cover overdrafts in the Restricted Account (but without Wells Fargo being in any way obligated to make any such advances), and (e) duplicate bank statements on the Restricted Account. The Wells Fargo Fees will be paid by Wells Fargo debiting the Restricted Account. All such debits will be made on the Business Day that the Wells Fargo Fees are due without notice to either Secured Party or Customer. If there are not sufficient funds in the Restricted Account to cover fully the Wells Fargo Fees on the Business Day they are debited from the Restricted Account such shortfall or the amount of such Wells Fargo Fees will be paid by Customer sending Wells Fargo a check in the amount of such shortfall or such Wells Fargo Fees, without setoff or counterclaim, within fifteen (15) calendar days after demand of Wells Fargo. Wells Fargo may, in its discretion, change the Wells Fargo Fees upon thirty (30) calendar days prior written notice to Customer and each Secured Party.

10. ACCOUNT DOCUMENTATION. Each Secured Party and Customer agree that, except as specifically provided in this Agreement, the Restricted Account will be subject to, and Wells Fargo's operation of the Restricted Account will be in accordance with, the terms and provisions of Wells Fargo's separate deposit account agreement governing the Restricted Account ("ACCOUNT AGREEMENT"), a copy of which Customer and each Secured Party acknowledge having received.

11. SUPPORT SERVICES FOR WELLS FARGO. Customer and each Secured Party understand that some bank affiliates of Wells Fargo may provide support services in connection with the services to be provided by Wells Fargo under this Agreement. Customer and each Secured Party agree to, and authorize, the performance of such support services by such bank affiliates.

12. BANK STATEMENTS. Wells Fargo will, if such address is so indicated on the signature page of this Agreement, send to each Secured Party by United States mail, at the address indicated for such Secured Party after its signature to this Agreement, duplicate copies of all bank statements on the Restricted Account which are sent to Customer. Customer will have thirty (30) calendar days after its receipt of a bank statement and each Secured Party will have thirty
(30) calendar days after its receipt of a bank statement to notify Wells Fargo of an error in such statement, unless within such thirty (30) calendar days either Customer or such Secured Party learns that any such other party has notified Wells Fargo of such error. Wells Fargo's liability for such errors is limited as provided in Section 19 of this Agreement.

13. WAIVER OF SETOFF RIGHTS. Wells Fargo hereby waives any right it may now or hereafter have from time to time to apply any Account Funds against the payment of any indebtedness from time to time owing to Wells Fargo from Customer, except for debits to the Restricted Account permitted under this Agreement for the payment of Returned Item Amounts and Wells Fargo Fees.

14. BANKRUPTCY NOTICE. If Wells Fargo at any time receives notice of the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Customer (a "BANKRUPTCY NOTICE"), Wells Fargo will notify the other parties to this Agreement, other than Customer. In such circumstances Wells Fargo agrees to continue to comply with its obligations under this Agreement, except to the extent that any action required of Wells Fargo under this Agreement is prohibited under applicable bankruptcy laws or regulations or is stayed pursuant to the automatic stay imposed under the United States Bankruptcy Code or by order of any court or agency having jurisdiction over Customer or the Restricted Account.

15. CLAIMS, LEGAL PROCESS AND NOTICES. If Wells Fargo receives any claim, notice, legal process or court order relating to the Account Funds or the Restricted Account, Wells Fargo will notify each Secured Party and Customer of such receipt, unless Wells Fargo knows that such Secured Party, with respect to so notifying such Secured Party, or Customer, with respect to so notifying Customer, is already aware of such claim, notice, legal process or court order. Each Secured Party and Customer understand and agree that Wells Fargo will comply with any such legal process, legal notice or court order it receives if Wells Fargo determines in its sole discretion that such legal process, legal notice or court order is legally binding on it. If any claim or notice received by Wells Fargo is not legally binding on it, as determined in its sole discretion, Controlling Secured Party agrees to instruct Wells Fargo promptly by telephone, confirmed in writing, to comply or not comply with such claim or notice and Wells Fargo agrees to comply with such instructions if (a) such instructions are given promptly after Controlling Secured Party is notified of such claim or notice and (b) such instructions do not require Wells Fargo to violate any applicable law, regulation or court order. Each of Customer and other Secured Party hereby irrevocably agrees that Wells Fargo is to follow such instructions of Controlling Secured Party with respect to any such non-binding claim or notice even if such claim or notice is from Customer or other Secured Party. If Wells Fargo does not receive prompt instructions from Secured Party regarding compliance or non-compliance with any such non-binding claim or notice, Secured Party and Customer agree that Wells Fargo will not comply with such claim or notice.

16. INDEMNIFICATION FOR FOLLOWING INSTRUCTIONS. Each Secured Party and Customer each agree that, notwithstanding any other provision of this Agreement, Wells Fargo will not be liable to either Secured Party or Customer for any losses, liabilities, damages, claims (including, but not limited to, third party claims), demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys' fees, (collectively, "LOSSES AND LIABILITIES") suffered or incurred by such Secured Party or Customer as a result of or in connection with, (a) Wells Fargo complying with any binding legal process, legal notice or court order referred to in Section 15 of this Agreement, (b) Wells Fargo following any instruction of Controlling Secured Party to comply or not comply with any non-binding claim or notice referred to in Section 15, (c) if no such instruction from Controlling Secured Party is promptly received, Wells Fargo not complying with any such non-binding claim or notice, (d) Wells Fargo following any other instruction or request of Controlling Secured Party, or (e) Wells Fargo complying with its obligations under this Agreement. Further, Customer will indemnify Wells Fargo against any Losses and Liabilities Wells Fargo may suffer or incur as a result of or in connection with any of the circumstances referred to in subsections (a) through
(e) in the preceding sentence.

17. NO REPRESENTATIONS OR WARRANTIES OF WELLS FARGO. Wells Fargo agrees to perform its obligations under this Agreement in a manner consistent with the quality provided when Wells Fargo performs similar services for its own account. However, Wells Fargo cannot be responsible for the errors, acts or omissions of others, such as communications carriers, correspondents or clearinghouses through which Wells Fargo may perform its obligations under this Agreement or receive or transmit information in performing its obligations under this Agreement. Each Secured Party and the Customer also understand that Wells Fargo cannot be responsible for any loss, liability or delay caused by wars, failures in communications networks, labor disputes, legal constraints, fires, power surges or failures, earthquakes, civil disturbances or other events beyond Wells Fargo's control. WELLS FARGO MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICE IT IS TO PERFORM UNDER THIS AGREEMENT OTHER THAN THOSE EXPRESSLY SPECIFIED IN THIS AGREEMENT.

18. LIMITATION OF LIABILITY. In the event that either Secured Party, the Customer or Wells Fargo suffers or incurs any Losses and Liabilities as a result of, or in connection with, its or any other party's performance or failure to perform its obligations under this Agreement, the affected parties shall negotiate in good faith in an effort to reach a mutually satisfactory allocation of such Losses and Liabilities, it being understood that Wells Fargo will not be responsible for any Losses and Liabilities due to any cause other than its own negligence, willful misconduct or breach of this Agreement, in which case its liability to each Secured Party and Customer shall, unless otherwise provided by any law which cannot be varied by contract, be limited to direct money damages in an amount not to exceed ten (10) times all the Wells Fargo Fees charged or incurred during the calendar month immediately preceding the calendar month in which such Losses and Liabilities occurred (or, if no Wells Fargo Fees were charged or incurred in the preceding month, the Wells Fargo Fees charged or incurred in the month in which the Losses and Liabilities occurred). Customer will indemnify Wells Fargo against all Losses and Liabilities suffered or incurred by Wells Fargo as a result of third party claims; provided, however, that to the extent such Losses and Liabilities are directly caused by Wells Fargo's negligence or breach of this Agreement such indemnity will only apply to those Losses and Liabilities which exceed the liability limitation specified in the preceding sentence. The limitation of Wells Fargo's liability and the indemnification by Customer set out above will not be applicable to the extent any Losses and Liabilities of any party to this Agreement are directly caused by Wells Fargo's gross negligence or willful misconduct. IN NO EVENT WILL WELLS FARGO BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO WELLS

FARGO AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION, INCLUDING, BUT NOT LIMITED TO, ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH. Any action against Wells Fargo by Customer or either Secured Party under or related to this Agreement must be brought within twelve months after the cause of action accrues.

19. TERMINATION. This Agreement and the Service may be terminated by Controlling Secured Party or Wells Fargo at any time by either of them giving thirty (30) calendar days prior written notice of such termination to the other parties to this Agreement at their contact addresses specified after their signatures to this Agreement; provided, however, that this Agreement and the Service may be terminated (a) immediately upon written notice from Wells Fargo to Customer and each Secured Party should Controlling Secured Party fail to make any payment when due to Wells Fargo from Controlling Secured Party under the terms of this Agreement, and (b) ten (10) calendar days after each Secured Party and Customer receive written notice of such termination from Wells Fargo if Customer fails to pay any Wells Fargo Fees as provided in this Agreement; provided, further, however, that such termination will not occur if either Secured Party pays, within such ten (10) calendar days (but without either Secured Party being obligated to make such payment) all such unpaid fees up to the date the notice of termination was sent. Each Secured Party and Customer agree that the Restricted Account may be closed as provided in the Account Agreement. Customer's and each Secured Party's obligations, as provided in this Agreement, to report errors in funds transfers and bank statements and to pay the Wells Fargo Fees, as well as the indemnifications made, and the limitations on the liability of Well Fargo accepted, by Customer and such Secured Party under this Agreement will continue after the termination of this Agreement and/or the closure of the Restricted Account with respect to all the circumstances to which they are applicable existing or occurring before such termination or closure, and any liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such termination or closure will also survive such termination or closure; provided, however, that Customer's obligations of indemnity and reimbursement hereunder will end forty-five (45) calendar days after such termination and/or closure, except with respect to written claims made to such Secured Party prior to expiration of such forty-five (45) day period. Upon any termination of this Agreement and the Service or closure of the Restricted Account all collected balances in the Restricted Account on the date of such termination or closure will be transferred to Controlling Secured Party as requested by Controlling Secured Party in writing to Wells Fargo without further consent by Customer or other Secured Party.

20. MODIFICATIONS, AMENDMENTS, AND WAIVERS. This Agreement may not be modified or amended, or any provision thereof waived, except in a writing signed by all the parties to this Agreement; provided, however, that the Wells Fargo Fees may be changed after thirty (30) calendar days prior written notice to Customer and each Secured Party.

21. NOTICES. All notices from one party to another shall be in writing, or be made by a telecommunications device capable of creating a written record, shall be delivered to Customer, each/either Secured Party and/or Wells Fargo at their respective contact addresses specified after their respective signatures to this Agreement, or any other address of any party notified to each of the other parties in writing, and shall be effective upon receipt. Any notice sent by one party to this Agreement to another party shall also be sent to each other party to this Agreement, except to the extent specifically contemplated in the first sentence of Section 14 of this Agreement. Wells Fargo is authorized by Customer and each Secured Party to act on any instructions or notices received by Wells Fargo if (a) such instructions or notices purport to be made in the name of such Secured Party, (b) Wells Fargo reasonably believes that they are so made, and
(c) they do not conflict with the terms of this Agreement as such terms may be amended from time to time, unless such conflicting instructions or notices are supported by a court order.

22. SUCCESSORS AND ASSIGNS. Neither Customer nor either Secured Party may assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Wells Fargo, which consent will not be unreasonably withheld. Wells Fargo may not assign its rights or obligations under this Agreement to any person or entity without the prior written consent of each Secured Party, which consent will not be unreasonably withheld; provided, however, that no such consent will be required if the assignee is a bank affiliate of Wells Fargo, that affirms its obligations hereunder in writing to each Secured Party and Customer.

23. GOVERNING LAW. Customer and each Secured Party understand that Wells Fargo's provision of the Service under this Agreement is subject to federal laws and regulations. To the extent that such federal laws and regulations are not applicable, the rights and obligations of all the parties to this Agreement under this Agreement shall be governed by and be construed in accordance with the laws of the state in which the office of Wells Fargo that maintains the Restricted Account is located, without regard to conflicts of law principles.

24. SEVERABILITY. To the extent that this Agreement or the Service to be provided under this Agreement are inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, they will be deemed ineffective only to the extent of such prohibition or unenforceability and be deemed modified and applied in a manner consistent with such law or regulation. Any provision of this Agreement which is deemed unenforceable or invalid in any jurisdiction shall not effect the enforceability or validity of the remaining provisions of this Agreement or the same provision in any other jurisdiction.

25. USURY. It is never the intention of Wells Fargo to violate any applicable usury or interest rate laws. Wells Fargo does not agree to, or intend to contract for, charge, collect, take, reserve or receive (collectively, "charge or collect") any amount in the nature of interest or in the nature of a fee, penalty or other charge which would in any way or event cause Wells Fargo to charge or collect more than the maximum Wells Fargo would be permitted to charge or collect by any applicable federal or state law. Any such excess interest or unauthorized fee shall, notwithstanding anything stated to the contrary in this Agreement, be applied first to reduce the amount owed, if any, and then any excess amounts will be refunded.

26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

27. ENTIRE AGREEMENT. This Agreement, together with the Account Agreement, contains the entire and only agreement among all the parties to this Agreement and between Wells Fargo and Customer and Wells Fargo and each Secured Party with respect to (a) the Service, (b) the interest of such Secured Party and the Lenders in the Account Funds and the Restricted Account, and (c) Wells Fargo's obligations to such Secured Party and the Lenders in connection with the Account Funds and the Restricted Account.

     This Agreement has been signed by the duly authorized officers or representatives of Customer, each Secured Party and Wells Fargo on the date specified below.

                                          DATE: OCTOBER __, 2002

RESTRICTED ACCOUNT NUMBER:
                           -----------------------------

SENIOR SECURED PARTY ACCOUNT NUMBER:
                                      -----------------------------

BANK OF SENIOR SECURED PARTY ACCOUNT:
                                      -----------------------------

JUNIOR SECURED PARTY ACCOUNT NUMBER:
                                      -----------------------------

BANK OF JUNIOR SECURED PARTY ACCOUNT:
                                      -----------------------------

   X     EACH SECURED PARTY IS TO BE SENT DUPLICATE BANK STATEMENTS
--------





WELLS FARGO BANK, NATIONAL ASSOCIATION


By:
    --------------------------------------

    Name:
           -------------------------------

    Title:
            ------------------------------

ADDRESS FOR ALL NOTICES:

------------------------------------------

------------------------------------------



GOLFSMITH INTERNATIONAL, L.P.,
as Customer

By:
    --------------------------------------

    Name:
           -------------------------------

    Title:
            ------------------------------

ADDRESS FOR ALL NOTICES:

------------------------------------------

------------------------------------------

GENERAL ELECTRIC CAPITAL CORPORATION,
as Senior Secured Party

By:
    --------------------------------------

    Name:
           -------------------------------

    Title:
            ------------------------------

ADDRESS FOR ALL NOTICES:

------------------------------------------

------------------------------------------



U.S. BANK TRUST NATIONAL ASSOCIATION,
as Junior Secured Party

By:
    --------------------------------------

    Name:
           -------------------------------

    Title:
            ------------------------------

ADDRESS FOR ALL NOTICES:

------------------------------------------

------------------------------------------

                         EXHIBIT F-2 TO CREDIT AGREEMENT

                          RESTRICTED ACCOUNT AGREEMENT

This RESTRICTED ACCOUNT AGREEMENT (this "AGREEMENT") dated as of the date specified at the end of this Agreement is entered into among [RELEVANT GOLFSMITH CREDIT PARTY] ("CUSTOMER"), GENERAL ELECTRIC CAPITAL CORPORATION ("SENIOR SECURED PARTY"), U.S. BANK TRUST NATIONAL ASSOCIATION, as collateral agent (in such capacity, "JUNIOR SECURED PARTY" and, together with Senior Secured Party, "SECURED PARTIES") for the Trustee and the Noteholders (in each case, as defined in the Intercreditor Agreement referred to below) and the [branch of the] Wells Fargo Bank, National Association identified in the signature block at the end of this Agreement ("WELLS FARGO"), and sets forth the rights of Secured Parties and the obligations of Wells Fargo with respect to the deposit account of Customer at Wells Fargo identified as the Restricted Account at the end of this Agreement (the "RESTRICTED ACCOUNT").

1. SECURED PARTIES' INTEREST IN RESTRICTED ACCOUNT. Each Secured Party represents that it is either (i) a lender or noteholder who has extended credit to Customer or an affiliate thereof the payment of whose debt Customer has guaranteed and has been granted a security interest in the Restricted Account or
(ii) an agent for a group of such lenders or noteholders (the "LENDERS"). Customer hereby confirms, and Wells Fargo hereby acknowledges, the security interest granted by Customer to each Secured Party in all of Customer's right, title and interest in and to the Restricted Account and all sums now or hereafter on deposit in or payable or withdrawable from the Restricted Account or any successor or replacement account (the "ACCOUNT Funds"). Except as specifically provided otherwise in this Agreement, Customer has given each Secured Party complete control over the Account Funds. Each Secured Party hereby appoints Wells Fargo as agent for such Secured Party only for the purpose of perfecting the security interest of Secured Party in the Account Funds while they are in the Restricted Account. Customer hereby instructs Wells Fargo to indicate on its records for the Restricted Account that each Secured Party has a security interest in the Restricted Account. Wells Fargo agrees to do this. Customer and each Secured Party would like to use the service of Wells Fargo described in this Agreement (the "SERVICE") to further the arrangements among Secured Parties and Customer regarding the Account Funds.

2. ACCESS TO RESTRICTED ACCOUNT. Wells Fargo agrees to comply with instructions originated by Controlling Secured Party directing disposition of Account Funds without further consent by Customer or other Secured Party. Customer agrees that it will not be able to withdraw money from the Restricted Account, that it will not have access to the Restricted Account or any Account Funds, and that Controlling Secured Party will have exclusive access to the Account Funds and the Restricted Account, except as specifically provided in this Agreement or as specifically agreed by Controlling Secured Party in writing. As used herein, the term (i) "CONTROLLING SECURED PARTY" shall mean (x) Senior Secured Party until Senior Secured Party has given written notice to Wells Fargo (with a copy of the same to Junior Secured Party and Customer of the Discharge of Senior Lender Claims (as defined in the Intercreditor Agreement, dated as of October 15, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), among, inter alia, Customer and Secured Parties) and (y) thereafter, Junior Secured Party and (ii) "OTHER SECURED PARTY" shall mean for so long as Controlling Secured Party is Senior Secured Party, Junior Secured Party and (y) for so long as Controlling Secured Party is Junior Secured Party, not refer to any person.

3. BALANCE REPORTS. Wells Fargo agrees, at the telephone request of Secured Party on any Business Day (a day on which Wells Fargo is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday) to make available to such Secured Party a report (the "BALANCE Report") showing the opening available balance in the Restricted Account as of the beginning of that Business Day, either on-line (over the internet) or by facsimile transmission, at Bank's option. Customer expressly consents to this transmission of information. Each Secured Party and Customer understand and agree that the opening available balance in the Restricted Account at the beginning of any Business Day will be determined after deducting from the Restricted Account the face amount ("RETURNED ITEM AMOUNT") of all checks, automated clearing house entries, and other items credited to the Restricted Account and then returned unpaid on the immediately preceding Business Day for any reason ("RETURNED ITEM"). Customer will be informed of the balances in the Restricted Account by the means arranged between Wells Fargo and Customer.

4. TRANSFERS TO CONTROLLING SECURED PARTY. Wells Fargo agrees that, from and after receipt of a Blockage Notice, on each Business Day it will transfer to the Controlling Secured Party's account specified at the end of this Agreement with the bank specified at the end of this Agreement (the "CONTROLLING SECURED PARTY ACCOUNT") the full amount of the opening available balance in the Restricted Account at the beginning of such Business Day, or such other partial amount thereof if so directed in writing by Controlling Secured Party. Wells Fargo will use the Fedwire system to make such transfers unless for any reason the Fedwire system is unavailable, in which case Wells Fargo will determine the funds transfer system to be used in making each funds transfer and the means by which each transfer will be made. Except for changes to the Controlling Secured Party Account or the frequency with which funds are transferred out of the Restricted Account to the Controlling Secured Party Account, which changes each of Customer and other Secured Party agrees may be made by the Controlling Secured Party alone in any writing sent to Wells Fargo, changes to the transfer instructions in this Agreement can only be made by each Secured Party, Customer and Wells Fargo signing a new agreement or an amendment to this Agreement.

5. DELAYS IN MAKING FUNDS TRANSFERS. Each Secured Party and Customer understand that a funds transfer may be delayed or not made if (a) the transfer would cause Wells Fargo to exceed any limitation on its intra-day net funds position established in accordance with Federal Reserve or other regulatory guidelines or to violate any other Federal Reserve or other regulatory risk control program, or (b) the funds transfer would otherwise cause Wells Fargo to violate any applicable law or regulation. If a funds transfer cannot be made or will be delayed, Wells Fargo will attempt to notify Controlling Secured Party by telephone.

6. RELIANCE ON ACCOUNT NUMBER OF WIRE TRANSFER BENEFICIARY. If Controlling Secured Party indicates a name and an identifying number for the bank of the person or entity to receive funds transfers out of the Restricted Account, Controlling Secured Party and Customer understand that Wells Fargo will rely on the number Controlling Secured Party indicates even if that number identifies a bank different from the bank Controlling Secured Party named. If Controlling Secured Party indicates a name and an account number for the person or entity to receive funds transfers out of the Restricted Account, Controlling Secured Party and Customer understand that the bank of that person or entity may rely on the account number Controlling Secured Party indicates even if that account number is not the account number for the person or entity who is to receive the transfers.

7. REPORTING ERRORS IN TRANSFERS. If Controlling Secured Party or Customer learns of any error in a funds transfer or any unauthorized funds transfer, then the party learning of such error or unauthorized transfer (the "INFORMED PARTY") must notify Wells Fargo as soon as possible by telephone at (800) AT-WELLS (which is a recorded line), and provide written confirmation to Wells Fargo of such telephonic notice within two Business Days at the address given for Wells Fargo on the signature page of this Agreement. In no case may such notice to Wells Fargo by an Informed Party be made more than fourteen (14) calendar days after Wells Fargo's first confirmation of a funds transfer to such Informed Party. If a funds transfer is made in error and Wells Fargo suffers a loss because Controlling Secured Party or Customer breached its agreement to notify Wells Fargo of such error within this fourteen (14) calendar day period, then the party or parties which breached this agreement shall be obligated to reimburse Wells Fargo for such loss promptly upon demand by Wells Fargo; provided, however, that in the event both Controlling Secured Party and Customer breach this notification requirement, Controlling Secured Party shall not be obligated to reimburse Wells Fargo for such loss unless Customer fails to satisfy Wells Fargo's demand for such reimbursement within fifteen (15) calendar days after such demand is made on Customer.

8. RETURNED ITEM AMOUNTS. Controlling Secured Party and Customer understand and agree that the Returned Item Amount of each Returned Item will be paid by Wells Fargo debiting the Restricted Account, without notice to either Secured Party or Customer, on the Business Day that each Returned Item is received. Customer agrees to pay the Returned Item Amounts immediately on demand, without setoff or counterclaim, to the extent there are not sufficient funds in the Restricted Account to cover such Returned Item Amounts on the day they are to be debited to the Restricted Account. Controlling Secured Party agrees to pay the Returned Item Amounts within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent the Returned Item Amounts are not paid in full by Customer within fifteen (15) calendar days after demand on Customer by Wells Fargo, and to the extent Controlling Secured Party received proceeds from the corresponding Returned Item(s).

9. WELLS FARGO FEES. Customer agrees to pay all Wells Fargo's fees and charges for the maintenance and administration of the Restricted Account and for the cash management and other account services provided with respect to the Restricted Account (collectively "WELLS FARGO FEES"), including, but not limited to, the fees for (a) the Balance Reports provided on the Restricted Account, (b) the wire transfer services provided with respect to the Restricted Account, (c) Returned Items, (d) funds advanced to cover overdrafts in the Restricted Account (but without Wells Fargo being in any way obligated to make any such advances), and (e) duplicate bank statements on the Restricted Account. The Wells Fargo Fees will be paid by Wells Fargo debiting the Restricted Account. All such debits will be made on the Business Day that the Wells Fargo Fees are due without notice to either Secured Party or Customer. If there are not sufficient funds in the Restricted Account to cover fully the Wells Fargo Fees on the Business Day they are debited from the Restricted Account such shortfall or the amount of such Wells Fargo Fees will be paid by Customer sending Wells Fargo a check in the amount of such shortfall or such Wells Fargo Fees, without setoff or counterclaim, within fifteen (15) calendar days after demand of Wells Fargo. Wells Fargo may, in its discretion, change the Wells Fargo Fees upon thirty (30) calendar days prior written notice to Customer and each Secured Party.

10. ACCOUNT DOCUMENTATION. Each Secured Party and Customer agree that, except as specifically provided in this Agreement, the Restricted Account will be subject to, and Wells Fargo's operation of the Restricted Account will be in accordance with, the terms and provisions of Wells Fargo's separate deposit account agreement governing the Restricted Account ("ACCOUNT AGREEMENT"), a copy of which Customer and each Secured Party acknowledge having received.

11. SUPPORT SERVICES FOR WELLS FARGO. Customer and each Secured Party understand that some bank affiliates of Wells Fargo may provide support services in connection with the services to be provided by Wells Fargo under this Agreement. Customer and each Secured Party agree to, and authorize, the performance of such support services by such bank affiliates.

12. BANK STATEMENTS. Wells Fargo will, if such address is so indicated on the signature page of this Agreement, send to each Secured Party by United States mail, at the address indicated for such Secured Party after its signature to this Agreement, duplicate copies of all bank statements on the Restricted Account which are sent to Customer. Customer will have thirty (30) calendar days after its receipt of a bank statement and each Secured Party will have thirty
(30) calendar days after its receipt of a bank statement to notify Wells Fargo of an error in such statement, unless within such thirty (30) calendar days either Customer or such Secured Party learns that any such other party has notified Wells Fargo of such error. Wells Fargo's liability for such errors is limited as provided in Section 19 of this Agreement.

13. WAIVER OF SETOFF RIGHTS. Wells Fargo hereby waives any right it may now or hereafter have from time to time to apply any Account Funds against the payment of any indebtedness from time to time owing to Wells Fargo from Customer, except for debits to the Restricted Account permitted under this Agreement for the payment of Returned Item Amounts and Wells Fargo Fees.

14. BANKRUPTCY NOTICE. If Wells Fargo at any time receives notice of the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Customer (a "BANKRUPTCY NOTICE"), Wells Fargo will notify the other parties to this Agreement, other than Customer. In such circumstances Wells Fargo agrees to continue to comply with its obligations under this Agreement, except to the extent that any action required of Wells Fargo under this Agreement is prohibited under applicable bankruptcy laws or regulations or is stayed pursuant to the automatic stay imposed under the United States Bankruptcy Code or by order of any court or agency having jurisdiction over Customer or the Restricted Account.

15. CLAIMS, LEGAL PROCESS AND NOTICES. If Wells Fargo receives any claim, notice, legal process or court order relating to the Account Funds or the Restricted Account, Wells Fargo will notify each Secured Party and Customer of such receipt, unless Wells Fargo knows that such Secured Party, with respect to so notifying such Secured Party, or Customer, with respect to so notifying Customer, is already aware of such claim, notice, legal process or court order. Each Secured Party and Customer understand and agree that Wells Fargo will comply with any such legal process, legal notice or court order it receives if Wells Fargo determines in its sole discretion that such legal process, legal notice or court order is legally binding on it. If any claim or notice received by Wells Fargo is not legally binding on it, as determined in its sole discretion, Controlling Secured Party agrees to instruct Wells Fargo promptly by telephone, confirmed in writing, to comply or not comply with such claim or notice and Wells Fargo agrees to comply with such instructions if (a) such instructions are given promptly after Controlling Secured Party is notified of such claim or notice and (b) such instructions do not require Wells Fargo to violate any applicable law, regulation or court order. Each of Customer and other Secured Party hereby irrevocably agrees that Wells Fargo is to follow such instructions of Controlling Secured Party with respect to any such non-binding claim or notice even if such claim or notice is from Customer or other Secured Party. If Wells Fargo does not receive prompt instructions from Secured Party regarding compliance or non-compliance with any such non-binding claim or notice, Secured Party and Customer agree that Wells Fargo will not comply with such claim or notice.

16. INDEMNIFICATION FOR FOLLOWING INSTRUCTIONS. Each Secured Party and Customer each agree that, notwithstanding any other provision of this Agreement, Wells Fargo will not be liable to either Secured Party or Customer for any losses, liabilities, damages, claims (including, but not limited to, third party claims), demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys' fees, (collectively, "LOSSES AND LIABILITIES") suffered or incurred by such Secured Party or Customer as a result of or in connection with, (a) Wells Fargo complying with any binding legal process, legal notice or court order referred to in Section 15 of this

Agreement, (b) Wells Fargo following any instruction of Controlling Secured Party to comply or not comply with any non-binding claim or notice referred to in Section 15, (c) if no such instruction from Controlling Secured Party is promptly received, Wells Fargo not complying with any such non-binding claim or notice, (d) Wells Fargo following any other instruction or request of Controlling Secured Party, or (e) Wells Fargo complying with its obligations under this Agreement. Further, Customer will indemnify Wells Fargo against any Losses and Liabilities Wells Fargo may suffer or incur as a result of or in connection with any of the circumstances referred to in subsections (a) through
(e) in the preceding sentence.

17. NO REPRESENTATIONS OR WARRANTIES OF WELLS FARGO. Wells Fargo agrees to perform its obligations under this Agreement in a manner consistent with the quality provided when Wells Fargo performs similar services for its own account. However, Wells Fargo cannot be responsible for the errors, acts or omissions of others, such as communications carriers, correspondents or clearinghouses through which Wells Fargo may perform its obligations under this Agreement or receive or transmit information in performing its obligations under this Agreement. Each Secured Party and the Customer also understand that Wells Fargo cannot be responsible for any loss, liability or delay caused by wars, failures in communications networks, labor disputes, legal constraints, fires, power surges or failures, earthquakes, civil disturbances or other events beyond Wells Fargo's control. WELLS FARGO MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICE IT IS TO PERFORM UNDER THIS AGREEMENT OTHER THAN THOSE EXPRESSLY SPECIFIED IN THIS AGREEMENT.

18. LIMITATION OF LIABILITY. In the event that either Secured Party, the Customer or Wells Fargo suffers or incurs any Losses and Liabilities as a result of, or in connection with, its or any other party's performance or failure to perform its obligations under this Agreement, the affected parties shall negotiate in good faith in an effort to reach a mutually satisfactory allocation of such Losses and Liabilities, it being understood that Wells Fargo will not be responsible for any Losses and Liabilities due to any cause other than its own negligence, willful misconduct or breach of this Agreement, in which case its liability to each Secured Party and Customer shall, unless otherwise provided by any law which cannot be varied by contract, be limited to direct money damages in an amount not to exceed ten (10) times all the Wells Fargo Fees charged or incurred during the calendar month immediately preceding the calendar month in which such Losses and Liabilities occurred (or, if no Wells Fargo Fees were charged or incurred in the preceding month, the Wells Fargo Fees charged or incurred in the month in which the Losses and Liabilities occurred). Customer will indemnify Wells Fargo against all Losses and Liabilities suffered or incurred by Wells Fargo as a result of third party claims; provided, however, that to the extent such Losses and Liabilities are directly caused by Wells Fargo's negligence or breach of this Agreement such indemnity will only apply to those Losses and Liabilities which exceed the liability limitation specified in the preceding sentence. The limitation of Wells Fargo's liability and the indemnification by Customer set out above will not be applicable to the extent any Losses and Liabilities of any party to this Agreement are directly caused by Wells Fargo's gross negligence or willful misconduct. IN NO EVENT WILL WELLS FARGO BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO WELLS FARGO AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION, INCLUDING, BUT NOT LIMITED TO, ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH. Any action against Wells Fargo by Customer or either Secured Party under or related to this Agreement must be brought within twelve months after the cause of action accrues.

19. TERMINATION. This Agreement and the Service may be terminated by Controlling Secured Party or Wells Fargo at any time by either of them giving thirty (30) calendar days prior written notice of such termination to the other parties to this Agreement at their contact addresses specified after their signatures to this Agreement; provided, however, that this Agreement and the Service may be terminated (a) immediately upon written notice from Wells Fargo to Customer and each Secured Party should Controlling Secured Party fail to make any payment when due to Wells Fargo from Controlling Secured Party under the terms of this Agreement, and (b) ten (10) calendar days after each Secured Party and Customer receive written notice of such termination from Wells Fargo if Customer fails to pay any Wells Fargo Fees as provided in this Agreement; provided, further, however, that such termination will not occur if either Secured Party pays, within such ten (10) calendar days (but without either Secured Party being obligated to make such payment) all such unpaid fees up to the date the notice of termination was sent. Each Secured Party and Customer agree that the Restricted Account may be closed as provided in the Account Agreement. Customer's and each Secured Party's obligations, as provided in this Agreement, to report errors in funds transfers and bank statements and to pay the Wells Fargo Fees, as well as the indemnifications made, and the limitations on the liability of Well Fargo accepted, by Customer and such Secured Party under this Agreement will continue after the termination of this Agreement and/or the closure of the Restricted Account with respect to all the circumstances to which they are applicable existing or occurring before such termination or closure, and any liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such termination or closure will also survive such termination or closure; provided, however, that Customer's obligations of indemnity and reimbursement hereunder will end forty-five (45) calendar days after such termination and/or closure, except with respect to written claims made to such Secured Party prior to expiration of such forty-five (45) day period. Upon any termination of this Agreement and the Service or closure of the Restricted Account all collected balances in the Restricted Account on the date of such termination or closure will be transferred to Controlling Secured Party as requested by Controlling Secured Party in writing to Wells Fargo without further consent by Customer or other Secured Party.

20. MODIFICATIONS, AMENDMENTS, AND WAIVERS. This Agreement may not be modified or amended, or any provision thereof waived, except in a writing signed by all the parties to this Agreement; provided, however, that the Wells Fargo Fees may be changed after thirty (30) calendar days prior written notice to Customer and each Secured Party.

21. NOTICES. All notices from one party to another shall be in writing, or be made by a telecommunications device capable of creating a written record, shall be delivered to Customer, each/either Secured Party and/or Wells Fargo at their respective contact addresses specified after their respective signatures to this Agreement, or any other address of any party notified to each of the other parties in writing, and shall be effective upon receipt. Any notice sent by one party to this Agreement to another party shall also be sent to each other party to this Agreement, except to the extent specifically contemplated in the first sentence of Section 14 of this Agreement. Wells Fargo is authorized by Customer and each Secured Party to act on any instructions or notices received by Wells Fargo if (a) such instructions or notices purport to be made in the name of such Secured Party, (b) Wells Fargo reasonably believes that they are so made, and
(c) they do not conflict with the terms of this Agreement as such terms may be amended from time to time, unless such conflicting instructions or notices are supported by a court order.

22. SUCCESSORS AND ASSIGNS. Neither Customer nor either Secured Party may assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Wells Fargo, which consent will not be unreasonably withheld. Wells Fargo may not assign its rights or obligations under this Agreement to any person or entity without the prior written consent of each Secured Party, which consent will not be unreasonably withheld; provided, however, that no such consent will be required if the assignee is a bank affiliate of Wells Fargo, that affirms its obligations hereunder in writing to each Secured Party and Customer.

23. GOVERNING LAW. Customer and each Secured Party understand that Wells Fargo's provision of the Service under this Agreement is subject to federal laws and regulations. To the extent that such federal laws and regulations are not applicable, the rights and obligations of all the parties to this Agreement under this Agreement shall be governed by and be construed in accordance with the laws of the state in which the office of Wells Fargo that maintains the Restricted Account is located, without regard to conflicts of law principles.

24. SEVERABILITY. To the extent that this Agreement or the Service to be provided under this Agreement are inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, they will be deemed ineffective only to the extent of such prohibition or unenforceability and be deemed modified and applied in a manner consistent with such law or regulation. Any provision of this Agreement which is deemed unenforceable or invalid in any jurisdiction shall not effect the enforceability or validity of the remaining provisions of this Agreement or the same provision in any other jurisdiction.

25. USURY. It is never the intention of Wells Fargo to violate any applicable usury or interest rate laws. Wells Fargo does not agree to, or intend to contract for, charge, collect, take, reserve or receive (collectively, "charge or collect") any amount in the nature of interest or in the nature of a fee, penalty or other charge which would in any way or event cause Wells Fargo to charge or collect more than the maximum Wells Fargo would be permitted to charge or collect by any applicable federal or state law. Any such excess interest or unauthorized fee shall, notwithstanding anything stated to the contrary in this Agreement, be applied first to reduce the amount owed, if any, and then any excess amounts will be refunded.

26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

27. ENTIRE AGREEMENT. This Agreement, together with the Account Agreement, contains the entire and only agreement among all the parties to this Agreement and between Wells Fargo and Customer and Wells Fargo and each Secured Party with respect to (a) the Service, (b) the interest of such Secured Party and the Lenders in the Account Funds and the Restricted Account, and (c) Wells Fargo's obligations to such Secured Party and the Lenders in connection with the Account Funds and the Restricted Account.

     This Agreement has been signed by the duly authorized officers or representatives of Customer, each Secured Party and Wells Fargo on the date specified below.

                                          DATE: OCTOBER __, 2002

RESTRICTED ACCOUNT NUMBER:
                           -----------------------------

SENIOR SECURED PARTY ACCOUNT NUMBER:
                                      -----------------------------

BANK OF SENIOR SECURED PARTY ACCOUNT:
                                      -----------------------------

JUNIOR SECURED PARTY ACCOUNT NUMBER:
                                      -----------------------------

BANK OF JUNIOR SECURED PARTY ACCOUNT:
                                      -----------------------------

   X     EACH SECURED PARTY IS TO BE SENT DUPLICATE BANK STATEMENTS
-------



WELLS FARGO BANK, NATIONAL ASSOCIATION


By:
    --------------------------------------

    Name:
           -------------------------------

    Title:
            ------------------------------

ADDRESS FOR ALL NOTICES:

------------------------------------------

------------------------------------------



[RELEVANT GOLFSMITH CREDIT PARTY]
as Customer

By:
    --------------------------------------

    Name:
           -------------------------------

    Title:
            ------------------------------

ADDRESS FOR ALL NOTICES:

------------------------------------------

------------------------------------------

GENERAL ELECTRIC CAPITAL CORPORATION,
as Senior Secured Party

By:
    --------------------------------------

    Name:
           -------------------------------

    Title:
            ------------------------------

ADDRESS FOR ALL NOTICES:

------------------------------------------

------------------------------------------



U.S. BANK TRUST NATIONAL ASSOCIATION,
as Junior Secured Party

By:
    --------------------------------------

    Name:
           -------------------------------

    Title:
            ------------------------------

ADDRESS FOR ALL NOTICES:

------------------------------------------

------------------------------------------